EXHIBIT 2.1

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

PURCHASE AGREEMENT

by and among

SANTA FE NATURAL TOBACCO COMPANY, INC.,

R. J. REYNOLDS GLOBAL PRODUCTS, INC.,

R. J. REYNOLDS TOBACCO B.V.

JT INTERNATIONAL HOLDING BV

and

For purposes of Section 6.19 and Section 10.17,

REYNOLDS AMERICAN INC. and JAPAN TOBACCO INC.

Dated as of September 28, 2015

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

-i-

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

-ii-

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

-iii-

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

-iv-

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

TABLE OF CONTENTS

EXHIBITS

Exhibit A – Form of Brand and Product Integrity Agreement

Exhibit B – Form of Contract Manufacturing Agreement

Exhibit C – Form of Intellectual Property Transfer and License Agreement

Exhibit D – Form of Leaf Supply Agreement

Exhibit E – Form of Transition Services Agreement

Exhibit F – Form of Share Transfer Deed of SFR Tobacco International GmbH

Exhibit G – Form of Share Transfer Deed of Santa Fe Natural Tobacco Company: Germany GmbH

Exhibit H – Form of Share Transfer Deed of Santa Fe Natural Tobacco Company Italy S.r.l.

Exhibit I – Form of Share Transfer Agreement of Santa Fe Natural Tobacco Company Japan K.K.

Exhibit J – Form of Share Transfer Agreement of Santa Fe Natural Tobacco Company Belgium B.V.B.

Exhibit K – Form of Execution Date Press Release

SCHEDULES

Schedule A – Purchased IP

Schedule B – Core Brand Elements

Schedule C – Calculation of Net Working Capital

Schedule D – Retained Names and Marks

Disclosure Schedule

Section 2.3(b)(ix) – Manufacturing; Know-How

Section 2.3(c)(i) – Payment of Estimated Purchase Price

Section 2.6 – Allocation of the Aggregate Purchase Price

Section 3.5 – Ownership of Interests

Section 4.2 – Noncontravention

-v-

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

TABLE OF CONTENTS

Section 4.3 – Subsidiaries

Section 4.4 – Financial Information

Section 4.5 – No Undisclosed Liabilities

Section 4.6(b) – Sufficiency of Assets

Section 4.7 – Absence of Certain Changes

Section 4.8 – Litigation

Section 4.9(a) – Compliance with Applicable Laws; Permits

Section 4.10 – Tax Matters

Section 4.12 – Intellectual Property

Section 4.15(a) – Material Contracts

Section 4.16 – Employee Matters

Section 4.17(b) – Labor Matters

Section 4.18 – Insurance

Section 4.19 – Intercompany Agreements

Section 4.22 – Product Recalls; Other Market Withdrawals

Section 6.1(b) – Conduct of the Business

Section 6.10(d)(i) – 2015 Bonuses

Section 6.10(i) – Expatriate Agreements

Section 6.16 – Replacement Credit Support

Section 7.1(b) – Antitrust Consents

-vi-

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

PURCHASE AGREEMENT

This PURCHASE AGREEMENT, dated as of September 28, 2015, is by and among Santa Fe Natural Tobacco Company, Inc., a New Mexico corporation (“SFNTC”); R. J. Reynolds Global Products, Inc., a Delaware corporation (“Seller GP”); R. J. Reynolds Tobacco B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (“Seller BV,” and collectively with SFNTC and Seller GP, the “Sellers” and, each individually, a “Seller”); JT International Holding BV, a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (“Buyer”); and, for purposes of Section 6.19 and Section 10.17, Reynolds American Inc., a North Carolina corporation (“RAI”), and Japan Tobacco Inc., a Japanese corporation (kabushiki kaisha) (“JT”). Sellers and Buyer, and, for purposes of Section 6.19 and Section 10.17, RAI and JT, are referred to collectively herein as the “Parties.”

RECITALS

A. SFNTC owns: (i) the Purchased IP; and (ii) all of the issued and outstanding equity interests in Santa Fe Natural Tobacco Company: Germany GmbH (“SFNTC Germany”).

B. Seller GP owns all of the issued and outstanding equity interests of: (i) Santa Fe Natural Tobacco Company Japan K.K. (“SFNTC Japan”); and (ii) Santa Fe Natural Tobacco Company Italy S.r.l. (“SFNTC Italy”).

C. Seller BV owns: (i) all of the issued and outstanding equity interests of SFR Tobacco International GmbH (“SFRTI Holdings”); and (ii) one issued and outstanding share of Santa Fe Natural Tobacco Company Belgium BVBA (“SFNTC Belgium”).

D. SFRTI Holdings owns: (i) 99 of the issued and outstanding shares of SFNTC Belgium (which together with the one share owned by Seller BV constitutes the entire issued and outstanding share capital of SFNTC Belgium); and (ii) all of the issued and outstanding equity interests of: (A) Santa Fe Natural Tobacco Company UK Limited (“SFNTC UK”); (B) Santa Fe Natural Tobacco Company France SAS (“SFNTC France”); (C) Santa Fe Natural Tobacco Company Spain S.R.L. (“SFNTC Spain”); and (D) Santa Fe Natural Tobacco Company the Netherlands B.V. (“SFNTC Netherlands,” and collectively with SFNTC Belgium, SFNTC UK, SFNTC France, SFNTC Spain, SFRTI Holdings, SFNTC Germany, SFNTC Japan and SFNTC Italy, the “Acquired Companies” and, each individually, an “Acquired Company”).

E. The Acquired Companies collectively operate the business of the development, design, manufacture, packaging, labeling and/or production of tobacco and tobacco-related products for delivery, sale, resale, distribution, marketing and/or promotion under the brand known as Natural American Spirit outside the United States (the “Business”).

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

F. The assets of the Acquired Companies, together with the Purchased IP and the Licensed Shared IP, represent all of the assets exclusively used to conduct the Business as conducted as of the date of this Agreement.

G. Sellers wish to transfer to Buyer, and Buyer wishes to assume and acquire, or cause one or more Designated Buyers to assume and acquire, from Sellers, all of Sellers’ interests in the issued and outstanding equity interests of the Acquired Companies and Sellers’ rights to the Purchased IP.

H. The Parties desire to make certain representations, warranties and covenants in respect of, and also to provide certain conditions to the consummation of, the Transactions.

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings:

“2015 Bonuses” has the meaning ascribed to such term in Section 6.10(d)(i).

“2016 Bonuses” has the meaning ascribed to such term in Section 6.10(d)(ii).

“2016 LTIP Awards” has the meaning ascribed to such term in Section 6.10(e)(ii).

“Accounting Firm” has the meaning ascribed to such term in Section 2.4(c).

“Acquired Company” has the meaning ascribed to such term in the Recitals.

“Action” means any criminal, civil, judicial, administrative or regulatory proceeding, claim, action, charge, complaint, material grievance, arbitration, investigation, inquiry, suit or other proceeding, at law or in equity, brought by any Person before a Governmental Authority or arbitrator.

“Affiliate” means, when used with respect to a specified Person, another Person that either directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or otherwise, and shall be construed in accordance with the rules promulgated under the Securities Act. Notwithstanding anything herein to the contrary, none of British American Tobacco p.l.c. or any of its Affiliates or Subsidiaries will be considered an Affiliate of any Seller or any of their Affiliates or Subsidiaries, and no Seller nor any of its Affiliates or Subsidiaries will be considered an Affiliate of any of the foregoing.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

“Agreement” means this Purchase Agreement, including all Exhibits and Schedules hereto (including the Disclosure Schedule), as the same may be amended, modified or supplemented from time to time in accordance with its terms.

“Anti-Bribery Law” means (i) the US Foreign Corrupt Practices Act of 1977, (ii) the UK Bribery Act 2010 and (iii) any other Law of any jurisdiction that relates to bribery or corruption

“Antitrust Approvals” has the meaning ascribed to such term in Section 7.1(b).

“Antitrust Laws” means any Law of any jurisdiction (including without limitation any antitrust, competition or trade regulation Laws) that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition.

“Bankruptcy and Equity Exception” means (a) applicable bankruptcy, insolvency, reorganization, moratorium, and any other Laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally, and (b) the exercise of judicial or administrative discretion in accordance with general equitable principles.

“Basket” means $20,000,000.

“Brand and Product Integrity Agreement” means the brand and product integrity agreement to be entered into between SFNTC and Buyer at the Closing substantially in the form set out in Exhibit A.

“Business” has the meaning ascribed to such term in the Recitals.

“Business Day” means any day other than (a) a Saturday or a Sunday or (b) any other day on which banks in New York City, New York, Tokyo, Japan or Geneva, Switzerland are authorized or required to close by applicable Law.

“Business Employee” has the meaning ascribed to such term in Section 4.16(a).

“Business Employee Plan” has the meaning ascribed to such term in Section 4.16(a).

“Business Financial Information” has the meaning ascribed to such term in Section 4.4.

“Business IP” means the Owned IP, the Purchased IP, the Licensed Shared IP and all other Intellectual Property that is, or has in the two years before the date of this Agreement been, used in the Business.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

“Buyer” has the meaning ascribed to such term in the preamble to this Agreement.

“Buyer Group Member” has the meaning ascribed to such term in Section 10.16(a).

“Buyer Indemnitees” has the meaning ascribed to such term in Section 9.1.

“Buyer Material Adverse Effect” means any change, effect, event, circumstance, development or occurrence that, individually or in the aggregate with all other changes, effects, events, circumstances, developments or occurrences, would prevent or materially impair, or would reasonably be expected to prevent or materially impair, the ability of Buyer to perform its obligations under this Agreement or consummate the Transactions.

“Buyer Parties” has the meaning ascribed to such term in Section 8.2(b)(ii).

“Cap” means $150,000,000.

“Cash and Cash Equivalents” means the sum of the fair market value (expressed in United States dollars) of all cash and cash equivalents of any kind in accordance with GAAP (including bank account balances (net of outstanding checks), marketable securities and short term investments) and certificates of deposit of the Acquired Companies with a remaining duration of less than 90 days.

“Closing” has the meaning ascribed to such term in Section 2.2.

“Closing Date” has the meaning ascribed to such term in Section 2.2.

“Code” means the United States Internal Revenue Code of 1986.

“Confidentiality Agreements” means (a) the confidentiality agreement, dated March 2, 2015, between JT International SA and RAI and (b) the clean team agreement, dated August 10, 2015, between JT International SA and RAI.

“Consents” means any approval, consent, ratification, permission, waiver or authorization.

“Continuing Employee” has the meaning ascribed to such term in Section 6.10(a).

“Contract” means, with respect to any Person, any legally binding agreement, instrument, commitment, mortgage, note, understanding, document, lease or other arrangement (in each case, including any extension, renewal, amendment or other modification thereof), to which such Person is a party or by which such Person is, or such Person’s assets are, bound or to which the such Person has any right or interest.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

“Contract Manufacturing Agreement” means the contract manufacturing agreement to be entered into between SFNTC and SFRTI Holdings at the Closing substantially in the form set out in Exhibit B.

“Core Brand Element” means each of (a) the Trademark NATURAL AMERICAN SPIRIT and (b) the Trademarks set forth in Schedule B.

“Data Room” means all information made available to Buyer and its Representatives on or prior to the date of this Agreement, comprised in the electronic data room maintained by Sellers for purposes of the Transactions.

“Debt” means, without duplication, the outstanding principal amount of, all accrued and unpaid interest on and other payment obligations (including any premiums, termination fees, expenses or breakage costs due upon prepayment of or payable in connection with this Agreement or the consummation of the Transactions) in respect of, (a) any indebtedness for borrowed money of any Acquired Company, whether or not recourse to such Acquired Company, other than any such indebtedness of an Acquired Company owed to another Acquired Company, (b) any obligation of any Acquired Company evidenced by bonds, debentures, notes or other similar instruments, (c) any lease obligation of any Acquired Company required to be classified as a capitalized lease obligation under GAAP, (d) any obligation of any other Person (other than an Acquired Company) the payment of which any Acquired Company has guaranteed or for which any Acquired Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, (e) any Liability in connection with any letter of credit (to the extent drawn), bankers acceptance or similar credit transaction entered into by or on behalf of an Acquired Company, (f) any net cash payment obligations of an Acquired Company under interest rate cap contracts, foreign currency exchange contracts and other hedging or similar contracts that will be payable upon termination thereof (assuming they were terminated (by the Acquired Company as the defaulting party) on the date of determination), and (g) to the extent not included in any of the foregoing, any financing of accounts receivable or inventory of any Acquired Company.

“Designated Buyer” has the meaning ascribed to such term in Section 10.2.

“Disclosure Schedule” means the disclosure schedule delivered by Seller to Buyer contemporaneously with the execution of this Agreement.

“Disputed Purchase Price Items” has the meaning ascribed to such term in Section 2.4(c).

“Environment” means all or any of the following media: air; surface water; ground water; or land.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

“Environmental Laws” means all Laws currently in effect relating to (a) the pollution or protection of the Environment or (b) the generation, manufacture, processing, use, handling, treatment, storage, disposal, release, distribution and transportation of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Estimated Purchase Price” means (a) $5,000,000,000, plus (b) Sellers’s estimate of the Net Working Capital Adjustment (which may be a negative number if the calculation results in a negative number under clause (b) of the definition of “Net Working Capital Adjustment”) as set forth in the Estimated Purchase Price Statement (prepared in accordance with Section 2.3), plus (c) Sellers’s estimate of the amount of Cash and Cash Equivalents as set forth in the Estimated Purchase Price Statement (prepared in accordance with Section 2.3), and minus (d) Sellers’s estimate of the amount of Debt as set forth in the Estimated Purchase Price Statement (prepared in accordance with Section 2.3).

“Estimated Purchase Price Statement” has the meaning ascribed to such term in Section 2.3(a).

“Existing Stock” has the meaning ascribed to such term in Section 6.5(c).

“Expatriate Employee” has the meaning ascribed to such term in Section 6.10(i).

“Expatriate Package” has the meaning ascribed to such term in Section 6.10(i).

“Freshfields” has the meaning ascribed to such term in Section 10.16(b).

“Fundamental Representations” has the meaning ascribed to such term in Section 9.3(a).

“GAAP” means United States generally accepted accounting principles consistently applied by Parent and its Subsidiaries (including the Acquired Companies) in their books and records throughout the periods involved.

“Game Changer Awards” has the meaning ascribed to such term in Section 6.10(e)(iii).

“Governing Documents” means, with respect to any Person who is not a natural Person, the certificate or articles of incorporation, bylaws, deed of trust, formation or governing agreement and other charter documents or organizational or governing documents or instruments of such Person.

“Governmental Authority” means any national, supra-national, federal, state, provincial, county, municipal or local government or governing body, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any court, tribunal, arbitrator, arbitration panel, entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

“Guaranteed Buyer Obligations” has the meaning ascribed to such term in Section 10.17(b)(i).

“Guaranteed Seller Obligations” has the meaning ascribed to such term in Section 10.17(a)(i).

“Hazardous Materials” means any material or substance, including waste, but not including any material or substance included in a NAS Product which, alone or in combination with other substances, causes or may cause harm or damage to the Environment.

“Indemnitee” has the meaning ascribed to such term in Section 9.4.

“Indemnitor” has the meaning ascribed to such term in Section 9.4.

“Intellectual Property” means: (a) patents, utility models and rights in inventions, (b) trademarks, service marks, rights in logos, trade names, rights in each of get-up and trade dress, rights to sue for passing off (including trademark-related goodwill), rights to sue for unfair competition, and domain names (“Trademarks”), (c) copyright, moral rights, database rights and rights in designs, (d) rights in each of know-how, confidential information and trade secrets (“Know-How”), and (e) any other intellectual property rights, in each case: (i) anywhere in the world, (ii) whether unregistered or registered (including all applications, rights to apply and rights to claim priority), and (iii) including all divisionals, continuations, continuations-in-part, reissues, extensions, re-examinations and renewals.

“Intellectual Property Transfer and License Agreement” means the assignment and license agreement in respect of the Purchased IP and the Licensed Shared IP to be entered into between SFNTC and Buyer at the Closing substantially in the form set out in Exhibit C.

“Intercompany Agreements” has the meaning ascribed to such term in Section 4.19.

“Interests” means the issued and outstanding equity interests of SFNTC Germany, SFNTC Japan, SFNTC Italy, SFRTI Holdings and one issued and outstanding share of SFNTC Belgium held by Seller BV.

“IP Title Representations” means the representations and warranties of Sellers contained in the second and third sentences of Section 4.12(a).

“IT System” means the material information and communications technologies used by the Business.

“JT” has the meaning ascribed to such term in the preamble to this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

“JT Restricted Business” has the meaning ascribed to such term in Section 6.19(b).

“Know How” has the meaning ascribed to such term in the definition of Intellectual Property.

“Knowledge” means the actual (but not constructive or imputed) knowledge as of the date of this Agreement (or, with respect to a certificate delivered pursuant to this Agreement, as of the date of delivery of such certificate) without any implication of verification or investigation concerning such knowledge, of (a) William Morachnick, Tomas Lenk, Alexander Zinser, Annette Roodhart and Mark Peters, with respect to Sellers, and (b) Martin-Ralph Frauendorfer, with respect to Buyer.

“Laws” means all applicable federal, state, local and foreign laws, statutes, constitutions, rules, regulations, ordinances, directives, executive orders or edicts by a Governmental Authority and similar provisions having the force of law and all Orders.

“Leaf Supply Agreement” means the leaf supply agreement to be entered into among Sellers and Buyer at the Closing substantially in the form set out in Exhibit D.

“Leases” has the meaning ascribed to such term in Section 4.11.

“Liability” means any liability, expense, commitment, costs or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

“Licensed Shared IP” means, in each case other than the Purchased IP and any Trademarks, (a) all Intellectual Property owned by a Seller Group Entity as of the Closing in respect of the Manufacturing Know-How, and (b) except as set forth in clause (a), all other Intellectual Property owned by a Seller Group Entity as of the Closing to the extent that (i) it is or has, in the two years before the date of this Agreement, been used in the Business and (ii) it is not and has not been used by a Seller Group Entity in any business other than the Business or the US Business; provided, however, that in no event will Licensed Shared IP include any Know-How, information, materials or data that was known to Buyer as of the Closing Date, other than under an obligation of confidentiality.

“Lien” means any mortgage, pledge, lien, encumbrance, restriction, option, charge or other security interest.

“Loss” has the meaning ascribed to such term in Section 9.1.

“LTIP Awards” has the meaning ascribed to such term in Section 6.10(e)(i).

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

“Manufacturing Know-How” means all information, documentation, data or Know-How used in the Business in the two years before the date of this Agreement to manufacture NAS Products or the packaging for NAS Products including product specifications, manufacturing specifications, packaging specifications, recipes, blend composition and other ingredient specifications, training manuals and other training materials; provided, however, that in no event will Manufacturing Know-How include any Know-How, information, materials or data that was known to Buyer as of the Closing Date, other than under an obligation of confidentiality.

“Material Adverse Effect” means any change, effect, event, circumstance, development or occurrence that, individually or in the aggregate with all other changes, effects, events, circumstances, developments or occurrences, (a) has had or would reasonably be expected to have a material adverse effect on the Acquired Companies or the Business (taking the Acquired Companies and the Business together as a whole), or (b) would prevent or materially impair, or would reasonably be expected to prevent or materially impair, the ability of Sellers to perform their obligations under this Agreement or consummate the Transactions; provided that with respect to clause (a), in no event will any effect resulting or arising from or relating to any of the following matters be considered, either alone or in combination, to constitute or contribute to a Material Adverse Effect: (i) changes in economic or political conditions or the financing, banking, currency or capital markets in general, including with respect to interest rates or currency exchange rates; (ii) changes in Laws or changes in accounting requirements or principles (or interpretation or enforcement thereof); (iii) changes affecting the tobacco and cigarette industries or the markets or geographical areas in which the Business is operated; (iv) the negotiation, announcement, execution, pendency or performance of the Transaction Documents or the consummation of the Transactions; (v) conduct by any Seller or Acquired Company, including any action taken to obtain the Antitrust Approvals, for which Buyer gave its prior written consent; (vi) any natural disaster or any conditions resulting from natural disasters; (vii) acts of terrorism, sabotage, military action, armed hostilities or war (whether or not declared) or any outbreak, escalation or worsening thereof; or (viii) the failure, in and of itself, of the Business to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of this Agreement (it being agreed and understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been, or is reasonably expected to be, a “Material Adverse Effect”); provided, however, that changes, effects, events or occurrences referred to in subclauses (i), (ii), (iii), (vi) or (vii) will be considered in determining whether there has been, or is reasonably expected to be, a “Material Adverse Effect” to the extent that such changes have a disproportionate impact on the Acquired Companies or the Business (taking the Acquired Companies and the Business together as a whole), as compared to other participants in the industry (in which case the incremental disproportionate impact or impacts shall be taken into account in determining whether there has been, or is reasonably expected to be, a “Material Adverse Effect”).

“Material Contract” has the meaning ascribed to such term in Section 4.15(a).

“Minimum Claim Amount” has the meaning ascribed to such term in Section 9.3(b).

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

“NAS Products” means tobacco products sold under the brand known as Natural American Spirit outside the United States.

“Net Working Capital” means the combined net book value of (a) the line items of current assets (other than (i) Cash and Cash Equivalents and (ii) deferred income Tax assets) of the Acquired Companies set forth on Schedule C, minus (b) the line items of current liabilities (other than (i) Liabilities included in the calculation of Debt and (ii) deferred income Tax Liabilities) of the Acquired Companies set forth on Schedule C, in each case, without duplication, as of the Closing and as determined in accordance with GAAP and otherwise as determined in accordance with the accounting principles, methodologies, procedures and classifications set forth in Schedule C.

“Net Working Capital Adjustment” means (a) the amount by which the Net Working Capital exceeds $62,500,000 or (b) the amount by which Net Working Capital is less than $62,500,000, provided that any amount which is calculated pursuant to clause (b) above shall be deemed to be a negative number.

“Non-Confidential Information” means any Know-How, information, materials or data that (a) was known to Buyer as of the Closing Date, other than under an obligation of confidentiality, (b) was generally available to tobacco manufacturers, to the public or was otherwise part of the public domain as of the Closing, (c) became generally available to tobacco manufacturers, to the public or otherwise became part of the public domain after the Closing Date other than through any act or omission of Buyer in breach of any Transaction Document, (d) was received by Buyer from a third Person (other than from a third Person reasonably believed by Buyer to be under an obligation of confidentiality) reasonably believed by Buyer to lawfully be in possession of such information, materials or data that was itself free from any restrictions on use or obligations of confidentiality with respect to such information, materials or data, or (e) was independently developed by Buyer, without reference or access to any Licensed Shared IP.

“Order” means any binding order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority or arbitrator.

“Outside Date” has the meaning set for in Section 8.1(b).

“Owned IP” means the Intellectual Property owned by the Acquired Companies other than any Retained Names and Marks.

“Packaging and Marketing IP” means all trademarks, service marks, rights in logos, trade names, rights in each of get-up and trade dress, rights to sue for passing off (including trademark-related goodwill), rights to sue for unfair competition, copyrights (other than in software) and rights in designs, in each case in any NAS Product packaging and marketing and promotional material, that are (a) owned by a Seller Group Entity as of the Closing (b) registered, applied for or subsisting outside of the United States, and (c) are, or have in the two years before the date of this Agreement been, used in the Business.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

“Parties” has the meaning ascribed to such term in the preamble to this Agreement.

“Permits” means licenses, franchises, permits, certificates, consents, orders, approvals and authorizations from Governmental Authorities.

“Permitted Liens” means any (a) mechanic’s, materialmen’s, laborer’s, workmen’s, repairmen’s, carrier’s and similar Liens, including all statutory Liens, arising or incurred in the ordinary course of business for amounts not delinquent, (b) Liens for Taxes, assessments and other governmental charges not yet due and payable or, if due, (i) not delinquent or (ii) being contested in good faith through appropriate proceedings, (c) purchase money Liens and Liens securing rental payments under capital lease arrangements, (d) pledges or deposits under workers’ compensation legislation, unemployment insurance Laws or similar Laws, (e) Liens specifically identified as such in the Business Financial Information, (f) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property, which are not materially violated by the current use or occupancy of such real property or the operation of the Acquired Companies thereon, (g) any Liens that are released or otherwise terminated at or prior to Closing without post-Closing liability attaching to any Acquired Company or the Business, (h) non-exclusive licenses of Intellectual Property (i) to the extent included in confidentiality or non-disclosure agreements or in Contracts with suppliers, manufacturers, distributors or other service providers entered into in the ordinary course of business or (ii) disclosed in Section 4.15(a)(ix) of the Disclosure Schedule and (i) as to any real property leased by an Acquired Company, Liens created, permitted or suffered by the fee owner thereof without, in any such case, the consent of, or action by, any Acquired Company, RAI or any Affiliate of RAI.

“Person” means an individual, partnership, limited liability partnership, corporation, limited liability company, association, joint stock company, trust, estate, joint venture, unincorporated organization, or Governmental Authority (or any department, agency, or political subdivision thereof).

“Pre-Closing Insurance” has the meaning ascribed to such term in Section 6.17.

“Proposed Final Purchase Price Statement” has the meaning ascribed to such term in Section 2.4(a).

“Proprietary Information” has the meaning ascribed to such term in Section 4.12(g).

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

“Purchase Price” means (a) $5,000,000,000, plus (b) the Net Working Capital Adjustment (which may be a negative number if the calculation results in a negative number under clause (b) of the definition of “Net Working Capital Adjustment”) as finally determined pursuant to Section 2.4, plus (c) the amount of Cash and Cash Equivalents as finally determined pursuant to Section 2.4, and minus (d) the amount of Debt as finally determined pursuant to Section 2.4.

“Purchase Price Allocation” has the meaning ascribed to such term in Section 2.6.

“Purchase Price Dispute Notice” has the meaning ascribed to such term in Section 2.4(c).

“Purchased Brand IP” means, other than the Intellectual Property set forth in Schedule A, (a) all registered Intellectual Property owned by a Seller Group Entity that is registered or applied for outside of the United States, in each case that comprises or contains a Core Brand Element, and (b) the Packaging and Marketing IP.

“Purchased IP” means the Intellectual Property set forth in Schedule A and the Purchased Brand IP.

“RAI” has the meaning ascribed to such term in the preamble to this Agreement.

“RAI Restricted Business” has the meaning ascribed to such term in Section 6.19(a).

“Representative” of a Person means the directors, managing directors, officers, employees, advisors, agents, consultants, attorneys, accountants, investment bankers or other representatives of such Person.

“Restricted Period” has the meaning ascribed to such term in Section 6.19(a).

“Restrictive Covenants” has the meaning ascribed to such term in Section 6.19(d).

“Retained Names and Marks” has the meaning ascribed to such term in Section 6.5(a).

“Securities Act” means the U.S. Securities Act of 1933.

“Seller BV” has the meaning ascribed to such term in the preamble to this Agreement.

“Seller GP” has the meaning ascribed to such term in the preamble to this Agreement.

“Seller Group Entity” means the Sellers and each of their Affiliates other than the Acquired Companies.

“Seller Group Member” has the meaning ascribed to such term in Section 10.16(a).

“Seller Indemnitees” has the meaning ascribed to such term in Section 9.2.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

“Sellers” has the meaning ascribed to such term in the preamble to this Agreement.

“SFNTC” has the meaning ascribed to such term in the preamble to this Agreement.

“SFNTC Belgium” has the meaning ascribed to such term in the Recitals.

“SFNTC France” has the meaning ascribed to such term in the Recitals.

“SFNTC Germany” has the meaning ascribed to such term in the Recitals.

“SFNTC Italy” has the meaning ascribed to such term in the Recitals.

“SFNTC Japan” has the meaning ascribed to such term in the Recitals.

“SFNTC Netherlands” has the meaning ascribed to such term in the Recitals.

“SFNTC Spain” has the meaning ascribed to such term in the Recitals.

“SFNTC UK” has the meaning ascribed to such term in the Recitals.

“SFRTI Holdings” has the meaning ascribed to such term in the Recitals.

“Share Transfer Agreement of SFNTC Japan” has the meaning ascribed to such term in Section 2.3(b)(iv).

“Share Transfer Agreement of One SFNTC Belgium Share” has the meaning ascribed to such term in Section 2.3(b)(v).

“Share Transfer Deed of SFRTI Holdings” has the meaning ascribed to such term in Section 2.3(b)(i).

“Share Transfer Deed of SFNTC Germany” has the meaning ascribed to such term in Section 2.3(b)(ii).

“Share Transfer Deed of SFNTC Italy” has the meaning ascribed to such term in Section 2.3(b)(iii).

“Spot Rate” has the meaning ascribed to such term in Section 10.10.

“Subsidiary” when used with respect to any Person, means any other Person of which (a) in the case of a corporation, at least (i) a majority of the equity and (ii) a majority of the voting interests are owned or controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries or (b) in the case of any Person other than a corporation, such first Person, one or more of its Subsidiaries, or such first Person and one or more of its Subsidiaries (i) owns a majority of the equity interests thereof and (ii) has the power to elect or direct the election of a majority of the members of the governing body thereof.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

“Tax” means any federal, state, local, or foreign tax, charge, duty, fee, levy or other assessment, in each case imposed by a Governmental Authority, including income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), contributions, unemployment, disability, real or personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, and including any interest, penalty, or addition thereto.

“Tax Authority” means any Governmental Authority responsible for the administration or the imposition of any Tax.

“Tax Claim” means any deficiency, audit or other Action with respect to Taxes that relates to any Acquired Company or the Purchased IP.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed with any Tax Authority.

“Termination Fee” has the meaning ascribed to such term in Section 8.2(b).

“Third Party Claim” has the meaning ascribed to such term in Section 9.5(a).

“Tier 1 Representations” means the representations and warranties of Sellers contained in Section 3.5, Section 4.3(a), Section 4.3(b)(ii), Section 4.3(b)(iii) and the IP Title Representations.

“Tier 2 Representations” means the representations and warranties of Sellers contained in Section 3.1, Section 3.2, Section 3.7, Section 4.1, Section 4.3(b)(i), Section 4.3(c) and Section 4.21.

“Tier 3 Representations” means all representations and warranties of Sellers contained in ARTICLE III and ARTICLE IV other than the Tier 1 Representations and the Tier 2 Representations.

“Tobacco Products” means (i) combustible tobacco cigarettes and (ii) “roll your own”/“make your own” tobacco products.

“Trademarks” has the meaning ascribed to such term in the definition of Intellectual Property.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

“Transaction Documents” means this Agreement, the Intellectual Property Transfer and License Agreement, the Leaf Supply Agreement, the Brand and Product Integrity Agreement, the Contract Manufacturing Agreement and the Transition Services Agreement and all other documents delivered or required to be delivered by any Party pursuant to this Agreement.

“Transaction Expenses” means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, advisors, experts and consultants to a Party and to its Affiliates) incurred in connection with or related to the authorization, preparation, negotiation, execution and performance of the Transaction Documents and the Transactions, as well as, in the case of expenses of Sellers and the Acquired Companies, any such expenses incurred in the pursuit or consideration of any alternative transaction (regardless of the form of any such alternative transaction) with respect to the Acquired Companies, the Purchased IP or the Business.

“Transactions” means the transactions contemplated by the Transaction Documents.

“Transfer Taxes” means all transfer or similar Taxes (excluding Taxes measured by net income or gain in lieu of such Taxes), including sales, real property, use, excise, stock transfer, stamp, documentary, filing, recording, registration, permit, license, authorization and similar Taxes, filing fees and similar charges, together with any interest, penalties or additions thereto.

“Transition Services Agreement” means the transition services agreement to be entered into among Sellers and Buyer at the Closing substantially in the form set out in Exhibit E.

“United States” means the United States of America, its territories, possessions and dependencies, including duty-free retail outlets located in the United States or any such territories, possession or dependencies, together with any U.S. military bases, wherever located.

“Unresolved Purchase Price Items” has the meaning ascribed to such term in Section 2.4(c).

“US Business” means the business of the development, design, manufacture, packaging, labeling and/or production of tobacco and tobacco-related products for delivery, sale, resale, distribution, marketing and/or promotion under the brand known as Natural American Spirit in the United States.

“Unrestricted Business” means the business of developing, designing, manufacturing, packaging, labeling, producing, distributing, selling, marketing and/or promoting medical devices, nicotine replacement therapy products, e-cigarettes, heat not burn products, vapor products, moist snuff, snus, cigars, cigarillos or any smokeless tobacco products.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Section 1.2 Interpretation. Unless the context requires otherwise, (a) all references to Sections, Articles, Exhibits or Schedules are to the Sections, Articles, Exhibits or Schedules of or to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP, (c) words in the singular include the plural and vice versa, (d) to the extent the term “day” or “days” is used, it will mean calendar days unless Business Days are specified and all references to times of the day are to New York time unless otherwise specified, (e) the pronoun “his” refers to the masculine, feminine and neuter, the words “herein,” “hereby,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, Article, or other subdivision, (f) the term “including” means “including without limitation,” (g) the term “or” will be disjunctive but not exclusive, (h) the term “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase will not mean simply “if,” (i) references to documents or other materials “delivered” or “made available” to Buyer or similar phrases shall mean that such documents or other materials were delivered to Buyer or its Representatives or were present in the Data Room, (j) any reference to any contract or Law is a reference to it as amended, modified and supplemented from time to time (and, in the case of a Law, to (i) any successor provision and (ii) the rules and regulations promulgated thereunder) and (k) the terms “in the ordinary course” and “in the ordinary course of business” shall be deemed to be followed by the words “consistent with past practice”. The table of contents and headings contained in this Agreement or in any Exhibit, Schedule or the Disclosure Schedule are for convenience of reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

PURCHASE AND SALE

Section 2.1 Purchase and Sale; Purchase Price. Upon the terms and subject to the conditions of this Agreement, in consideration of the payment of the Purchase Price, at the Closing (a) Buyer shall purchase from Sellers (or cause one or more Designated Buyers to purchase from Sellers), and Sellers shall transfer to Buyer (or one or more Designated Buyers), all of the Interests, free and clear of all Liens, except for any restrictions on sales or transfers of securities under applicable securities Laws, and (b) Buyer shall assume from the applicable Seller (or cause one or more Designated Buyers to assume from such Seller), and the applicable Seller shall assign to Buyer (or one of more Designated Buyers), all of such Seller’s rights, title and interest in, to and under the Purchased IP contemplated to be transferred pursuant to the Intellectual Property Transfer and License Agreement.

Section 2.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in ARTICLE VII, the closing of the transactions contemplated by this Agreement (the “Closing”) and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Jones Day, 222 East 41st Street, New York, New York 10017, at 10:00 a.m., Eastern time, on the fifth Business Day immediately following the day on which the last of the conditions set forth in ARTICLE VII (other than those conditions that by their nature are to be satisfied at the

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Closing, but subject to the satisfaction or waiver of those conditions at the Closing) are satisfied or waived in accordance with this Agreement, or at such other place and on such other date as the Parties shall otherwise agree; provided that if Sellers deliver a notice pursuant to Section 6.6(c) at any time following the tenth Business Day prior to the day on which the last of the conditions set forth in ARTICLE VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) are satisfied or waived in accordance with this Agreement, the Closing shall not occur until that tenth Business Day following the date of such notice (the date on which the Closing takes place, the “Closing Date”).

Section 2.3 Estimated Purchase Price; Closing Deliveries.

(a) No later than five Business Days prior to the Closing Date, Sellers shall deliver to Buyer a statement (the “Estimated Purchase Price Statement”) setting forth Sellers’ estimates of Cash and Cash Equivalents, Debt and Net Working Capital of the Acquired Companies, in each case, estimated as of the Closing Date, and the Estimated Purchase Price calculated therefrom, together with reasonable supporting detail, and based on the Acquired Companies’ books and records and other information then available, and together with wire transfer instructions for the payment of the Estimated Purchase Price. Sellers shall prepare the Estimated Purchase Price Statement in good faith in accordance with GAAP and Schedule C.

(b) At or prior to the Closing, Sellers will deliver or cause to be delivered to Buyer the following:

(i) (A) a deed evidencing the transfer of the Interests of SFRTI Holdings substantially in the form set out in Exhibit F (the “Share Transfer Deed of SFRTI Holdings”), duly executed by Seller BV, (B) a decision of the general meeting of the partners of SFRTI Holdings approving the transfer of the Interests of SFRTI Holdings to Buyer and (C) the share ledger of SFRTI Holdings showing Buyer as sole holder of the Interests of SFRTI Holdings;

(ii) a deed evidencing the transfer of the Interests of SFNTC Germany substantially in the form set out in Exhibit G (the “Share Transfer Deed of SFNTC Germany”), duly executed by SFNTC and notarized by a German notary public;

(iii) a deed evidencing the transfer of the Interests of SFNTC Italy substantially in the form set out in Exhibit H (the “Share Transfer Deed of SFNTC Italy”), duly executed by Seller GP and notarized by an Italian notary public;

(iv) (A) an agreement evidencing the transfer of the Interests of SFNTC Japan substantially in the form set out in Exhibit I (the “Share Transfer Agreement of SFNTC Japan”), duly executed by Seller GP, (B) a request form in the name of Seller GP in order to register Buyer as the holder of the Interests of SFNTC Japan on the shareholder register of SFNTC Japan, duly executed by Seller GP and (C) a certified copy of the minutes of the general meeting of shareholder of SFNTC Japan regarding approval of the transfer of the Interests of SFNTC Japan;

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(v) an agreement evidencing the transfer of one issued and outstanding share of SFNTC Belgium held by Seller BV substantially in the form set out in Exhibit J (the “Share Transfer Agreement of One SFNTC Belgium Share”), duly executed by Seller BV;

(vi) resignation letters or written declarations of resignation of the officers, directors and managing directors, as applicable, of the Acquired Companies from their offices at such Acquired Companies effective as of the Closing (other than those Persons identified by Buyer prior to Closing with respect to whom such resignation is not required);

(vii) the certificate referred to in Section 7.3(c);

(viii) each of the Intellectual Property Transfer and License Agreement, the Leaf Supply Agreement, the Brand and Product Integrity Agreement, the Contract Manufacturing Agreement and the Transition Services Agreement, duly executed by the applicable Seller; and

(ix) the items containing Manufacturing Know-How set forth on Section 2.3(b)(ix) of the Disclosure Schedule.

(c) At or prior to the Closing, Buyer will deliver or cause to be delivered the following:

(i) to each Seller, the portion of the Estimated Purchase Price set forth next to such Seller’s name on Section 2.3(c)(i) of the Disclosure Schedule, by wire transfer of immediately available funds pursuant to wire instructions provided by Sellers to Buyer pursuant to Section 2.3(a);

(ii) the Share Transfer Deed of SFRTI Holdings, duly executed by Buyer;

(iii) the Share Transfer Deed of SFNTC Germany, duly executed by Buyer and notarized by a German notary public;

(iv) the Share Transfer Deed of SFNTC Italy, duly executed by Buyer and notarized by an Italian notary public;

(v) (A) the Share Transfer Agreement of SFNTC Japan duly executed by Buyer and (B) a request form in the name of Seller GP in order to register Buyer as the holder of the Interests of SFNTC Japan on the shareholder register of SFNTC Japan, duly executed by Buyer;

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(vi) the Share Transfer Agreement of One SFNTC Belgium Share, duly executed by Buyer;

(vii) the certificate referred to in Section 7.2(c); and

(viii) each of the Intellectual Property Transfer and License Agreement, the Leaf Supply Agreement, the Brand and Product Integrity Agreement, the Contract Manufacturing Agreement and the Transition Services Agreement, duly executed by Buyer or Designated Buyer party thereto.

Section 2.4 Adjustment to Purchase Price.

(a) As soon as practicable, but in no event later than 90 days after the Closing Date, Buyer shall prepare and deliver to Sellers a statement (the “Proposed Final Purchase Price Statement”) setting forth Buyer’s proposed calculation of the Purchase Price and the components thereof, including (i) a proposed calculation of the actual Net Working Capital of the Acquired Companies as of the Closing and the related Net Working Capital Adjustment, (ii) a proposed calculation of the actual amount of Cash and Cash Equivalents of the Acquired Companies as of the Closing, and (iii) a proposed calculation of the actual amount of Debt of the Acquired Companies as of the Closing, and, in each case, the components thereof, together with reasonable supporting detail. Buyer shall prepare the Proposed Final Purchase Price Statement in good faith in accordance with GAAP and Schedule C and shall cause it to be in the same form and include the same line items as the Estimated Purchase Price Statement.

(b) During the 30-day period following Sellers’ receipt of the Proposed Final Purchase Price Statement, Sellers’ and their accountants and other Representatives shall be permitted reasonable access to review the books and records and other relevant information of the Acquired Companies during regular business hours and such other good faith, reasonable cooperation from Buyer and its personnel, accountants and advisors (including access to the personnel, accountants and advisors of Buyer and the Acquired Companies) as it may reasonably request to enable it to review and evaluate Buyer’s determination of the Proposed Final Purchase Price Statement; provided that such review and evaluation shall only be upon reasonable notice, in compliance with all applicable Laws, shall not unreasonably disrupt personnel and operations of the Business and shall be at Sellers’ sole cost and expense. Notwithstanding the foregoing, this Section 2.4(b) shall not require Buyer or any Acquired Company to disclose any information that in the reasonable, good faith judgment of Buyer would reasonably be expected to result in any violation of any Law to which Buyer or its Subsidiaries (including any Acquired Company) is subject to or cause any privilege (including attorney-client privilege) which Buyer or any of its Subsidiaries (including any Acquired Company) would be entitled to assert to be undermined with respect to such information and such undermining of such privilege would in Buyer’s good faith judgment (after consultation with outside counsel) adversely affect in any material respect Buyer’s position in any pending or, what Buyer believes in good faith (after consultation with outside counsel) would reasonably be expected to be, future litigation; provided that, in such

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

cases the Parties shall cooperate in seeking to find a way to allow disclosure of such information (including by entering into a joint-defense or similar agreement) to the extent doing so would not (in the good faith belief of Buyer) reasonably be likely to result in the violation of any such Law or reasonably be likely to cause such privilege to be undermined with respect to such information.

(c) If Sellers do not deliver a written notice of dispute setting forth in reasonable detail the items and amounts in dispute (a “Purchase Price Dispute Notice”) to Buyer within 30 days after receiving the Proposed Final Purchase Price Statement, the Parties agree that the Proposed Final Purchase Price Statement shall become final, binding and conclusive upon the Parties. If Sellers deliver a Purchase Price Dispute Notice to Buyer (the items and amounts in dispute, the “Disputed Purchase Price Items”) within such 30-day period, the Parties shall use their reasonable best efforts to resolve the Disputed Purchase Price Items during the 30-day period commencing on the date Buyer receives such Purchase Price Dispute Notice. If the Parties reach agreement with respect to any Disputed Purchase Price Items within such 30-day period, Buyer shall revise the Proposed Final Purchase Price Statement to reflect such agreement, which agreed items shall be final, binding and conclusive upon the Parties. If the Parties do not obtain a final written resolution of any Disputed Purchase Price Item within such 30-day period, then the unresolved Disputed Purchase Price Items (the “Unresolved Purchase Price Items”) shall be submitted immediately to an internationally recognized, independent accounting firm mutually agreed by the Parties (the “Accounting Firm”). The Accounting Firm, acting as expert and not as arbitrator, shall be directed to render a determination regarding the Unresolved Purchase Price Items within 30 days after referral of the matter to the Accounting Firm (or as soon as practicable thereafter) which determination must be in accordance with the terms of this Agreement and in writing and must set forth, in reasonable detail, the basis therefor. The determination of the Accounting Firm shall be final, conclusive and binding upon the Parties absent manifest error, and judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced.

(d) The Accounting Firm shall make a determination only with respect to the Unresolved Purchase Price Items, and in a manner consistent with this Section 2.4, and in no event shall the Accounting Firm’s determination of Unresolved Purchase Price Items be for an amount outside the range of disagreement among the Parties. Each Party shall use its reasonable best efforts to furnish to the Accounting Firm such work papers and other documents and information pertaining to the Unresolved Purchase Price Items as the Accounting Firm may request in connection with the performance of its work contemplated hereby. The fees and expenses of the Accounting Firm shall be borne in the same proportion as the aggregate dollar amount of the Unresolved Purchase Price Items that are unsuccessfully disputed by each party (as finally determined by the Accounting Firm) bears to the aggregate dollar amount of all of the Unresolved Purchase Price Items submitted to the Accounting Firm.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(e) Buyer shall revise the Proposed Final Purchase Price Statement to reflect the determination of the Accounting Firm pursuant to this Section 2.4. No later than five Business Days after the date on which the Purchase Price is finally determined pursuant to this Section 2.4:

(i) if the Purchase Price exceeds the Estimated Purchase Price, Buyer shall pay or cause to be paid to Sellers, by wire transfer of immediately available funds pursuant to wire instructions provided by Sellers to Buyer, an amount in cash equal to the amount by which the Purchase Price exceeds the Estimated Purchase Price; and

(ii) if the Estimated Purchase Price exceeds the Purchase Price, Sellers shall pay or cause to be paid to Buyer, by wire transfer of immediately available funds pursuant to wire instructions provided by Buyer to Sellers, an amount in cash equal to the amount by which the Estimated Purchase Price exceeds the Purchase Price.

(f) The measurement time for purposes of calculating an Acquired Company’s actual amount of Net Working Capital, Cash and Cash Equivalents and Debt as of the Closing in accordance with Section 2.4 shall be 12:01 A.M. on the Closing Date in the jurisdiction in which such Acquired Company is organized.

Section 2.5 Proceedings. Except as otherwise specifically provided for herein, all proceedings that will be taken and all documents that will be executed and delivered by the Parties on the Closing Date will be deemed to have been taken and executed simultaneously, and no proceeding will be deemed taken nor any document executed and delivered until all such proceedings have been taken, and all such documents have been executed and delivered.

Section 2.6 Allocation of the Aggregate Purchase Price. The Parties have agreed to the allocation of the Purchase Price among the Interests, the Purchased IP and among the other assets of the Acquired Companies as set forth in Section 2.6 of the Disclosure Schedule (the “Purchase Price Allocation”), provided, however, that in the event of any material changes in the balance sheets of the Acquired Companies between signing and Closing, the Parties will adjust the allocation of the Purchase Price to the Interests to the extent necessary to account for such changes (but in the event of any such material change, in no event will the Purchase Price allocated to particular Interests be less than the net book value of such Interests on the Closing Date). Each Party will: (a) be bound by the Purchase Price Allocation for purposes of determining any Taxes; (b) prepare and file, and cause its Affiliates to prepare and file, its Tax Returns on a basis consistent with the Purchase Price Allocation; and (c) take no position, and cause its Affiliates to take no position, inconsistent with the Purchase Price Allocation on any applicable Tax Return or in any Action before any Tax Authority or otherwise. In the event that the Purchase Price Allocation is disputed by any Tax Authority, the Party receiving notice of the dispute shall promptly notify the other Parties, and each Party agrees to use its reasonable best efforts to defend such Purchase Price Allocation in any audit or similar Action.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REGARDING SELLERS

Except as set forth in the Disclosure Schedule, each Seller severally, and not jointly, represents and warrants to Buyer as follows:

Section 3.1 Organization. Such Seller is validly organized and existing under the laws of its respective jurisdiction of organization or formation. Such Seller is in good standing under the laws of its respective jurisdiction of organization or formation (to the extent such concept is known or acknowledged in the relevant jurisdiction), except where the failure to be in good standing would not prevent or materially impair the ability of such Seller to perform its obligations under this Agreement or consummate the Transactions.

Section 3.2 Authorization. Such Seller has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by such Seller of this Agreement and the other Transaction Documents to which it is party and the consummation of the Transactions have been duly authorized by all necessary action on the part of such Seller. This Agreement has been, and at the Closing, each other Transaction Document to which such Seller is a party will be, duly executed and delivered by such Seller and, assuming this Agreement, and at the Closing, assuming each other Transaction Document to which such Seller is a party, constitutes a legal, valid and binding obligation of the other applicable parties thereto, this Agreement constitutes, and at the Closing each other Transaction Document will constitute, a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 3.3 Noncontravention. Neither the execution and delivery of this Agreement by such Seller, nor the consummation by such Seller of the Transactions will (a) conflict with any provision of the Governing Documents of such Seller, (b) result in any material breach of, or constitute a material default (or event that, with the giving of notice or lapse of time, or both, would become a material default) under, or give to any Person any rights of termination, cancellation or acceleration of any obligation pursuant to a material Contract to which such Seller is a party or (c) subject to the Consents specified in Section 3.4, violate in any material respect any Law to which such Seller is subject.

Section 3.4 Government Authorizations. Except for (a) required filings under any applicable Antitrust Law, (b) the applicable requirements of the Securities Exchange Act of 1934 and other applicable federal securities Laws, (c) Consents that, if not obtained, would not be material to an Acquired Company or to the Business (taking the Acquired Companies and the Business together as a whole), and (d) Consents not required to be made until after the Closing, no Consent of, with or to any Governmental Authority is required to be obtained or made by or

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

with respect to such Seller or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the other Transaction Documents to which it is party by such Seller or the consummation by such Seller of the Transactions, other than any such requirement that is applicable as a result of the identity, status or nationality of Buyer or as a result of any other facts that specifically relate to the business or activities in which Buyer is or proposes to be engaged, other than the Business as conducted as of the date of this Agreement.

Section 3.5 Ownership of Interests. Such Seller is the sole and exclusive holder of record and beneficial owner of the Interests set forth across from such Seller on Section 3.5 of the Disclosure Schedule. At the Closing, such Seller shall transfer to Buyer title to such Interests set forth across from each such Seller on Section 3.5 of the Disclosure Schedule, free and clear of all Liens, except for any restrictions on sales of securities under applicable securities Laws. The Interests represent all of the issued and outstanding equity interests in SFNTC Germany, SFNTC Japan, SFNTC Italy and SFRTI Holdings, and one issued and outstanding share of SFNTC Belgium, which one share is held by Seller BV.

Section 3.6 Litigation. There are no Actions pending or, to the Knowledge of such Seller, threatened, against such Seller which are material to such Seller’s ability to perform its obligations under this Agreement or consummate the Transactions, and there are no outstanding Orders to which such Seller is a party or by which it is bound that are material to such Seller’s ability to perform its obligations under this Agreement or consummate the Transactions.

Section 3.7 Brokers’ Fees. Neither such Seller nor any of its Affiliates has entered into any Contract which may result in the obligation of an Acquired Company or Buyer or any of its Affiliates to pay any fees or commissions to any broker or finder as a result of the execution and delivery of this Agreement or the consummation of the Transactions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING THE BUSINESS

Except as set forth in the Disclosure Schedule, each Seller represents and warrants to Buyer, severally and not jointly solely as to itself, as to the Acquired Companies that are its Subsidiaries and, with respect to SFNTC, as to the Purchased IP, as follows:

Section 4.1 Organization of the Acquired Companies. Each Acquired Company is duly organized, validly existing and in good standing (to the extent such concept is known or acknowledged in the relevant jurisdiction) under the Laws of its respective jurisdiction and has all requisite power and authority to carry on its business as it is currently conducted and to own, lease and operate its properties where such properties are now owned, leased or operated. Each Acquired Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so qualified or licensed or in good standing would not have a Material Adverse Effect.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Section 4.2 Noncontravention. Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the Transactions will (a) conflict with any provision of the Governing Documents of any Acquired Company, (b) except as set forth in Section 4.2 of the Disclosure Schedule, result in any material breach of, or constitute a material default (or event that, with the giving of notice or lapse of time, or both, would become a material default) under, or give to any Person any rights of termination, cancellation or acceleration of any obligation pursuant to a Material Contract or otherwise result in the creation of any Lien (other than a Permitted Lien) on any of the assets of the Business, or (c) subject to the Consents of Governmental Authorities described in Section 3.4, violate any Law in any material respect to which any Acquired Company or any Purchased IP is subject.

Section 4.3 Subsidiaries.

(a) Section 4.3(a) of the Disclosure Schedule sets forth the name and jurisdiction of organization of each Subsidiary of SFRTI Holdings. SFRTI Holdings is the sole holder of record and beneficial owner of all the equity interests of each such Subsidiary, free and clear of all Liens, except (i) as may be set forth in the Governing Documents of such Subsidiary or (ii) for any restrictions on sales of securities under applicable securities Laws.

(b) Except for the Subsidiaries set forth on Section 4.3(a) of the Disclosure Schedule, (i) no Acquired Company has equity investments (whether through acquisition of an equity interest or otherwise) in any other Person, (ii) no third Person has any rights pursuant to any shareholder agreements, voting trusts, proxies or other agreements with respect to the purchase, sale or voting of the capital stock or stock rights of any Acquired Company, and (iii) there is no existing option, warrant, convertible or exchangeable security or other right requiring, or Contract to which any Acquired Company is a party requiring, and there are no convertible securities of an Acquired Company outstanding which upon conversion or exchange would require, the issuance of any shares of capital stock or other equity interests in any Acquired Company or other securities convertible into shares of capital stock or other equity interests of an Acquired Company, and there are no outstanding or authorized equity appreciation, phantom unit, profit participation or similar rights of any Acquired Company.

(c) Except as set forth on Section 4.3(c) of the Disclosure Schedule, the operations of the Business are conducted solely by the Acquired Companies and not through any other Person. The Acquired Companies do not conduct any business activities other than the Business.

Section 4.4 Financial Information. The statutory financial statements prepared in respect of each Acquired Company have been prepared in all material respects in compliance with applicable Law. The historical financial information identified as such in the document titled “Business Overview–May 2015” set forth in Section 4.4 of the Disclosure Schedule (such

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

information, the “Business Financial Information”) (a) has been prepared from, and can be reconciled with, the books and records of the Acquired Companies that are those regularly maintained to assist in the preparation of the audited financial statements of RAI, (b) was prepared in good faith in accordance with the historical accounting methods and policies of RAI, applied on a consistent basis during the periods involved, (c) fairly presents, in all material respects, as applicable, the brand contribution of the Business, in the case of the unaudited summary combined brand contribution included in the Business Financial Information, and the Business generally at their respective dates and for the periods covered by such statements, (d) is not materially inaccurate or misleading taken as a whole and (e) reflects accurately all material costs and expenses of the Business as if it were independent and not affiliated with Sellers, RAI or any other Person. Each Acquired Company maintains books, records, and accounts that, in reasonable detail, accurately and fairly reflect in all material respects all of its transactions and dispositions of assets, and maintains a system of internal accounting controls sufficient to provide reasonable assurances that its transactions are executed and access to its assets is permitted only in accordance with its management’s authorization.

Section 4.5 No Undisclosed Liabilities. Except (a) as specifically identified in the Business Financial Information, (b) for Liabilities incurred in the ordinary course of business since December 31, 2014, and (c) for Liabilities incurred in connection with this Agreement, no Acquired Company has any Liabilities of a kind required by GAAP to be reflected or reserved against in a balance sheet of such Acquired Company (or the notes thereto), other than any such Liabilities that are immaterial in nature or amount to the Acquired Companies or the Business (taking the Acquired Companies and the Business together as a whole).

Section 4.6 Sufficiency and Title to Tangible Assets.

(a) The material tangible assets of the Acquired Companies are structurally sound, in operating condition, and adequate for the uses to which they are currently being put, in each case, subject to ordinary wear and tear.

(b) Except as set forth on Section 4.6(b) of the Disclosure Schedule and except for the Retained Names and Marks and the Intercompany Agreements to be terminated pursuant to this Agreement, the assets of the Acquired Companies will, together with the Purchased IP and Buyer’s rights under the Transaction Documents, constitute all of the assets, properties, rights and interests necessary for Buyer to conduct the Business immediately following the Closing in all material respects as the same is conducted as of the date of this Agreement; provided, however, that no representation or warranty is made in this Section 4.6(b) with respect to any infringement or violation of Intellectual Property owned by any third party, and the Parties acknowledge that any such representations and warranties are made in Section 4.12. Following the Closing (other than interests arising as a result of being party to a Transaction Document), no Seller nor any Affiliate of a Seller will have any ownership interest in or right to use any asset of any Acquired Company.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(c) Except for Permitted Liens, each Acquired Company has good and valid title to, a valid leasehold interest in, or a valid license to use, its tangible properties and assets, free and clear of all Liens, except for (i) properties and assets disposed of in the ordinary course of business, (ii) Permitted Liens, and (iii) with respect to Contracts, the rights of the other parties specified therein.

Section 4.7 Absence of Certain Changes. From January 1, 2015 to the date of this Agreement, there has not occurred any change, effect, event, circumstance, development or occurrence that has had or would reasonably be expected to have a Material Adverse Effect. Except as contemplated by this Agreement or any other Transaction Document or except as set forth on Section 4.7 of the Disclosure Schedule, and other than in connection with the negotiation, execution and delivery of this Agreement, the other Transaction Documents and the other actions taken in connection with the Transactions, from January 1, 2015 to the date of this Agreement: (a) the Acquired Companies have operated and conducted the Business in the ordinary course in all material respects and (b) no Seller or Acquired Company has taken any action that, if such action were taken after the date of this Agreement, would require Buyer’s consent pursuant to Section 6.1.

Section 4.8 Litigation. Except as set forth on Section 4.8 of the Disclosure Schedule, there is no Action pending or, to the Knowledge of Sellers, threatened against an Acquired Company or any of its properties, rights or assets or against the Owned IP or the Purchased IP that is material to any Acquired Company or the Business (taking the Acquired Companies and the Business together as a whole). There is no Order outstanding against an Acquired Company or any of its properties, rights or assets or against the Owned IP or the Purchased IP that is material to any Acquired Company or the Business. There is no Action by any Seller or any Acquired Company pending, or, to the Knowledge of Seller, which any Acquired Company intends to initiate, against another Person, in each case that is material to such Acquired Company or the Business (taking the Acquired Companies and the Business together as a whole).

Section 4.9 Compliance with Applicable Laws; Permits.

(a) Except as set forth on Section 4.9(a) of the Disclosure Schedule, the Acquired Companies are, and since January 1, 2013 have been, in compliance, in all material respects, with all applicable Laws.

(b) To the Knowledge of Sellers, since January 1, 2013, no Acquired Company or any Person acting on its behalf has taken or failed to take any action which would reasonably be expected to result in a material breach of procedures designed to ensure compliance by each Acquired Company with Anti-Bribery Laws.

(c) The Acquired Companies hold all material Permits necessary to own, lease or operate their properties and assets and to carry on the Business as currently conducted and each of the material Permits is in full force and effect in all material respects. There is no Action pending or, to the Knowledge of Sellers, threatened alleging that an Acquired Company is not in material compliance with any such material Permit or which challenges or questions the validity in any material respect of any such material Permit.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Section 4.10 Tax Matters.

(a) Each Acquired Company has duly and timely filed, or caused to be timely filed, with the appropriate Tax Authorities all material Tax Returns that it was required to file, and paid or caused to be paid all material Taxes shown to be due thereon, except to the extent disputed in good faith and by appropriate proceedings. All such Tax Returns are true, correct and complete in all material respects. No Acquired Company is currently a beneficiary of any extension of time under which to file any material Tax Returns.

(b) There are no Liens for Taxes on any of the assets of the Acquired Companies or the Purchased IP other than Permitted Liens.

(c) No Acquired Company has waived or requested a waiver of any statute of limitations in respect of material Taxes or agreed to or requested any extension of time with respect to a material Tax assessment or deficiency, which waiver or extension has not expired.

(d) Except as set forth on Section 4.10(d) of the Disclosure Schedule, no Acquired Company has received written notice of any material action, dispute, proceeding, audit, claim or assessment pending or, proposed in respect of Taxes or in respect of any Tax Return of any Acquired Company.

(e) No Acquired Company is a party to any Tax sharing, allocation or indemnity agreement or arrangement.

(f) No Acquired Company has participated in any “listed transaction” as defined in Section 6707A(c)(2) of the Code or Treasury Regulation Section 1.6011-4(b)(2).

(g) The representations and warranties made in this refer only to the past activities of the Acquired Companies and are not intended to serve as representations and warranties regarding, or a guarantee of, nor can they be relied upon with respect to, Taxes attributable to any Tax period (or portion thereof) beginning after, or any Tax position taken after, the Closing Date.

Section 4.11 Real Property. No Acquired Company owns any real property. All leases with respect to real property leased by an Acquired Company (the “Leases”) are valid and in full force and effect, except, in each case, as has not had and would not reasonably be expected to have a Material Adverse Effect. Each Acquired Company is in possession of the properties or assets purported to be leased under all the Leases, except for failures to have such possession of such properties or assets as have not had and would not reasonably be expected to have a Material Adverse Effect.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Section 4.12 Intellectual Property.

(a) Section 4.12(a) of the Disclosure Schedule is a complete and accurate list of all registered Owned IP (including applications), and Schedule A contains a complete and accurate list of all registered Purchased IP (including applications). SFNTC owns the entire right, title and interest in and to each item of the Purchased IP, free and clear of any Liens, other than Permitted Liens. An Acquired Company owns the entire right, title and interest in and to each item of the Owned IP, free and clear of any Liens, other than Permitted Liens. To the Knowledge of Sellers, each item of the Owned IP and the Purchased IP is subsisting and has not been adjudged invalid, unregistrable or unenforceable, in whole or in part.

(b) Schedule A contains a complete and accurate list of all Trademarks registered in jurisdictions other than the United States and used in the Business in relation to the NAS Products, excluding the Retained Names and Marks.

(c) Except as set forth on Section 4.12(c) of the Disclosure Schedule, to the Knowledge of Sellers, no Seller Group Entity or any Acquired Company has received notice of any claims, either asserted or threatened, that the use, sale, testing, promotion or distribution of any of the Owned IP or the Purchased IP infringes or otherwise violates the rights of any third Person, except in each case for such matters as would not have a Material Adverse Effect. Sellers make no warranty that they have carried out any search to attempt to determine whether any such third Person rights exist. Except as set forth on Section 4.12(c) of the Disclosure Schedule, to the Knowledge of Sellers, the operation of the Business does not infringe and has not in the two years before the date of this Agreement infringed, the Intellectual Property of a third party. Except as set forth on Section 4.12(c) of the Disclosure Schedule, in the two years before the date of this Agreement, no Seller Group Entity or any Acquired Company has received written notice from any third party disputing the right of an Acquired Company or a Seller Group Entity to use the Business IP.

(d) Except as set forth on Section 4.12(d) of the Disclosure Schedule, to the Knowledge of Sellers, no third party is infringing the Owned IP, the Purchased IP or the Licensed Shared IP, except in each case for such matters as are not material to any Acquired Company or the Business (taking the Acquired Companies and the Business together as a whole). Except as set forth on Section 4.12(d) of the Disclosure Schedule, in the two years before the date of this Agreement, no Acquired Company or, in relation to the Business, Seller Group Entity has disputed in writing the right of a third party to use the Intellectual Property owned or used by such third party.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(e) Except as set forth on Section 4.12(e) of the Disclosure Schedule, to the Knowledge of Sellers, as of the date of this Agreement there are no circumstances that would prevent the use by any of the Acquired Companies of any Core Brand Element or an application by any of the Acquired Companies for Trademark registration of any Core Brand Element in connection with the Business from being granted, in each case in any jurisdiction in which NAS Products are actively being sold or in which any Seller or Acquired Company as of the date of this Agreement has a pending application to register a Core Brand Element as a trade mark, in each case in connection with the Business as of the date of this Agreement.

(f) Except as would not have a Material Adverse Effect, each officer, director, employee and independent contractor of an Acquired Company or, in respect of the Business, a Seller who, either alone or with others, has created, developed or invented Intellectual Property that an Acquired Company or, in relation to the Business, a Seller Group Entity uses has entered into a written agreement with an Acquired Company or a Seller Group Entity (as applicable) obliging such Person to assign such Intellectual Property to an Acquired Company or a Seller where and when necessary to convey to an Acquired Company or a Seller such Intellectual Property.

(g) Sellers have taken commercially reasonable actions to protect the confidentiality of Proprietary Information which the Seller Group intends to protect as a trade secret and, to the Knowledge of Sellers, all such Proprietary Information has been kept confidential. For the purposes of this clause (g), “Proprietary Information” means confidential information (in any form) relating to the Business, including: (i) information relating to any Acquired Company’s or, in relation to the Business, a Seller Group Entity’s financial or trading position, assets, customers, suppliers, employees, operations, processes, products, plans or market opportunities; (ii) Know-How (including Manufacturing Know-How), technical information or software, and (iii) findings, data or analysis derived from anything in (i) or (ii).

Section 4.13 Information Technology.

(a) To the Knowledge of Sellers, all of the IT Systems that are material to any Acquired Company or the Business (taking the Acquired Companies and the Business together as a whole) are owned by, or validly licensed, leased or supplied under Contracts to, an Acquired Company.

(b) To the Knowledge of Sellers, in the last 18 months, the IT Systems have not failed to any material extent and the data that they process has not been corrupted or compromised.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Section 4.14 Environmental Matters. This Section 4.14 shall constitute the sole representations of Sellers with respect to environmental matters, including matters relating to Environmental Law or Hazardous Materials. Except for matters that have not been material to an Acquired Company or the Business (taking the Acquired Companies and the Business together as a whole):

(a) each Acquired Company is, and since January 1, 2013 has been, in compliance with all applicable Environmental Laws, and no Seller or Acquired Company has received:

(i) to Sellers’ Knowledge, any communication from a Governmental Authority, or any written communication from any other Person that alleges that an Acquired Company is in violation of, or has Liability under, any Environmental Law or any Permit issued pursuant to Environmental Law; or

(ii) to Sellers’ Knowledge, any request for information pursuant to any Environmental Law that is outstanding or unresolved that would form the basis of any violation or Liability under Environmental Law; and

(b) there are no Actions pending or, to the Knowledge of Sellers, threatened against any Acquired Company which allege Liability arising out of, based on or resulting from the failure of an Acquired Company to comply with any Environmental Law or any Permit issued pursuant to Environmental Law.

Section 4.15 Material Contracts.

(a) Except as set forth on Section 4.15(a) of the Disclosure Schedule, no Acquired Company or, solely to the extent related to the Business, no Seller, is a party to or bound by the following Contracts (with such Contracts to which an Acquired Company or, solely to the extent related to the Business, a Seller is a party or is otherwise bound being referred to herein as the “Material Contracts”):

(i) any Contract that purports to limit, curtail or restrict the Business in any material respect to engage or compete in any business in any geographic area outside the United States;

(ii) any Lease, or any other lease (whether of real or personal property) providing for annual rental payments of $500,000 or more that cannot be terminated on not more than one year’s notice without payment by any Acquired Company of any material penalty;

(iii) any Contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments of $500,000 or more that cannot be terminated on not more than one year’s notice without payment by any Acquired Company of any material penalty;

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(iv) any sales, distribution or other similar Contract providing for the sale by the Acquired Companies of materials, supplies, goods, services, equipment or other assets that provides for annual payments to the Acquired Companies of $500,000 or more that cannot be terminated on not more than one year’s notice without payment by any Acquired Company of any material penalty;

(v) any Contract establishing a partnership, joint venture or similar arrangement;

(vi) any Contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

(vii) any Contract relating to Debt, except any such Contract with an aggregate outstanding principal amount or guarantee of Debt or other obligation not exceeding $500,000;

(viii) any collective bargaining Contract or other Contract with any labor organization, works council, union or other similar association;

(ix) any Contract relating to the license of any Intellectual Property to or from any Acquired Company (other than agreements for commercially available software products, confidentiality and non-disclosure agreements and agreement with suppliers, manufacturers, distributors and other service providers entered into in the ordinary course of business);

(x) any co-existence, settlement or similar Contract;

(xi) any Contract under which an IT System that is material to any Acquired Company or the Business (taking the Acquired Companies and the Business together as a whole), is licensed, leased, supplied, maintained or supported;

(xii) any Contract with any Governmental Authority;

(xiii) any Intercompany Agreement (other than a Transaction Document) that will continue to be in effect following the Closing; or

(xiv) any Contract that, if terminated or not renewed (or otherwise were not in effect), would, or would reasonably be expected to, result in a Material Adverse Effect or otherwise result in a material disruption to the Business.

(b) Each Material Contract is a legal, valid and binding obligation of the Acquired Company or Seller party thereto and, to the Knowledge of Sellers, of each other counterparty to such Material Contract, and is enforceable against the Acquired Company or Seller party thereto and, to the Knowledge of Sellers, against each such other party in accordance with its terms,

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

subject, in each case, to the Bankruptcy and Equity Exception. No Acquired Company, nor any Seller party to any Material Contract, nor, to the Knowledge of Sellers, any other counterparty to a Material Contract, is in material default or has failed to perform any material obligation under such Material Contract. The Sellers have made available to Buyer true, correct and complete copies of each Material Contract.

Section 4.16 Employee Matters.

(a) Section 4.16(a) of the Disclosure Schedule sets forth a true and accurate list of (i) all employee benefit plans (within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA)) and all bonus, incentive, deferred compensation, pension, retiree health or life insurance, supplemental retirement, employment, severance, superannuation, profit-sharing, welfare or other benefit plans, programs, agreements or arrangements, that are maintained, contributed to, or sponsored by any Acquired Company or with respect to which any Acquired Company would reasonably be expected to have any Liability, for the benefit of any employee who is employed by an Acquired Company (each such individual (including any employees of an Acquired Company who are not actively employed at such time and who have a right of re-instatement), a “Business Employee”), any other individual service provider of the Acquired Companies or any dependents thereof and (ii) all individual employment, assignment, retention, termination, change in control, severance or other similar contracts or agreements pursuant to which any Acquired Company currently has any Liability with respect to any Business Employee, any other individual service provider of the Acquired Companies or any dependents thereof (the plans, programs, arrangements, contracts and agreements described in clauses (i) and (ii) above, excluding any plans, programs, arrangements, contracts or agreements not sponsored by any Acquired Company to which contributions by an employer are mandated by a Governmental Authority or by Law, are hereinafter referred to as the “Business Employee Plans”). Each Business Employee Plan is in writing and, with respect to each Business Employee Plan, Sellers have previously made available to Buyer, true and correct copies of (A) each Business Employee Plan (or to the extent no such copy exists, an accurate and detailed written description thereof), (B) all amendments and related trust documents, and all material written Contracts relating to each Business Employee Plan, including administrative service agreements and group insurance Contracts, and (C) the most recent summary plan description, most recent annual report and most recent actuarial report prepared for each Business Employee Plan, as applicable. Except as specifically provided in the foregoing documents made available to Buyer and except as provided by applicable Law, there are no amendments to any Business Employee Plan, nor has any party with the authority to do so undertaken to make any such amendments or to adopt or approve any new Business Employee Plan.

(b) Each Business Employee Plan complies in form and has been maintained, operated and administered in all material respects in compliance with its terms and all applicable Laws.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(c) All contributions to, and payments from and with respect to (including, without limitation, insurance premiums), each Business Employee Plan that may have been required to be made in accordance with the terms of any such Business Employee Plan and, when applicable, the Law of the jurisdiction in which such Business Employee Plan is maintained, have been timely made or properly accrued in all material respects in accordance with the terms of the applicable Business Employee Plan, applicable Law and GAAP (or other applicable accounting standards).

(d) Except as set forth on Section 4.16(d) of the Disclosure Schedule, the consummation of the Transactions (whether alone or in combination with any other related event) will not (i) require the payment to any Business Employee or other individual service provider of any Acquired Company of any money or other property or rights under any Business Employee Plan, (ii) accelerate or provide any other rights or benefits to any Business Employee under any Business Employee Plan, or (iii) limit or restrict the right to merge, amend, terminate or transfer the assets of any Business Employee Plan on or following the Closing.

(e) There are no (i) pending or threatened audits or investigations by any Governmental Authority involving any Business Employee Plan, (ii) claims pending or, to the Knowledge of Sellers, threatened (except for routine claims for benefits payable in the normal operation of such Business Employee Plan) against any Business Employee Plan, any trustee or fiduciary thereof, or the assets of any trust of any Business Employee Plan, or (iii) Actions against or involving any Business Employee Plan asserting any rights or claims to benefits under such Business Employee Plan, in each case, which will, or would reasonably be expected to, give rise to any material Liability.

(f) No Business Employee Plan provides post-retirement health and/or welfare benefits to any current or former Business Employee of the Acquired Companies, except as required by applicable Law.

(g) Except as set forth on Section 4.16(g) of the Disclosure Schedule, none of the Business Employee Plans are single employer pension plans, multiemployer plans (within the meaning of Section 3(37) of ERISA), or any other type of plan subject to Title IV of ERISA or Section 302 of ERISA, and, except as set forth on Section 4.16(g) of the Disclosure Schedule, neither the Acquired Companies nor any entity that would be deemed a “single employer” with the Acquired Companies under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA sponsors, maintains, contributes to, has any obligation to contribute to, or has, within the past six years, contributed to or had any obligation to contribute to any plan subject to Title IV of ERISA or Section 302 of ERISA.

(h) With respect to each Business Employee Plan, the fair market value of the assets of each funded Business Employee Plan, the liability of each insurer for any Business Employee Plan funded through insurance or the book reserve established for any Business Employee Plan for which a book reserve is required by GAAP, together with any accrued contributions, is

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

sufficient to procure or provide for the accrued benefit obligations thereunder. The Transactions will not directly or indirectly adversely affect the sufficiency of such assets, insurance or book reserves. Each Business Employee Plan that is intended to qualify for special tax treatment under any applicable Law satisfies all requirements for such treatment.

(i) Besides the arrangements disclosed in Section 4.16(a) of the Disclosure Schedule or as otherwise required by Law, there is no arrangement in respect of any Business Employee that an Acquired Company is or may become liable (whether such Liability be actual or contingent, present or future) to provide or contribute to, under or in connection with which benefits are payable on death, retirement or leaving employment, including, but not limited to, leaving employment on grounds of long-term sickness absence.

(j) Besides the arrangements disclosed in Section 4.16(a) of the Disclosure Schedule, no Acquired Company has made, or agreed to make, a payment, or provided, or agreed to provide, a benefit to a former or current Business Employee or to their dependents in connection with an actual or proposed termination or suspension of employment or variation or proposed variation of an employment contract.

(k) Except as set forth on Section 4.16(k) of the Disclosure Schedule, with respect to services of the type typically provided by employees, all personnel whose services are utilized in or by the Acquired Companies are employed by the Acquired Companies.

Section 4.17 Labor Matters.

(a) Each Acquired Company is in compliance in all material respects with all applicable Laws governing the employment of labor, including all applicable Laws relating to wages, hours, discrimination, termination, reductions in force, classification of employees for purposes of overtime, overtime payments and Business Employee Plan participation, immigration, civil rights, safety and health, workers’ compensation, and the collection and payment of withholding and/or social security Taxes and similar Taxes.

(b) Except as set forth on Section 4.15(a)(viii) of the Disclosure Schedule, none of the Acquired Companies is a party to or is bound by a collective bargaining or works council agreement. Except as set forth on Section 4.17(b) of the Disclosure Schedule, no union, employee association, works council or similar organization represents any Business Employees, no such organization has made a written demand against any Acquired Company or any of its Affiliates for recognition with respect to representation of any Business Employee or a group of such employees and no such organization is attempting to organize such employees. There are no pending, and since January 1, 2013 there have been no, (i) strikes, work stoppages, slowdowns, lockouts, or other material labor disputes threatened against or involving any Acquired Company or (ii) material layoffs or reductions in force involving the employees of any Acquired Company. There are no material written grievances or arbitrations, or written complaints, by represented employees of any Acquired Company, and, to the Knowledge of Sellers, no such grievances or complaints are threatened.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(c) Sellers have previously provided Buyer with a true and correct listing, as of September 7, 2015, of each Business Employee (with his or her name redacted), his or her current rate of annual base salary or current wages, 2015 annual bonus target, job title, employment status, work location and date of hire.

Section 4.18 Insurance. Section 4.18 of the Disclosure Schedule sets forth a list and summary of all material insurance policies and fidelity bonds relating to the Business. There are no material claims by any Acquired Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.

Section 4.19 Intercompany Agreements. Section 4.19 of the Disclosure Schedule sets forth each Contract between an Acquired Company, on the one hand, and a Seller or any of its Affiliates (other than an Acquired Company), on the other hand (collectively, the “Intercompany Agreements”).

Section 4.20 Compliance with Data Privacy Laws. Except for matters which have not been, and would not reasonably be expected to be, material to any Acquired Company or to the Business (taking the Acquired Companies and the Business together as a whole), the Business has been conducted in compliance, in all material respects, with all applicable Laws relating to personally identifiable information. Since January 1, 2013, no Acquired Company has received any written notice or written allegation that it has not complied with any of such Laws.

Section 4.21 Brokers’ Fees. No Acquired Company nor Buyer or any of its Affiliates is or will be liable to pay any fees or commissions to any broker or finder or Person providing comparable or similar services as a result of the execution and delivery of this Agreement or the consummation of the Transactions.

Section 4.22 Product Recalls, Other Market Withdrawals. Section 4.22 of the Disclosure Schedule sets forth a true, complete and correct list, as of the date of this Agreement, of mandatory and voluntary product recalls or withdrawals from the market of any NAS Product conducted outside the United States by any Seller or any of such Seller’s Affiliates or any Acquired Company since January 1, 2013.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

ARTICLE V

REPRESENTATIONS AND WARRANTIES REGARDING BUYER

Buyer represents and warrants to Sellers as follows:

Section 5.1 Organization. Buyer is a Dutch private company with limited liability duly organized, validly existing, and in good standing under the laws of the Netherlands and Buyer has all requisite power and authority to carry on its business as it is currently conducted and to own, lease and operate its properties where such properties are now owned, leased or operated. Buyer is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so qualified or licensed or in good standing would not prevent or materially impair the ability of Buyer to perform its obligations under this Agreement or consummate the Transactions.

Section 5.2 Authorization. Buyer has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is party and the consummation of the Transactions have been duly authorized by all necessary action on the part of Buyer. This Agreement has been, and at the Closing, each other Transaction Document to which Buyer is party will be, duly executed and delivered by Buyer and, assuming this Agreement, and at the Closing, assuming each other Transaction Documents to which Buyer is a party, constitutes a legal, valid and binding obligation of the other applicable parties thereto, this Agreement constitutes, and at the Closing each other Transaction Document will constitute, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 5.3 Noncontravention. Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the Transactions will (a) conflict with any provision of the Governing Documents of Buyer, (b) result in any material breach of, or constitute a material default (or event that, with the giving of notice or lapse of time, or both, would become a material default) under, or give to any Person any rights of termination, cancellation or acceleration of any obligation pursuant to a material Contract to which Buyer is a party or (c) subject to the Consents specified in Section 3.4, violate in any material respect any Law to which Buyer is subject.

Section 5.4 Government Authorizations. Except for (a) required filings under any applicable Antitrust Law, (b) Consents that, if not obtained, would not have a Buyer Material Adverse Effect, and (d) Consents not required to be made until after the Closing, no Consent of, with or to any Governmental Authority is required to be obtained or made by or with respect to Buyer or any of its Subsidiaries or Affiliates in connection with the execution and delivery of this Agreement and the other Transaction Documents to which it is party by Buyer or the consummation by Buyer of the Transactions.

Section 5.5 Litigation. There are no Actions pending or, to the Knowledge of Buyer, threatened, against Buyer which are material to Buyer’s ability to perform its obligations under this Agreement or consummate the Transactions, and there are no outstanding Orders to which Buyer is a party or by which it is bound that are material to Buyer’s ability to perform its obligations under this Agreement or consummate the Transactions.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Section 5.6 Brokers’ Fees. Neither Buyer nor any of its Affiliates has any Contract which may result in the obligation of Seller or any of their Affiliates (other than an Acquired Company) to pay any fees or commissions to any broker or finder as a result of the execution and delivery of this Agreement or the consummation of the Transactions.

Section 5.7 Financial Capacity. Buyer has, and will have at Closing, sufficient cash on hand and/or undrawn amounts available under existing lines of credit or other sources of financing necessary to consummate the Transactions and to pay in cash the Purchase Price in accordance with the terms of ARTICLE II and any other amounts to be paid by it hereunder.

Section 5.8 Investment. Buyer is aware that the Interests being acquired by Buyer pursuant to the Transactions have not been registered under the Securities Act or under any other applicable securities Laws. Buyer is qualified as an “accredited investor” as such terms is defined in Rule 501(a) promulgated under the Securities Act, and Buyer is purchasing the Interests solely for investment and not with a view toward, or for sale in connection with, any distribution thereof within the meaning of the Securities Act, nor with any present intention of distributing or selling any of the Interests in violation of the Securities Act or under any other applicable securities Laws. Buyer and its Subsidiaries and Affiliates will not sell or otherwise dispose of the Interests except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable securities Laws. Buyer has knowledge, experience and expertise in business and financial matters and has the capability of understanding and evaluating the risks and merits associated with Transactions. Buyer can bear the economic risk of an investment in the Interests pursuant to this Agreement and can afford a complete loss of such investment.

Section 5.9 Information. Sellers have provided Buyer with access to the facilities, books, records and personnel of the Acquired Companies in order for Buyer to investigate the Business, the Purchased IP and the assets and properties of the Acquired Companies to make an informed investment decision to purchase the Interests and the Purchased IP and to enter into the Transaction Documents. Buyer agrees to accept the Interests and the Purchased IP on the Closing Date based upon its own investigation, examination and determination with respect thereto as to all matters, including the representations and warranties provided in the Transaction Documents, and acknowledges that no express or implied representations or warranties of any nature are made by or on behalf of or imputed to a Seller or any Person acting on its behalf, except as expressly set forth in the Transaction Documents. Notwithstanding the foregoing, nothing in this Section 5.9, nor the scope of the representations and warranties set out in this Agreement or in any other Transaction Document, nor the absence of any representation or warranty from this Agreement or from any other Transaction Document shall (or shall be deemed to) limit, modify or otherwise affect any claim or cause of action of Buyer for fraud.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

ARTICLE VI

COVENANTS

Section 6.1 Conduct of Business.

(a) Each Seller covenants and agrees as to itself and as to the Acquired Companies that are its Subsidiaries and, with respect to SFNTC, as to the Purchased IP, that, except (i) as otherwise permitted or required by this Agreement (including as described in Section 6.1 of the Disclosure Schedule), (ii) as required by any change in applicable Law following written notice thereof to Buyer, or (iii) as otherwise approved in writing by Buyer (which approval shall not be unreasonably withheld, delayed or conditioned), during the period commencing on the date hereof and ending on the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, it will, and will cause each of the applicable Acquired Companies to: (A) conduct the Business in all material respects in the ordinary course and (B) use reasonable best efforts to preserve intact in all material respects the business relationships and goodwill associated with the Natural American Spirit brand with the customers, suppliers, distributors, agents, retailers, Governmental Authorities and others with whom the Acquired Companies or the Business have business relationships, (C) use reasonable best efforts to keep available the services of the employees and officers of such Acquired Company (it being understood that, in respect of clauses (B) and (C), such reasonable best efforts will not include any requirement or obligation to pay any consideration not otherwise required to be paid by the terms of an existing Contract or offer or grant any financial accommodation or other benefit not otherwise required to be made by the terms of an existing Contract) and (D) continue to prosecute in the ordinary course of the Business applications to register any Core Brand Elements as trademarks.

(b) From the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, each Seller covenants and agrees as to itself and as to the Acquired Companies that are its Subsidiaries and, with respect to SFNTC, as to the Purchased IP, that, except (i) as otherwise permitted or required by this Agreement (including as described in Section 6.1 of the Disclosure Schedule), (ii) required by any change in applicable Law following written notice thereof to Buyer, or (iii) as otherwise approved in writing by Buyer (which approval shall not be unreasonably withheld, delayed or conditioned), it will not, and will cause the applicable Acquired Company not to, and with respect to the Purchased IP, will not take any of the following actions:

(A) issue, sell, transfer, place a Lien on, or authorize or propose the issuance, sale, transfer or placing a Lien on, additional shares of capital stock or other equity interests of any Acquired Company (including the Interests), or securities convertible into any such shares or interests, or any rights, warrants or options to acquire any such shares or interests or other convertible securities (other than transfer restrictions imposed by applicable securities laws);

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(B) redeem, purchase or otherwise acquire any outstanding Interests;

(C) adopt any amendment to, or amend, the Governing Documents of any Acquired Company;

(D) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division;

(E) adopt a plan of complete or partial liquidation or resolutions providing for the dissolution, restructuring, recapitalization or other similar reorganization of any Acquired Company or dissolve or liquidate any Acquired Company;

(F) cause any Acquired Company to declare, set aside or pay any dividend or other distribution in respect of its capital stock or other equity interests, other than in cash;

(G) grant any Lien (other than granting or suffering to exist a Permitted Lien) on any Purchased IP or material asset of an Acquired Company that will not be extinguished, as to such assets, at the Closing;

(H) incur or suffer to exist any Debt, except for any Debt for which Sellers or its Affiliates (other than the Acquired Companies) shall be solely obligated or that will be extinguished at or prior to the Closing;

(I) other than in the ordinary course of business, waive any claims or rights of material value to the Business;

(J) sell, pledge, assign, transfer, lease, sublease, license or otherwise dispose of or place any Lien (other than Permitted Liens) on any material assets of any Acquired Company or the Business, other than (1) inventory and obsolete or excess assets in the ordinary course of business or (2) pursuant to existing Contracts or pursuant to Contracts entered into after the date of this Agreement without violating the terms of this Agreement;

(K) cause any Acquired Company to (1) undertake or commit to undertake any capital expenditure in any 12-month period in excess of $500,000 in the aggregate for all such capital expenditures that are not contemplated by the capital plans set forth in Section 6.1(b)(K) of the Disclosure Schedule, or (2) fail to make any capital expenditure contemplated by the capital plans set forth in Section 6.1(b)(K) of the Disclosure Schedule;

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(L) other than to the extent required by any existing Business Employee Plan, (1) grant or announce any increase in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable to any Business Employee or any other individual service provider of the Acquired Companies, (2) cause any Acquired Company to establish, adopt, amend or become a party to any new employee benefit or compensation plan, program, commitment or Contract or collective bargaining agreement or other trade union agreement or amend or terminate any existing Business Employee Plan as applicable to Business Employees or other individual service providers of the Acquired Companies, other than annual renewals of existing Business Employee Plans in the ordinary course of business, (3) solely with respect to Business Employees or other individual service providers of the Acquired Companies, increase or promise to increase any benefits under any Business Employee Plan, (4) accelerate any vesting or funding of compensation or benefits or pay or fund any material compensation or benefits not otherwise due to any Business Employee or other individual service providers of the Acquired Companies, (5) grant any Business Employee or other individual service provider of the Acquired Companies rights to severance or termination pay, or enter into any employment, consulting or severance agreement, other than customary release agreements in connection with employment terminations in the ordinary course of business, (6) hire any new employees of the Acquired Companies unless such hiring is in the ordinary course of business to replace employees who have been terminated or who have voluntarily resigned, (7) transfer any employees of Sellers or its Affiliates to the Acquired Companies or transfer any Business Employees from the Acquired Companies, or (8) except for communications consistent with this Agreement or as required by Law, make any broad based communications with Business Employees regarding the compensation, benefits or other treatment that they will receive in connection with the Transactions, unless Buyer has been provided with prior notice of, and the opportunity to review and comment upon, any such communications;

(M) (1) amend or modify any material provision of a Material Contract, (2) terminate any Material Contract set forth on Section 4.15(a)(iii), Section 4.15(a)(iv) or Section 4.15(a)(xiv) of the Disclosure Schedule, (3) other than in the ordinary course, enter into, amend or modify any Contract that would be a Material Contract if it had been entered into, so amended or so modified prior to the date of this Agreement or (4) waive, release or assign any material rights, claims or benefits under, or discharge any counterparty’s performance under, any Material Contract;

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(N) manage working capital in a manner inconsistent in any material respect with the historical ordinary course management of items of working capital;

(O) other than in the ordinary course of business, (1) delay the satisfaction or discharge of any accounts payable or trade payables, (2) accelerate the collection of any accounts receivable, (3) revalue any assets (including without limitation writing down the value of inventory or writing-off notes or accounts receivable) except as required by GAAP (and in which case, on notice to Buyer), (4) accelerate the delivery or sale of any product or any services or (5) offer discounts on sales of products or premiums on purchases of raw materials;

(P) knowingly take any action that is reasonably likely to result in the termination, suspension, material modification, revocation or nonrenewal of any Permits that are material to any Acquired Company or to the Business (taking the Acquired Companies and the Business together as a whole);

(Q) make any change with respect to any Acquired Company’s or the Business’s accounting practices, policies, principles, methods or procedures, including revenue recognition policies, other than as required by GAAP (which GAAP-required changes will be provided to Buyer in writing prior to any such change being made);

(R) other than as required by applicable Laws or as provided in Section 6.11(f), (1) make any Tax election that is inconsistent with past practice or (2) make, revoke or change any other material Tax election, adopt or change any material Tax accounting method, practice or period, grant or request a waiver or extension of any limitation on the period for audit and examination or assessment and collection of Tax, file any amended Tax Return or settle or compromise any contested Tax liability;

(S) other than in the ordinary course of business, cancel or fail to cause to continue in full force insurance coverage consistent with the insurance coverage historically maintained by Sellers and their Affiliates in respect of the Business;

(T) allow any of the rights relating to any material registered Owned IP or material registered Purchased IP to lapse, be abandoned or be surrendered;

(U) other than in the ordinary course of business, settle any Action at any Intellectual Property-related registry anywhere in the world or any other Action, in each case in relation to any of the material registered Owned IP or Purchased IP; or

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(V) agree to, authorize or take any of the foregoing actions.

(c) No Seller shall cause any Acquired Company that is not a Subsidiary to take, or omit to take, any action that would constitute a breach of Section 6.1(a) or Section 6.1(b).

(d) Nothing contained in this Agreement will give Buyer, directly or indirectly, the right to control or direct Sellers’ or any Acquired Company’s operations prior to the Closing. Prior to the Closing, Sellers will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations and the operations of their respective Subsidiaries.

Section 6.2 Access to Information; Confidentiality.

(a) From the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, Sellers shall cause the Acquired Companies to permit Buyer and its authorized agents and Representatives, including its independent accountants, to have reasonable access to the properties, books and records of the Business during normal business hours to review information and documentation relative to the properties, books, contracts, commitments and other records of the Business; provided that such investigation shall only be upon reasonable notice, in compliance with all applicable Laws, and shall not unreasonably disrupt personnel and operations of the Business and shall be at Buyer’s sole cost and expense. All requests by Buyer for access pursuant to this Section 6.2 shall be submitted or directed exclusively to Ronald G. Price, Vice President of Business Development of RAI Services Company, or such other individuals as Sellers may designate in writing from time to time. Neither Buyer nor any of its Representatives shall contact any of the employees, customers, suppliers, or other parties that have business relationships with any Acquired Company or any of their respective Affiliates about the Transactions, whether in person or by telephone, mail or other means of communication, without the specific prior authorization of Sellers.

(b) This Section 6.2 shall not require a Seller or any of its Affiliates to permit any access, or to disclose any information, that in the reasonable, good faith judgment of such Seller would reasonably be expected to result in (i) any violation of any Contract or Law to which such Party or its Subsidiaries is a party or is subject or cause any privilege (including attorney-client privilege) which such Party or any of its Subsidiaries would be entitled to assert to be undermined with respect to such information and such undermining of such privilege would in such Party’s good faith judgment (after consultation with outside counsel) adversely affect in any material respect such Party’s position in any pending or, what such Party believes in good faith (after consultation with outside counsel) would reasonably be expected to be, future litigation or (ii) if such Party or any of its Subsidiaries, on the one hand, and the other or any of its Subsidiaries, on the other hand, are adverse parties in a litigation, such information being reasonably pertinent thereto; provided that, in the cases of clause (i), the Parties shall cooperate in seeking to find a way to allow disclosure of such information (including by entering into a

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

joint-defense or similar agreement) to the extent doing so (A) would not (in the good faith belief of the Party being requested to disclose the information) reasonably be likely to result in the violation of any such Contract or Law or reasonably be likely to cause such privilege to be undermined with respect to such information or (B) would reasonably (in the good faith belief of the Party being requested to disclose the information (after consultation with outside counsel)) be managed through the use of customary “clean-room” arrangements pursuant to which non-employee Representatives of the other Party shall be provided access to such information.

(c) No investigation, or information received, pursuant to this Section 6.2 will (i) modify any of the representations and warranties of the Parties (or operate as a waiver of such Party’s rights for indemnification for a breach of any representation or warranty), (ii) operate as a waiver of any condition set forth in ARTICLE VII or (iii) be deemed to amend or supplement the Disclosure Schedule.

(d) The terms of the Confidentiality Agreements are incorporated into this Agreement by reference and shall continue in full force and effect until the Closing, at which time the confidentiality obligations under each of the Confidentiality Agreements shall terminate. If, for any reason, the Closing is not consummated, the Confidentiality Agreements shall continue in full force and effect in accordance with their respective terms.

(e) From and after the Closing, each of the Sellers shall, and shall cause its respective Affiliates and its and their respective Representatives to, hold in confidence any and all confidential and proprietary information (other than Non-Confidential Information), whether written or oral, to the extent such information relates to any Acquired Company or to the Business; provided, however, that nothing in this Section 6.2(e) will prevent any Seller or any of its Affiliates or Representatives from using any confidential and proprietary information (including Licensed Shared IP) to the extent such information relates to Sellers, any Affiliate of a Seller (other than an Acquired Company), the US Business or any other business (other than the Business) of a Seller or any of its Affiliates or Representatives. From and after the Closing, Buyer shall, and shall cause its Affiliates and its and their respective Representatives to, hold in confidence any and all confidential and proprietary information (other than Non-Confidential Information), whether written or oral, to the extent such information relates to Sellers or to Sellers’ businesses (after giving effect to the consummation of the Transactions); provided, however, that nothing in this Section 6.2(e) will prevent Buyer or any of its Affiliates or Representatives from using confidential and proprietary information (including Licensed Shared IP) to the extent such information relates to an Acquired Company or the Business. If a Party or any of its Affiliates or its or their respective Representatives is compelled to disclose any such confidential and proprietary information by judicial or administrative process or by other requirements of Law, or if it becomes necessary for such disclosing Party or any of its Affiliates to disclose such information in connection with any Action, the disclosing Party shall promptly notify the other Parties in writing and shall disclose only that portion of such information as is necessary, and the disclosing Party shall provide the other Parties with such appropriate protective order or other reasonable assurance that such information will be accorded confidential treatment as such other Parties may reasonably request.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Section 6.3 Efforts; Consents.

(a) Prior to the Closing, each Party shall use its reasonable best efforts to obtain any Consents of third Persons with respect to any Contracts to which such Party or any Acquired Company is a party as may be necessary or appropriate for the consummation of the Transactions or required by the terms of any Contract as a result of the execution, performance or consummation of the Transactions, provided, that notwithstanding the foregoing or anything to the contrary set forth in this Agreement, in connection with obtaining any such Consents, no Party or Acquired Company will be required to make payments to any Person or agree to any change in the terms of any Contract. Subject to the terms and conditions of this Agreement, including Section 6.3(d), prior to the Closing, each Party shall, as promptly as practicable, use its reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable under applicable Law to consummate the Transactions. In furtherance and not in limitation of the foregoing, each Party shall (i) make all appropriate filings and submissions with any Governmental Authority pursuant to any applicable Antitrust Law or otherwise as promptly as practicable and (ii) use reasonable best efforts to obtain as promptly as practicable the termination of any waiting period under any applicable Antitrust Laws.

(b) In connection with, and without limiting, the efforts referenced in Section 6.3(a), but subject to Section 6.3(d), each Party will (i) cooperate in all respects with the other Parties in connection with any filing or submission and in connection with any investigation or other inquiry, including any Action initiated by a private party, (ii) keep the other Parties reasonably informed of any communication received by it from, or given by it to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding the Transactions and (iii) permit the other Parties to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any Action by a private party, with any other Person, and to the extent permitted by such applicable Governmental Authority or other Person, give the other the opportunity to attend and participate in such meetings and conferences.

(c) In furtherance and not in limitation of the covenants of the Parties contained in Section 6.3(a) and Section 6.3(b), but without limiting Section 6.3(d), if any objections are asserted with respect to the Transactions under any Antitrust Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private party challenging any of the Transactions as violative of any Antitrust Law or which would otherwise prevent, materially impede or materially delay the consummation of the Transactions, each Party shall use its reasonable best efforts to resolve any such objections or Actions so as to permit consummation of the Transactions.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(d) Notwithstanding anything herein to the contrary, nothing in this Agreement shall require the Buyer: (i) to propose, negotiate, commit to or effect, by consent decree, hold separate orders, or otherwise, the sale, divesture or disposition of, or holding separate (through the establishment of a trust or otherwise) such of Buyer’s assets, properties or businesses or of the assets, properties or businesses of the Business as would be required to be divested in order to avoid the entry of, or to effect the dissolution of, any Order which would have the effect of preventing, materially impeding or materially delaying the consummation of the Transactions or (ii) to litigate or contest any Action that is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging the Transactions, or to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions (provided however that in the event of any such litigation or contest, each Party shall cooperate in all respects with the other Parties and take any and all actions to vigorously contest and resist any such Action).

(e) The Parties shall in good faith consult with the other Parties with respect to all material antitrust defense decisions, provided that Buyer shall control and direct the antitrust defense of the Transactions in any investigation or litigation by, or negotiations with, any Governmental Authority or other Person.

Section 6.4 Public Announcements. No Party or any Affiliate or Representative of such Party shall issue or cause the publication of any press release or public announcement or otherwise communicate with any news media in respect of this Agreement or the Transactions without the prior written consent of the other Parties, except as may be required by Law or stock exchange rules, in which case the Party required to publish such press release or public announcement shall allow the other Party a reasonable opportunity to comment on such press release or public announcement in advance of such publication; provided, however, that Sellers and Buyer agree that the press release(s) announcing the entry by the Parties into this Agreement to be released by each Party immediately after the execution of this Agreement shall be in the form(s) attached hereto as Exhibit K.

Section 6.5 Retained Names and Marks.

(a) Buyer hereby acknowledges that all right, title and interest in and to the names and marks set forth in Schedule D, together with all variations and acronyms thereof and all trademarks, service marks, domain names, trade names, trade dress, company names and other identifiers of source or goodwill containing, incorporating or associated with any of the foregoing (the “Retained Names and Marks”) are owned exclusively by the Sellers and their Affiliates, and that, except as expressly provided below, any and all right of the Acquired Companies to use the Retained Names and Marks shall terminate as of the Closing and shall immediately revert to the Sellers and their Affiliates, along with any and all goodwill associated therewith. Buyer further acknowledges that it has no rights, and is not acquiring any rights, to use the Retained Names and Marks, except as provided herein.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(b) Buyer will, as soon as practicable after the Closing, but in no event later than 60 days thereafter, cause each of the Acquired Companies to file amended Governing Documents with the appropriate Governmental Authorities changing its corporate name, “doing business as” name, trade name and any other similar corporate identifier to a corporate name, “doing business as” name, trade name or any other similar corporate identifier that does not contain any Retained Names and Marks and to supply promptly any additional information, documents and materials that may be requested by Sellers with respect to such filings.

(c) The Acquired Companies will, for a period of 90 days after the date of the Closing, be entitled to use, solely in connection with the operation of the Business as operated immediately prior to the Closing, all of their existing stocks of signs, letterheads, invoice stock, advertisements and promotional materials, inventory and other documents and materials (“Existing Stock”) containing the Retained Names and Marks, after which date Buyer will cause the Acquired Companies to remove or obliterate all Retained Names and Marks from such Existing Stock or cease using such Existing Stock; provided that, notwithstanding the foregoing, Buyer and the Acquired Companies shall be entitled to sell Existing Stock that exists as finished goods or inventory (including any such finished goods and inventory that are in transit or have been delivered to wholesalers, retailers, distributors or customers of the Business) in the ordinary course until such time as Buyer or the Acquired Companies shall have either sold all such Existing Stock or shall have written off and destroyed such Existing Stock in accordance with Buyer’s ordinary course accounting and inventory management practices. Additionally, Buyer and the Acquired Companies shall, at all times after the date of the Closing, be entitled to refer to the historical fact that the Business was established in Santa Fe and to the related heritage, so long as such references to the Business and the Natural American Spirit brand do not suggest that the Acquired Companies are Affiliates of any Seller Group Entity.

(d) Except as expressly provided in this Agreement, no other right to use the Retained Names and Marks is granted to Buyer or the Acquired Companies, whether by implication or otherwise, and nothing hereunder permits Buyer or any Acquired Company to use the Retained Names and Marks on any documents, materials, products or services other than in connection with the Existing Stock. Buyer will ensure that all uses of the Retained Names and Marks by the Acquired Companies as provided in this Section 6.5 will be only with respect to goods and services of a level of quality equal to or greater than the quality of goods and services with respect to which the Retained Names and Marks were used in the Business prior to the Closing. Any and all goodwill generated by the use of the Retained Names and Marks under this Section 6.5 will inure solely to the benefit of Sellers and their Affiliates. In no event will Buyer or the Acquired Companies use the Retained Names and Marks in any manner that may damage or tarnish the reputation of Sellers or their Affiliates or the goodwill associated with the Retained Names and Marks.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Section 6.6 Notification of Certain Matters; Update of Disclosure Schedule.

(a) Between the date hereof and the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, each Party will give prompt written or electronic notice to the other Parties as soon as is reasonably practicable after:

(i) it becomes aware of the occurrence or non-occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure of any condition, covenant or agreement contained in this Agreement to be complied with or satisfied prior to or at the Closing;

(ii) receipt of any (A) written notice or, to such Party’s Knowledge, oral notice, from any Governmental Authority or (B) written communication from any other Person, in each case in connection with the Transactions alleging that such Governmental Authority’s or such other Person’s consent is required in connection the Transactions; or

(iii) commencement or receipt of a written threat of any Action relating to or involving such Party that would have been required to be disclosed by such Party pursuant to Section 4.8 (in the case of a Seller) or Section 5.5 (in the case of Buyer) if such Action had been commenced prior to the date of this Agreement.

(b) No information delivered pursuant to Section 6.6(a) will (i) modify any of the representations and warranties of the Parties (or operate as a waiver of such Party’s rights for indemnification for a breach of any representation or warranty), (ii) operate as a waiver of any condition set forth in ARTICLE VII or (iii) be deemed to amend or supplement the Disclosure Schedule.

(c) From time to time prior to the Closing, Sellers may, at their sole option, notify Buyer of any supplement or amendment to the Disclosure Schedules with respect to any matter arising after the date of this Agreement and not known by Sellers as of the date of this Agreement (or if known, the magnitude or material consequences of which were not actually known or understood, or could not reasonably be anticipated, as of the date of this Agreement) and such supplement or amendment shall be effective for purposes of determining whether the conditions set forth in Section 7.3 have been satisfied; provided, however, that if the matter or matters disclosed on any such supplement or amendment, individually or in the aggregate, either (i) result in, or would reasonably be expected to result in, a failure of the condition set forth in Section 7.2(a)(i) or (ii) have had or would reasonably be expected to have, a Material Adverse Effect then, in each case, Buyer may terminate this Agreement by written notice to Sellers no later than 5:00 p.m., New York time on the tenth Business Day after, but not including, the day on which Buyer receives a supplement or amendment to the Disclosure Schedules; and provided, further, that no such supplement or amendment to the Disclosure Schedule pursuant to this Section 6.6(c) will affect any rights or obligations of a Party pursuant to ARTICLE IX.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Section 6.7 Exclusive Dealing. During the period from the date of this Agreement until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, each Seller shall not, and shall cause its Affiliates and its and their respective Representatives to not, (a) solicit, initiate, knowingly encourage or accept the submission of any proposal or offer from any third party relating to the acquisition of any Acquired Company or all or substantially all or any significant part of the Business, (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in any effort or attempt by any third party to do or seek any of the foregoing or (c) waive any provision of any non-disclosure or other agreement entered into in connection with the Transactions. Sellers shall notify Buyer promptly of any offers or proposals of the kind described in clause (a) above. Upon the execution of this Agreement, Sellers shall promptly terminate any third party’s, and any of such third party’s advisors’ and representatives’, access to the Data Room.

Section 6.8 Post-Closing Access; Preservation of Records. For a period of 7 years from and after the Closing, Buyer will make or cause to be made available to Sellers all books, records, Tax Returns and documents of the Acquired Companies (and the assistance of employees responsible for such books, records and documents or whose participation that Seller determine is otherwise necessary or desirable in connection therewith) during regular business hours as may be reasonably necessary for (a) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any Action (other than any Action between a Seller, on the one hand, and Buyer, on the other hand), or (b) preparing financial statements, reports to shareholders and reports to and filings with Governmental Authorities, including preparing statutory reports or Tax Returns or responding to or disputing any Tax matter; provided, however, that access to such books, records, documents and employees will not interfere with the normal operations of the Acquired Companies and (in the case of records relating to the Business Employees) will at all times be permissible by applicable data privacy Laws, and the reasonable out-of-pocket expenses of Buyer and the Acquired Companies incurred in connection therewith will be paid by Sellers. Buyer will cause the Acquired Companies to maintain and preserve all such Tax Returns, books, records and other documents for seven years after the Closing Date and shall offer to transfer such records to Sellers at the end of such seven-year period by providing Sellers with not less than 20 Business Days written notice of Buyer’s intention to destroy or dispose of such records, and Sellers shall exercise its rights to obtain such records (at Sellers’ sole cost and expense) within such 20 Business Day period. Notwithstanding the foregoing, this Section 6.8 shall not require Buyer or any of its Affiliates to disclose any information that in the reasonable, good faith judgment of Buyer would reasonably be expected to result in any violation of any Law to which Buyer or its Subsidiaries is a party or is subject or cause any privilege (including attorney-client privilege) which Buyer or any of its Subsidiaries would be entitled to assert to be undermined with respect to such information and such undermining of such privilege would in Buyer’s good faith judgment (after consultation with outside counsel) adversely affect in any material respect Buyer’s position in any pending or, what Buyer believes in good faith (after consultation with outside counsel) would reasonably be expected to be, future litigation; provided that, in such cases the Parties shall cooperate in seeking to find a way to allow disclosure of such information (including by entering into a joint-defense or similar agreement) to the extent doing so would not (in the good faith belief of Buyer) reasonably be likely to result in the violation of any such Law or reasonably be likely to cause such privilege to be undermined with respect to such information.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Section 6.9 Further Assurances; Wrong Pockets; Data Room

(a) Each Party agrees that from time to time after the Closing Date, they will execute and deliver or cause their respective Affiliates (including, with respect to Buyer, the Acquired Companies) to execute and deliver such further instruments, and take (or cause their respective Affiliates, including, with respect to Buyer, the Acquired Companies, to take) such other action, as may be reasonably necessary to carry out the purposes and intents of this Agreement and the other Transaction Documents.

(b) Following the Closing, in respect of any: (i) Purchased IP that has not been properly transferred to an Acquired Company, Buyer, or a Designated Buyer, or (ii) asset (other than any Intellectual Property) which is used in the Business (other than immaterial assets that are easily replaceable and not specific to, or customized for, the Business) but which is owned by a Person other than an Acquired Company and that has not been properly transferred to an Acquired Company, Buyer or a Designated Buyer, Sellers shall, in each case, cause all right, title and interest in and to such Purchased IP or other asset to be transferred to an Acquired Company, Buyer or a Designated Buyer (as directed by Buyer), and such transfer shall be effected free and clear of any Liens (other than Permitted Liens) and without the requirement for Buyer or its Affiliates to pay any additional consideration or otherwise incur any Liabilities (other than those that would be incurred by any owner of the Purchased IP or such other asset as a result of such ownership).

(c) As soon as reasonably practicable following the execution of this Agreement, Sellers shall deliver to Buyer a true and complete electronic copy of the Data Room recorded onto CD-ROM.

Section 6.10 Employee Matters.

(a) Continued Employment. Effective as of the Closing, Buyer shall cause the Acquired Companies to continue the employment of each Business Employee who is treated as an employee of an Acquired Company as of the Closing Date, including any Business Employee who on the Closing Date is either (i) actively employed, (ii) on long-term or short-term disability, military leave, sick leave, family medical leave or some other approved leave of absence, or (iii) on layoff status with, or otherwise entitled to, recall rights pursuant to any Law. Each Business Employee who continues employment with Buyer or any of the Acquired Companies immediately following the Closing is referred to herein as a “Continuing Employee”. From and after the Closing, Buyer shall, or shall cause one of its Affiliates (including any Acquired Company) to, honor any existing employment Contracts with any Continuing Employee, subject to the amendment and termination provisions and other terms and conditions thereof. Notwithstanding the provisions of this Section 6.10 to the contrary, nothing herein shall

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

constitute a guarantee of employment with Buyer or its Affiliates (including any Acquired Company) for any Continuing Employee for any period of time following the Closing, or restrict the right of Buyer or its Affiliates (including any Acquired Company) to terminate the employment of any Continuing Employee following the Closing at any time or for any reason (or no reason).

(b) Employment Policies. For a period of at least 12 months following the Closing, Buyer shall, or shall cause one of its Affiliates (including any Acquired Company), to provide benefits under employment, severance, leave of absence, vacation, annual leave, sick leave, and other similar policies to each Continuing Employee that are no less favorable in aggregate value than either (i) the corresponding benefits provided by the Acquired Companies immediately prior to the Closing, or (ii) the corresponding benefits provided by Buyer and its Affiliates to their similarly situated employees; provided, however, that in either such case, Buyer shall not be required to provide to Continuing Employees defined benefit pension, retiree medical, nonqualified deferred compensation or equity compensation benefits.

(c) Compensation and Benefits. For a period of at least 12 months following the Closing, Buyer shall, or shall cause one of its Affiliates (including any Acquired Company) to, provide each Continuing Employee with salary, wages and employee benefit plans and arrangements that are no less favorable in aggregate value than either (i) the salary, wages, bonus opportunities, long-term incentive compensation opportunities and employee benefit plans and arrangements provided by the Acquired Companies immediately prior to the Closing; or (ii) the salary, wages, bonus opportunities, long-term incentive compensation opportunities and employee benefit plans and arrangements provided by Buyer and its Affiliates to their similarly situated employees; provided, however, that in either such case, Buyer shall not be required to provide to Continuing Employees defined benefit pension, retiree medical, nonqualified deferred compensation or equity compensation benefits.

(d) Bonuses.

(i) All calendar year 2015 bonus amounts under annual bonus, sales and other cash incentive plans of Sellers or any of their respective Affiliates (including any Acquired Company) as set forth on Section 6.10(d)(i) of the Disclosure Schedule (the “2015 Bonuses”) shall be calculated and paid in the ordinary course of business to the eligible Continuing Employees; provided, however, that (A) if the Closing Date occurs following the end of the 2015 calendar year but prior to the date the 2015 Bonuses are paid in the ordinary course, the 2015 Bonuses shall be calculated based on the actual results and performance achieved in respect of the 2015 calendar year, with such bonus amounts paid in the ordinary course (and in no event later than March 15, 2016), or (B) if the Closing Date occurs prior to the end of the 2015 calendar year, the 2015 Bonuses shall be prorated to reflect the number of months elapsed from January 1, 2015 through the Closing Date (with full credit given to any partial month) and calculated based on the average score of (I) the actual results and performance achieved in respect of the first half

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

of the 2015 calendar year, and (II) the target level of performance with respect to the second half of the 2015 calendar year, with such bonus amounts paid as soon as practicable, but not later than the second regularly scheduled payroll date occurring on or following the Closing Date.

(ii) If the Closing does not occur in the 2015 calendar year, Sellers or any of their respective Affiliates (including any Acquired Company) may grant annual bonuses, sales and other cash incentive plans with respect to the 2016 calendar year (the “2016 Bonuses”) with respect to each Business Employee, with terms and conditions comparable to the terms and conditions of the 2015 Bonuses, with a projected aggregate target amount of the 2016 Bonuses to not materially exceed the projected aggregate target amount of the 2015 Bonuses. All 2016 Bonuses shall be calculated and paid in the ordinary course of business to the eligible Continuing Employees; provided, however, that (A) if the Closing Date occurs following the end of the 2016 calendar year but prior to the date the 2016 Bonuses are paid in the ordinary course, the 2016 Bonuses shall be calculated based on the actual results and performance achieved in respect of the 2016 calendar year, with such bonus amounts paid in the ordinary course (and in no event later than March 15, 2017), or (B) if the Closing Date occurs following the commencement of the 2016 calendar year but prior to the end of the 2016 calendar year, the 2016 Bonuses shall be prorated to reflect the number of months elapsed from January 1, 2015 through the Closing Date (with full credit given to any partial month) and calculated based on the target level of performance, with such bonus amounts paid as soon as practicable, but not later than the second regularly scheduled payroll date occurring on or following the Closing Date.

(iii) Prior to the Closing, Sellers and their Affiliates shall take all actions necessary to effectuate the provisions of this Section 6.10(d) to ensure that, following the Closing, (A) Sellers and their Affiliates (other than the Acquired Companies) shall bear the costs of paying the 2015 Bonuses and the 2016 Bonuses, and (B) Buyer and its Affiliates shall not have any Liability with respect to the 2015 Bonuses and the 2016 Bonuses, other than to process such payments through the payroll systems of the appropriate Acquired Companies and to process and pay over to the appropriate Governmental Authority any related withholding with respect thereto.

(e) Long-Term Incentive Compensation.

(i) 2013, 2014 and 2015 LTIP Awards. All long-term incentive awards granted in 2013, 2014 and 2015 by a Seller or any of their respective Affiliates (including any Acquired Company) (other than the Game Changer Awards, discussed in Section 6.10(e)(iii) below) (the “LTIP Awards”) shall be calculated, vested and paid in the ordinary course of business to the eligible Continuing Employees; provided, however, that if the Closing Date occurs prior to the end of the applicable performance period under an LTIP Award, such LTIP Award shall be calculated, vested and paid as if the

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Transactions constituted a Change of Control (as defined in such LTIP Award) under such LTIP Award; provided, further, that, notwithstanding the provisions of an LTIP Award to the contrary, if the Closing Date occurs in the 2015 calendar year, the calculation of the Earned Number (as defined in such LTIP Award) under an LTIP Award shall include actual results and performance achieved (assuming attainment of any applicable dividend threshold) in respect of the first half of the 2015 calendar year and target performance for the second half of the 2015 calendar year.

(ii) 2016 LTIP Awards. If the Closing does not occur in the 2015 calendar year, a Seller and any of its Affiliates (excluding any Acquired Company) may grant long-term incentive awards with respect to the 2016 calendar year (the “2016 LTIP Awards”) with respect to each Business Employee (assuming each such Business Employee would have been eligible for such an award in the ordinary course in 2016) on the following basis:

(A) the terms and conditions of the 2016 LTIP Award shall be comparable to the terms and conditions of the LTIP Awards;

(B) the projected aggregate target amount of the 2016 LTIP Awards shall not materially exceed the projected aggregate target amount of the LTIP Awards granted in the 2015 calendar year (not including the Game Changer Awards); and

(C) the 2016 LTIP Awards shall have measurement and payment provisions, vis-a-vis the Closing Date, comparable to those described in paragraph (i) above with respect to the LTIP Awards.

(iii) Game Changer Awards. The long-term incentive awards granted in July 2015 by a Seller or any of its Affiliates (including any Acquired Company) (the “Game Changer Awards”) shall be calculated and paid in the ordinary course of business to eligible Continuing Employees pursuant to the terms of such Game Changer Awards.

(iv) No Buyer Liability. Prior to the Closing, Sellers and their Affiliates shall take all actions necessary to effectuate the provisions of this Section 6.10(e) to ensure that, following the Closing, (A) Sellers and their Affiliates (other than the Acquired Companies) shall bear the costs of paying the LTIP Awards, the 2016 LTIP Awards and the Game Changer Awards, and (B) Buyer and its Affiliates shall not have any liability with respect to the LTIP Awards, the 2016 LTIP Awards, or the Game Changer Awards, other than to process such payments through the payroll systems of the appropriate Acquired Companies and to process and pay over to the appropriate Governmental Authority any related withholding with respect thereto.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(f) Service Credit. Where applicable, Buyer shall, or shall cause its Affiliates (including any Acquired Company) to, credit each Continuing Employee’s length of service with a Seller and its Affiliates (including any Acquired Company) or any of their respective predecessors, as applicable, for all purposes (including eligibility, vesting and benefit accrual) under (i) each plan, program, policy or arrangement of Buyer and its Affiliates (including any Acquired Company) under which such Continuing Employee becomes covered following the Closing to the same extent such service was recognized under a corresponding plan, program, policy or arrangement of a Seller or any of its Affiliates (including any Acquired Company), and (ii) applicable Law, in each case, except that such prior service credit will not be required for purposes of benefit accruals under any defined benefit pension plan or to the extent that it results in a duplication of benefits for any Continuing Employee.

(g) Pre-Existing Conditions; Coordination. To the extent that any Continuing Employee becomes covered following the Closing by an employee benefit plan of Buyer or any of its Affiliates that contains terms of the type described in this paragraph, Buyer shall, or shall cause its Affiliates (including any Acquired Company) to use commercially reasonable efforts to (i) waive limitations on benefits relating to pre-existing conditions of the Continuing Employees and their eligible dependents to the extent that such limitations were waived under a similar plan, program, policy or arrangement of a Seller or any of its Affiliates (including any Acquired Company), and (ii) recognize for purposes of annual deductible and out-of-pocket limits under group health plans applicable to each Continuing Employee, deductible and out-of-pocket expenses paid by each such Continuing Employee and their respective dependents under a Seller’s or any of its Affiliate’s (including any Acquired Company’s) group health plans in the calendar year in which the Closing occurs.

(h) Retention Agreements. Prior to the Closing, Sellers or any of their respective Affiliates (including any Acquired Company) may grant to certain select Business Employees retention awards that will become payable as a result of the Closing containing such terms and conditions as may be determined by such Sellers or any of their respective Affiliates (including any Acquired Company). Prior to the Closing, Sellers and their Affiliates shall take all actions necessary to effectuate the provisions of this Section 6.10(h) to ensure that, following the Closing, (i) Sellers and their Affiliates (other than the Acquired Companies) shall bear the costs of paying such retention awards, and (ii) Buyer and its Affiliates shall not have any liability with respect to such retention awards, other than to process such payments through the payroll systems of the appropriate Acquired Companies and to process and pay over to the appropriate Governmental Authority any related withholding with respect thereto.

(i) Expatriate Agreements. With respect to Business Employees who, as of the Closing, receive expatriate payments or benefits from a Seller or any of its Affiliates (an “Expatriate Package,” and each such employee who is a Continuing Employee, an “Expatriate Employee”), Buyer shall, or shall cause its Affiliates (including any Acquired Company) to maintain a comparable Expatriate Package for each such Expatriate Employee until such

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Expatriate Employee (i) returns to his or her home country (excluding any temporary return) or (ii) ceases to be employed with Buyer or any of its Affiliates (including any Acquired Company) provided that such Expatriate Employee is returned to his or her home country. Section 6.10(i) of the Disclosure Schedule sets forth a true and accurate list of all Expatriate Employees and details of their respective Expatriate Packages

(j) Special Rules. Notwithstanding anything to the contrary contained herein: to the extent that (i) any applicable Law, (ii) any applicable collective bargaining agreement or other applicable agreement with a works council or economic committee, if any, or (iii) any applicable employment agreement, would require Buyer or its Affiliates (including any Acquired Company) to provide any more favorable terms of employment (including compensation and benefits) to any Continuing Employee than those otherwise provided for by this Section 6.10 (or extend the period of time for which the standards set forth in this Section 6.10 are required to be met), then Buyer agrees to comply, or to cause its Affiliates to comply, with its obligations under each such applicable Law or agreement.

(k) No Plan Amendments; No Third Party Beneficiaries. Notwithstanding anything in this Section 6.10 to the contrary, nothing contained herein, whether express or implied, shall be treated as an amendment or other modification of any employee benefit plan of Buyer or its Affiliates, or shall limit the right of Buyer or its Affiliates to amend, terminate or otherwise modify any such employee benefit plan of Buyer or its Affiliates (including any Acquired Company) following the Closing in accordance with the terms and conditions of such plans. If (i) a party other than the Parties makes a claim or takes other action to enforce any provision in this Agreement as an amendment to any such plan, and (ii) such provision is deemed to be an amendment to such plan even though not explicitly designated as such in this Agreement, then, solely with respect to such plan, such provision shall lapse retroactively and shall have no amendatory effect with respect thereto. The Parties acknowledge and agree that all provisions contained in this Section 6.10 are included for the sole benefit of the Parties, and that nothing in this Agreement, whether express or implied, shall create any third party beneficiary or other rights (i) in any other Person, including, without limitation, any Continuing Employee, any participant in any employee benefit plan of Buyer or its Affiliates (including any Acquired Company), or any dependent or beneficiary thereof, or (ii) to continued employment with Buyer or any of its Affiliates.

Section 6.11 Taxes.

(a) Seller Tax Returns. Each Seller shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of their respective Subsidiaries that are Acquired Companies that are due on or prior to the Closing Date or with respect to Tax periods ending on or prior to the Closing Date.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(b) Buyer Tax Returns. Buyer shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of the Acquired Companies that are due after the Closing Date, other than income Tax Returns with respect to Tax periods ending on or prior to the Closing Date (which returns shall be prepared by Sellers in a manner consistent with past practices and submitted to Buyer at least 10 Business Days prior to the last permitted date for timely filing). Buyer shall pay or cause to be paid all Taxes imposed on any Acquired Company shown as due and owing on such Tax Returns in respect to Tax periods (or portions thereof) beginning after the Closing Date.

(c) Transfer Taxes. All applicable Transfer Taxes payable in connection with this Agreement, the Transactions or the documents giving effect to such Transactions shall be borne 50% by Buyer and 50% by Sellers. Buyer shall timely file all Tax Returns with respect to all Transfer Taxes incurred in connection with the Transactions and, if required by applicable law, each Seller shall, and shall cause their Affiliates to, join in the execution of any such Tax Returns. Within 30 days after payment, Buyer shall provide Seller with copies of all such returns and evidence that all such Taxes have been paid. If a Seller pays a Transfer Tax at the Closing or pursuant to a post-Closing assessment by a Tax Authority, Buyer shall reimburse such Seller for its share of the amount of such Transfer Tax (together with interest and penalties) calculated in accordance with this Section 6.11(c) within 10 days of Sellers’ written demand.

(d) No 338(g) Election. Buyer shall not make, and shall cause its Affiliates not to make, an election under Section 338(g) of the Code with respect to the purchase and sale of the Interests without the prior written consent of Sellers. If Sellers so consent to such an election under Section 338(g), Buyer shall indemnify Sellers and their respective Affiliates for any and all additional Taxes owed by any such Seller or Affiliate resulting therefrom (as determined on a with and without basis by calculating the excess of Sellers’ Tax liability including the effect of such election over Sellers’ Tax liability excluding the effect of such election), and, notwithstanding anything in this Agreement to the contrary, no Seller nor any of its Affiliates shall be obligated to indemnify Buyer for any Taxes incurred as a result of such election.

(e) Acts of Buyer. Without the prior written consent of Seller (which consent shall not be unreasonably withheld), Buyer shall not, and shall not cause or permit its Affiliates or any member of the Combined Group to, (i) amend any Tax Return filed with respect to any Tax period (or portion thereof) ending on or before the Closing Date, (ii) make any Tax election that has retroactive effect to any such Tax period (or portion thereof), or (iii) settle or compromise any Tax Claim relating to any such Tax period (or portion thereof), in each case, relating to any Acquired Company or Purchased IP. In addition, without the prior written consent of Seller (which consent shall not be unreasonably withheld), Buyer shall not, and shall not cause or permit its Affiliates or any of the Acquired Companies to take, fail to take, or delay taking, any other action (including any action with respect to any of the Acquired Companies that is treated as a foreign corporation for United States federal income Tax purposes), in each case, that would reasonably be expected to increase the liability for Taxes (including any obligation to indemnify for Taxes pursuant to this Agreement) of a Seller or any of its Affiliates, change the character of any income or gain that a Seller or any of its Affiliates must report on a Tax Return, or result in a decrease of any credits against Tax, losses or Tax basis that would otherwise be available to a Seller or any of its Affiliates.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(f) Entity Classification Elections. Notwithstanding anything to the contrary herein, the Seller shall have the right to cause an election pursuant to Treasury Regulations Section 301.7701-3 to be filed, effective from a date on or prior to the Closing Date, for any of the Acquired Companies to be treated as a branch, corporation or partnership for United States federal income Tax purposes; provided, however, that Sellers provide notice to Buyer at least five Business Days prior to the filing of such election. Buyer shall cooperate with the filing of such election, including by providing any assistance, consent or signatures as reasonably requested by Seller.

(g) Cooperation on Tax Matters.

(i) The Parties will provide one another with such information and records and make such of its officers, directors, employees and agents available as may be reasonably be requested by a Party in connection with the preparation of any Tax Return or any Tax Claim. Buyer will promptly notify Sellers of any Tax Claim which may give rise to a claim for indemnification against Sellers, and in any event within five Business Days after receiving notice of such Tax Claim; provided, however, that any failure by Buyer to timely notify Sellers will not prevent Buyer from seeking any indemnification except to the extent that Sellers are actually prejudiced by the delay.

(ii) With respect to any Tax Claim relating to a Tax period ending prior to the Closing Date or that otherwise may give rise to a claim for indemnification against Sellers (other than with respect to a Tax period ending after the Closing Date, which shall be controlled by Buyer), Seller shall have the right at any time to assume and thereafter conduct the defense of such Tax Claim with counsel of its choice, at its sole expense; provided, however, that Sellers will not settle or compromise any Tax Claim without the prior written consent of Buyer (which consent shall not be unreasonably withheld conditioned or delayed) unless the proposed settlement or compromise relates to a Tax period (or portion thereof) ending on or prior to the Closing Date; and provided further that Sellers shall indemnify Buyer for any Taxes that arise in a Tax period ending after the Closing Date (or the portion of such Tax period beginning after the Closing Date) as a direct result of the settlement or compromise of such Tax Claim and such indemnity shall survive the Closing hereunder and continue in full force and effect until the expiration of the applicable statute of limitations of any relevant Tax period affect by such settlement or compromise and shall not be subject to the Minimum Claim Amount or other limitation on recover of Tax Claims under this Agreement. With respect to any Tax Claim that Sellers elect to assume the conduct of the defense of such Tax Claim, Sellers will keep Buyer informed regarding the progress and substantive aspects of such Pre-Closing Tax Proceeding (including by providing copies of any notices and other documents received from or submitted to any Tax Authority in respect thereof.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(h) Sellers Liability for Taxes.

(i) Sellers shall be liable for and shall indemnify, defend and hold Buyer harmless from and against, but only to the extent not taken into account as a liability for accrued Tax payable in calculating the Net Working Capital Adjustment: (A) any and all Taxes imposed on an Acquired Company or in respect of the Purchased IP with respect to Tax periods (or portions thereof) ending on or before the Closing Date; (B) the Seller’s share of Transfer Taxes determined under Section 6.11(c) and (C) any and all Taxes of any Tax group of a Seller or of which any Acquired Company has been a member prior to the Closing Date that may be collected from an Acquired Company after the Closing Date.

(ii) For purposes of determining the Tax attributable to the portion of a Tax period that begins before and ends on the Closing Date of any Tax period that begins before and ends after the Closing Date (A) the Tax shall be computed as if that portion were a separate taxable period that ended as of the end of the Closing Date and (B) to the extent permitted or required by applicable Law, all transactions that are properly allocable to the portion of the Closing Date after the Closing (including transactions occurring on the Closing Date after the Closing that are not in the ordinary course of business), shall be treated as having occurred at the beginning of the day immediately following Closing Date.

(iii) For the avoidance of doubt, neither Buyer nor any of its Affiliates shall be liable for, or required to pay, any Taxes of any Seller (or any of its Affiliates) attributable to the consummation of the Transactions, including any capital gains Taxes of any Seller (or any of its Affiliates) or arising in connection with the consummation of the Transactions.

(iv) Sellers’ obligation to indemnify Buyer pursuant to this Section 6.11(h) shall survive the Closing hereunder and continue in full force and effect until the expiration of the applicable statute of limitations.

(i) Except as otherwise required by applicable Law, the Parties agree to treat all indemnification payments under ARTICLE IX or Section 6.11 as adjustments to the Purchase Price for Tax purposes.

Section 6.12 Termination of Intercompany Agreements.

(a) Sellers shall cause all Intercompany Agreements to be terminated as of immediately prior to the Closing. No such Intercompany Agreement (including any provision thereof which purports to survive termination) will be of any further force or effect after the Closing, and all parties will be released from all Liabilities thereunder. The provisions of this Section 6.12(a) will not apply to any Transaction Document.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(b) Sellers will cause all intercompany receivables, payables, loans and other accounts, rights and Liabilities between an Acquired Company, on the one hand, and Sellers or any of their Affiliates (other than the Acquired Companies), on the other hand, in existence as of immediately prior to the Closing to be settled such that, as of the Closing, there are no such intercompany receivables, payables, loans and other accounts, rights and Liabilities outstanding.

Section 6.13 Release.

(a) Effective as of the Closing, Buyer shall not, and shall cause the Acquired Companies not to, to the fullest extent permitted by applicable Law, assert any claims, or take or bring any Actions, against any Seller or any of its Affiliates and any director or officer of the Acquired Companies, in relation to any and all actions, causes of Action, debts, accounts, bonds, bills, covenants, contracts, controversies, agreements, Liabilities, damages, costs, expenses, demands, judgments, executions, variances, claims and other obligations of whatever kind or nature, in law, equity or otherwise, arising from, connected or related to, caused by or based on any facts, conduct, activities, agreements, transactions, events or occurrences known or unknown, of any type, to the extent any of the foregoing is related to any breach by a Seller or any director or officer of any Acquired Company of any fiduciary duty in their capacity as an equityholder, director or officer of any Acquired Company, which fiduciary duty breach existed, occurred, happened, arose or transpired from the date of formation or organization of the applicable Acquired Company through the Closing Date; provided, however, that nothing in this Section 6.13(a) shall (i) affect any rights or obligations under any Transaction Document or (ii) release any Person for any Liabilities arising from, or related to, any Action for fraud or breaches of the duty of loyalty.

(b) Effective as of the Closing, each Seller, on behalf of itself and its Affiliates, assigns, equityholders, predecessors, successors, heirs, executors and administrators, hereby unconditionally and irrevocably releases the Acquired Companies and each of their respective officers, directors, employees, predecessors, successors, heirs, executors and administrators from any and all Actions (and related Liabilities), and agrees not to bring or threaten to bring or otherwise join in any Actions against any such Person, relating to, arising out of or in connection with Sellers’ capacity as an equityholder, of any Acquired Company; provided that nothing in this Section 6.13(b) shall (i) affect any rights or obligations under any Transaction Document or (ii) release any Person for any Liabilities arising from, or related to, any Action for fraud or breaches of the duty of loyalty.

Section 6.14 Certain Post-Closing Corporate Actions.

(a) Corporate Actions Relating to SFRTI Holdings. On the Closing Date and immediately following the Closing, (i) Buyer will convene a general meeting of the partners at which meeting Buyer will cause the appointment of new directors as designated by Buyer in substitution of the directors resigning from such positions pursuant to Section 2.3(b)(iii) and (ii) Buyer shall cause the transfer of the Interests of SFRTI Holdings to be registered in the commercial register of Zurich and will provide evidence thereof to Seller BV.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(b) Corporate Actions Relating to SFNTC Italy. On the Closing Date and immediately following the Closing, (i) Buyer will convene a shareholders’ meeting at which meeting Buyer will cause the appointment of new directors as designated by Buyer in substitution of the directors resigning from such positions pursuant to Section 2.3(b)(vi) and (ii) Buyer will cause the Share Transfer Deed of SFNTC Italy to be filed with the applicable Italian Registrar of Enterprises pursuant to Article 2470 of the Italian Civil Code and will provide evidence thereof to Seller GP.

(c) Corporate Actions Relating to SFNTC Japan. Before the Closing Date, Seller GP shall cause SFNTC Japan to prepare a certified copy of the shareholder register of SFNTC Japan reflecting Buyer as the holder of the Interests of SFNTC Japan and on the Closing Date immediately following the Closing, Seller GP shall provide such copy to Buyer.

Section 6.15 Payment of Transaction Expenses. Unless otherwise provided herein, regardless of whether the Transactions are consummated, each Party shall bear its own Transaction Expenses; provided that Sellers shall bear all of the Transaction Expenses of the Acquired Companies, and, prior to the Closing, Sellers shall pay such Transaction Expenses of the Acquired Companies.

Section 6.16 Replacement Credit Support. Buyer shall use its reasonable best efforts to cause Seller and its Affiliates (other than the Acquired Companies) to be removed or released, effective as of the Closing, in respect of all obligations of Seller and such Affiliates under each of the guarantees, indemnities, surety bonds, letters of credit and letters of comfort obtained by Seller and such Affiliates for the benefit of the Acquired Companies that are set forth on Section 6.16 of the Disclosure Schedule and to achieve such removal or release, shall agree to substitute itself (or a controlled Affiliate) in the place of such Seller or its Affiliate. Sellers and their Affiliates shall take all actions reasonably requested by Buyer in connection with any such removal or release. Buyer agrees to indemnify and hold harmless Seller and its Affiliates from and against any Losses actually incurred by Seller and its Affiliates from after the Closing under or pursuant to any such guarantee, indemnity, surety bond, letter of credit or letter of comfort.

Section 6.17 Access to Occurrence-Based Third Party Insurance Policies.

(a) With respect to events or circumstances related to an Acquired Company or the Business that occurred or existed prior to the Closing Date and that are covered by any Seller Group Entity’s third party occurrence-based liability insurance policy or workers’ compensation insurance policy or comparable workers’ compensation self-insurance, state or country programs, in any case, in effect prior to the Closing Date (the “Pre-Closing Insurance”), Buyer may make claims under such policies after the Closing, subject to the terms and conditions thereof (and if such terms and conditions do not allow Buyer to so make any such claims, Seller or its

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

applicable Affiliate shall do so on Buyer’s behalf as reasonably directed by Buyer), and each Seller shall take all such further actions as may reasonably be requested by Buyer, at Buyer’s cost and expense (except as provided in Section 6.17(b) below), in connection with the tendering of such claims to the applicable third party insurers under such Pre-Closing Insurance and shall remit to Buyer the net proceeds such Seller realizes with respect to such claims. Notwithstanding the foregoing, Buyer will be responsible for prosecuting any such tendered claims and in no event will Seller or any of its Affiliates be required to initiate or threaten to initiate any Action against a third party insurer with respect to any such claim.

(b) Each Party and its respective Affiliates shall be solely responsible for any deductible or self-insured retentions and any collateral requirements with respect to any events or circumstances for which they make a claim under any Pre-Closing Insurance. In the event Sellers and their respective Affiliates, on the one hand, and Buyer, on the other hand, have bona fide claims under any Pre-Closing Insurance for which an aggregate deductible or retention is payable, the aggregate amount of the deductible or retention shall be borne by Sellers and their respective Affiliates, on the one hand, and Buyer and its Affiliates, on the other hand, on a pro-rata basis based on the aggregate amount of such bona fide claims made under the applicable Pre-Closing Insurance. Notwithstanding the foregoing, in no event will Buyer be entitled to make a claim under Pre-Closing Insurance, and no Seller nor any Affiliate of a Seller be obligated to assist Buyer to make any such claim, to the extent such claim would result in an increase in the deductible, retention or collateral requirements associated with any such Pre-Closing Insurance, unless Buyer agrees to bear such increase.

Section 6.18 Entry into Other Transaction Documents. At the Closing, Sellers (or their applicable Affiliates), on the one hand, and Buyer (or its applicable Affiliates), on the other hand, each shall enter into the Brand and Product Integrity Agreement, the Contracts Manufacturing Agreement, the Intellectual Property Transfer and License Agreement, the Leaf Supply Agreement and the Transition Services Agreement, in each case, subject to any amendments mutually agreed by Sellers and Buyer prior to Closing.

Section 6.19 Non-Competition.

(a) RAI hereby agrees that until the fifth anniversary of the Closing Date (such period, the “Restricted Period”), RAI shall not, and RAI shall cause its controlled Affiliates not to, directly or indirectly, engage or participate in a RAI Restricted Business or own any interest in, manage, control, participate in the ownership, management or control of a RAI Restricted Business, or provide consulting services to any Person with respect to a RAI Restricted Business. “RAI Restricted Business” means the business of developing, designing, manufacturing, packaging, labeling, producing, distributing, selling, marketing or promoting natural, organic and additive-free Tobacco Products, in each case for delivery, sale, resale, distribution, marketing or promotion outside the United States. In no event will a RAI Restricted Business include an Unrestricted Business.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(b) JT hereby agrees that during the Restricted Period, JT shall not, and JT shall cause its controlled Affiliates not to, directly or indirectly, engage or participate in a JT Restricted Business or own any interest in, manage, control, participate in the ownership, management or control of a JT Restricted Business, or provide consulting services to any Person with respect to a JT Restricted Business. “JT Restricted Business” means the business of developing, designing, manufacturing, packaging, labeling, producing, distributing, selling, marketing or promoting natural, organic and additive-free Tobacco Products, in each case for delivery, sale, resale, distribution, marketing or promotion in the United States. In no event will a JTI Restricted Business include an Unrestricted Business.

(c) Notwithstanding the foregoing, nothing in this Agreement shall prohibit or in any way limit RAI or JT or any of their respective controlled Affiliates from:

(i) performing any of its obligations under any Transaction Document or performing any contract manufacturing or other services at the request of or otherwise on behalf of JT and its controlled Affiliates (in the case of RAI and its controlled Affiliates) or RAI and its controlled Affiliates (in the case of JT and its controlled Affiliates);

(ii) performing any contract manufacturing services to any Person so long as such contract manufacturing services are not performed using any Licensed Shared IP;

(iii) holding an ownership interest in or conducting the US Business (in the case of RAI and its controlled Affiliates) or the Business (in the case of JT and its controlled Affiliates), in each case, in accordance with the terms of the Transaction Documents;

(iv) owning or acquiring an investment of not more than 5% of the then-outstanding capital stock of any publicly-held Person whose stock is traded on a securities exchange; or

(v) owning or acquiring a Person that conducts, either directly or indirectly, a RAI Restricted Business (in the case of RAI or its controlled Affiliates) or JT Restricted Business (in the case of JT or its controlled Affiliates) (any such Person, a “Competing Person”) that is the result of (A) a merger, consolidation, share exchange, sale or purchase of assets, scheme of arrangement or similar business combination involving RAI or JT or any of their respective controlled Affiliates with any Competing Person or (B) the acquisition of any Competing Person or any securities in any Competing Person by RAI or JT or any of their respective controlled Affiliates, provided, that, the exception to the Restrictive Covenants pursuant to this Section 6.19(c)(v) will only apply to the extent of operations conducted by any such Competing Person prior to becoming a controlled Affiliate of RAI or JT or one of their respective controlled Affiliates, as applicable.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(d) Each of RAI and JT acknowledges and agrees that irreparable damage would occur in the event of a violation of the provisions of this Section 6.19. Each of RAI and JT further acknowledges and agrees that the agreements contained in this Section 6.19 are an integral part of the transactions contemplated hereby, and that, without these agreements, the other Party would not enter into this Agreement. If, at the time of enforcement of the covenants contained in this Section 6.19 (the “Restrictive Covenants”), a court or arbitrator shall hold that the duration of the Restricted Period, scope or area restrictions of the Restrictive Covenants are unreasonable or otherwise unenforceable under circumstances then existing, RAI and JT agree that such court or arbitrator shall be entitled to amend and substitute the Restricted Period, scope or area as it determines is enforceable under such circumstances for the stated duration, scope or area in the Restrictive Covenants and that, in such case, the court or arbitrator shall be allowed and directed to revise the Restrictive Covenants to cover the maximum period, scope and area permitted by Law.

(e) Each Party agrees that irreparable damage would occur in the event that any of the Restrictive Covenants were not performed in accordance with their specific terms or were otherwise breached for which money damages would be inadequate, and in such case, the other Party shall be entitled to an injunction or injunctions to prevent breaches of the Restrictive Covenants and to enforce specifically the terms and provisions of the Restrictive Covenants, in addition to any other remedy to which such Party is entitled at law or in equity, without the need to post a bond or other security and without the necessity of proving damages. The rights and remedies provided by this Section 6.19 are cumulative and in addition to any other rights and remedies that a Party may have hereunder or at law or in equity. Notwithstanding anything contained in this Agreement to the contrary, if a Party or its controlled Affiliates breaches the Restrictive Covenants and another Party seeks and obtains an Order or other equitable relief from any Governmental Authority of competent jurisdiction, the five-year Restricted Period will be computed from the date relief is granted to such Party instead of from the Closing Date and reduced by any time following the Closing Date during which the breaching Party complied with its obligations hereunder.

(f) Notwithstanding anything herein to the contrary, the Restrictive Covenants will only apply to RAI and JT and any Person that is a controlled Affiliate of RAI or JT during the Restricted Period. For the avoidance of doubt, in the event either RAI or JT becomes a controlled Affiliate of any Person, following such event, the Restrictive Covenants will (i) only apply to RAI and its controlled Affiliates or JT or its controlled Affiliates, as the case may be, at the time that RAI or JT, as applicable, becomes a controlled Affiliate of such Person, and (ii) will not apply to any Affiliates or Subsidiaries of such Person other than RAI and its controlled Affiliates or JT or its controlled Affiliates, as the case may be, provided, that in no event will any Licensed Shared IP be used during the Restricted Period in contravention of the Restrictive Covenants.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.1 Conditions Precedent to Obligations of the Parties. The respective obligations of each Party to consummate the Transactions are subject to the satisfaction (or, where legally permissible, waiver by such Party in writing) at or prior to the Closing of each of the following conditions:

(a) No Adverse Order. There shall be no Order of any Governmental Authority of competent jurisdiction that is in effect that restrains in any material respect or prohibits the consummation of the Transactions.

(b) Antitrust Consents. Any affirmative approval of a Governmental Authority required under any other Antitrust Law set forth in Section 7.1(b) of the Disclosure Schedule (such approvals, the “Antitrust Approvals”) shall have been obtained or deemed to have been obtained under such applicable Antitrust Law.

Section 7.2 Conditions Precedent to Obligation of Sellers. The obligation of Sellers to consummate the Transactions is subject to the satisfaction (or waiver by Sellers) at or prior to the Closing of each of the following additional conditions:

(a) Accuracy of Buyer’s Representations and Warranties. (i) The Fundamental Representations of Buyer shall be true and correct in all material respects as of the Closing Date as though such representations and warranties were made as of the Closing Date (or as of the specific date referred to for any representation or warranty which specifically refers to an earlier date, which representation or warranty shall have been so true and correct in all material respects as of such specified date), and (ii) all other representations and warranties set forth in ARTICLE V shall be true and correct (without regard to any qualifications therein as to “materiality” or Buyer Material Adverse Effect) as of the Closing Date as though such representations and warranties were made as of the Closing Date (or as of the specific date referred to for any representation or warranty which specifically refers to an earlier date, which representation or warranty shall have been so true and correct as of such specified date), except for breaches or inaccuracies of such representations or warranties that, individually or in the aggregate, have not had and would not reasonably be expected to have a Buyer Material Adverse Effect.

(b) Covenants and Agreements of Buyer. Buyer shall have duly performed or complied with, in all material respects, all of the covenants, obligations and conditions to be performed or complied with by it under the terms of this Agreement prior to or at Closing.

(c) Certificate. Sellers shall have received from Buyer a certificate of an executive officer of Buyer, dated the Closing Date, to the effect that the conditions specified in Section 7.2(a) and Section 7.2(b) have been satisfied.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Section 7.3 Conditions Precedent to Obligations of Buyer. The obligation of Buyer to consummate the Transactions is subject to the satisfaction (or waiver by Buyer) at or prior to the Closing of each of the following additional conditions:

(a) Accuracy of Sellers’ Representations and Warranties. (i) The Tier 1 Representations shall be true and correct in all respects as of the Closing Date as though such Tier 1 Representations were made as of the Closing Date, (ii) the Tier 2 Representations shall be true and correct in all material respects as of the Closing Date as though such Tier 2 Representations were made as of the Closing Date (or as of the specific date referred to for any Tier 2 Representation which specifically refers to an earlier date, which Tier 2 Representation shall have been so true and correct in all material respects as of such specified date), and (iii) the Tier 3 Representations shall be true and correct (without regard to any qualifications therein as to “materiality” or Material Adverse Effect) as of the Closing Date as though such Tier 3 Representations were made as of the Closing Date (or as of the specific date referred to for any Tier 3 Representation which specifically refers to an earlier date, which Tier 3 Representation shall have been so true and correct as of such specified date), except for breaches or inaccuracies of such Tier 3 Representations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(b) Covenants and Agreements of Sellers. Each Seller shall have duly performed or complied with, in all material respects, all of the covenants, obligations and conditions to be performed or complied with by it under the terms of this Agreement prior to or at Closing.

(c) Certificate. Buyer shall have received from each Seller a certificate of an executive officer of such Seller, dated the Closing Date, to the effect that the conditions specified in Section 7.3(a), Section 7.3(b) and Section 7.3(d) have been satisfied.

(d) No Material Adverse Effect. From the date of this Agreement until the Closing, there shall not have occurred a Material Adverse Effect.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

(a) by mutual written consent of the Parties;

(b) by any Party by giving written notice to the other Parties if the Closing shall not have occurred by February 29, 2016 (the “Outside Date”); provided, that if the Antitrust Approvals have not been obtained by February 29, 2016, the Outside Date shall automatically be

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

extended to May 29, 2016; and provided further that the right to terminate this Agreement under this clause (b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, the failure of the Closing to occur on or before such date;

(c) by either Sellers, on the one hand, or Buyer, on the other hand, by written notice to the other Parties if any Governmental Authority shall have issued an Order or enacted a Law enjoining or otherwise prohibiting the Transactions and such Order or Law shall have become final and nonappealable; provided, that the right to terminate this Agreement under this clause (c) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, the issuance of such nonappealable Order or Law;

(d) by Buyer (so long as it is not then in material breach of any of its representations, warranties or covenants contained in this Agreement) by written notice to Sellers if a breach of this Agreement by a Seller results or would result in any of the conditions set forth in Section 7.3(a) or Section 7.3(b) not being satisfied and such breach cannot be cured or, if curable, remains uncured for a period of 30 days after such Seller has received written notice from Buyer of the occurrence of such breach (or, if earlier, the Outside Date), and such conditions have not been waived by Buyer; or

(e) by Sellers (so long as no Seller is then in material breach of any of its representations, warranties or covenants contained in this Agreement) by written notice to Buyer if a breach of this Agreement by Buyer results or would result in any of the conditions set forth in Section 7.2(a) or Section 7.2(b) not being satisfied and such breach cannot be cured or, if curable, remains uncured for a period of 30 days after Buyer has received written notice from Sellers of the occurrence of such breach (or, if earlier, the Outside Date), and such conditions have not been waived by Sellers.

Section 8.2 Effect of Termination.

(a) In the event of any termination of this Agreement pursuant to Section 8.1, all rights and obligations of the Parties hereunder shall terminate without any Liability on the part of any Party or Affiliates in respect thereof, except that (i) the obligations of the Parties under Section 6.4 (Public Announcements), this Section 8.2 and ARTICLE X (including the related definitions) of this Agreement and the Confidentiality Agreements shall remain in full force and effect and (ii) such termination shall not relieve any Party of any Liability for damages incurred or suffered by another Party for any breach of an obligation or covenant or willful breach of a representation or warranty contained in this Agreement prior to termination to the extent such breach resulted in the failure of the Closing to occur.

(b) In the event this Agreement is terminated pursuant to (i) Section 8.1(c) to the extent related to Antitrust Laws or (ii) Section 8.1(b) and, in each case of (i) or (ii), the conditions set forth in Section 7.1(a) (to the extent related to Antitrust Laws) or Section 7.1(b)

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

have not been satisfied as of the date of such termination, but all other conditions to Closing set forth in ARTICLE VII have otherwise been satisfied or waived (other than those conditions that by their nature are to be satisfied at Closing, but which conditions would have been satisfied if the Closing Date were as of the date of such termination), then not later than five Business Days following the date of such termination, Buyer shall pay the Sellers a termination fee equal to $175,000,000 (the “Termination Fee”) by wire transfer of immediately available funds pursuant to wire instructions provided by Sellers to Buyer no later than five Business Days after the date of such termination of this Agreement. The Parties agree that:

(i) in no event shall Buyer be required to pay the Termination Fee on more than one occasion;

(ii) if the Termination Fee is actually paid as provided in this Section 8.2(b), it will be the sole and exclusive remedy as liquidated damages for any and all losses or damages of any nature against Buyer and each of its former, current and future Affiliates, Representatives and assignees of any of the foregoing (collectively, the “Buyer Parties”) in respect of this Agreement, any agreement executed in connection with this Agreement (other than the Confidentiality Agreements), and the Transactions, including for any loss or damage suffered as a result of the termination of this Agreement, the failure of the Transactions to be consummated or for breach or failure to perform hereunder (whether intentionally, unintentionally, or otherwise), and upon payment of the Termination Fee no Buyer Party shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions; and

(iii) the agreements contained in this Section 8.2(b) are an integral part of the transactions contemplated hereby, and that, without these agreements, Sellers would not enter into this Agreement and the Parties expressly acknowledge and agree that in the event that Sellers are paid the Termination Fee, the receipt of the Termination Fee by Sellers shall not be deemed a penalty, but shall be deemed to be liquidated damages for any and all Losses suffered or incurred by Sellers.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Indemnification by Sellers. Subject to the limitations set forth in this ARTICLE IX, from and after the Closing, Sellers will indemnify, defend and hold harmless Buyer and its Affiliates, officers, directors, managing directors, managers, equityholders, employees, successors and assigns (all such foregoing Persons, collectively, the “Buyer Indemnitees”) from and against any and all claims, demands, assessments, losses, Liabilities, damages, deficiencies, interest and penalties, Taxes, costs and expenses, including losses resulting from the defense, settlement or compromise of an Action or claim or demand or assessment, reasonable attorneys’, accountants’ and expert witnesses’ fees, costs and expenses of investigation, and the costs and expenses of enforcing the indemnification provided hereunder (individually, a “Loss” and, collectively, “Losses”) incurred by any Buyer Indemnitee arising out of, relating to, in connection with or resulting from:

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(a) the failure of any representations or warranties made by a Seller in this Agreement or certificate delivered in connection herewith to be true and correct as of the date hereof and as of the Closing Date as if such representation or warranty was made on and as of the Closing Date (or with respect to representations and warranties that are made as of a specific date, the failure of such representations and warranties to be so true and correct as of such date) (provided that solely for purposes of determining the amount of Losses in respect of the failure of any such representation or warranty to be true and correct as of any particular date, any qualifications or limitations as to materiality (whether by reference to Material Adverse Effect or otherwise) contained in such representation or warranty shall be disregarded);

(b) any breach or failure by a Seller to perform, or cause to be performed, any of its covenants or obligations contained in this Agreement or the Intellectual Property Transfer and License Agreement;

(c) any Debt of an Acquired Company existing as of immediately prior to the Closing that is not taken into account in the calculation of the Estimated Purchase Price or the Purchase Price;

(d) the operation of the US Business, whether before, at or after the Closing; and

(e) any Action that (i) is commenced on or prior to (A) the third anniversary of the Closing Date to the extent relating to alleged personal injuries, and (B) in all other cases, the fifth anniversary of the Closing Date, (ii) is brought by (A) a Governmental Authority to enforce legislation adopted to implement European Union Directive 2001/37/EC or European Directive 2014/40/EU or (B) a consumer, consumers or a consumer association, and (iii) arises out of any statement or claim made on or before the Closing Date by any Acquired Company concerning NAS Products consumed or intended to be consumed outside of the United States that a NAS Product is (A) natural, (B) organic or (C) additive free, including any such statement or claim by an Acquired Company appearing on or in any packaging, labeling, advertising, marketing materials, promotional materials, website, or elsewhere.

Section 9.2 Indemnification by Buyer. Subject to the limitations set forth in this ARTICLE IX, from and after the Closing, Buyer will indemnify, defend and hold harmless Sellers and their respective Affiliates, officers, directors, managing directors, managers, equityholders, employees, successors and assigns (all such foregoing Persons, collectively, the “Seller Indemnitees”) from and against any and all Losses incurred by any Seller Indemnitee arising out of, relating to, in connection with or resulting from:

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(a) the failure of any representations or warranties made by Buyer in this Agreement or certificate delivered in connection herewith to be true and correct as of the date hereof and as of the Closing Date as if such representation or warranty was made on and as of the Closing Date (or with respect to representations and warranties that are made as of a specific date, the failure of such representations and warranties to be so true and correct as of such date) (provided that solely for purposes of determining the amount of Losses in respect of the failure of any such representation or warranty to be true and correct as of any particular date, any qualifications or limitations as to materiality (whether by reference to Buyer Material Adverse Effect or otherwise) contained in such representation or warranty shall be disregarded);

(b) any breach or failure by Buyer to perform, or cause to be performed, any of its covenants or obligations contained in this Agreement or the Intellectual Property Transfer and License Agreement; and

(c) the operation of the Business, whether before, at or after Closing, to the extent such Loss does not arise out of or relate to, is connected with or results from any matter for which the Buyer Indemnitees are entitled to indemnification pursuant to Section 9.1(a) through (c) and Section 9.1(e).

Section 9.3 Survival Period; Limitations on Indemnification; Recourse for Certain Breaches.

(a) Survival.

(i) The representations and warranties contained in ARTICLE III, ARTICLE IV and in ARTICLE V or in any certificate delivered hereunder, together with the associated rights of indemnification, shall survive until the two year anniversary of the Closing Date and shall thereupon expire, together with the associated rights of indemnification; provided that

(A) the representations and warranties set forth in Section 3.1 (Organization), Section 3.2 (Authorization), Section 3.5 (Ownership of Interests), Section 3.7 (Brokers’ Fees), Section 4.1 (Organization of the Acquired Companies), Section 4.3 (Subsidiaries), Section 4.21 (Brokers’ Fees) Section 5.1 (Organization), Section 5.2 (Authorization) and Section 5.6 (Brokers’ Fees) (collectively, the “Fundamental Representations”) shall survive the Closing hereunder and continue in full force and effect, together with the associated rights of indemnification, indefinitely;

(B) the representations and warranties set forth in Section 4.12 (Intellectual Property) shall survive the Closing hereunder and continue in full force and effect, together with the associated rights of indemnification, until the three-year anniversary of the Closing Date; and

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(C) the representations and warranties set forth in Section 4.10 (Tax Matters) and Section 4.16 (Employee Matters) shall survive the Closing hereunder and continue in full force and effect, together with the associated rights of indemnification, until the expiration of the applicable statute of limitations.

(ii) Each of the covenants contained in this Agreement, together with the associated rights of indemnification, shall survive the Closing and continue in full force and effect until performed in accordance with their terms and the statute of limitations with respect to any breach of any such covenant or agreement shall have expired.

(iii) The right to indemnification under this ARTICLE IX will apply only to those claims for indemnification for which notice is given within the time proscribed in this Section 9.3(a).

(b) (i) No Indemnitee shall be entitled to seek indemnification pursuant to Section 9.1(a) or Section 9.2(a) except that to the extent that the aggregate amount of Losses with respect to any claim or series of related claims for which such Indemnitee is otherwise entitled to indemnification exceeds $50,000 (the “Minimum Claim Amount”), and (ii) Sellers shall only be liable for Losses with respect to any claim or series of related claims pursuant to Section 9.1(a), and Buyer shall only be liable for Losses with respect to any claim or series of related claims pursuant to Section 9.2(a), in the event that (A) such Losses exceed the Minimum Claim Amount and (B) the aggregate amount of all Losses for which indemnification is sought against Sellers pursuant to Section 9.1(a), or Buyer pursuant to Section 9.2(a), as the case may be, exceeds the applicable Basket, and then Sellers or Buyer, as applicable, shall be required to indemnify the applicable Indemnitee for all such Losses from the first dollar of such Losses; provided, however, that neither the Minimum Claim Amount nor the Basket shall apply to claims for indemnification in respect of breaches of any Fundamental Representation or any representation or warranty contained in Section 4.10 (Tax Matters). For the avoidance of doubt, the limitations on indemnification set forth in this Section 9.3(b) shall not apply to (x) claims for indemnification arising under Section 9.1(b), Section 9.1(c), Section 9.1(d), Section 9.1(e), Section 9.2(b) or Section 9.2(c), or (y) claims for fraud.

(c) Except as provided in this Section 9.3(c), Sellers’ maximum aggregate Liability to Buyer Indemnitees pursuant to Section 9.1(a), and Buyer’s maximum aggregate Liability to Seller Indemnitees pursuant to Section 9.2(a), shall not exceed, in either case, the Cap; provided that, notwithstanding the foregoing: (i) Sellers’ maximum aggregate Liability to Buyer Indemnitees pursuant to (A) Section 9.1(a) in respect of breaches of any representation or warranty contained in Section 4.12 (Intellectual Property) shall not exceed an amount equal to $250,000,000 (less, at the time of determination, any Losses otherwise indemnified by Sellers pursuant to Section 9.1(a)); and (B) Section 9.1(e) shall not exceed an amount equal to $250,000,000; and (ii) the Cap shall not apply to claims for indemnification in respect of breaches of any of Fundamental Representation or any representation or warranty contained in Section 4.10 (Tax Matters). For the avoidance of doubt, the limitations on indemnification set forth in this Section 9.3(c) shall not apply to (x) claims for indemnification arising under Section 9.1(b), Section 9.1(c), Section 9.1(d), Section 9.2(b) or Section 9.2(c), or (y) claims for fraud.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(d) Any claim made under this ARTICLE IX shall be reduced in amount by any Tax benefit actually received with respect to such claim or as a result of the circumstances giving rise to such claim. The Parties agree that any indemnification payments made under this ARTICLE IX shall be treated for all Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law.

(e) Each Indemnitee will mitigate all Losses for which such Indemnitee is entitled or may be entitled to indemnification hereunder to the extent required by New York Law in connection with a breach of contract. An Indemnitee will use commercially reasonable efforts to pursue available coverage under insurance policies maintained by such Indemnitee for any Losses otherwise subject to indemnity hereunder. If an Indemnitee actually receives any insurance proceeds pursuant to indemnification or otherwise prior to being indemnified with respect to Losses under this ARTICLE IX, the payment under this ARTICLE IX with respect to such Losses shall be reduced by the amount of such insurance proceeds or other recoveries actually received, in each case, net of any costs and expenses (including reasonable fees and expenses of attorneys), deductibles or retentions (such net amount, a “Net Recovery”). If an Indemnitee actually receives any insurance proceeds pursuant to indemnification or otherwise after being indemnified with respect to all or a portion of any Losses under this ARTICLE IX, the Indemnitee shall pay to the Indemnitor who made such payment the lesser of (i) the amount of the Net Recovery with respect to such Losses and (ii) the amount paid by such Indemnitor to the to the Indemnitee with respect to such Losses.

(f) No Indemnitor shall be required to make any payment hereunder in respect of any Losses which are contingent until the time that such contingent Losses cease to be contingent and no Indemnitee will be entitled to indemnification pursuant to this ARTICLE IX for any punitive or exemplary damages (other than punitive or exemplary damages paid by the Indemnitee to a third party in connection with a Third Party Claim. Any amounts payable pursuant to the indemnification obligations under this ARTICLE IX shall be paid without duplication, and in no event shall any Party be indemnified under different provisions of this Agreement for the same Losses (including for the avoidance of doubt any amounts taken into account in the calculation of Net Working Capital). Notwithstanding anything in this ARTICLE IX to the contrary, no claim for indemnification may be made and no Seller shall be liable under or in respect of any claim for indemnification: (i) if the circumstances giving rise to such claim or the Losses with respect to such claim have been (A) disclosed on the face of the Business Financial Information or (B) have been previously taken into account in the calculation of the Estimated Purchase Price or Purchase Price; or (ii) to the extent that it arises or is increased as a result of by or on behalf of, with the express consent or at the request of Buyer or its Affiliates.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(g) To the extent a Buyer Indemnitee (i) has suffered an indemnifiable Loss pursuant to Section 9.1(a) in respect of breaches of any representation or warranty contained in (A) the first sentence of Section 4.3(c) (Subsidiaries), (B) Section 4.4 (Financial Information), (C) the first sentence of Section 4.6(b) (Sufficiency and Title to Tangible Assets) or (D) Section 4.7(a) (Absence of Certain Changes), but the particular Seller or Sellers obligated to indemnify such Buyer Indemnitee for such Loss, or the extent to which it cannot be determined which Seller is obligated to provide any such indemnification, or (ii) would be entitled to indemnification under Section 9.1(a) if such representations and warranties of the Sellers had been made on a joint and several basis, then, in each such case under (i) and (ii), such Buyer Indemnitee shall, subject to the limitations set forth herein, be permitted to seek indemnification directly from RAI pursuant to Section 10.17(a).

Section 9.4 Notice of Claims. If any of the Persons to be indemnified under this ARTICLE IX (any such Person, an “Indemnitee”) has suffered or incurred any Loss, such Person shall so notify the Party from whom indemnification is sought (such Party, the “Indemnitor”) promptly in writing describing the event giving rise to such Loss, the basis upon which indemnity is being sought, the amount or estimated amount of the Loss, if known or reasonably capable of estimation, and the method of computation of such Loss, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss shall have occurred; provided, however, that no failure to give timely or complete notice on the part of the Indemnitee in notifying the Indemnitor shall relieve the Indemnitor from any obligation hereunder except to the extent the Indemnitor is actually materially prejudiced thereby.

Section 9.5 Procedures for Third Party Claims.

(a) If any claim or demand is made against an Indemnitee with respect to any matter, or any Indemnitee shall otherwise learn of an assertion or of a potential claim, by any Person who is not a Party (or an Affiliate thereof) (a “Third Party Claim”) which may give rise to a claim for indemnification against an Indemnitor under this Agreement, then the Indemnitee shall promptly notify the applicable Indemnitor of such Third Party Claim; provided, however, that no delay on the part of the Indemnitee in notifying the Indemnitor will relieve the Indemnitor from any obligation hereunder unless the Indemnitor is actually prejudiced as a result thereof.

(b) The Indemnitor shall have the right, at its option and expense, to assume the defense of any Third Party Claim with its own counsel by delivering written notice to the Indemnitee; provided, however, that Indemnitor shall not have the right to assume the defense of any Third Party Claim that involves criminal allegations or in any manner involves any injunctive or equitable relief against the Indemnitee or any of its Affiliates that, if successful, would reasonably be expected to permanently adversely affect the Indemnitee, any of its Affiliates or the Business or US Business, as the case may be, in any material respect. If the Indemnitor elects to assume the defense of a Third Party Claim as set forth in this Section 9.5(b), then:

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(i) Indemnitee shall be entitled to participate in such defense with counsel of its own choosing, provided that notwithstanding anything to the contrary contained in this Agreement, the Indemnitor shall not be required to pay or otherwise indemnify the Indemnitee against any attorneys’ fees incurred by the Indemnitee in connection with the defense of such Third Party Claim following the Indemnitor’s written election to assume the defense of such Third Party Claim, unless the Indemnitee reasonably shall have concluded (upon advice of its outside counsel) that, with respect to such Third Party Claim, the Indemnitee and the Indemnitor have different, conflicting, or adverse legal positions, defenses or interests, and in such case, the Indemnitee shall be entitled to participate in such defense with counsel of its own choosing, and the Indemnitor shall be required to pay or otherwise indemnify the Indemnitee against attorneys’ fees incurred by the Indemnitee;

(ii) the Indemnitee shall make available to the Indemnitor all books, records and other documents and materials that are under the direct or indirect control of the Indemnitee and that the Indemnitor reasonably considers necessary or desirable for the defense of such Third Party Claim;

(iii) the Indemnitee shall otherwise cooperate at the Indemnitor’s sole cost and expense as reasonably requested by the Indemnitor in the defense of such Third Party Claim;

(iv) the Indemnitee shall not admit in writing any Liability with respect to such Third Party Claim; and

(v) the Indemnitor shall not, without the written consent of the Indemnitee, which shall not be unreasonably withheld, conditioned or delayed, settle or compromise any Third Party Claim in respect of which indemnification may be sought hereunder or consent to the entry of any judgment (A) which does not, to the extent that the Indemnitee or any of its Affiliates may have any Liability with respect to such Third Party Claim, include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written unconditional full release of the Indemnitee and its Affiliates from all Liability in respect of such Third Party Claim, (B) which includes any statement as to or an admission of fact, culpability or a failure to act, by or on behalf of the Indemnitee or any of its Affiliates or (C) which in any manner involves any injunctive or equitable relief against the Indemnitee or any of its Affiliates.

(c) If the Indemnitor is not entitled to or elects not to assume the defense of any Third Party Claim, then with respect to such Third Party Claim, the applicable Indemnitor will have the same rights and obligations as the Indemnitee pursuant to Section 9.5(b), and the applicable Indemnitee will have the same rights and obligations as the Indemnitor pursuant to Section 9.5(b).

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Section 9.6 Exclusive Remedy. Except as set forth in Section 2.4, Section 6.10(k) and Section 10.13 or in the case of fraud, from and after the Closing, the indemnification rights provided in this ARTICLE IX shall be the sole and exclusive remedy available to the Parties with respect to any breach of the representations, warranties or covenants of the Parties in this Agreement.

Section 9.7 Tax Claims. Except for indemnification for breach of the Sellers’ representations and warranties contained in Section 4.10 (Tax Matters) (as to which this ARTICLE IX shall apply, subject to any exceptions in respect of Section 4.10 (Tax Matters) expressly set forth in this ARTICLE IX), indemnification for any Taxes or matter regarding Taxes shall be governed solely under Section 6.11. For the avoidance of doubt, except as provided in this Section 9.7, nothing in this ARTICLE IX shall limit or restrict in any manner a Party’s right to any remedy under or for breach of Section 6.11. Buyer shall not be entitled to seek indemnification pursuant to Section 9.1 in respect of breaches of any representation or warranty contained in Section 4.10 (Tax Matters) or pursuant to Section 6.11(h) except to the extent not taken into account as a liability for accrued Tax payable in calculating the Net Working Capital Adjustment.

ARTICLE X

MISCELLANEOUS

Section 10.1 Parties in Interest. Except for (a) Seller Indemnitees and Buyer Indemnitees, or (b) pursuant to Section 6.13 or Section 10.16, nothing in this Agreement, whether express or implied, will be construed to give any Person, including any employee or former employee of an Acquired Company, other than the Parties or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit or remedies of any nature whatsoever, including any rights of employment for any specified period, under or by reason of under or in respect of this Agreement.

Section 10.2 Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the express prior written consent of the other Parties, and any attempted assignment, without such consent, will be null and void; provided, however, that Buyer may assign its rights to a controlled Affiliate of Buyer (each such assignees, a “Designated Buyer”) upon written notice of the same to Sellers, which assignment will not relieve Buyer of any of its obligations hereunder. Upon the assignment contemplated hereby, each Designated Buyer shall be deemed a “Buyer” for purposes of this Agreement in connection with the acquisition of the Interests, Purchased IP or other rights or property set out in the designation (and any reference to “Buyer” herein in connection therewith shall automatically be deemed to be a reference to such Designated Buyer) and such Designated Buyer shall automatically be assigned the rights of Buyer under this Agreement necessary in connection with such designation.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Section 10.3 Notices. All notices, requests, demands and other communications under this Agreement will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by prepaid overnight courier (providing proof of delivery) or by email to the respective Parties at the following addresses or email addresses (or at such other address for a Party as will be specified in a notice given in accordance with this Section 10.3)

(a) If to Sellers or RAI:

Reynolds American Inc.

401 North Main Street

Winston-Salem, NC 27101

Attention: Martin L. Holton III

Email: #######@####.com

with a copy to (which will not constitute notice):

Jones Day

222 East 41st Street

New York, New York 10017

Attention: Randi C. Lesnick

Email: rclesnick@jonesday.com

(b) If to Buyer or JT:

JT International SA

1 Rue de la Gabelle

1211 Geneva, Switzerland

Telephone: ## #### #####

Attention: Dr. Martin-Ralph Frauendorfer, VP; Assistant General Counsel BD & Operations

E-mail: #########################@###.com

with a copy to (which will not constitute notice):

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, New York 10022

Attention: Matthew F. Herman

Email: matthew.herman@freshfields.com

Section 10.4 Amendments and Waivers. This Agreement may not be amended, supplemented or otherwise modified except in a written instrument executed by the Parties. No waiver by any of the Parties of any default, misrepresentation, or breach of warranty or covenant

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

hereunder, whether intentional or not, will extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver by any of the Parties of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the Party sought to be charged with such waiver.

Section 10.5 Exhibits, Schedules and Disclosure Schedule.

(a) All Exhibits, Schedules and the Disclosure Schedule attached hereto are hereby incorporated herein by reference and made a part hereof. Any matter disclosed pursuant to any Section of the Disclosure Schedule (or in any section of any Schedule or Exhibit to the Disclosure Schedule) whose relevance or applicability to any representation or warranty made elsewhere in this Agreement or to information called for by any other Section of the Disclosure Schedule (or any other section of any Schedule or Exhibit to the Disclosure Schedule) is reasonably apparent on its face shall be deemed to be an exception to such representations and warranties and to be disclosed with respect to all such other Sections of the Disclosure Schedule where it is so apparent on its face, notwithstanding the omission of a reference or cross-reference thereto.

(b) Neither the specification of any dollar amount in any representation or warranty nor the mere inclusion of any item in a Schedule or in the Disclosure Schedule as an exception to a representation or warranty shall be deemed an admission by a Party that such item is required to be so included in a Schedule or in the Disclosure Schedule or represents an exception or material fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect or that such item is outside the ordinary course of business.

Section 10.6 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

Section 10.7 Certain Acknowledgements. Except as otherwise expressly set forth in ARTICLE III or ARTICLE IV (as qualified by the Disclosure Schedule), Sellers expressly disclaim any representations or warranties of any kind or nature, express or implied, including as to the condition, value or quality of the Business or the assets of the Business, and Sellers disclaim any representation or warranty of merchantability, usage, suitability or fitness for any particular purposes with respect to the assets of the Business, or any part thereof, or as to the workmanship thereof, or the absence of any defects therein, whether latent or patent, it being understood that such subject assets are being acquired “AS IS, WHERE IS” on the Closing Date, and in their present condition, and Buyer will rely on its own examination and investigation thereof. Buyer acknowledges and agrees that it is not relying on any statement or representation made by or on behalf of Sellers (including any statement or representation made in any estimates,

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

projections, predictions, data, financial information, memoranda, presentations or any other materials or information) except as specifically set forth in ARTICLE III or ARTICLE IV (as qualified by the Disclosure Schedule) and that no Person has been authorized by Sellers to make any representation or warranty relating to Sellers, any Acquired Company, the Purchased IP or the Business or otherwise in connection with the Transactions, except as specifically set forth in ARTICLE III or ARTICLE IV (as qualified by the Disclosure Schedule). Sellers are relying upon Buyer’s acknowledgement in this Section 10.7 in entering into this Agreement, except as otherwise expressly set forth in ARTICLE III or ARTICLE IV (as qualified by the Disclosure Schedule), no Seller nor any other Person will have or be subject to any Liability to Buyer resulting from the distribution to Buyer or its Representatives or Buyer’s use of any information regarding Sellers, the Acquired Companies, the Purchased IP or the Business not expressly set forth in this Agreement, including any projections or other information provided by or on behalf of Sellers relating to the Transactions or otherwise set forth in the Business Financial Information. Nothing in this Agreement shall, or shall be deemed to limit, any Party’s ability to make a claim or bring a cause of action for fraud.

Section 10.8 Entire Agreement. This Agreement (including the Disclosure Schedule and the Exhibits and Schedules hereto), the Transaction Documents and the Confidentiality Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede any prior understandings, negotiations, agreements, discussions or representations among the Parties of any nature, whether written or oral, to the extent they relate in any way to the subject matter hereof or thereof.

Section 10.9 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the greatest extent possible.

Section 10.10 Currency and Exchange Rates. Unless otherwise specifically provided in this Agreement, the Estimated Purchase Price, the Purchase Price and all components thereof shall be calculated in U.S. dollars. Any calculation of the Estimated Purchase Price or the Purchase Price or any component thereof that requires conversion of any amount into U.S. dollars, shall, where such sum is referable to or is to be compared to a sum in U.S. dollars, be deemed to be a reference to an equivalent amount in U.S. dollars translated at the spot rate as published in the Wall Street Journal (the “Spot Rate”) on the relevant date for determination (or

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

the next immediately following Business Day in the event the relevant date for determination is not a Business Day), provided that in the case of any claim for indemnification made under ARTICLE IX for which the underlying Losses are denominated in a currency other than U.S. dollars, such Losses shall be deemed for all purposes of this Agreement to be translated into U.S. dollars at the Spot Rate on the day that is two Business Days prior to the payment of such indemnification claim by the Indemnitor.

Section 10.11 Governing Law. This Agreement and all claims arising out of or relating to this Agreement and the Transactions shall be governed by the Law of the State of New York, without regard to the conflicts of law principles that would result in the application of any Law other than the Law of the State of New York.

Section 10.12 Consent to Jurisdiction; Waiver of Jury Trial

(a) Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) the state courts of the State of New York located in borough of Manhattan in New York City and (ii) the United States District Court for the Southern District of New York (and the appropriate appellate courts therefrom) for the purposes of any Action arising out of or relating to this Agreement or any transaction contemplated hereby (and agrees not to commence any Action, suit or proceeding relating hereto except in such courts). Each of the Parties further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such Party’s respective address set forth in Section 10.3 will be effective service of process for any Action in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of or relating to this Agreement or the Transactions in (i) state courts of the State of New York located in borough of Manhattan in New York City or (ii) the United States District Court for the Southern District of New York (and the appropriate appellate courts therefrom), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in law or in equity.

(b) EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Section 10.13 Specific Performance. Notwithstanding anything to the contrary contained herein, the Parties agree that irreparable damage would occur in the event of a violation of any of the provisions of this Agreement or of a Party’s obligations under this Agreement were not performed in accordance with their specific terms or were otherwise breached for which money damages would be inadequate and it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity, without the need to post a bond or other security and without the necessity of proving damages.

Section 10.14 Bulk Sales Laws. Each Party hereby waives compliance by Sellers with the provisions of the “bulk sales”, “bulk transfer” or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of the Interests or Purchased IP.

Section 10.15 Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the Parties, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 10.16 Transaction Privilege; Related Matters.

(a) Buyer hereby acknowledges and agrees that Jones Day has represented Sellers and certain of their Affiliates (including the Acquired Companies) prior to the date of this Agreement, including in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents, and that Sellers and their Affiliates (other than the Acquired Companies) and Representatives (each a “Seller Group Member” and collectively, the “Seller Group Members”) have a reasonable expectation that, after the Closing, Jones Day will represent them in connection with any claim or Action involving any Seller Group Member, on the one hand, and Buyer or any of its Affiliates and Representatives (each a “Buyer Group Member” and collectively the “Buyer Group Members”), on the other hand, arising under or relating to this Agreement, any other Transaction Document or the Transactions. Buyer, on its own behalf and on behalf of the other Buyer Group Members, hereby expressly waives and agrees not to assert any conflict of interest that may arise or be deemed to arise under applicable Law or standard of professional responsibility if, after the Closing, Jones Day represents the Seller Group Members or any of them in connection with any claim or Action arising under or relating to this Agreement, any other Transaction Document or the Transactions.

(b) Sellers hereby acknowledge and agree that Freshfields Bruckhaus Deringer LLP and its affiliated partnerships (“Freshfields”) have represented Buyer and its Affiliates prior to the date of this Agreement, including in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents, and that the Buyer Group Members have a reasonable expectation that, after the Closing, Freshfields will represent them in connection with any claim or Action involving any Seller Group Member, on the one hand, and Buyer or any Buyer Group Member on the other hand, arising under or relating to this Agreement, any other Transaction Document or the Transactions. Each Seller, on its own behalf

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

and on behalf of the other Seller Group Members, hereby expressly waives and agrees not to assert any conflict of interest that may arise or be deemed to arise under applicable Law or standard of professional responsibility if, after the Closing, Freshfields represents the Buyer Group Members or any of them in connection with any claim or Action arising under or relating to this Agreement, any other Transaction Document or the Transactions.

(c) Each Party irrevocably acknowledges and agrees that, from and after the Closing, any attorney-client privilege arising from communications prior to the Closing between any one or more Representatives of the Acquired Companies, on the one hand, and Jones Day, on the other hand, to the extent related to this Agreement, any other Transaction Document or the Transactions, shall be excluded from the property, rights, privileges, powers, franchises and other interests held by any Acquired Company under applicable Law, that such attorney-client privilege shall be deemed held solely by Sellers, and that no Buyer Group Member shall have any right to assert, waive or otherwise alter any such attorney-client privilege at any time after the Closing. All communications involving attorney-client confidences between the Seller Group Members and the Acquired Companies, on the one hand, and Jones Day, on the other hand, to the extent relating to the negotiation, documentation and consummation of the Transactions or any alternative thereto shall be deemed to be attorney-client confidences that belong solely to Sellers for the benefit and on behalf of the Seller Group Members (and not the Acquired Companies or Buyer Group Members). Accordingly, the Acquired Companies and the Buyer Group Members shall not have access to any such communications or to the files of Jones Day relating to such engagement. Further, to the extent that files of Jones Day in respect of such engagement constitute property of the client, only Sellers for the benefit and on behalf of the Seller Group Members (and not the Buyer Group Members) shall hold such property rights and Jones Day shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to the Buyer Group Members by reason of any attorney-client relationship between Jones Day and the Acquired Companies.

(d) The Parties hereby agree to, and to cause any Buyer Group Member or Seller Group Member, as applicable, to, execute any document or instrument reasonably requested from time to time by the other Party in order to evidence or effectuate the intentions of the Parties reflected in this Section 10.16. This Section 10.16 is for the benefit of the Seller Group Members and Jones Day, on the one hand, and the Buyer Group Members and Freshfields, on the other hand, and each such Person is an intended third-party beneficiary of this Section 10.16. This Section 10.16 shall be irrevocable, and no term of this Section 10.16 may be amended, waived or modified, without the prior written consent of the Parties.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Section 10.17 Guarantees.

(a) Guaranty by RAI.

(i) To induce Buyer to enter into this Agreement, RAI hereby agrees to cause each Seller to perform all of its obligations hereunder and under the other Transaction Documents and hereby further absolutely, unconditionally and irrevocably guarantees to Buyer the due and punctual payment by, and performance and discharge of, all of the obligations of each Seller pursuant to this Agreement and the other Transaction Documents (collectively, the “Guaranteed Seller Obligations”). The liability of RAI as aforesaid shall not be released or diminished by any arrangements or alterations of terms (whether of this Agreement or any other agreement or certificate contemplated hereby) or any forbearance, neglect or delay in seeking performance of the payment obligations hereby imposed or any granting of time for such payment. RAI hereby waives all defenses otherwise available to a guarantor or surety other than fraud, payment or performance in full, and accord and satisfaction pursuant to a mutually executed instrument.

(ii) This guarantee is to be a continuing security of Buyer for the Guaranteed Seller Obligations that may be owed by a Seller. This guarantee shall continue to be effective or be reinstated, as the case may be, if at any time a Seller fails to perform or pay any of the Guaranteed Seller Obligations. This is a guarantee of performance and payment and not of collection only.

(iii) RAI hereby makes, as of the date hereof and as of the Closing Date, the representations and warranties set forth in Section 3.1 (Organization), Section 3.2 (Authorization), Section 3.3 (Noncontravention), Section 3.4 (Government Authorizations) and Section 3.6 (Litigation) as to itself.

(b) Guaranty by JT.

(i) To induce Sellers to enter into this Agreement, JT hereby agrees to cause Buyer to perform all of its obligations hereunder and under the other Transaction Documents and hereby further absolutely, unconditionally and irrevocably guarantees to Sellers the due and punctual payment by, and performance and discharge of, all of the obligations of Buyer pursuant to this Agreement and the other Transaction Documents (the “Guaranteed Buyer Obligations”). The liability of JT as aforesaid shall not be released or diminished by any arrangements or alterations of terms (whether of this Agreement or any other agreement or certificate contemplated hereby) or any forbearance, neglect or delay in seeking performance of the payment obligations hereby imposed or any granting of time for such payment. JT hereby waives all defenses otherwise available to a guarantor or surety other than fraud, payment or performance in full, and accord and satisfaction pursuant to a mutually executed instrument.

(ii) This guarantee is to be a continuing security of Sellers for the Guaranteed Buyer Obligations that may be owed by Buyer. This guarantee shall continue to be effective or be reinstated, as the case may be, if at any time Buyer fails to perform or pay any of the Guaranteed Buyer Obligations. This is a guarantee of performance and payment and not of collection only.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(iii) JT hereby makes, as of the date hereof and as of the Closing Date, the representations and warranties set forth in Section 5.1 (Organization), Section 5.2 (Authorization), Section 5.3 (Noncontravention), Section 5.4 (Government Authorizations) and Section 5.5 (Litigation) as to itself.

(c) Each Party acknowledges and agrees that this Section 10.17 is an integral and essential part of the Transactions and no Party would have entered into this Agreement, nor would it have entered into the other Transaction Documents, without the benefit of the guarantees set forth in this Section 10.17, and each Party has relied on the execution of this Agreement by RAI and JT as set forth on this signature page hereto in that regard.

*        *        *         *        *

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

SANTA FE NATURAL TOBACCO COMPANY, INC.

By:	/s/ Robert A. Emken, Jr.
Name:	Robert A. Emken, Jr.
Title:	Secretary

R. J. REYNOLDS GLOBAL PRODUCTS, INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Secretary

R. J. REYNOLDS TOBACCO B.V.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Director

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III on behalf of Jochai J. van Bergen
Title:	Director

JT INTERNATIONAL HOLDING BV

By:	/s/ Eddy Pirard
Name:	Eddy Pirard
Title:	Executive Vice President

By:	/s/ Martin-Ralph Frauendorfer
Name:	Martin-Ralph Frauendorfer
Title:	Vice President

[Signature Page to Purchase Agreement]

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

For purposes of Section 6.19 and Section 10.17:

REYNOLDS AMERICAN INC.

By:	/s/ Thomas R. Adams
Name:	Thomas R. Adams
Title:	Executive Vice President

For purposes of Section 6.19 and Section 10.17:

JAPAN TOBACCO INC.

By:	/s/ Akira Saeki
Name:	Akira Saeki
Title:	Executive Deputy President

[Signature Page to Purchase Agreement]

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

EXHIBIT A

FORM OF BRAND AND PRODUCT INTEGRITY AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A

FORM OF BRAND AND PRODUCT INTEGRITY AGREEMENT

This BRAND AND PRODUCT INTEGRITY AGREEMENT (this “Agreement”), dated as of [●], 2015 (the “Effective Date”), is made by and between Santa Fe Natural Tobacco Company, Inc., a New Mexico corporation (“SFNTC” or “Seller”), JT International Holding BV, a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (“Buyer”). Seller and Buyer are separately referred to in this Agreement as a “Party” and, together, as the “Parties.”

RECITALS

A. The Parties have entered into that certain Purchase Agreement, dated as of September 28, 2015 (as the same may be amended, the “Purchase Agreement”), pursuant to which Seller will transfer to Buyer the Purchased IP.

B. The Natural American Spirit brand has developed valuable equity and goodwill worldwide, and the Parties desire to maintain and enhance the equity and goodwill of the Natural American Spirit brand, the Purchased Trademarks and the Retained Trademarks worldwide.

C. The Parties desire to set forth the process for collaboration regarding those brands which are associated with both the Purchased Trademarks and the Retained Trademarks so as to maintain an overall consistent worldwide brand strategy and approach.

D. It is a condition to the consummation of the transactions contemplated by the Purchase Agreement that the Parties execute and deliver this Agreement and that this Agreement be in full force and effect on the Closing Date.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in this Agreement and the Purchase Agreement, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Generally. For purposes of this Agreement, the terms set forth in Schedule 1.01, when capitalized, will have the meanings set forth in Schedule 1.01. Capitalized terms used in this Agreement and not otherwise defined in this Agreement will have the meanings ascribed thereto in the Purchase Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE II

PRODUCT BRANDING AND QUALITY

Section 2.01. Use of Trademarks Only in the Business and for Business Products.

(a) Seller agrees that Seller will only use the Retained Trademarks in connection with the US Business.

(b) Seller agrees that Seller will only Use goods or services in connection with the US Business which bear at least one Name Mark or Design Mark. Seller agrees that Seller will not Use goods or services in connection with the US Business that bear or are sold in packaging which bears any Trademark that is not a Retained Trademark, except for Seller’s and its Affiliates’ company names or as otherwise required by Law.

(c) Buyer agrees that Buyer will only use the Purchased Trademarks in connection with the Business.

(d) Buyer agrees that Buyer will only Use goods or services in connection with the Business which bear at least one Name Mark or Design Mark. Buyer agrees that Buyer will not Use goods or services in connection with the Business that bear or are sold in packaging which bears any Trademark that is not a Purchased Trademark, except:

(i) solely in connection with any goods or services that are a line extension of the Business, for any Trademark owned by a Buyer or its Affiliates, provided that at least one Name Mark or Design Mark is used as the primary brand element in respect of such goods or services, and the other Trademark is materially less prominent than such Name Mark(s) and/or Design Mark(s) and is used in a secondary manner solely to denote such goods or services are a line extension of the Business;

(ii) solely in connection with a Brand Migration, for any Trademark owned by a Buyer or its Affiliate on the date such Brand Migration commences, provided that the Tobacco Product that is the subject of such Brand Migration does not change the overall character of the Natural American Spirit brand or diminish the premium appearance of the products Used in connection with the Natural American Spirit brand;

(iii) Buyer’s and its Affiliates’ company names; or

(iv) as otherwise required by Law.

Section 2.02. Use of Trademarks in Current Form.

(a) Seller agrees that Seller will only use the Name Marks in the likeness or depiction set forth on Exhibit A, including only using the Name Marks in the same or similar font as depicted on Exhibit A. Notwithstanding the foregoing sentence, Seller will be free to

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

alter the color, font size, and positioning of the Name Marks so long as such alterations do not change the overall character of the Name Marks or diminish the premium appearance of the products Used in connection with such Name Marks.

(b) Seller agrees that Seller will only use the Design Marks in the exact likeness or depiction set forth on Exhibit B until the third anniversary of the Effective Date. Notwithstanding the foregoing sentence, Seller will be free to alter the color, size, and positioning of the Design Marks so long as such alterations do not change the overall character of the Design Marks or diminish the premium appearance of the products Used in connection with such Design Marks. Following the third anniversary of the Effective Date, Seller will be free to modernize, refresh, or update the Design Marks so long as such alterations are substantially similar to the likenesses and depictions set forth on Exhibit B, do not change the overall character of the Design Marks, and do not diminish the premium appearance of the products Used in connection with such Design Marks.

(c) Buyer agrees that Buyer will only use the Name Marks in the likeness or depiction set forth on Exhibit A, including only using the Name Marks in the same or similar font as depicted on Exhibit A. Notwithstanding the foregoing sentence, Buyer will be free to alter the color, font size, and positioning of the Name Marks so long as such alterations do not change the overall character of the Name Marks or diminish the premium appearance of the products Used in connection with such Name Marks.

(d) Buyer agrees that Buyer will only use the Design Marks in the exact likeness or depiction set forth on Exhibit B until the third anniversary of the Effective Date. Notwithstanding the foregoing sentence, Buyer will be free to alter the color, size, and positioning of the Design Marks so long as such alterations do not change the overall character of the Design Marks or diminish the premium appearance of the products Used in connection with such Design Marks. Following the third anniversary of the Effective Date, Buyer will be free to modernize, refresh, or update the Design Marks so long as such alterations are substantially similar to the likenesses and depictions set forth on Exhibit B, do not change the overall character of the Design Marks, and do not diminish the premium appearance of the products Used in connection with such Design Marks.

(e) Notwithstanding anything to the contrary in this Section 2.02, the Parties will be free to alter the Design Marks for use in relation to “limited edition packaging” of existing products of the Business or the U.S. Business, as applicable, so long as (i) such altered Design Marks remain substantially similar to the likenesses and depictions set forth on Exhibit B, (ii) such alterations do not change the overall character of the Design Marks or diminish the premium appearance of the products Used in connection with such Design Marks and (iii) such “limited edition packaging” is offered for sale, on a product-by-product (i.e., SKU-by-SKU) and country-by-country basis, for no single period of more than 6 consecutive months.

(f) Notwithstanding anything to the contrary in this Section 2.02, the Parties will be free to alter the Design Marks as required by Law, so long as, to the extent allowed by

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Law, such alterations are substantially similar to the likenesses and depictions set forth on Exhibit B, do not change the overall character of the Design Marks, and do not diminish the premium appearance of the products Used in connection with such Design Marks.

(g) Notwithstanding anything to the contrary in this Section 2.02, to the extent that applicable Law bars the use of the Name Mark NATURAL AMERICAN SPIRIT in the forms otherwise permitted by this Agreement, the Parties will be free to alter the Name Mark NATURAL AMERICAN SPIRIT as required by Law, so long as, to the extent allowed by Law, such alterations are similar to the likenesses and depictions set forth on Exhibit A, do not change the overall character of the Name Marks, and do not diminish the premium appearance of the products Used in connection with such Name Marks.

Section 2.03. Product Quality.

(a) Seller agrees that Seller will only Use Tobacco Products in the US Business which solely use tobacco which is, consistent with Seller’s past practice in the operation of the Business and the US Business, ***** until the ***** anniversary of the Effective Date. Thereafter, Seller will be free to alter the tobacco components of, and additives used in, such Tobacco Products so long as such alterations do not change the overall character of such Tobacco Products or diminish the premium nature of such Tobacco Products.

(b) Buyer agrees that Buyer will only Use Tobacco Products in the Business which solely use tobacco which is, consistent with Seller’s past practice in the operation of the Business and the US Business, ***** until the ***** anniversary of the Effective Date. Thereafter, Buyer will be free to alter the tobacco components of, and additives used in, such Tobacco Products so long as such alterations do not change the overall character of such Tobacco Products or diminish the premium nature of such Tobacco Products.

Section 2.04. Domain Names. Buyer will not, directly or indirectly, register or permit any of its Affiliates to register, any domain that includes in whole or in part the Name Marks, or any confusingly similar names or designations, except for country-code top level domain names and social media sites for countries outside of the United States (e.g., a “.fr” domain name for France); provided, however, that, after the fifth anniversary of the Effective Date, Seller will not unreasonably refuse any Buyer request to register any generic top level domain (e.g. a “.net” or “.cool” domain name) that includes in whole or in part the Name Marks or confusingly similar names or designations.

Section 2.05. Trademark Coexistence and Cooperation.

(a) The Parties mutually believe that the continued use and registration of the Purchased Trademarks and Retained Trademarks on and in connection with the goods and/or services relating to Seller’s and Buyer’s respective businesses consistent with past practice is not likely to cause confusion.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Seller will not object to, oppose, or otherwise challenge Buyer’s Use or registration of the Purchased Trademarks outside of the United States in accordance with the terms of this Agreement, and agrees to take reasonable action to assist Buyer in obtaining protection for the Purchased Trademarks outside of the United States. Seller agrees not to register or apply for registration of the Retained Trademarks outside of the United States.

(c) Seller agrees to take reasonable action to prevent any confusion due to the co-existence and registration of the Retained Trademarks and the Purchased Trademarks hereunder, to notify Buyer of any actual or potential confusion that is brought to its attention in connection with the Purchased Trademarks hereunder, and to cooperate, as is reasonable under the circumstances, to rectify any actual or potential confusion resulting therefrom.

(d) Seller will notify Buyer promptly of any circumstances that would reasonably be expected to harm the reputation of the Purchased Trademarks.

(e) Buyer will not object to, oppose, or otherwise challenge Seller’s Use or registration of the Retained Trademarks in the United States in accordance with the terms of this Agreement, and agree to take reasonable action to assist Seller in obtaining protection for the Retained Trademarks in the United States. Buyer agrees not to register or apply for registration of the Purchased Trademarks in the United States.

(f) Buyer agrees to take reasonable action to prevent any confusion due to the co-existence and registration of the Retained Trademarks and the Purchased Trademarks hereunder, to notify Seller of any actual or potential confusion that is brought to its attention in connection with the Retained Trademarks hereunder, and to cooperate, as is reasonable under the circumstances, to rectify any actual or potential confusion resulting therefrom.

(g) Buyer will notify Seller promptly of any circumstances that would reasonably be expected to harm the reputation of the Retained Trademarks.

Section 2.06. Commitment to Compliance.

(a) Seller will ensure that its Affiliates, employees, contractors, distributors and agents comply with all obligations of this Agreement, including the obligations of this ARTICLE II. Any act or omission by the foregoing that would be a violation of this Agreement if committed by Seller will be deemed a violation of this Agreement by Seller.

(b) Buyer will ensure that its Affiliates, employees, contractors and agents comply with all obligations of this Agreement, including the obligations of this ARTICLE II. Any act or omission by the foregoing that would be a violation of this Agreement if committed by Buyer will be deemed a violation of this Agreement by Buyer.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE III

BRAND COLLABORATION

Section 3.01. Collaboration Meetings. It is the intent of the Parties to collaborate closely to protect and enhance the equity of the Natural American Spirit brand. To facilitate this effort, except as the Parties may otherwise agree: (a) within 30 days after the Effective Date, Seller and Buyer will each designate one senior marketing executive to coordinate collaboration meetings, during which the executives and any other attendees (i) requested by a Party, and (ii) subject to confidentiality obligations consistent with those of this Agreement, will collaborate as described herein; (b) the Parties will conduct such meetings twice during the first year of this Agreement, twice during the second year of this Agreement, and at least once during each subsequent year.

Section 3.02. Meeting Dates, Location, and Agenda. The date, agenda and location of collaboration meetings will be mutually agreed upon by the Parties through their designated senior marketing executives. If the Parties are unable to reach mutual agreement for the date and location of a collaboration meeting within 30 days from beginning discussions regarding the date and location, Buyer will have the right to reasonably determine the date and location of collaboration meetings in odd-numbered years, and Seller will have the right to reasonably determine the date and location of collaboration meetings in even-numbered years. Upon the mutual agreement of the Parties through their designated senior marketing executives, any collaboration meeting may be held through the medium of conference telephone, video or similar form of communication equipment, provided that all persons participating in the meeting are able to hear and speak to each other.

ARTICLE IV

CONFIDENTIALITY

Section 4.01. Confidentiality. With respect to all materials, documents, programs, data and information (the “Confidential Information”) furnished by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) or, in each case, by or to an Affiliate thereof, in connection with this Agreement and future collaboration meetings, the Receiving Party (a) will keep the Confidential Information confidential using the same safeguards and standard of care that it uses to preserve the confidentiality of its own confidential information and will not, without the prior written consent of the Disclosing Party, disclose any Confidential Information in any manner whatsoever and (b) will not use any Confidential Information other than in connection with the Business or the US Business or in fulfilling any other obligations under this Agreement; provided, however, that the Receiving Party may reveal the Confidential Information to its Representatives (i) who need to know the Confidential Information for the purposes of providing or receiving the Services, as applicable, or for fulfilling any other obligations of the Receiving Party hereunder, (ii) who are informed by the Receiving Party of the confidential nature of the Confidential Information, and (iii) who agree to act in accordance with the terms of this Section 4.01. The Receiving Party will cause its Representatives to observe the terms of this Section 4.01, and the Receiving Party will be responsible for any

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

breach of this Section 4.01 by any of its Representatives. For the avoidance of doubt, any materials, documents, programs, data or information provided by one Party to the other Party pursuant to the terms of the Purchase Agreement shall be subject to the confidentiality provisions of the Purchase Agreement and shall not be subject to the confidentiality provisions of this Agreement.

Section 4.02. Use and Disclosure Limitations. The obligation of confidentiality under this ARTICLE IV (Confidentiality) will not apply to the extent that it can be established by the Receiving Party by competent proof that such Confidential Information:

(a) was already known to or in the possession of the Receiving Party, other than under an obligation of confidentiality, at the time of receipt from the Disclosing Party;

(b) was generally available to the public or otherwise part of the public domain at the time of its receipt from the Disclosing Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure other than through any act or omission of the Receiving Party in breach of this Agreement;

(d) was received by the Receiving Party, other than under an obligation of confidentiality, from a third Person lawfully in possession of the Confidential Information that was itself free from any restrictions on use or obligations of confidentiality with respect to such Confidential Information; or

(e) was independently developed by the Receiving Party without reference or access to any Confidential Information of the Disclosing Party.

Section 4.03. Required Disclosure. In the event disclosure of Confidential Information is permitted by applicable Law and is compelled by judicial or administrative process or required by operation of Law, the Receiving Party will promptly notify the Disclosing Party and otherwise cooperate, at the Disclosing Party’s expense, with the Disclosing Party so that the Disclosing Party may seek a protective order or other appropriate remedy or, in the Disclosing Party’s sole discretion, waive compliance with the terms of this ARTICLE IV (Confidentiality). In the event that no such protective order or other remedy is obtained, or that the Disclosing Party does not waive compliance with the terms of this ARTICLE IV (Confidentiality), the Receiving Party will furnish only that portion of the Confidential Information that it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE V

TERM AND TERMINATION

Section 5.01. Term.

(a) Subject to Section 5.01(b) and Section 5.01(c), this Agreement shall commence immediately upon the Effective Date and shall terminate only upon the mutual written agreement of the Parties.

(b) The Parties’ rights and obligations under Section 2.01, Section 2.02 and Section 2.03 shall expire on the fifth anniversary of the Effective Date, unless otherwise provided in those Sections.

(c) At any time after the fifth anniversary of the Effective Date, either party may terminate ARTICLE III and the Parties’ rights and obligations thereunder on 30 days prior written notice to the other Party.

Section 5.02. Survival. Notwithstanding anything contained in this Agreement to the contrary, ARTICLE IV (Confidentiality), this Section 5.02 and ARTICLE VI (General Provisions) will survive the expiration or termination of this Agreement and (b) the expiration or termination of this Agreement will not act as a waiver of any breach of this Agreement or as a release of either Party from any liability or obligation incurred under this Agreement through the effective date of the expiration or termination.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01. Specific Performance. Notwithstanding anything to the contrary contained herein, the Parties agree that irreparable damage would occur in the event of a violation of any of the provisions of this Agreement or of a Party’s obligations under this Agreement were not performed in accordance with their specific terms or were otherwise breached for which money damages would be inadequate and it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity, without the need to post a bond or other security and without the necessity of proving damages.

Section 6.02. Further Assurances. Each Party shall, and shall cause its Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 6.03. Independent Contractor Status. The Parties acknowledge and agree that the Parties are independent contractors in the performance of each and every part of this Agreement and nothing herein will be construed to be inconsistent with this status. Nothing contained in this Agreement will be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each Party being individually responsible only for its obligations set forth in this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 6.04. Parties in Interest. Nothing in this Agreement, whether express or implied, will be construed to give any Person, including any employee or former employee of an Acquired Company, other than the Parties or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit or remedies of any nature whatsoever, including any rights of employment for any specified period, under or by reason of or in respect of this Agreement.

Section 6.05. Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the express prior written consent of the other Parties, and any attempted assignment, without such consent, will be null and void; provided, however, that a Party may assign its rights to an Affiliate upon written notice of the same to the other Party, which assignment will not relieve the assigning Party of any of its obligations hereunder.

Section 6.06. Notices. All notices, requests, demands and other communications under this Agreement will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by prepaid overnight courier (providing proof of delivery) or by email to the respective Parties at the following addresses or email addresses (or at such other address for a Party as will be specified in a notice given in accordance with this Section 6.06):

if to Seller:

      Reynolds American Inc.

      401 North Main Street

      Winston-Salem, NC 27101

      Attention: Martin L. Holton III

      Email: #######@####.com

with a copy to (which will not constitute notice):

      Jones Day

      222 East 41st Street

      New York, New York 10017

      Attention: Randi C. Lesnick

      Email: rclesnick@jonesday.com

if to Buyer:

      JT International SA

      1 Rue de la Gabelle

      1211 Geneva, Switzerland

      Telephone: ## #### #####

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

      Attention: Dr. Martin-Ralph Frauendorfer, VP; Assistant General Counsel

      BD & Operations

      E-mail: #########################@###.com

with a copy to (which will not constitute notice):

      Freshfields Bruckhaus Deringer US LLP

      601 Lexington Avenue, 31st Floor

      New York, New York 10022

      Attention: Matthew F. Herman

      Email: matthew.herman@freshfields.com

Section 6.07. Amendments and Waivers. This Agreement may not be amended, supplemented or otherwise modified except in a written instrument executed by the Parties. No waiver by any of the Parties of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, will extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver by any of the Parties of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the Party sought to be charged with such waiver.

Section 6.08. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) the Transaction Documents and the Confidentiality Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede any prior understandings, negotiations, agreements, discussions or representations among the Parties of any nature, whether written or oral, to the extent they relate in any way to the subject matter hereof or thereof. In the event of any inconsistency between the terms of this Agreement and the Schedules, the terms of this Agreement will control. In the event of any inconsistency between the terms of this Agreement and the Purchase Agreement, the terms of the Purchase Agreement will control.

Section 6.09. Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the greatest extent possible.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 6.10. Governing Law. This Agreement and all claims arising out of or relating to this Agreement and the Transactions shall be governed by the Law of the State of New York, without regard to the conflicts of law principles that would result in the application of any Law other than the Law of the State of New York.

Section 6.11. Consent to Jurisdiction; Waiver of Jury Trial.

(a) Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) the state courts of the State of New York located in borough of Manhattan in New York City and (ii) the United States District Court for the Southern District of New York (and the appropriate appellate courts therefrom) for the purposes of any Action arising out of or relating to this Agreement or any transaction contemplated hereby (and agrees not to commence any Action, suit or proceeding relating hereto except in such courts). Each of the Parties further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such Party’s respective address set forth in Section 6.06 (Notices) will be effective service of process for any Action in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of or relating to this Agreement or the Transactions in (i) state courts of the State of New York located in borough of Manhattan in New York City or (ii) the United States District Court for the Southern District of New York (and the appropriate appellate courts therefrom), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in law or in equity.

(b) EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 6.12. Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the Parties, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 6.13. Rules of Construction. Unless the context requires otherwise, (a) all references to Sections, Articles, Exhibits or Schedules are to the Sections, Articles, Exhibits or Schedules of or to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP, (c) words in the singular include the plural and vice versa, (d) to the extent the term “day” or “days” is used, it

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

will mean calendar days unless Business Days are specified and all references to times of the day are to New York time unless otherwise specified, (e) the pronoun “his” refers to the masculine, feminine and neuter, the words “herein,” “hereby,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, Article, or other subdivision, (f) the term “including” means “including without limitation,” (g) the term “or” will be disjunctive but not exclusive, (h) the term “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase will not mean simply “if,” (i) references to documents or other materials “delivered” or “made available” to Buyer or similar phrases shall mean that such documents or other materials were delivered to Buyer or its Representatives or were present in the Data Room, and (j) any reference to any contract or Law is a reference to it as amended, modified and supplemented from time to time (and, in the case of a Law, to (i) any successor provision and (ii) the rules and regulations promulgated thereunder). The headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

[Remainder of page left intentionally blank]

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the undersigned hereby execute this Brand and Product Integrity Agreement effective as of the day and year first above written.

SANTA FE NATURAL TOBACCO COMPANY, INC.

By:
Name:
Title

JT INTERNATIONAL HOLDING BV

By:
Name:
Title:

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 1.01 – Definitions

1.	“Acquired Companies” is defined in the Purchase Agreement.

2.	“Action” is defined in the Purchase Agreement.

3.	“Affiliate” is defined in the Purchase Agreement.

4.	“Agreement” is defined in the Preamble.

5.	“Annie” is defined in the Preamble.

6.	“Brand Migration” means the migration, commencing at any time after the Effective Date and continuing continuously for a period not to exceed 12 months, of consumers and traders of a particular existing Tobacco Product (i.e., a particular product SKU) that is then being sold by Buyer in connection with a business other than the Business under a brand other than the Natural American Spirit brand and the sale of which will be discontinued at the conclusion of such migration (the “Discontinued Product”), to an alternative existing Tobacco Product (i.e., a particular product SKU) that is then being sold by Buyer in connection with the Business (the “Replacement Product”), through the simultaneous temporary use, solely in connection with the Discontinued Product (including on the Discontinued Product’s packing or polypropylene wrapping), of both (i) Trademarks and/or brand elements being used in connection with the Discontinued Product prior to the commencement of such migration (the prominence of which will diminish over the course of such migration) and (ii) at least one Name Mark or Design Mark (the prominence of which will increase over the course of such migration).

7.	“Brand Product Specifications” means the specifications for those Tobacco Products sold by Seller and its Affiliates in the Business immediately prior to the Effective Date.

8.	“Business” is defined in the Purchase Agreement.

9.	“Business Day” is defined in the Purchase Agreement.

10.	“Business Trademarks” means the Purchased Trademarks and the Retained Trademarks, as revised from time to time pursuant to this Agreement.

11.	“Buyer” is defined in the Preamble.

12.	“Design Marks” means those Trademarks set forth on Exhibit B (Design Marks) as revised from time to time pursuant to this Agreement.

13.	“Effective Date” is defined in the Preamble.

14.	“Governmental Authority” is defined in the Purchase Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

15.	“Intellectual Property” is defined in the Purchase Agreement.

16.	“Law” is defined in the Purchase Agreement.

17.	“Name Marks” means those Trademarks set forth on Exhibit A (Name Marks), as revised from time to time pursuant to this Agreement.

18.	“Party” and “Parties” are defined in the Preamble.

19.	“Person” is defined in the Purchase Agreement.

20.	“Purchase Agreement” is defined in Paragraph A of the Recitals.

21.	“Purchased IP” is defined in the Purchase Agreement.

22.	“Purchased Trademarks” means the Name Marks, the Design Marks, any other Trademarks contained in the Purchased IP and any other Trademarks owned by Buyer or its Affiliates after the Closing Date that are identical to or substantially similar to the Trademarks contained in the Purchased IP, as revised from time to time pursuant to this Agreement.

23.	“Retained Trademarks” means any United States Trademarks owned by Seller or its Affiliates that are identical to or substantially similar to the Purchased Trademarks, as revised from time to time pursuant to this Agreement.

24.	“Representative” is defined in the Purchase Agreement.

25.	“Seller” is defined in the Preamble.

26.	“Tobacco Products” is defined in the Purchase Agreement.

27.	“Trademarks” means trademarks, service marks, trade dress, slogans, logos, symbols, trade names, brand names and other identifiers of source or goodwill recognized by any Governmental Authority, including registrations and applications for registration thereof and including the goodwill symbolized thereby or associated therewith.

28.	“Transactions” is defined in the Purchase Agreement.

29.	“US Business” is defined in the Purchase Agreement.

30.	“Use” means develop, design, manufacture, package, label, deliver, sell, resell, distribute, market, or promote or otherwise use or exploit.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A – Name Marks

•	NATURAL AMERICAN SPIRIT,

•	*****

•	ORIGINAL AMERICAN SPIRIT,

•	*****

•	AMERICAN SPIRIT, in each case in the same or similar font shown below for NATURAL AMERICAN SPIRIT:

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit B – Design Marks

•	The “Chief” Design as shown below:

•	The “Thunderbird” Design as shown below:

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

EXHIBIT B

FORM OF CONTRACT MANUFACTURING AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B

FORM OF CONTRACT MANUFACTURING AGREEMENT

This CONTRACT MANUFACTURING AGREEMENT (this “Agreement”) is entered into as of [●], 2015 (the “Effective Date”), by and between JT International Holding BV, a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (the “Customer”), and Santa Fe Natural Tobacco Company, Inc., a New Mexico corporation (the “Manufacturer”). The Customer and the Manufacturer are sometimes referred to in this Agreement together as the “Parties” and each, individually, as a “Party.” Initially capitalized terms used throughout this Agreement have the meanings given to them in ARTICLE 1 below.

BACKGROUND

A. This Agreement is being entered into concurrently with the consummation of the transactions contemplated by that certain Purchase Agreement, dated as of September 28, 2015 (as it may be amended from time to time, the “Purchase Agreement”), by and among the Manufacturer; R. J. Reynolds Global Products, Inc., a Delaware corporation; R. J. Reynolds Tobacco B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid); the Customer; and, for certain limited purposes, Reynolds American Inc., a North Carolina corporation, and Japan Tobacco Inc., a Japanese corporation (kabushiki kaisha).

B. The Manufacturer manufactures the tobacco cigarette brands, brand styles, roll-your-own and blended strip products identified on Exhibit A (collectively, the “Products”) at a facility in Oxford, North Carolina (the “Oxford Facility”), and the Customer wishes to engage the Manufacturer to manufacture the Products at the Oxford Facility on behalf of the Customer, which Products will be marketed, distributed and sold by the Customer (or its Affiliates) solely in the Territory.

C. The Manufacturer is willing to manufacture the Products at the Oxford Facility on behalf of the Customer pursuant to the terms and conditions set forth in this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties and covenants set forth in this Agreement, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

CERTAIN DEFINED TERMS

As used in this Agreement, the following terms will have the meanings assigned to them below:

“Affiliate” has the meaning set forth in the Purchase Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Anti-boycott Laws” means Laws of the United States that prohibit participation or cooperation with, agreements to cooperate with and, in some cases, the provision of information in support of, any international boycott not sanctioned by the United States, such as the Arab League boycott of Israel, and including, but not limited to, Section 999 of the United States Internal Revenue Code of 1986, and guidelines issued thereunder, and the United States Export Administration Regulations, 15 C.F.R. Part 760.

“Confidential Information” means: (a) information, data or materials (whether of a technical or business nature), including that relating to research, development, know-how, inventions, Trade Secrets (including the Specifications, engineering, manufacturing, proposals and business plans, marketing plans and materials, sales, suppliers or customers, in each case, of, or in respect of, a Party or any of its Affiliates; (b) proprietary information, data or materials of a Party or of a third Person with whom such Party has an obligation of confidence (including all such information owned by any Affiliate of such Party), whether created by a Party or its Affiliates individually or through the efforts contemplated by this Agreement; and (c) any other information, data or Intellectual Property, not publicly known, of a Party or of a third Person with whom such Party has an obligation of confidence (including all such information owned by any Affiliate of such Party); regardless of whether any of the foregoing set forth in clauses (a) - (c) above is observed or in oral, written, graphic or electronic form, and whether or not marked or otherwise identified as “confidential.”

“Customer” has the meaning set forth in the Preamble.

“Customer Indemnified Party” has the meaning set forth in Section 6.7(a).

“Denied Parties” means the list of Denied Persons, the proliferation concern Entity List and the list of Unverified Parties maintained by the United States Department of Commerce, and the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, as such lists are revised and in effect from time to time.

“Disclosing Party” has the meaning set forth in Section 7.1(a).

“Effective Date” has the meaning set forth in the Preamble.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Export License” means any Governmental Approval issued by a Governmental Authority, including but not limited to OFAC, permitting the manufacture, export or sale of the Products hereunder.

“Forecast” has the meaning set forth in Section 3.1.

“Force Majeure” means one or more of the events described in Section 9.4.

“Foreign Corrupt Practices Act” means 15 U.S.C. §§ 78dd-1, et seq. and any and all amendments thereto.

“Governmental Approval” means any permit, license, approval, qualification, consent or authorization issued by a Governmental Authority.

“Governmental Authority” has the meaning set forth in the Purchase Agreement.

“Index” means the Producer Price Index for Stage of Processing – Finished Goods, as compiled by the Bureau of Labor Statistics of the United States Department of Labor (1982 = 100), or such other index as is reasonably selected by the Manufacturer.

“Initial Term” has the meaning set forth in Section 8.1.

“Intellectual Property” means information, concepts, ideas, discoveries, inventions (whether conceived or reduced to practice, and whether or not patentable), requirements, samples of prototypical tobacco product components, data, codes and programs, graphics, designs, prints, sketches, drawings and photographs, developments, processes and methods, know-how, Trade Secrets (including the Specifications), patent applications, patents, other intellectual property of any type (including copyrights, trademarks, and service marks), and enhancements, derivatives and improvements thereof.

“Laws” has the meaning set forth in the Purchase Agreement.

“Leaf Supply Agreement” means that certain Leaf Supply Agreement between the Parties, dated on or about the Effective Date, as it may be amended, modified or supplemented from time to time.

“Losses” has the meaning set forth in the Purchase Agreement.

“Manufacturer” has the meaning set forth in the Preamble.

“Manufacturer Indemnified Party” has the meaning set forth in Section 6.7(a).

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Non-Conforming Products” means Products that did not fall within the control and rejection standards of the Specifications for such Products at the time title and risk of loss passed to the Customer in accordance with Section 5.2.

“Objection Period” has the meaning set forth in Section 6.7(a).

“OFAC” means the United States Department of the Treasury, Office of Foreign Assets Control, or any successor agency, department or unit of the federal government of the United States with regulatory authority over export/re-export transactions subject to the jurisdiction of the United States.

“Oxford Facility” has the meaning set forth in Background Paragraph B.

“Packaging” means containment materials of Products (including containment materials that provide enclosure features of Products) for the purpose of distribution and sale to end consumers (including materials for packages, cartons and cases), and including component materials referred to as paper, paper-board, foil, formed metal, molded plastic, closures, labels, films, tear tapes, optional pack inserts and onserts, including all graphics, holographics and printed matter on such materials.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Person” has the meaning set forth in the Purchase Agreement.

“Products” has the meaning set forth in Background Paragraph B.

“Prohibited Countries” means countries to which products exported from the United States may not be exported or re-exported, and with which persons subject to OFAC jurisdiction may not conduct any financial transaction, unless an Export License is obtained pursuant to statutes and regulations administered by OFAC, as such regulations are in effect from time to time.

“Purchase Agreement” has the meaning set forth in Background Paragraph A.

“Purchase Order” means a purchase order containing the information specified in Section 3.2(a), as well as the following information about an order for Products in accordance with this Agreement: (a) identity of Products ordered (by SKU); (b) quantity of Products ordered; (c) delivery instructions and required delivery date(s) for the Products; (d) shipping/transfer instructions; (e) consignee identification, if any; (f) contact personnel; (g) marking requirements for packing; (h) matters including “bill to” and “sold to”; and (i) such other requirements or information as the Customer or the Manufacturer may reasonably specify or require.

“Receipt” has the meaning set forth in Section 5.3.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Receiving Party” has the meaning set forth in Section 7.1(a).

“Renewal Term” has the meaning set forth in Section 8.1.

“Restricted Countries” means those countries in the Territory that from time to time are subject to Trade Restrictions and for which Products are manufactured for export under this Agreement by the Manufacturer pursuant to Governmental Approvals duly issued and in effect by the applicable Governmental Authority whether within or outside the United States, including, but not limited, to OFAC.

“Restricted Parties” means Persons who have been denied export privileges or who are otherwise restricted under the United States Export Administration Regulations or with respect to whom transactions, including, but not limited to, export and financial transactions, are restricted, pursuant to applicable Trade Restrictions in force from time to time.

“SKU” means a stock keeping unit designation referring to particular Product within each region of the Territory.

“Specifications” means the specifications and standards used by the Manufacturer to manufacture the Products at the Oxford Facility immediately prior to the Effective Date (including with respect to the Packaging), as contained in whatever medium such specifications and standards may be maintained for each Product, and as they may be modified from time to time in accordance with this Agreement.

“Territory” means anywhere in the world other than the United States of America, its territories, possessions and dependencies, including duty-free retail outlets located in the United States or any such territories, possession or dependencies, together with any U.S. military bases, wherever located.

“Term” has the meaning set forth in Section 8.1.

“Tobacco Leaf” has the meaning set forth in the Leaf Supply Agreement.

“Trade Restrictions” means restrictions on trade and dealings with certain countries, Persons or entities, including, but not limited to, restrictions on exports, imports, sales and supplies of products, transshipments and financial transactions imposed pursuant to export controls, trade sanctions and other trade and investment regulations of the United States or any other Governmental Authority in force from time to time.

“Trade Secret” means information and data, including Specifications, that: (a) derive independent economic value, actual or potential, from not being generally known to the public or other Persons who can obtain economic value from their disclosure and use, and (b) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 2

MANUFACTURING AND RELATED RESPONSIBILITIES

2.1 Appointment. The Customer hereby appoints the Manufacturer, on a non-exclusive basis, as a contract manufacturer of the Customer’s requirements for the Products for sale in the Territory, and the Manufacturer hereby accepts such appointment.

2.2 Manufacturing.

(a) The Manufacturer agrees to manufacture the Products at the Oxford Facility in accordance with the Specifications. The Manufacturer will not be required to manufacture any product for the Customer other than the Products.

(b) Unless otherwise agreed in writing between the Manufacturer and the Customer, the Manufacturer will purchase and be responsible for supplying all of the raw materials and product components to be used by it in manufacturing and packaging the Products in accordance with the Specifications, including all Tobacco Leaf, and the Manufacturer will use raw materials and product components that are obtained from sources and suppliers selected by the Manufacturer.

(c) The Manufacturer will use its commercially reasonable efforts to maintain a sufficient supply of raw materials and product components (including Tobacco Leaf) to meet the Customer’s Forecast in a timely manner.

2.3 Specifications.

(a) The Manufacturer is in possession of the initial Specifications for the Products.

(b) If the Customer desires to modify the Specifications for one or more of the Products, then the Customer will inform the Manufacturer in writing of such desired modifications. The Manufacturer will reasonably cooperate with all such desired modifications; except that the Manufacturer will not be required to make any such modifications (i) if, in the good faith judgment of the Manufacturer, such modifications would unreasonably interfere with the manufacture of its own products, (ii) *****, (iii) that require capital expenditures or other costs that would not be fully reimbursed by the Customer to the reasonable satisfaction of the Manufacturer, or (iv) if a Governmental Approval is required for such modifications, if such Governmental Approval has not yet been obtained.

(c) The Manufacturer will inform the Customer of any changes in the Manufacturer’s manufacturing operations or processing conditions at the Oxford Facility or raw materials or product components that are anticipated to affect or require a modification to the Specifications or otherwise affect on the Manufacturer’s ability to manufacture the volumes of Products set forth in the Customer’s Forecast in a timely manner. The Manufacturer will provide the Customer with as much advance notice of any such changes as is practicable.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d) With respect to any modifications to the Specifications, the Parties will conduct trials, as appropriate and as mutually acceptable, in order to evaluate the effect of such modifications on the Products and on the consumer acceptability of the Products in the Territory, with the costs of such trials to be paid by the Party requesting the modifications.

(e) The Specifications will include graphics, designations and indicia as mandated by relevant Laws, including all relevant Laws within the Territory where the Products are marketed, distributed or sold. By way of example only, such graphics, designations and indicia may include any or all of the following: (i) “U.S. TAX-EXEMPT, FOR USE OUTSIDE OF THE U.S.”; (ii) “Made in the U.S.A.” or other designation of origin; (iii) “In bond. For Export Only”; (iv) health warning labels for countries in which the Products will be sold; (v) identification of contents; and (vi) identification of tax classification of contents. The Parties agree to cooperate to ensure that the applicable graphics, designations and indicia as mandated by applicable Law are part of the Specifications; however, notwithstanding anything to the contrary in this Agreement, the Customer will be responsible for ensuring that the Specifications for the Packaging used on the Products bears all graphics, designations and indicia required by applicable Laws and Governmental Approvals.

(f) The Customer will be solely responsible for ensuring that the Specifications comply with all applicable Laws of the Territory into which the Products will be shipped or sold.

(g) The Parties acknowledge that, in order for the Manufacturer to meet its obligations under this Agreement, the Manufacturer will, from time to time, carry out customary maintenance activities on the Oxford Facility and its equipment to ensure that manufactured Products and the manufacturing process in respect thereof continue to conform to the Specifications.

2.4 Visitation and Inspection. Representatives of the Customer may, upon reasonable notice and at times and frequencies reasonably acceptable to the Manufacturer, visit and inspect the Oxford Facility in the locations where the Products are being manufactured, packaged and stored. The Customer will bear its own expenses with regard to any such visits, unless otherwise agreed in writing by the Parties. If requested by the Customer, the Manufacturer will cause appropriate individuals working on the activities relating to this Agreement to be available for meetings during any such visit and inspection. The Customer will be responsible for ensuring that its representatives abide by all of the Manufacturer’s standard rules and procedures with regard to safety, regulatory compliance, security, personnel matters, confidentiality, computer use and computer network use while at the Manufacturer’s facilities. In addition, the Customer will be responsible for ensuring that its representatives refrain from actions and conduct that interfere with the Manufacturer’s business and operations, and will instruct such representatives not to conduct unauthorized activities at the Manufacturer’s facilities or otherwise.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.5 Quality Control. Upon the Customer’s request, the Manufacturer will provide samples of the Products or raw materials for the Customer to evaluate for quality control purposes, in reasonable quantities and at a reasonable frequency. The cost for providing any such samples, including shipping costs and duties, will be borne solely by the Customer.

2.6 Limited License for Intellectual Property. The Customer hereby grants (or will cause its Affiliates holding any applicable Intellectual Property to grant) to the Manufacturer a royalty-free, non-exclusive, non-transferrable, non-sublicensable license to use such of the Customer’s (or its Affiliate’s) Intellectual Property in respect of the Products solely as is necessary to enable the Manufacturer to perform its obligations under this Agreement with respect to the manufacture and Packaging of the Products on behalf of the Customer.

2.7 Project Teams. Promptly after the Effective Date, each Party will designate a project team of its primary contact individuals for purposes of this Agreement, each of which must include representatives reasonably acceptable to the other Party. Each Party will be entitled to change the members of its project team, and will notify the other Party of any such changes. Each Party’s project team will serve as the primary point of contact between the Parties for purposes of the transactions covered by this Agreement, and will be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties. The project teams will conduct regular telephone, video conference or in-person meetings as deemed necessary or appropriate to exchange information regarding the transactions covered by this Agreement, and at a minimum, the project teams will conduct monthly meetings to discuss general operations under this Agreement, including matters concerning the Products, the Forecast, inventory levels, materials sourcing, quality control and any disputes or controversies affecting a Party’s rights or obligations under this Agreement. All disputes and controversies, or other issues, identified by the project teams during any such meetings will be promptly evaluated, addressed and remedied as soon as commercially reasonable.

ARTICLE 3

FORECASTS AND PURCHASE ORDERS

3.1 Forecasts for the Term. The Customer has forecasted its projected volumes of Products (by SKU if applicable) for each month that the Customer expects to place Purchase Orders during the Term (as may be updated below, the “Forecast”), which Forecast is attached as Exhibit B. The Customer may deliver an updated Forecast from time to time during the Term, and any such updated Forecast will be deemed to supersede and replace the original Forecast (or any previously updated Forecast) for all purposes of this Agreement; provided that the Customer may not deliver an updated Forecast that attempts to increase the projected volumes of any particular Product for any month by more than ***** of the projected volumes for such Product for such month as reflected in the original Forecast. The Forecast is non-binding and will be used solely for general planning and inventory control purposes.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.2 Purchase Orders.

(a) From time to time during the Term, the Customer may issue (or have issued on its behalf) one or more Purchase Orders to the Manufacturer. Unless the Parties otherwise agree in writing, the Customer will place two Purchase Orders per month (one for cigarette brands, brand styles and roll-your-own, and one for blended strip), each of which will set forth a binding order for the applicable Products for such month. The Customer’s initial Purchase Orders are attached as Exhibit C. Each Purchase Order must be received by the Manufacturer at least 28 days before the requested delivery date stated therein, except that any Purchase Order requiring delivery by air freight shipment will require delivery at the fuselage of the aircraft not less than 60 business days from the Manufacturer’s receipt of the applicable Purchase Order. Any terms of a Purchase Order, sales order, invoice or other similar transaction document that are inconsistent with the terms of this Agreement will have no force or effect.

(b) The Manufacturer will schedule the production of Products based on the Customer’s Purchase Orders and the Forecast. If, however, the Manufacturer determines that it cannot fill any portion of a Purchase Order by the specified delivery date, the Manufacturer will promptly notify the Customer, which notice will include proposed alternative delivery date(s) for the Products (or any portion thereof) that are the subject of the Purchase Order. In any such case, the Parties will negotiate in good faith towards revised delivery date(s) that are reasonably acceptable to both Parties, and will confirm such finally agreed upon delivery date(s) in writing.

(c) The Manufacturer will have the right to accept or reject, in whole or in part and at its sole discretion, any Purchase Order placed by the Customer if: (i) the Purchase Order would require the Manufacturer to possess materials in inventory for production of Products in excess of the inventory levels set out in the Forecast, and the Manufacturer does not otherwise possess inventory levels sufficient to fulfill the Purchase Order (except that the Manufacturer’s right of rejection will apply only to the extent that such inventory levels are unavailable and the remainder of the Purchase Order will be filled); (ii) the Manufacturer is not prepared to manufacture the Products due to a change in the Specifications; (iii) the production of the Products would, in the Manufacturer’s good faith belief, violate any applicable Law or relevant Governmental Approval; (iv) the production of the Products would violate the Manufacturer’s policy regarding stewardship of products that it distributes for commercial sale; (v) the Manufacturer would be obligated to supply Products to a location outside of the Territory; or (vi) a Force Majeure event has occurred.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 4

PRICING AND INVOICING

4.1 Product Pricing. The Customer agrees to pay the Manufacturer the prices set forth on the attached Exhibit A for each Product (identified by SKU if applicable) shipped pursuant to a Purchase Order.

4.2 Invoices. Unless otherwise agreed in writing between the Parties, the Manufacturer will invoice the Customer on a monthly basis for all Products shipped under Purchase Orders during the preceding month. Each invoice will be due and payable by the Customer within 45 days of the date of invoice.

4.3 Payments. Unless otherwise agreed in writing between the Parties, all payments will be made, without set off, by wire transfer of immediately available funds to the account designated by the Manufacturer on its invoices or otherwise. All payments will be made in U.S. dollars. All payments made by the Customer for Products will be deemed made without prejudice to any rights that the Customer may have under this Agreement, and will not constitute acceptance of Products or otherwise affect the Customer’s rights with respect to Non-Conforming Products.

ARTICLE 5

DELIVERY AND SHIPMENT; PRODUCT INSPECTION

5.1 Delivery and Shipment. Unless otherwise agreed in writing by the Parties, the following provisions will govern the delivery and shipment of the Products:

(a) The Manufacturer will ship Products on a first in / first out basis as determined by the date of manufacture and will deliver the Products FOB (INCOTERMS 2010); except that the Manufacturer will maintain control of the Products until they pass the ship’s rail or plane’s fuselage.

(b) The Products will be shipped into the Territory by reputable commercial common carriers selected and contracted by either the Manufacturer or the Customer, as determined by the Customer. The Manufacturer will arrange for shipment and delivery through its freight forwarder and prepare all necessary shipping documentation relating to the Products and be responsible for arranging loading. Such shipping documentation will comply with all applicable Laws. The Manufacturer will be listed as shipper of the Products on corresponding export bills of lading, as well as the “principal party in interest” for export declaration reporting purposes. The Customer will assist the Manufacturer in obtaining copies of all documents evidencing proof of export of the Products within 60 days after the risk of loss transfers to the Customer in accordance with Section 5.2.

(c) The Manufacturer will be responsible for proper packing of the Products for delivery to the Customer’s specified destination in the Territory. All such packing and packing materials must (i) comply with handling, weight and safety requirements, in each case, in accordance with the Specifications or, if not addressed by the Specifications, as reasonably

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

instructed by the Customer, and (ii) be adequate to withstand the normal rigors of transfer, storage and distribution, and prevent damage and/or deterioration of Products prior to arrival at the specified destination.

(d) The Manufacturer will be responsible for obtaining all applicable Export Licenses.

(e) Notwithstanding anything to the contrary in this Agreement, the Customer will pay all costs (including insurance costs) relating to shipment (including inland freight to point of export), delivery and receipt of the Products, as well as all export and import taxes, duties and similar charges, as applicable.

5.2 Title Transfer; Risk of Loss. Notwithstanding anything to the contrary in this Agreement, title to, and risk of loss for, the Products will pass to the Customer as soon as they pass the ship’s rail or plane’s fuselage with the commercial common carrier.

5.3 Inspection and Approval of Products; Rejection of Non-Conforming Products. Upon receipt of the Products at the port of import in the Territory (“Receipt”), the Customer will have the right to inspect and approve for acceptance those Products. Such inspection and approval must be made promptly after Receipt (and, in any event, within 21 days of Receipt). The Customer will have the right to reject Products that are Non-Conforming Products and call attention to other deficiencies in deliveries by informing the Manufacturer in writing within the 21-day inspection period, which notice must include information about the nature and extent of the reasons why the Products should be characterized as Non-Conforming Products and include the results of any control or quality tests performed by the Buyer that indicate the Products are Non-Conforming Products. If the Customer fails to timely notify the Manufacturer of the Customer’s rejection of the Products, the Customer will be deemed to have accepted those Products as conforming. The Customer may only reject and refuse acceptance of Products that are Non-Conforming Products. Within 21 days after receiving such a notice, the Manufacturer may contest the rejection and provide documentation and other evidence relating to the quality of the applicable Products. The Manufacturer may also inspect the Products and collect a representative sample thereof for testing and analysis. Thereafter, the Parties will confer in good faith to resolve the controversy. If any Products are finally deemed to be Non-Conforming Products, they will be destroyed or otherwise handled pursuant to the Customer’s instructions, at no cost to the Customer. The Customer will not be responsible for any payment for Non-Conforming Products (and in the event that the Customer has paid for those Non-Conforming Products, the Customer will be entitled, at the Customer’s election, to a credit for or refund of that payment). If the Customer requests that the Manufacturer replace or correct any Non-Conforming Products, the Manufacturer will be responsible for promptly remanufacturing, substituting or otherwise correcting those Non-Conforming Products, and for supplying remanufactured or corrected Products at no cost to the Customer.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 6

REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNITY

6.1 Warranties and Disclaimer of Warranties. THE MANUFACTURER REPRESENTS AND WARRANTS THAT PRODUCTS MANUFACTURED BY IT PURSUANT TO THIS AGREEMENT WILL BE MANUFACTURED, PACKAGED AND TRANSFERRED IN COMPLIANCE WITH THE SPECIFICATIONS AND THE PACKING AND SHIPPING REQUIREMENTS OF THIS AGREEMENT. ANY MEASURES TAKEN TO REMEDY NON-CONFORMANCE WITH THIS REPRESENTATION AND WARRANTY WILL BE AT THE MANUFACTURER’S SOLE COST AND EXPENSE. SUBJECT TO THE FOREGOING, PRODUCTS SUPPLIED BY THE MANUFACTURER ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE.

6.2 Limitation of Remedies, Liability and Damages. NEITHER PARTY WILL BE ENTITLED TO RECOVER FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR BY CONTRACT.

6.3 Products for Export Only. Except for limited quantities of Products supplied only for research, quality control, evaluation or testing purposes, the Parties represent and warrant that the Products produced by the Manufacturer for the Customer hereunder are intended to be manufactured at the Oxford Facility solely for lawful export outside of the United States and for distribution or sale only within the Territory in accordance with the applicable Laws and Governmental Approvals. The Customer will not in any way transport, or cause to be transported, any Products to any country or territory outside of the Territory for use, distribution, sale or otherwise. The Customer will not resell or distribute, and will not in any way assist any other Person in selling or distributing, any Products anywhere other than in the Territory.

6.4 United States Statutes and Regulations. The Parties represent and warrant that they are aware of: (a) United States Trade Restrictions controlling exports from the United States and re-exports from third countries of United States origin goods, software and technology, including foreign made goods, software and technology with more than de minimus United States content to Prohibited Countries, Restricted Countries and Restricted Parties, financial transactions with Denied Parties, as well as the restrictions and prohibitions under United States trade sanctions on dealings by U.S. Persons with such countries and Persons, and is further aware that the lists of Prohibited Countries, Restricted Countries, Restricted Parties and Denied Parties may change from time to time; (b) Anti-boycott Laws; and (c) the Foreign Corrupt Practices Act. The Parties understand their respective obligations under the Laws described above, and they agree to comply with those Laws and to take no action that might cause the other Party to be in violation of those Laws. In the event that one Party believes, in good faith, that the other has violated any of the Laws described above, this Agreement may be

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

immediately terminated by the Party having such belief. Each Party further agrees that any past violations of these Laws are its sole responsibility, and that it will indemnify the other for any penalty or fine associated with its past violation that is ascribed to the other as a result of its past actions. No equipment, computer software, technology or information obtained by one Party from the other, and no Product or component thereof, will be made available or re-exported, directly or indirectly, except in compliance with all applicable export Laws. Additional information concerning these obligations of the Parties is set forth in Exhibit D.

6.5 Compliance with Laws. In performance of their respective obligations under this Agreement, each Party will comply with, and will ensure that its employees and Affiliates comply with, all Laws, Governmental Approvals, regulations, agreements, licenses and consents applicable to or otherwise relating to the subject matter of this Agreement, including those referenced in Section 6.4 and any other applicable Laws pertaining to the prohibition of corruption, bribery and the offering of inducements to public or semi-public or government officials, including the Foreign Corrupt Practices Act and the United Kingdom Bribery Act. Without limiting the foregoing, each Party represents and warrants that it will not transfer, transship, provide, resell, export, import, re-export, distribute or dispose of any Products or components thereof or any related technology or technical data, directly or indirectly, without first obtaining all necessary written consents, permits and authorizations and completing such formalities as may be required by any applicable Laws. Neither Party will sell or otherwise provide any Products to any Person that it knows, believes or has reason to believe will take any action which, if done by it, would constitute a violation of any of the terms and conditions of this Agreement. The Customer will be solely responsible for (a) ensuring compliance with all requirements of applicable Laws and Governmental Approvals with respect to the distribution, sale, marketing, advertising and taxation of the Products, including all reporting requirements, and (b) securing all applicable Governmental Approvals and other requirements necessary for the distribution, sale, marketing, advertising and taxation of the Products in the Territory.

6.6 Audit Rights. Each Party agrees to maintain accurate and complete books and records regarding its activities under this Agreement. Each Party agrees to keep such records in sufficient detail to enable the other Party to determine or verify such Party’s compliance with this Agreement. Each Party will keep such records for a period of time as determined by its normal document retention policies, but in any event not less than three years after the date of the transaction to which those records relate, or longer if required by applicable Law. In addition to the visitation and inspection rights set forth in Section 2.4, during regular business hours and upon not less than five business days written notice, each Party will permit each other Party (and its representatives), at such other Party’s cost and expense, to examine and audit all of the first Party’s books and records relating to its activities under this Agreement, in each case, to the extent necessary for the Party(ies) to make the foregoing determination and verification and subject to restrictions implemented in good faith to (a) ensure compliance with applicable Law, (b) preserve any applicable privilege (including the attorney-client privilege), or (c) comply with any applicable contractual confidentiality obligations. Upon the Customer’s request, the

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Manufacturer will submit, within five business days after receiving such request, a copy of relevant records in relation to the services provided under this Agreement, as may be required by any Governmental Authority in the Territory.

6.7 Indemnification.

(a) Subject to Section 6.2, the Customer agrees to indemnify, defend and hold harmless the Manufacturer, its Affiliates and its and their respective current and former officers, directors, employees, representatives and agents (each, a “Manufacturer Indemnified Party”) from and against any and Losses that a Manufacturer Indemnified Party suffers or incurs in connection with, or arising out of (i) a breach of the Customer’s representations, warranties, covenants or agreements set forth in this Agreement, (ii) the Customer’s arranging or electing to arrange shipping and delivery in accordance with Section 5.1(b), or (iii) the marketing, advertising, distribution or sale by the Customer (or its Affiliates) of any Products, including any Losses that relate to any claimed adverse health effects or health risks relating to the use of the Products, except that the Customer will not be required to indemnify any Manufacturer Indemnified Party for any Losses to the extent they arise out of the Manufacturer’s breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, including any failure to manufacture the Products in accordance with the Specifications.

(b) Subject to Section 6.2, the Manufacturer agrees to indemnify, defend and hold harmless the Customer, its Affiliates and its and their respective current and former officers, directors, employees, representatives and agents (each, a “Customer Indemnified Party”) from and against any and all Losses that a Customer Indemnified Party suffers or incurs in connection with, or arising out of the Manufacturer’s breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, including any failure to manufacture the Products in accordance with the Specifications.

(c) If any of the Persons to be indemnified under this Section 6.7 has suffered or incurred any Losses, such Person shall so notify the Party from whom indemnification is sought promptly in writing in accordance with Section 9.4 or 9.5 of the Purchase Agreement, as applicable, which provisions are incorporated as if fully restated herein.

ARTICLE 7

CONFIDENTIALITY

7.1 Confidentiality Obligations.

(a) During the Term and for a period of three years thereafter, each Party receiving Confidential Information (a “Receiving Party”) will maintain in confidence all Confidential Information disclosed to it by any other Party (a “Disclosing Party”). Notwithstanding the foregoing, but subject to Section 7.2, each of the Party’s respective obligations of confidentiality with respect to another Party’s Trade Secrets, including the

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Specifications, will be perpetual. No Party will use, disclose or grant the use of such Confidential Information except as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, the Receiving Party must inform its employees, representatives and contracting parties to whom disclosure is to be made of this ARTICLE 7, and instruct such Persons to hold in confidence and not make use of such information for any purpose other than those purposes permitted by this Agreement. Each Receiving Party will use at least the same standard of care (but not less than a reasonable standard of care) as it uses to protect its own proprietary and Trade Secret information to ensure that such employees, representatives and contracting parties do not disclose or make any unauthorized use of such Confidential Information. Each Receiving Party will promptly notify the other upon discovery of any unauthorized use or disclosure of Confidential Information. The Receiving Party will be responsible to the Disclosing Party for any loss of Confidential Information of the Disclosing Party or breach of the provisions of this Section 7.1 by any employee, representative or contracting party of the Receiving Party.

7.2 Exceptions. The obligations of confidentiality contained in Section 7.1 will not apply to the extent that it can be established by the Receiving Party by competent evidence that such Confidential Information: (a) was generally available to the public or otherwise part of the public domain at the time of its receipt from the Disclosing Party; (b) becomes generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or (c) was received by the Receiving Party, other than under an obligation of confidentiality, by a third Person lawfully in possession of the information.

7.3 Authorized Disclosure. Notwithstanding the foregoing, no Party (nor third Persons, as applicable) will be precluded from disclosing Confidential Information to the extent it is required to do so in response to a valid order by a Governmental Authority, or to the extent it reasonably believes, on the basis of advice from outside counsel, that it is required to disclose such Confidential Information by Law, or to the extent necessary to establish its rights under this Agreement; provided that, in the event a Party believes it is so required to disclose another Party’s Confidential Information, it will promptly provide notice of such requirement so that the Disclosing Party may seek an appropriate order or other action as it deems appropriate to prevent or limit such disclosure, and the Party required to make the disclosure will use its reasonable efforts to preserve the confidentiality of the other Party’s Confidential Information, including by cooperating with the other Party to obtain an appropriate order or other reliable assurance of confidential treatment. In any event, the Party required to make the disclosure may disclose only that portion of another Party’s Confidential Information that is legally required to be disclosed. Notwithstanding the foregoing, if any Party (or an Affiliate of such Party) is required to include a copy of this Agreement as an exhibit to any current or periodic report filed with the U.S. Securities and Exchange Commission, such Party (or its Affiliate) may make such filing without the prior written consent of any other Party as long as it seeks (or causes its Affiliate to seek) confidential treatment of any portions of this Agreement that, in the opinion of such filing Party, contain confidential or competitively sensitive information, regardless of whether such treatment is obtained.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 8

TERM AND TERMINATION

8.1 Term of Agreement. The term of this Agreement will commence on the Effective Date and, unless earlier terminated as provided in this ARTICLE 8, this Agreement will remain in effect until the close of business at the Oxford Facility on December 31, 2016 (the “Initial Term”), after which this Agreement may be renewed for an additional six-month period (the “Renewal Term” and, together with the Initial Term, the “Term”) in accordance with Section 8.2.

8.2 Renewal Conditions. The Customer may elect to extend this Agreement through the Renewal Term by providing the Manufacturer with written notice thereof at least 90 days before the end of the Initial Term, and the Renewal Term will take effect as of the end of the Initial Term, as long as:

(a) the Customer is not then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(b) the Customer has provided the Manufacturer with a forecast of its projected volumes of Products (by SKU if applicable) for which the Customer expects to place Purchase Orders during the Renewal Term, which forecast must be prepared in the same manner as the Forecast and be acceptable to the Manufacturer in its sole discretion (if accepted, such forecast will supersede and replace the Forecast for purposes of this Agreement during the Renewal Term); and

(c) the prices of the Products are increased in the discretion of the Manufacturer to reflect, as closely as possible, any increase in the Index that may have occurred during the Initial Term (the Manufacturer will reflect any such increases in a new Exhibit A to this Agreement, which will supersede and replace the previous such exhibit during the Renewal Term).

8.3 General Termination Provisions. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated as follows:

(a) by mutual consent of the Parties;

(b) by the Parties, in accordance with Section 6.4, 8.4, 8.5 or 8.6, subject to any cure or grace periods set forth therein; and

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) immediately, by a Party, by giving written notice to the other Party at any time upon the occurrence of any of the following events: (i) the voluntary bankruptcy of the other Party, or the filing of an involuntary petition in bankruptcy against the other Party that is not dismissed within 60 days of filing, in which case, the termination will become effective immediately upon the non-terminating Party’s receipt of notice of termination or at such later date as may be specified in that notice; (ii) the other Party ceases to pay its debts as they mature in the ordinary course of business, or makes an assignment for the benefit of its creditors, in which case, the termination will become effective immediately upon the non-terminating Party’s receipt of notice of termination or at such later date as may be specified in that notice; or (iii) a receiver is appointed for the other Party or its property, in which case, the termination will become effective immediately upon the non-terminating Party’s receipt of notice of termination or at such later date as may be specified in that notice.

8.4 Termination in Connection with Force Majeure. Notwithstanding anything to the contrary in this Agreement, the Customer may terminate this Agreement if the Manufacturer suffers an event of Force Majeure, and such event is not alleviated to the reasonable satisfaction of the Customer within 60 days of the Manufacturer’s receipt of notice of the Customer’s intent to terminate.

8.5 Termination in Connection with a Material Breach. Notwithstanding anything to the contrary in this Agreement, a Party may terminate this Agreement, in the event that the other Party is in breach of any material term of this Agreement and the breaching Party fails to cure such breach within 30 days of receipt of notice of breach from the terminating Party, or if such breach is not reasonably capable of cure within such 30-day period, such breaching Party fails to cure the breach within 60 days of receipt of notice of breach from the terminating Party; except that the foregoing right to cure (a) will not apply to any breach by any Party involving violation of any applicable Law, Governmental Approval or any breach that is not capable of being cured, and (b) is conditioned upon the breaching Party promptly commencing and thereafter diligently pursuing the cure to the reasonable satisfaction of the non-breaching Party.

8.6 Termination for Interference or Frustration of Purpose. If both (a) the action of any Governmental Authority prohibits or declares unlawful or otherwise impairs, inhibits or frustrates in any material respect (i) the Customer’s intended use of the Products being manufactured for it under this Agreement, (ii) the Manufacturer’s ability to manufacture or package Products as required under this Agreement, or (iii) any other material obligation of a Party as contemplated by this Agreement, and (b) the Parties are unable to propose a feasible way of either avoiding such interference or of reorganizing the Parties’ arrangements under this Agreement so as to eliminate the effect of such interference or to minimize, or minimize the effect of, such interference to the point where it is no longer material within a period of 60 days of a Party notifying the other Party of such interference, then the affected Party may terminate this Agreement, effective upon the earlier of (A) 30 days following receipt by the other Party of notice of termination from the affected Party, and (B) the date on which such action of the

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Governmental Authority becomes effective. Any notice by a Party to the other Party of such interference pursuant to this Section 8.6 must include a reasonably detailed description of the action of the Governmental Authority and the resulting prohibition, declaration of unlawfulness or material impairment, inhibition or frustration of purpose.

8.7 Effects of Termination.

(a) Upon any expiration or termination of this Agreement in accordance with its terms, this Agreement will terminate and become void and of no further force and effect, and there will be no further liability or obligation on the part of any Party hereto. Each Party’s right of termination under Sections 8.4, 8.5, and 8.6, is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not constitute an election of remedies and will not relieve any Party of liability for any breach of this Agreement.

(b) Upon any expiration or termination of this Agreement:

(i) the Manufacturer agrees to: (A) deliver all finished Products to the Customer, together with a final invoice therefor; (B) return all of the Customer’s Confidential Information; (C) stop producing Products for the Customer, except as the Customer may otherwise approve in writing; and (D) cooperate with the Customer in the preparation of a final accounting of activities under this Agreement; and

(ii) the Customer agrees to: (A) promptly pay the Manufacturer for open invoices and any other amounts owed; (B) return all of the Manufacturer’s Confidential Information; and (C) cooperate with the Manufacturer in the preparation of a final accounting of activities under this Agreement.

In addition, upon the request of the Manufacturer, the Customer will promptly pay the Manufacturer for all raw materials and product components (other than Tobacco Leaf) procured by the Manufacturer in preparation for its manufacturing activities under this Agreement and for which the Manufacturer does not elect to use in its other activities; provided that the Customer will not be required to purchase any such raw materials or product components (i) if this Agreement was terminated by the Customer pursuant to Section 8.5, or (ii) to the extent they (A) are in quantities in excess of those required to manufacture Products in accordance with the Forecast, (B) were not stored under proper conditions, or (C) were not managed on a first in / first out basis. The Manufacturer will provide such raw materials and product components for Cost and, upon payment therefor, the Manufacturer will deliver such raw materials and product components to the Customer in accordance with Section 5.1. The Parties’ arrangements with respect to Tobacco Leaf are addressed exclusively in the Leaf Supply Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.8 Survival. Notwithstanding anything to the contrary in this Agreement, Section 8.7 and this Section 8.8, as well as ARTICLE 5, ARTICLE 6, ARTICLE 7 and ARTICLE 9 will continue in full force and effect and survive any expiration or termination of this Agreement.

ARTICLE 9

MISCELLANEOUS

9.1 Tax Matters. Notwithstanding anything to the contrary in this Agreement, all transfer, documentary, sales, use, stamp, registration, value added, excise and other such taxes and fees (including any penalties) imposed in connection with the purchase of Products from the Manufacturer (if any) will be borne and paid by the Customer when due. To the extent applicable, the Parties will cooperate with one another in good faith to obtain any tax exemption certificates that would eliminate or mitigate any obligations to pay any such taxes. The Products are intended for export outside of the United States and, accordingly, the Parties intend that no federal or state excise taxes (if any) will be payable with respect to the Products; however, in the event any such federal or state excise taxes are levied with respect to the Products, the Customer will be responsible for the payment thereof when due and will indemnify the Manufacturer in the event any such taxes are levied against it.

9.2 Further Assurances. Each Party agrees to enter into or execute, or procure the entering into or execution, of such agreements, assignments or further assurances, or do such other acts as any other Party may reasonably request to carry out the terms and conditions of this Agreement.

9.3 Relationship of the Parties. For purposes of this Agreement, the Parties will be and remain independent contractors, and this Agreement will not be construed as establishing a general agency, employment, partnership, joint venture, coalition, alliance or any other similar relationship between the Parties with regards to the relationship created by this Agreement. In accordance with this Agreement, no Party will have the authority to make any statements, representations or commitments of any kind (whether express or implied) regarding the subject matter of this Agreement, or to take any action, which would be binding on any other Party or create any liability or obligation on behalf of any other Party regarding the subject matter of this Agreement, without the prior written authorization of such other Party to do so. No Party will have the right to direct or control the employees of any other Party. No Party will be liable for the debts, obligations or other liabilities of any other Party or of any of its agents, employees or contractors, including any costs for salaries, benefits or taxes.

9.4 Force Majeure. Notwithstanding anything to the contrary in this Agreement, no Party will be liable for any loss, injury, delay, damage or other casualty suffered by any other Party due to any inability to perform any obligation hereunder, and no Party will be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term or provision of this Agreement (other than payment of monies due), when such failure or delay is caused by or results from causes beyond the control of the affected Party, including

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

acts of God, fire, flood, storm, earthquake, explosion, epidemic, delays in transportation, shortages of trucks or vessels, shortages of fuel, shortages of raw materials, environmental catastrophe, embargo, war, acts of war (whether war be declared or not), acts of terrorism, insurrection, riot, civil commotion, labor dispute, or acts, omissions or delays in acting by any Governmental Authority (including legislative, administrative, judicial, police or any other official governmental acts). In the case of any delay or failure that a Party anticipates will cause an excusable delay hereunder, such Party will inform the other Party by written notice of the anticipated effect of such delay within ten days of becoming aware of it.

9.5 Parties in Interest. Except for the Manufacturer Indemnified Parties and the Customer Indemnified Parties, nothing in this Agreement, whether express or implied, will be construed to give any Person, including any employee or former employee of either Party, other than the Parties or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit or remedies of any nature whatsoever under or by reason of under or in respect of this Agreement.

9.6 Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the express prior written consent of the other Party, and any attempted assignment, without such consent, will be null and void; provided that the Customer may assign its rights to a subsidiary of the Customer upon written notice of the same to the Manufacturer, which assignment will not relieve the Customer of any of its obligations hereunder.

9.7 Notices. Unless otherwise provided in this Agreement, day-to-day commercial communications, such as Purchase Orders, may be exchanged by any reasonable means. All other notices, requests, demands and other communications under this Agreement will be in writing and will be given and received if and when made in accordance with Section 10.3 of the Purchase Agreement.

9.8 Amendments and Waivers. This Agreement may not be amended, supplemented or otherwise modified except in a written instrument executed by the Parties, except that the Manufacturer may update Exhibit A in accordance with Section 8.2(c). No waiver by any of the Parties of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver by either Party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the Party sought to be charged with such waiver.

9.9 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.10 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior understandings, negotiations, agreements, discussions or representations between the Parties of any nature, whether written or oral, to the extent they relate in any way to the subject matter hereof.

9.11 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance is declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, will nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the Parties agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the original purposes of this Agreement are fulfilled to the greatest extent possible.

9.12 Governing Law. This Agreement and all claims arising out of or relating to this Agreement and the transactions contemplated hereby will be governed by the Law of the State of New York, without regard to the conflicts of law principles that would result in the application of any Law other than the Law of the State of New York.

9.13 Consent to Jurisdiction; Waiver of Jury Trial.

(a) Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) the state courts of the State of New York located in the borough of Manhattan in New York City and (ii) the United States District Court for the State of New York (and the appropriate appellate courts therefrom) for the purposes of any suit, action or other proceeding arising out of or relating to this Agreement or any transaction contemplated hereby (and agrees not to commence any suit, action or proceeding relating hereto except in such courts). Each of the Parties further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such Party’s respective address set forth in Section 10.3 of the Purchase Agreement will be effective service of process for any suit, action or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in (i) state courts of the State of New York located in the borough of Manhattan in New York City or (ii) the United States District Court for the State of New York (and the appropriate appellate courts therefrom), and hereby further

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, each Party agrees that a final judgment in any suit, action or proceeding so brought will be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in law or in equity.

(b) EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

9.14 Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the Parties, each of which will be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format will be effective as delivery of a manually executed counterpart to this Agreement.

9.15 Exhibits. The Exhibits to this Agreement form part of and are incorporated into this Agreement, and the Parties will act in accordance with their terms at all times during the Term. The following Exhibits are attached hereto:

Exhibit	Description

A	Products and Prices

B	Product Forecast for the Term

C	Initial Purchase Orders

D	Certain United States Statutes and Regulations

[this space left blank intentionally – signature page immediately follows]

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives to be effective as of the Effective Date.

The Manufacturer:

SANTA FE NATURAL TOBACCO COMPANY, INC.

By:
Name:
Title:

The Customer:

JT INTERNATIONAL HOLDING BV

By:
Name:
Title:

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A

PRODUCTS AND PRICES

*****

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B

PRODUCT FORECAST FOR THE TERM

[to be provided]

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT C

INITIAL PURCHASE ORDERS

[to be provided]

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT D

SUPPLIES TO RESTRICTED COUNTRIES

U. S. International Trade Laws

List of Prohibited Countries

U.S. export control laws and regulations impose a general embargo on trade with, exports to, transshipments through, and financial transactions involving the following Prohibited Countries: Cuba, Iran, Libya, Sudan, and Myanmar (Burma) (collectively, “Prohibited Countries”). The Customer acknowledges that this list of Prohibited Countries changes on an irregular basis, and the Customer agrees that it is responsible for regular monitoring of changes in this list of Prohibited Countries. Other, more limited U.S. trade embargoes also exist and the Customer agrees that it is responsible for complying with all aspects of these embargoes as described more fully on the internet site at: http://www.treas.gov/offices/enforcement/ofac/.

Denied Parties

U.S. export controls also prohibit exports to and financial transactions with individuals, companies and organizations identified on a list of Denied Parties specifically identified as “Specially Designated Nationals” (SDN), published by OFAC at (http://www.treas.gov/offices/enforcement/ofac/sdn/ index.html). Moreover, the Department of Commerce also publishes “Denied Parties,” “Entities” and “Unverified Parties” lists of companies and individuals who are prohibited from involvement in U.S. export or re-export transactions (http://www.bxa.doc.gov/). Each of the lists identified above is updated on an irregular, but sometimes frequent, basis, and the Customer agrees that it is responsible for regular monitoring of changes in these lists and compliance with requirements not to export to or conduct financial transactions with any entity identified on these lists without an export license obtained from the U.S. government.

Anti-boycott Laws

The U.S. Department of Commerce and the U.S. Internal Revenue Service enforce Anti-boycott Laws and regulations that prohibit cooperation with foreign embargoes that are not endorsed by the U.S. government. The U.S. Anti-boycott Laws are aimed particularly at preventing cooperation with the Arab League boycott of Israel. These laws prohibit agreements to cooperate with such boycotts and actions to support such boycotts. These laws also require reporting to the U.S. government of operations in countries enforcing such embargoes and reporting of certain requests to cooperate with such embargoes. The Customer agrees that it will strictly comply with the requirements of Anti-boycott Laws and regulations.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

EXHIBIT C

FORM OF INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT C

FORM OF INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT

This INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT (this “Agreement”), dated as of [●], 2015 (the “Effective Date”), is made by and between Santa Fe Natural Tobacco Company, Inc., a New Mexico corporation (“SFNTC” or “Seller”), JT International Holding BV, a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (“Buyer”). Seller and Buyer are separately referred to in this Agreement as a “Party” and, together, as the “Parties.”

RECITALS

A. The Parties have entered into that certain Purchase Agreement, dated as of September 28, 2015 (as the same may be amended, the “Purchase Agreement”), pursuant to which Seller will transfer to Buyer the Purchased IP.

B. Seller desires to sell, and Buyer desires to buy, all right, title and interest of Seller and of its Affiliates in and to the Purchased IP, as defined in the Purchase Agreement, in all countries and places except the United States, together with the goodwill of the business with which the Purchased Trademarks are used and which is symbolized by the Purchased Trademarks as provided herein.

C. Seller desires to grant Buyer a license, on the terms and conditions set forth in this Agreement, to the Licensed Shared IP, and Buyer desires to accept such license.

D. It is a condition to the consummation of the transactions contemplated by the Purchase Agreement that the Parties execute and deliver this Agreement and that this Agreement be in full force and effect on the Closing Date.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in this Agreement and the Purchase Agreement, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Generally. For purposes of this Agreement, the terms set forth in Schedule 1.01, when capitalized, will have the meanings set forth in Schedule 1.01. Capitalized terms used in this Agreement and not otherwise defined in this Agreement will have the meanings ascribed thereto in the Purchase Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE II

ASSIGNMENT OF PURCHASED IP; TECHNOLOGY RIGHTS

Section 2.01. Assignment of Purchased Trademarks.

(a) Seller hereby agrees to sell, assign, transfer and convey, and will cause its Affiliates (other than the Acquired Companies) to sell, assign, transfer and convey, to Buyer, its successors and assigns, all of Seller’s and such Affiliates’ right, title and interest, including any and all common law rights, in and to the Purchased Trademarks, together with the goodwill of the business of Seller and its Affiliates connected with the use of, as well as symbolized by, the Purchased Trademarks, including the right to sue and prosecute prior infringements in court and administratively.

Section 2.02. Assignment of Other Purchased IP. Seller hereby agrees to sell, assign, transfer and convey, and will cause its Affiliates (other than the Acquired Companies) to sell, assign, transfer and convey, to Buyer, its successors and assigns, all of Seller’s and such Affiliates’ right, title and interest, including any and all common law rights, in and to the Other Purchased IP, together with, if any, the goodwill of the business of Seller and its Affiliates connected with the use of, as well as symbolized by, the Other Purchased IP, including the right to sue and prosecute prior infringements in court and administratively.

Section 2.03. Assignment of co-existence agreements. Seller hereby agrees to assign, and will cause its Affiliates (other than the Acquired Companies) to assign, to Buyer, its successors and assigns, the Transferring Trademark Agreements and any other co-existence or settlement agreement in effect as of the Effective Date to the extent such agreement relates to the Purchased Trademarks.

Section 2.04. Licensed Shared IP.

(a) Seller hereby grants, and shall procure that the relevant Seller Group Entities grant, to Buyer and each Acquired Company, the following licenses, all of which shall be perpetual, irrevocable, non-transferable (other than as provided in Section 2.04(b) and Section 5.05), non-sublicensable (other than as provided in Section 2.04(b)), royalty-free and paid-up:

(i) an exclusive license to use the Blend Specifications included in the Licensed Shared IP solely outside of the United States;

(ii) an exclusive license to use the Licensed Shared IP outside of the United States solely in connection with the Business or as is otherwise necessary to use the Blend Specifications outside of the United States as permitted pursuant to Section 2.04(a)(i); and

(iii) to the extent not duplicative of the license set forth in Section 2.04(a)(ii), a license to use the Licensed Shared IP outside the United States for any purpose, which license shall be exclusive until the fifth anniversary of the Effective Date and non-exclusive thereafter.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Buyer and each Acquired Company may only transfer (including by way of assignment, merger, change of control or otherwise) the licenses granted in Section 2.04(a) in connection with an Assignment of this Agreement permitted by Section 5.05 and may only sub-license the licenses granted in Section 2.04(a) to their Affiliates or to any third party providing services (including the manufacture of products or product packaging) to Buyer or the Acquired Companies within the scope of such licenses from time to time.

(c) To the extent that any of the Licensed Shared IP is assigned or otherwise transferred (including by means of a sale of the shares of the company that owns such Licensed Shared IP) by a Seller Group Entity, whether before or after Closing, Seller shall ensure that the transferee acknowledges in writing that such transfer is subject to the licenses to Buyer and the Acquired Companies in Section 2.04(a).

Section 2.05. Delivery of Manufacturing Know-How. Without prejudice to Section 2.3(b)(ix) of the Purchase Agreement, upon the written request of any Buyer prior to the eighteen-month anniversary of the Effective Date, Seller shall provide such Buyer with copies of documents, files and other media that comprise the Manufacturing Know-How, solely to the extent the same then exist and are accessible to Seller using commercially reasonable endeavors and solely to the extent that substantially similar forms of the same have not previously been delivered to or are not already in the possession of Buyer or any of its Affiliates (including the Acquired Companies).

Section 2.06. Blend Specifications.

(a) Buyer agrees that Buyer will not use the Blend Specifications in connection with the development, design, manufacture, packaging, labeling and/or production of Tobacco Products for delivery, sale, resale, distribution, marketing and/or promotion in the United States.

(b) Seller agrees that it will not use the Blend Specifications in connection with the development, design, manufacture, packaging, labeling and/or production of Tobacco Products for delivery, sale, resale, distribution, marketing and/or promotion outside the United States.

Section 2.07. Product Diversion.

(a) Buyer and its Affiliates shall not sell, distribute or otherwise transfer Tobacco Products of any description employing the Purchased Trademarks, Other Purchased IP or Licensed Shared IP in the United States or to any distributor which Buyer or its Affiliates know or have reason to know is reasonably likely to sell, distribute or otherwise transfer, either directly or indirectly, such Tobacco Products in the United States

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Seller and its Affiliates shall not sell, distribute or otherwise transfer Tobacco Products of any description employing the Purchased Trademarks, Other Purchased IP or the Blend Specifications outside of the United States or to any distributor which Seller or its Affiliates know or have reason to know is reasonably likely to sell, distribute or otherwise transfer, either directly or indirectly, such Tobacco Products outside of the United States.

Section 2.08. Reservation of Rights. The licenses granted Buyer and the Acquired Companies in this Agreement are limited to those specifically set forth in Section 2.04 (Licensed Shared IP). Buyer and the Acquired Companies will not use the Licensed Shared IP outside of the scope expressly licensed under this Agreement or the other Transaction Documents. Nothing in this Agreement does or will be construed to grant Buyer or the Acquired Companies any rights or licenses in (a) the Licensed Shared IP not expressly granted or (b) any Intellectual Property of Seller or its Affiliates other than the Licensed Shared IP as it exists as of the Effective Date, in each case whether by implication, estoppel or otherwise. Neither Seller nor any of its Affiliates has or will have any obligation to disclose, deliver or license to Buyer or any of its Affiliates any Intellectual Property conceived, reduced to practice, made or created following the Effective Date, including improvements to or derivatives of the Licensed Shared IP. In addition, none of Buyer or its Affiliates has or will have any obligation to disclose, deliver or license to Sellers or any of its Affiliates any Intellectual Property conceived, reduced to practice, made or created following the Effective Date, including improvements to or derivatives of the Licensed Shared IP. All rights not specifically granted to Buyer and the Acquired Companies are reserved by Seller, including the right for Seller and its Affiliates to exploit and to license others to exploit the Licensed Shared IP outside of the United States in all fields of use not exclusively licensed to Buyer and the Acquired Companies pursuant to Section 2.04(a)(i) or Section 2.04(a)(ii).

Section 2.09. Commitment to Compliance.

(a) Seller will ensure that its Affiliates, employees, contractors, distributors, sublicensees and agents comply with all obligations of this Agreement, including the obligations of this ARTICLE II. Any act or omission by the foregoing that would be a violation of this Agreement if committed by Seller will be deemed a violation of this Agreement by Seller.

(b) Buyer will ensure that its Affiliates, employees, contractors, distributors, sublicensees and agents comply with all obligations of this Agreement, including the obligations of this ARTICLE II. Any act or omission by the foregoing that would be a violation of this Agreement if committed by Buyer will be deemed a violation of this Agreement by Buyer.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE III

CONFIDENTIALITY

Section 3.01. Confidentiality. With respect to Manufacturing Know-How and all confidential Know How and other confidential Intellectual Property included in the Licensed Shared IP (collectively, the “Confidential Information”) each Buyer will, and will cause the Acquired Companies and each of its and their Affiliates and sublicensees to, (a) keep the Confidential Information confidential using the same safeguards and standard of care that it uses to preserve the confidentiality of its own confidential information, but in no event will use less than reasonable safeguards and a reasonable standard of care, and will not, without the prior written consent of Seller, disclose any Confidential Information in any manner whatsoever and (b) not use any Confidential Information other than in connection with the grant or exercise of its rights under the license in Section 2.04(a) or fulfilling its obligations under this Agreement; provided, however, that Buyer, the Acquired Companies and their sublicensees may reveal the Confidential Information to their Representatives who (i) need to know the Confidential Information for the purposes of exercising the rights or fulfilling the obligations of that Person hereunder, (ii) are informed by Buyer, the Acquired Companies or their sublicensees, as applicable, of the confidential nature of the Confidential Information, and (iii) agree to act in accordance with the terms of this Section 3.01. Buyer, the Acquired Companies and their Affiliates and sublicensees will cause their Representatives and applicable sublicensees to observe the terms of this Section 3.01, and Buyer will be responsible for any breach of this Section 3.01 by any such Representatives or sublicensees. For the avoidance of doubt, any materials, documents, programs, data or information provided by one Party to the other Party pursuant to the terms of the Purchase Agreement shall be subject to the confidentiality provisions of the Purchase Agreement and shall not be subject to the confidentiality provisions of this Agreement.

Section 3.02. Use and Disclosure Limitations. The obligation of confidentiality under this ARTICLE III (Confidentiality) will not apply to the extent that it can be established by a Buyer by competent proof that such Confidential Information:

(a) was already known to such Buyer, other than under an obligation of confidentiality, at the time of receipt from Seller;

(b) was generally available to the public or otherwise part of the public domain at the time of receipt from Seller;

(c) became generally available to the public or otherwise part of the public domain after its disclosure other than through any act or omission of such Buyer in breach of this Agreement; or

(d) was received by such Buyer, other than under an obligation of confidentiality, from a third Person lawfully in possession of the Confidential Information that was itself free from any restrictions on use or obligations of confidentiality with respect to such Confidential Information; or

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e) was independently developed by Buyer, without reference or access to any Confidential Information.

Section 3.03. Required Disclosure. In the event disclosure of Confidential Information is permitted by applicable Law and any of Buyer, the Acquired Companies or their Affiliates or sublicensees is compelled to disclose Confidential Information by judicial or administrative process or required by operation of Law, Buyer will cause such Person to promptly notify Seller and to cooperate, at Seller’s expense, with Seller so that Seller may seek a protective order or other appropriate remedy or, in Seller’s sole discretion, waive compliance with the terms of this ARTICLE III (Confidentiality). In the event that no such protective order or other remedy is obtained, or that Seller does not waive compliance with the terms of this ARTICLE III (Confidentiality), Buyer will cause such Person will furnish only that portion of the Confidential Information that it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

ARTICLE IV

TERM AND TERMINATION

Section 4.01. Term. This Agreement shall commence immediately upon the Effective Date and shall terminate only upon the mutual written agreement of the Parties.

Section 4.02. Survival. Notwithstanding anything contained in this Agreement to the contrary, ARTICLE III (Confidentiality), this Section 4.02 and ARTICLE V (General Provisions) will survive the expiration or termination of this Agreement and (b) the expiration or termination of this Agreement will not act as a waiver of any breach of this Agreement or as a release of either Party from any liability or obligation incurred under this Agreement through the effective date of the expiration or termination.

ARTICLE V

GENERAL PROVISIONS

Section 5.01. Specific Performance. Notwithstanding anything to the contrary contained herein, the Parties agree that irreparable damage would occur in the event of a violation of any of the provisions of this Agreement or of a Party’s obligations under this Agreement were not performed in accordance with their specific terms or were otherwise breached for which money damages would be inadequate and it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity, without the need to post a bond or other security and without the necessity of proving damages.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 5.02. Further Assurances. Each Party shall, and shall cause its Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. At Buyer’s expense, Seller shall execute as soon as reasonably practicable any deeds, agreements or other documents reasonably requested by Buyer to effect registration or recordal of the assignment of the Purchased IP and the license of the Licensed Shared IP to Buyer in any jurisdiction.

Section 5.03. Independent Contractor Status. The Parties acknowledge and agree that the Parties are independent contractors in the performance of each and every part of this Agreement and nothing herein will be construed to be inconsistent with this status. Nothing contained in this Agreement will be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each Party being individually responsible only for its obligations set forth in this Agreement.

Section 5.04. Parties in Interest. Nothing in this Agreement, whether express or implied, will be construed to give any Person, including any employee or former employee of an Acquired Company, other than the Parties or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit or remedies of any nature whatsoever, including any rights of employment for any specified period, under or by reason of or in respect of this Agreement.

Section 5.05. Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the express prior written consent of the other Parties, and any attempted assignment, without such consent, will be null and void; provided, however, that (a) a Party may assign its rights to an Affiliate upon written notice of the same to the other Party, which assignment will not relieve the assigning Party of any of its obligations hereunder, (b) Buyer may assign its rights under this Agreement in connection with the transfer of all or substantially all of Buyer’s assets related to the Business, and (c) Seller may assign its rights under this Agreement in connection with the transfer of all or substantially all of Seller’s assets related to the US Business.

Section 5.06. Notices. All notices, requests, demands and other communications under this Agreement will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by prepaid overnight courier (providing proof of delivery) or by email to the respective Parties at the following addresses or email addresses (or at such other address for a Party as will be specified in a notice given in accordance with this Section 5.06):

if to Seller:

      Reynolds American Inc.

      401 North Main Street

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

      Winston-Salem, NC 27101

      Attention: Martin L. Holton III

      Email: #######@####.com

with a copy to (which will not constitute notice):

      Jones Day

      222 East 41st Street

      New York, New York 10017

      Attention: Randi C. Lesnick

      Email: rclesnick@jonesday.com

if to Buyer:

      JT International SA

      1 Rue de la Gabelle

      1211 Geneva, Switzerland

      Telephone: +## #### #####

      Attention: Dr. Martin-Ralph Frauendorfer, VP; Assistant General Counsel

      BD & Operations

      E-mail: #########################@####.com

with a copy to (which will not constitute notice):

      Freshfields Bruckhaus Deringer US LLP

      601 Lexington Avenue, 31st Floor

      New York, New York 10022

      Attention: Matthew F. Herman

      Email: matthew.herman@freshfields.com

Section 5.07. Amendments and Waivers. This Agreement may not be amended, supplemented or otherwise modified except in a written instrument executed by the Parties. No waiver by any of the Parties of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, will extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver by any of the Parties of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the Party sought to be charged with such waiver.

Section 5.08. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) the Transaction Documents and the Confidentiality Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede any prior understandings, negotiations, agreements, discussions or representations among the Parties of any nature, whether written or oral, to the extent they relate in any way to

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the subject matter hereof or thereof. In the event of any inconsistency between the terms of this Agreement and the Schedules, the terms of this Agreement will control. In the event of any inconsistency between the terms of this Agreement and the Purchase Agreement, the terms of the Purchase Agreement will control.

Section 5.09. Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the greatest extent possible.

Section 5.10. Governing Law. This Agreement and all claims arising out of or relating to this Agreement and the Transactions shall be governed by the Law of the State of New York, without regard to the conflicts of law principles that would result in the application of any Law other than the Law of the State of New York.

Section 5.11. Consent to Jurisdiction and Waiver of Jury Trial.

(a) Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) the state courts of the State of New York located in borough of Manhattan in New York City and (ii) the United States District Court for the Southern District of New York (and the appropriate appellate courts therefrom) for the purposes of any Action arising out of or relating to this Agreement or any transaction contemplated hereby (and agrees not to commence any Action, suit or proceeding relating hereto except in such courts). Each of the Parties further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such Party’s respective address set forth in Section 5.06 (Notices) will be effective service of process for any Action in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of or relating to this Agreement or the Transactions in (i) state courts of the State of New York located in borough of Manhattan in New York City or (ii) the United States District Court for the Southern District of New York (and the appropriate appellate courts therefrom), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in law or in equity.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 5.12. Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the Parties, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 5.13. Rules of Construction. Unless the context requires otherwise, (a) all references to Sections, Articles, Exhibits or Schedules are to the Sections, Articles, Exhibits or Schedules of or to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP, (c) words in the singular include the plural and vice versa, (d) to the extent the term “day” or “days” is used, it will mean calendar days unless Business Days are specified and all references to times of the day are to New York time unless otherwise specified, (e) the pronoun “his” refers to the masculine, feminine and neuter, the words “herein,” “hereby,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, Article, or other subdivision, (f) the term “including” means “including without limitation,” (g) the term “or” will be disjunctive but not exclusive, (h) the term “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase will not mean simply “if,” and (i) references to documents or other materials “delivered” or “made available” to Buyer or similar phrases shall mean that such documents or other materials were delivered to Buyer or its Representatives or were present in the Data Room, and (j) any reference to any contract or Law is a reference to it as amended, modified and supplemented from time to time (and, in the case of a Law, to (i) any successor provision and (ii) the rules and regulations promulgated thereunder). The headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

[Remainder of page left intentionally blank]

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the undersigned hereby execute this Intellectual Property Transfer and License Agreement effective as of the day and year first above written.

SANTA FE NATURAL TOBACCO COMPANY, INC.

By:
Name:
Title

JT INTERNATIONAL HOLDING BV

By:
Name:
Title:

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 1.01 – Definitions

1.	“Acquired Companies” is defined in the Purchase Agreement.

2.	“Action” is defined in the Purchase Agreement.

3.	“Affiliate” is defined in the Purchase Agreement.

4.	“Agreement” is defined in the Preamble.

5.	“Annie” is defined in the Preamble.

6.	“Blend Specifications” means the specifications for those tobacco blends used in products sold by Seller and its Affiliates in the Business immediately prior to the Effective Date.

7.	“Business” is defined in the Purchase Agreement.

8.	“Business Day” is defined in the Purchase Agreement.

9.	“Buyer” is defined in the Preamble.

10.	“Disclosure Schedule” is defined in the Purchase Agreement.

11.	“Effective Date” is defined in the Preamble.

12.	“Governmental Authority” is defined in the Purchase Agreement.

13.	“Intellectual Property” is defined in the Purchase Agreement.

14.	“Know-How” is defined in the Purchase Agreement.

15.	“Law” is defined in the Purchase Agreement.

16.	“Licensed Shared IP” is defined in the Purchase Agreement.

17.	“Lien” is defined in the Purchase Agreement.

18.	“Manufacturing Know-How” is defined in the Purchase Agreement.

19.	“Order” is defined in the Purchase Agreement.

20.	“Other Purchased IP” means all Purchased IP other than the Purchased Trademarks.

21.	“Party” and “Parties” are defined in the Preamble.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

22.	“Person” is defined in the Purchase Agreement.

23.	“Purchase Agreement” is defined in Paragraph A of the Recitals.

24.	“Purchased IP” is defined in the Purchase Agreement.

25.	“Purchased Trademarks” means the Trademarks contained in the Purchased IP and set forth on Exhibit A.

26.	“Representative” is defined in the Purchase Agreement.

27.	“Seller” is defined in the Preamble.

28.	“Seller Group Entity” is defined in the Purchase Agreement.

29.	“Tobacco Products” is defined in the Purchase Agreement.

30.	“Trademark” is defined in the Purchase Agreement.

31.	“Transactions” is defined in the Purchase Agreement.

32.	“Transferring Trademark Agreements” means the co-existence, settlement and other similar agreements relating to the Purchased Trademarks that are set forth at items 12 to 16 (inclusive) of Section 4.6(b) of the Disclosure Schedule.

33.	“US Business” is defined in the Purchase Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A – Purchased Trademarks

(see attached)

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TMID	Trademark	Country	Application No	Application Date	Registration No	Registration Date	Owner	Status	Design Image
3484	AMERICAN SPIRIT	European Union	010827269	23-Apr-2012	010827269	03-Sep-2012	Santa Fe Natural Tobacco Company, Inc.	Registered

3520	AMERICAN SPIRIT	Germany	302012006154.0	13-Jul-2012	302012006154	26-Jul-2012	Santa Fe Natural Tobacco Company, Inc.	Registered

3966	AMERICAN SPIRIT	Hong Kong	303350961	27-Mar-2015			Santa Fe Natural Tobacco Company, Inc.	Pending

3957	AMERICAN SPIRIT	Israel	273369	26-Mar-2015			Santa Fe Natural Tobacco Company, Inc.	Pending

3487	AMERICAN SPIRIT	Japan	2012-34453	27-Apr-2012	5559710	22-Feb-2013	Santa Fe Natural Tobacco Company, Inc.	Registered

3830	AMERICAN SPIRIT	Korea (South)	40-2014-19092	21-Mar-2014	40-1079225	05-Jan-2015	Santa Fe Natural Tobacco Company, Inc.	Registered

3545	AMERICAN SPIRIT	Switzerland	53637/2012	28-Mar-2012	632.998	15-Aug-2012	Santa Fe Natural Tobacco Company, Inc.	Registered

3992	AMERICAN SPIRIT	Taiwan	104023003	27-Apr-2015			Santa Fe Natural Tobacco Company, Inc.	Pending

3274	AMESPI	Japan	2011-3634	21-Jan-2011	5417558	10-Jun-2011	Santa Fe Natural Tobacco Company, Inc.	Registered

3275	AMESPI in Katakana	Japan	2011-3635	21-Jan-2011	5417559	10-Jun-2011	Santa Fe Natural Tobacco Company, Inc.	Registered

3754	Chinese Characters with Tobacco Chief Logo	China	13396112	21-Oct-2013			Santa Fe Natural Tobacco Company, Inc.	Pending

3774	NAS & TOBACCO CHIEF LOGO (CHINA 2013)	China	13654272	03-Dec-2013			Santa Fe Natural Tobacco Company, Inc.	Pending

3776	NAS BESIDE TOBACCO CHIEF (CHINA 2013)	China	13654271	03-Dec-2013			Santa Fe Natural Tobacco Company, Inc.	Pending

3769	NAS (Side by Side 2013)	Israel	260853	26-Nov-2013	260853	02-Jul-2015	Santa Fe Natural Tobacco Company, Inc.	Registered

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3770	NAS (Upper Left 2013)	Israel	260838	26-Nov-2013	260838	02-Jul-2015	Santa Fe Natural Tobacco Company, Inc.	Registered

3781	NAS WITH TOBACCO CHIEF BESIDE (CHINA 2013)	China	13654267	03-Dec-2013			Santa Fe Natural Tobacco Company, Inc.	Pending

3780	NAS with TOBACCO CHIEF LOGO (China 2013 purple)	China	13654268	03-Dec-2013			Santa Fe Natural Tobacco Company, Inc.	Pending

3470	NATURAL AMERICAN SPIRIT	Argentina	3160253	25-Apr-2012	2590149	30-Aug-2013	Santa Fe Natural Tobacco Company, Inc.	Registered

74	NATURAL AMERICAN SPIRIT	Australia	841646	06-Jul-2000	841646	24-May-2001	Santa Fe Natural Tobacco Company, Inc.	Registered

3491	NATURAL AMERICAN SPIRIT	Brazil	840115547	07-May-2012	840115547	05-May-2015	Santa Fe Natural Tobacco Company, Inc.	Registered

80	NATURAL AMERICAN SPIRIT	Canada	850 852	15-Jul-1997	TMA 544,349	01-May-2001	Santa Fe Natural Tobacco Company, Inc.	Registered

3504	NATURAL AMERICAN SPIRIT	Croatia	Z20120020	10-Jan-2012	Z20120020	04-Oct-2012	Santa Fe Natural Tobacco Company, Inc.	Registered

173	NATURAL AMERICAN SPIRIT	Ecuador	115515	10-Jul-2001	19494-03 DNPI	12-Sep-2002	Santa Fe Natural Tobacco Company, Inc.	Registered

142	NATURAL AMERICAN SPIRIT	European Union	000018002	01-Apr-1996	000018002	03-Feb-1998	Santa Fe Natural Tobacco Company, Inc.	Registered

176	NATURAL AMERICAN SPIRIT	France	00.3056381	03-Oct-2000	00.3056381	16-Mar-2001	Santa Fe Natural Tobacco Company, Inc.	Registered

3473	NATURAL AMERICAN SPIRIT	Germany	302012004208.2/18	17-Apr-2012	302012004208	23-May-2012	Santa Fe Natural Tobacco Company, Inc.	Registered

381	NATURAL AMERICAN SPIRIT	Hong Kong	300149337	30-Jan-2004	300149337	30-Jan-2004	Santa Fe Natural Tobacco Company, Inc.	Registered

2706	NATURAL AMERICAN SPIRIT	Hong Kong	301118321	16-May-2008	301118321	16-May-2008	Santa Fe Natural Tobacco Company, Inc.	Registered

3194	NATURAL AMERICAN SPIRIT	Israel	228867	11-Apr-2010	228867	17-May-2011	Santa Fe Natural Tobacco Company, Inc.	Registered

3423	NATURAL AMERICAN SPIRIT	Israel	243097	15-Dec-2011	243097	30-Jun-2013	Santa Fe Natural Tobacco Company, Inc.	Registered

178	NATURAL AMERICAN SPIRIT	Italy	RM2000C006972	22-Nov-2000	903391	07-Aug-2003	Santa Fe Natural Tobacco Company, Inc.	Registered

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

179	NATURAL AMERICAN SPIRIT	Japan	06-042399	25-Apr-1994	4092665	12-Dec-1997	Santa Fe Natural Tobacco Company, Inc.	Registered

311	NATURAL AMERICAN SPIRIT	Japan	09-129047	18-Sep-1998	4189518	18-Sep-1998	Santa Fe Natural Tobacco Company, Inc.	Registered

1773	NATURAL AMERICAN SPIRIT	Korea (South)	40-2004-50895	10-Nov-2004	681265	11-Oct-2006	Santa Fe Natural Tobacco Company, Inc.	Registered

290	NATURAL AMERICAN SPIRIT	Liechtenstein	2002/717	04-Jul-2002	12658	04-Jul-2002	Santa Fe Natural Tobacco Company, Inc.	Registered

1775	NATURAL AMERICAN SPIRIT	Macao	N/15426	26-Nov-2004	N/015426	09-Nov-2005	Santa Fe Natural Tobacco Company, Inc.	Registered

1155	NATURAL AMERICAN SPIRIT	Monaco	25483	11-Jun-2004	04.24154	11-Jun-2004	Santa Fe Natural Tobacco Company, Inc.	Registered

185	NATURAL AMERICAN SPIRIT	New Zealand	624438	04-Oct-2000	624438	04-Oct-2000	Santa Fe Natural Tobacco Company, Inc.	Registered

186	NATURAL AMERICAN SPIRIT	New Zealand	248075	13-Apr-1995	248075	09-May-1997	Santa Fe Natural Tobacco Company, Inc.	Registered

194	NATURAL AMERICAN SPIRIT	Norway	19972004	11-Mar-1997	197515	14-May-1999	Santa Fe Natural Tobacco Company, Inc.	Registered

3485	NATURAL AMERICAN SPIRIT	Russian Federation	2012714477	04-May-2012	493479	08-Aug-2013	Santa Fe Natural Tobacco Company, Inc.	Registered

384	NATURAL AMERICAN SPIRIT	Singapore	T04/01202D	03-Feb-2004	T04/01202D	03-Feb-2004	Santa Fe Natural Tobacco Company, Inc.	Registered

2479	NATURAL AMERICAN SPIRIT	South Africa	2007/03434	21-Feb-2007	2007/03434	23-Aug-2010	Santa Fe Natural Tobacco Company, Inc.	Registered

190	NATURAL AMERICAN SPIRIT	Switzerland	01589/1996	08-Mar-1996	443.066	24-Jun-1997	Santa Fe Natural Tobacco Company, Inc.	Registered

2725	NATURAL AMERICAN SPIRIT	Taiwan	97031064	01-Jul-2008	01364857	01-Jun-2009	Santa Fe Natural Tobacco Company, Inc.	Registered

313	NATURAL AMERICAN SPIRIT	Thailand		20-Nov-1996	KOR94372	28-Jun-1999	Santa Fe Natural Tobacco Company, Inc.	Registered

3868	NATURAL AMERICAN SPIRIT & Design	Bermuda	53800	30-Jul-2014	53800	26-Aug-2015	Santa Fe Natural Tobacco Company, Inc.	Pending

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3843	NATURAL AMERICAN SPIRIT & Design	Caribbean Netherlands	5959	22-May-2014			Santa Fe Natural Tobacco Company, Inc.	Pending

174	NATURAL AMERICAN SPIRIT & Design	Ecuador	115524	10-Jul-2001	19496-03 DNPI	12-Sep-2002	Santa Fe Natural Tobacco Company, Inc.	Registered

3870	NATURAL AMERICAN SPIRIT & Design	Egypt	305456	03-Aug-2014			Santa Fe Natural Tobacco Company, Inc.	Pending

3847	NATURAL AMERICAN SPIRIT & Design	Indonesia	D002014032219	02-Jul-2014			Santa Fe Natural Tobacco Company, Inc.	Pending

2113	NATURAL AMERICAN SPIRIT & Design	Korea (South)	40-2004-50902	10-Nov-2004	681266	11-Oct-2006	Santa Fe Natural Tobacco Company, Inc.	Registered

3229	NATURAL AMERICAN SPIRIT & Design	Mexico	1,112,850	18-Aug-2010	1,191,525	26-Nov-2010	Santa Fe Natural Tobacco Company, Inc.	Registered

1156	NATURAL AMERICAN SPIRIT & Design	Monaco	25484	11-Jun-2004	04.24155	11-Jun-2004	Santa Fe Natural Tobacco Company, Inc.	Registered

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3849	NATURAL AMERICAN SPIRIT & Design	Panama	232587-01	10-Jun-2014	232587 01	10-Jun-2014	Santa Fe Natural Tobacco Company, Inc.	Registered

3848	NATURAL AMERICAN SPIRIT & Design	Tunisia	TN/E/2014/00608	05-Jun-2014			Santa Fe Natural Tobacco Company, Inc.	Pending

3871	NATURAL AMERICAN SPIRIT & Design	United Arab Emirates	215429	06-Aug-2014			Santa Fe Natural Tobacco Company, Inc.	Pending

77	NATURAL AMERICAN SPIRIT & Design (+ Thunderbird)	Austria	AM 6446/2000	05-Sep-2000	192 952	27-Dec-2000	Santa Fe Natural Tobacco Company, Inc.	Registered

82	NATURAL AMERICAN SPIRIT & Design (+ Thunderbird)	European Union	23002	01-Apr-1996	000023002	02-Feb-1998	Santa Fe Natural Tobacco Company, Inc.	Registered

189	NATURAL AMERICAN SPIRIT & Design (+ Thunderbird)	Switzerland	01590/1996	08-Mar-1996	443.951	16-Jul-1997	Santa Fe Natural Tobacco Company, Inc.	Registered

3920	NATURAL AMERICAN SPIRIT & Design (2014)	Japan	2015-2328	13-Jan-2015			Santa Fe Natural Tobacco Company, Inc.	Pending

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

112	NATURAL AMERICAN SPIRIT & Design (celadon)	European Union	002279990	27-Jun-2001	002279990	23-Aug-2002	Santa Fe Natural Tobacco Company, Inc.	Registered

240	NATURAL AMERICAN SPIRIT & Design (celadon)	Germany	30072177	27-Sep-2000	30072177	06-Feb-2001	Santa Fe Natural Tobacco Company, Inc.	Registered

287	NATURAL AMERICAN SPIRIT & Design (celadon)	Japan	2002-053643	27-Jun-2002	4679737	06-Jun-2003	Santa Fe Natural Tobacco Company, Inc.	Registered

294	NATURAL AMERICAN SPIRIT & Design (celadon)	Liechtenstein		04-Jul-2002	12660	04-Jul-2002	Santa Fe Natural Tobacco Company, Inc.	Registered

275	NATURAL AMERICAN SPIRIT & Design (celadon)	Switzerland	05367/2002	17-Jun-2002	512.928	17-Jun-2002	Santa Fe Natural Tobacco Company, Inc.	Registered

3755	NATURAL AMERICAN SPIRIT & Design (China 2013)	China	13396111	21-Oct-2013			Santa Fe Natural Tobacco Company, Inc.	Pending

196/WA-AL	NATURAL AMERICAN SPIRIT & Design (package image)	Albania			697 381A	25-Jun-1998	Santa Fe Natural Tobacco Company, Inc.	Registered

196/WA-AM	NATURAL AMERICAN SPIRIT & Design (package image)	Armenia			697 381A	25-Jun-1998	Santa Fe Natural Tobacco Company, Inc.	Registered

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

196/WA-HR	NATURAL AMERICAN SPIRIT & Design (package image)	Croatia	697 381A	25-Jun-1998	Santa Fe Natural Tobacco Company, Inc.	Registered

196/WA-CU	NATURAL AMERICAN SPIRIT & Design (package image)	Cuba	697 381A	25-Jun-1998	Santa Fe Natural Tobacco Company, Inc.	Registered

196/WA-KG	NATURAL AMERICAN SPIRIT & Design (package image)	Kyrgyzstan	697 381A	25-Jun-1998	Santa Fe Natural Tobacco Company, Inc.	Registered

196/WA-MK	NATURAL AMERICAN SPIRIT & Design (package image)	Macedonia	697 381A	25-Jun-1998	Santa Fe Natural Tobacco Company, Inc.	Registered

196/WA-MD	NATURAL AMERICAN SPIRIT & Design (package image)	Moldova	697 381A	25-Jun-1998	Santa Fe Natural Tobacco Company, Inc.	Registered

196/WA-MN	NATURAL AMERICAN SPIRIT & Design (package image)	Mongolia	697 381A	25-Jun-1998	Santa Fe Natural Tobacco Company, Inc.	Registered

196/WA-ME	NATURAL AMERICAN SPIRIT & Design (package image)	Montenegro	697 381A	25-Jun-1998	Santa Fe Natural Tobacco Company, Inc.	Registered

196/WA-MA	NATURAL AMERICAN SPIRIT & Design (package image)	Morocco	697 381A	25-Jun-1998	Santa Fe Natural Tobacco Company, Inc.	Registered

196/WA-RU	NATURAL AMERICAN SPIRIT & Design (package image)	Russian Federation	697 381A	25-Jun-1998	Santa Fe Natural Tobacco Company, Inc.	Registered

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

196/WA-YU	NATURAL AMERICAN SPIRIT & Design (package image)	Serbia			697 381A	25-Jun-1998	Santa Fe Natural Tobacco Company, Inc.	Registered

196/WA-UA	NATURAL AMERICAN SPIRIT & Design (package image)	Ukraine			697 381A	25-Jun-1998	Santa Fe Natural Tobacco Company, Inc.	Registered

196/W	NATURAL AMERICAN SPIRIT & Design (package image)	WIPO			697 381A	25-Jun-1998	Santa Fe Natural Tobacco Company, Inc.	Registered

97	NATURAL AMERICAN SPIRIT & Design (turquoise)	European Union	002280048	27-Jun-2001	002280048	23-Aug-2002	Santa Fe Natural Tobacco Company, Inc.	Registered

241	NATURAL AMERICAN SPIRIT & Design (turquoise)	Germany	30072150	27-Sep-2000	30072150	14-Feb-2001	Santa Fe Natural Tobacco Company, Inc.	Registered

286	NATURAL AMERICAN SPIRIT & Design (turquoise)	Japan	2002-053642	27-Jun-2002	4679736	06-Jun-2003	Santa Fe Natural Tobacco Company, Inc.	Registered

293	NATURAL AMERICAN SPIRIT & Design (turquoise)	Liechtenstein		04-Jul-2002	12659	04-Jul-2002	Santa Fe Natural Tobacco Company, Inc.	Registered

276	NATURAL AMERICAN SPIRIT & Design (turquoise)	Switzerland	05369/2002	17-Jun-2002	512.929	17-Jun-2002	Santa Fe Natural Tobacco Company, Inc.	Registered

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

127	NATURAL AMERICAN SPIRIT & Design (yellow)	European Union	002279966	27-Jun-2001	002279966	23-Aug-2002	Santa Fe Natural Tobacco Company, Inc.	Registered

242	NATURAL AMERICAN SPIRIT & Design (yellow)	Germany	30072149	27-Sep-2000	30072149	07-Feb-2001	Santa Fe Natural Tobacco Company, Inc.	Registered

288	NATURAL AMERICAN SPIRIT & Design (yellow)	Japan	2002-053644	27-Jun-2002	4679738	06-Jun-2003	Santa Fe Natural Tobacco Company, Inc.	Registered

295	NATURAL AMERICAN SPIRIT & Design (yellow)	Liechtenstein		04-Jul-2002	12661	04-Jul-2002	Santa Fe Natural Tobacco Company, Inc.	Registered

274	NATURAL AMERICAN SPIRIT & Design (yellow)	Switzerland	05370/2002	17-Jun-2002	512.930	17-Jun-2002	Santa Fe Natural Tobacco Company, Inc.	Registered

2555	NATURAL AMERICAN SPIRIT & Device w/Thunderbird 2013	China	6348147	29-Oct-2007	6348147	07-Jan-2012	Santa Fe Natural Tobacco Company, Inc.	Registered

3629	NATURAL AMERICAN SPIRIT & Device w/Thunderbird 2013	China	12424753	15-Apr-2013			Santa Fe Natural Tobacco Company, Inc.	Pending

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3630	NATURAL AMERICAN SPIRIT & Device w/Thunderbird 2013	China	12424752	15-Apr-2013			Santa Fe Natural Tobacco Company, Inc.	Pending

3631	NATURAL AMERICAN SPIRIT & Device w/Thunderbird 2013	China	12424751	15-Apr-2013			Santa Fe Natural Tobacco Company, Inc.	Pending

3480	NATURAL AMERICAN SPIRIT (Black)	European Union	010827665	23-Apr-2012	010827665	20-Sep-2012	Santa Fe Natural Tobacco Company, Inc.	Registered

3548	NATURAL AMERICAN SPIRIT (Black)	Switzerland	53641/2012	28-Mar-2012	632.995	15-Aug-2012	Santa Fe Natural Tobacco Company, Inc.	Registered

3772	NATURAL AMERICAN SPIRIT (China 2013)	China	13654274	03-Dec-2013			Santa Fe Natural Tobacco Company, Inc.	Pending

3777	NATURAL AMERICAN SPIRIT (CHINA BLUE/RED 2013)	China	13654270	03-Dec-2013			Santa Fe Natural Tobacco Company, Inc.	Pending

3482	NATURAL AMERICAN SPIRIT (Dark Yellow)	European Union	010828234	23-Apr-2012	010828234	20-Sep-2012	Santa Fe Natural Tobacco Company, Inc.	Registered

3477	NATURAL AMERICAN SPIRIT (Light Yellow)	European Union	010828937	23-Apr-2012	010828937	20-Sep-2012	Santa Fe Natural Tobacco Company, Inc.	Registered

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3549	NATURAL AMERICAN SPIRIT (Light Yellow)	Switzerland	53642/2012	28-Mar-2012	632.994	15-Aug-2012	Santa Fe Natural Tobacco Company, Inc.	Registered

3479	NATURAL AMERICAN SPIRIT (Maroon)	European Union	010828325	23-Apr-2012	010828325	20-Sep-2012	Santa Fe Natural Tobacco Company, Inc.	Registered

3481	NATURAL AMERICAN SPIRIT (Orange)	European Union	010827483	23-Apr-2012	010827483	20-Sep-2012	Santa Fe Natural Tobacco Company, Inc.	Registered

3547	NATURAL AMERICAN SPIRIT (Orange)	Switzerland	56340/2012	28-Mar-2012	632.996	15-Aug-2012	Santa Fe Natural Tobacco Company, Inc.	Registered

182	NATURAL AMERICAN SPIRIT (stacked)	Japan	06-042400	25-Apr-1994	4092666	12-Dec-1997	Santa Fe Natural Tobacco Company, Inc.	Registered

3129	NOTHING IS EVERYTHING www.amespijp & Design	Japan	2009-094845	15-Dec-2009	5320091	30-Apr-2010	Santa Fe Natural Tobacco Company, Inc.	Registered

3483	ORIGINAL AMERICAN SPIRIT	European Union	010827335	23-Apr-2012	010827335	03-Sep-2012	Santa Fe Natural Tobacco Company, Inc.	Registered

3521	ORIGINAL AMERICAN SPIRIT	Germany	302012006155.9	13-Jul-2012	302012006155	26-Jul-2012	Santa Fe Natural Tobacco Company, Inc.	Registered

3488	ORIGINAL AMERICAN SPIRIT	Japan	2012-34454	27-Apr-2012	5559711	22-Feb-2013	Santa Fe Natural Tobacco Company, Inc.	Registered

3831	ORIGINAL AMERICAN SPIRIT	Korea (South)	40-2014-19093	21-Mar-2014	40-1079226	05-Jan-2015	Santa Fe Natural Tobacco Company, Inc.	Registered

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3546	ORIGINAL AMERICAN SPIRIT	Switzerland	56368/2012	28-Mar-2012	632.997	15-Aug-2012	Santa Fe Natural Tobacco Company, Inc.	Registered

3771	SHARE THE LOVE	Japan	2013-092481	26-Nov-2013	5667538	09-May-2014	Santa Fe Natural Tobacco Company, Inc.	Registered

181	THE ORIGINAL AMERICAN SPIRIT	Japan	02-072514	26-Jun-1990	2524106	28-Apr-1993	Santa Fe Natural Tobacco Company, Inc.	Registered

259	THUNDERBIRD	European Union	002737062	17-Jun-2002	002737062	11-Mar-2003	Santa Fe Natural Tobacco Company, Inc.	Registered

2535	THUNDERBIRD	India	1605849	26-Sep-2007	1605849	23-Dec-2010	Santa Fe Natural Tobacco Company, Inc.	Registered

2536	THUNDERBIRD	India	1605851	26-Sep-2007	1605851	23-Dec-2010	Santa Fe Natural Tobacco Company, Inc.	Registered

285	THUNDERBIRD	Japan	2002-053641	27-Jun-2002	4648816	28-Feb-2003	Santa Fe Natural Tobacco Company, Inc.	Registered

3606	THUNDERBIRD	Japan	2013-6401	01-Feb-2013	5594614	28-Jun-2013	Santa Fe Natural Tobacco Company, Inc.	Registered

291	THUNDERBIRD	Liechtenstein		04-Jul-2002	12582	04-Jul-2002	Santa Fe Natural Tobacco Company, Inc.	Registered

277	THUNDERBIRD	Switzerland	05332/2002	14-Jun-2002	501.939	29-Aug-2002	Santa Fe Natural Tobacco Company, Inc.	Registered

73	Thunderbird Pyramid Logo	Australia	842713	17-Jul-2000	842713	24-May-2001	Santa Fe Natural Tobacco Company, Inc.	Registered

3775	TOBACCO CHIEF (CHINA / PURPLE 2013)	China	13654269	03-Dec-2013	13654269	21-Feb-2015	Santa Fe Natural Tobacco Company, Inc.	Registered

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3469	Tobacco Chief Logo	Argentina	3160248	25-Apr-2012	2590146	30-Aug-2013	Santa Fe Natural Tobacco Company, Inc.	Registered

187	Tobacco Chief Logo	Australia	838745	13-Jun-2000	838745	29-Oct-2001	Santa Fe Natural Tobacco Company, Inc.	Registered

3492	Tobacco Chief Logo	Brazil	840115555	07-May-2012	840115555	05-May-2015	Santa Fe Natural Tobacco Company, Inc.	Registered

81	Tobacco Chief Logo	Canada	850851	15-Jul-1997	503087	28-Oct-1998	Santa Fe Natural Tobacco Company, Inc.	Registered

3476	Tobacco Chief Logo	Croatia	Z20120021A	10-Jan-2012	Z20120021	01-Oct-2012	Santa Fe Natural Tobacco Company, Inc.	Registered

172	Tobacco Chief Logo	Ecuador	115523	10-Jul-2001	16925-02 DNPI	17-Apr-2002	Santa Fe Natural Tobacco Company, Inc.	Registered

157	Tobacco Chief Logo	European Union	000672923	11-Nov-1997	000672923	14-Jul-1999	Santa Fe Natural Tobacco Company, Inc.	Registered

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

238	Tobacco Chief Logo	Germany	39647155	30-Oct-1996	39647155	18-Mar-1997	Santa Fe Natural Tobacco Company, Inc.	Registered

2705	Tobacco Chief Logo	Hong Kong	301118330	16-May-2008	301118330	16-May-2008	Santa Fe Natural Tobacco Company, Inc.	Registered

382	Tobacco Chief Logo	Hong Kong	300148851	17-Jan-2004	300148851	29-Jan-2004	Santa Fe Natural Tobacco Company, Inc.	Registered

2533	Tobacco Chief Logo	India	1605852	26-Sep-2007	1605852	26-Sep-2007	Santa Fe Natural Tobacco Company, Inc.	Registered

2534	Tobacco Chief Logo	India	1605853	26-Sep-2007	1605853	23-Dec-2010	Santa Fe Natural Tobacco Company, Inc.	Registered

3195	Tobacco Chief Logo	Israel	228868	11-Apr-2010	228868	17-May-2011	Santa Fe Natural Tobacco Company, Inc.	Registered

3422	Tobacco Chief Logo	Israel	243098	15-Dec-2011	243098	30-Jun-2013	Santa Fe Natural Tobacco Company, Inc.	Registered

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

312	Tobacco Chief Logo	Japan	09-130927	18-Sep-1998	4189521	18-Sep-1998	Santa Fe Natural Tobacco Company, Inc.	Registered

180	Tobacco Chief Logo	Japan	06-085251	24-Oct-1996	3250928	31-Jan-1997	Santa Fe Natural Tobacco Company, Inc.	Registered

1772	Tobacco Chief Logo	Korea (South)	40-2004-50894	10-Nov-2004	635891	20-Oct-2005	Santa Fe Natural Tobacco Company, Inc.	Registered

292	Tobacco Chief Logo	Liechtenstein		04-Jul-2002	12583	04-Jul-2002	Santa Fe Natural Tobacco Company, Inc.	Registered

1776	Tobacco Chief Logo	Macao	N/15425	26-Nov-2004	N/15425	08-Mar-2005	Santa Fe Natural Tobacco Company, Inc.	Registered

1157	Tobacco Chief Logo	Monaco	25485	11-Jun-2004	04.24156	11-Jun-2004	Santa Fe Natural Tobacco Company, Inc.	Registered

3486	Tobacco Chief Logo	Russian Federation	2012714478	04-May-2012	489092	07-Jun-2013	Santa Fe Natural Tobacco Company, Inc.	Registered

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

383	Tobacco Chief Logo	Singapore	T04/01200H	03-Feb-2004	T04/01200H	03-Feb-2004	Santa Fe Natural Tobacco Company, Inc.	Registered

2478	Tobacco Chief Logo	South Africa	2007/03433	21-Feb-2007	2007/03433	25-Mar-2013	Santa Fe Natural Tobacco Company, Inc.	Registered

278	Tobacco Chief Logo	Switzerland	05368/2002	17-Jun-2002	505.043	17-Jun-2002	Santa Fe Natural Tobacco Company, Inc.	Registered

2724	Tobacco Chief Logo	Taiwan	97031063	01-Jul-2008	1364856	01-Jun-2009	Santa Fe Natural Tobacco Company, Inc.	Registered

3475	Tobacco Chief Logo	Turkey	2012/36582	17-Apr-2012	2012 36582	17-Apr-2012	Santa Fe Natural Tobacco Company, Inc.	Registered

3773	TOBACCO CHIEF LOGO (China 2013)	China	13654273	03-Dec-2013	13654273	21-Feb-2015	Santa Fe Natural Tobacco Company, Inc.	Registered

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

EXHIBIT D

FORM OF LEAF SUPPLY AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

EXHIBIT D

FORM OF LEAF SUPPLY AGREEMENT

This LEAF SUPPLY AGREEMENT (this “Agreement”) is entered into as of [●], 2015 (the “Effective Date”), by and between JT International Holding BV, a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (the “Buyer”), and Santa Fe Natural Tobacco Company, Inc., a New Mexico corporation (the “Supplier”). The Buyer and the Supplier are sometimes referred to in this Agreement together as the “Parties” and each, individually, as a “Party.” Initially capitalized terms used throughout this Agreement have the meanings given to them in ARTICLE 1 below.

BACKGROUND

A. This Agreement is being entered into concurrently with the consummation of the transactions contemplated by that certain Purchase Agreement, dated as of September 28, 2015 (as it may be amended from time to time, the “Purchase Agreement”), by and among the Supplier; R. J. Reynolds Global Products, Inc., a Delaware corporation; R. J. Reynolds Tobacco B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid); the Buyer; and, for certain limited purposes, Reynolds American Inc., a North Carolina corporation, and JT Japan Tobacco Inc., a Japanese corporation (kabushiki kaisha).

B. The Parties are concurrently entering into that certain Contract Manufacturing Agreement, dated as of the date hereof (the “CMA”), pursuant to which, among other things, the Buyer has appointed the Supplier as the Buyer’s non-exclusive manufacturer of the Buyer’s requirements for certain cigarette brands, brand styles, roll-your-own and blended strip products to be marketed, distributed and sold by the Buyer (or its Affiliates) in the Territory (as defined below).

C. To accommodate the Buyer’s (and its Affiliates’) needs for Tobacco Leaf (as defined below) as it transitions manufacturing under the CMA to its own facilities and thereafter, the Buyer wishes to acquire Tobacco Leaf from the Supplier, and the Supplier wishes to supply such Tobacco Leaf to the Buyer (or its Affiliates), all upon the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties and covenants set forth in this Agreement, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

ARTICLE 1

CERTAIN DEFINED TERMS

As used in this Agreement, the following terms will have the meanings assigned to them below:

“Additional Tobacco Leaf” means (a) U.S. grown Organic flue-cured tobacco leaf, (b) Purity Residue Clean (PRC) tobacco leaf, or (c) any tobacco leaf grown or originating from sources in the Territory, as applicable.

“Additional Tobacco Leaf Commitment” has the meaning set forth in Section 3.2.

“Additional Tobacco Leaf Program” means, collectively, the commitments and contracts entered into by the Supplier and its Affiliates with respect to a particular Crop Year for the procurement of Additional Tobacco Leaf.

“Affiliate” has the meaning set forth in the Purchase Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Anti-boycott Laws” means Laws of the United States that prohibit participation or cooperation with, agreements to cooperate with and, in some cases, the provision of information in support of, any international boycott not sanctioned by the United States, such as the Arab League boycott of Israel, and including, but not limited to, Section 999 of the United States Internal Revenue Code of 1986, and guidelines issued thereunder, and the United States Export Administration Regulations, 15 C.F.R. Part 760.

“Applicable Margin” means: *****.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Indemnified Party” has the meaning set forth in Section 6.6(a).

“Confidential Information” means: (a) information, data or materials (whether of a technical or business nature), including that relating to research, development, know-how, inventions, Trade Secrets (including the Specifications, engineering, manufacturing, proposals and business plans, marketing plans and materials, sales, suppliers or buyers, in each case, of, or in respect of, a Party or any of its Affiliates; (b) proprietary information, data or materials of a Party or of a third Person with whom such Party has an obligation of confidence (including all such information owned by any Affiliate of such Party), whether created by a Party or its Affiliates individually or through the efforts contemplated by this Agreement; and (c) any other information, data or Intellectual Property, not publicly known, of a Party or of a third Person with whom such Party has an obligation of confidence (including all such information owned by any Affiliate of such Party); regardless of whether any of the foregoing set forth in clauses (a) - (c) above is observed or in oral, written, graphic or electronic form, and whether or not marked or otherwise identified as “confidential.”

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

“Core Tobacco Leaf” means (a) U.S. grown Organic burley tobacco leaf, or (b) Purity Residue Clean (PRC) perique tobacco leaf, as applicable.

“Core Tobacco Leaf Commitment” has the meaning set forth in Section 3.1.

“CMA” has the meaning set forth in Background Paragraph B.

“Cost” means the sum, without duplication, of (a) the price paid by the Supplier or its Affiliates to procure Tobacco Leaf from farmers or other sources, (b) all costs incurred by the Supplier or its Affiliates in connection with receiving, labeling, preparing, processing, packing, testing, shipping, transferring, warehousing, storing, maintaining (including quality control measures), handling and delivering the Tobacco Leaf up to and including the Value Date, and (c) all other fully allocated costs incurred by the Supplier or its Affiliates as a result of its activities associated with the supply of Tobacco Leaf to the Buyer hereunder up to and including the Value Date, including all out-of-pocket, general and administrative, indirect and overhead costs (including those costs relating to personnel, utilities, maintenance, use and depreciation of facilities and equipment, property taxes and other relevant taxation, compliance with relevant regulatory-related matters, transportation and inland freight costs, costs associated with use of electronic equipment and software, processing, reasonable waste, packaging, handling, quality control and assurance matters and inspection); provided that, Costs do not include Storage Charges incurred after the Value Date.

“Crop Year” means each growing season for the tobacco crop from which Tobacco Leaf is derived.

“Denied Parties” means the list of Denied Persons, the proliferation concern Entity List and the list of Unverified Parties maintained by the United States Department of Commerce, and the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, as such lists are revised and in effect from time to time.

“Disclosing Party” has the meaning set forth in Section 7.1(a).

“Effective Date” has the meaning set forth in the Preamble.

“Export License” means any Governmental Approval issued by a Governmental Authority, including but not limited to OFAC, permitting the export or sale of the Tobacco Leaf hereunder.

“Force Majeure” means one or more of the events described in Section 9.4.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

“Foreign Corrupt Practices Act” means 15 U.S.C. §§ 78dd-1, et seq. and any and all amendments thereto.

“Governmental Approval” means any permit, license, approval, qualification, consent or authorization issued by a Governmental Authority.

“Governmental Authority” has the meaning set forth in the Purchase Agreement.

“Green Leaf” means Tobacco Leaf in its raw, unprocessed form.

“Initial Term” has the meaning set forth in Section 8.1.

“Intellectual Property” means information, concepts, ideas, discoveries, inventions (whether conceived or reduced to practice, and whether or not patentable), requirements, samples of prototypical tobacco product components, data, codes and programs, graphics, designs, prints, sketches, drawings and photographs, developments, processes and methods, know-how, Trade Secrets (including the Specifications), patent applications, patents, other intellectual property of any type (including copyrights, trademarks, and service marks), and enhancements, derivatives and improvements thereof.

“Laws” has the meaning set forth in the Purchase Agreement.

“Losses” has the meaning set forth in the Purchase Agreement.

“Non-Conforming Tobacco Leaf” means Tobacco Leaf that did not fall within the control and rejection standards of the Specifications for such Tobacco Leaf at the time title and risk of loss passed to the Buyer in accordance with Section 5.2.

“Objection Period” has the meaning set forth in Section 6.6(a).

“OFAC” means the United States Department of the Treasury, Office of Foreign Assets Control, or any successor agency, department or unit of the federal government of the United States with regulatory authority over export/re-export transactions subject to the jurisdiction of the United States.

“Organic,” when used to describe Tobacco Leaf, means that such Tobacco Leaf meets the applicable criteria to be marketed as “organic” in a particular jurisdiction, as established by the United States Department of Agriculture (with respect to the United States) or other applicable Governmental Authority for the relevant jurisdiction of the Territory, as such criteria may be amended, modified or supplemented from time to time, which criteria, as in effect immediately prior to the Effective Date, are described on Exhibit A for the jurisdictions set forth therein.

“Party” or “Parties” has the meaning set forth in the Preamble.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

“Person” has the meaning set forth in the Purchase Agreement.

“Prohibited Countries” means countries to which products exported from the United States may not be exported or re-exported, and with which persons subject to OFAC jurisdiction may not conduct any financial transaction, unless an Export License is obtained pursuant to statutes and regulations administered by OFAC, as such regulations are in effect from time to time.

“Purchase Agreement” has the meaning set forth in Background Paragraph A.

“Purity Residue Clean (PRC),” when used to describe Tobacco Leaf, means that such Tobacco Leaf meets the criteria set forth on Exhibit B.

“Receipt” has the meaning set forth in Section 5.3.

“Receiving Party” has the meaning set forth in Section 7.1(a).

“Renewal Term” has the meaning set forth in Section 8.1.

“Restricted Countries” means those countries in the Territory that from time to time are subject to Trade Restrictions and for which Tobacco Leaf is supplied for export under this Agreement by the Supplier pursuant to Governmental Approvals duly issued and in effect by the applicable Governmental Authority whether within or outside the United States, including, but not limited, to OFAC.

“Restricted Parties” means Persons who have been denied export privileges or who are otherwise restricted under the United States Export Administration Regulations or with respect to whom transactions, including, but not limited to, export and financial transactions, are restricted, pursuant to applicable Trade Restrictions in force from time to time.

“Specifications” means (a) from the Effective Date through the Specifications Change Date, the specifications and standards used by the Supplier with respect to processing and packing the Tobacco Leaf immediately prior to the Effective Date (including with respect to acceptable levels of insect infestation and the presence of odors or flavors from external sources), and (b) from and after the Specifications Change Date through the end of the Term, the new specifications and standards submitted by the Customer with respect to processing and packing the Tobacco Leaf, in each case, including whether the particular Tobacco Leaf meets the criteria to be characterized as Organic or Purity Residue Clean (PRC), as applicable.

“Specifications Change Date” means the later of (a) the date on which the CMA expires or is terminated, and (b) the date that is 30 days after the date on which the Supplier has approved any new specifications and standards submitted by the Buyer in writing for processing and packing the Tobacco Leaf (which approval will be granted by the Supplier as long as the

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

new specifications and standards are both (i) within the Supplier’s processing and packaging capabilities and (ii) otherwise consistent in all material respects with the specifications and standards referenced in clause (a) of the definition of Specifications).

“Storage Charges” means all fully allocated costs incurred by the Supplier or its Affiliates after the Value Date with respect to warehousing, storing, maintaining (including quality control measures), handling and insuring the Tobacco Leaf, including any so-called inage and outage fees and any local value added or similar tax, duty or charge, plus interest on all such fully allocated costs *****.

“Supplier” has the meaning set forth in the Preamble.

“Supplier Indemnified Party” has the meaning set forth in Section 6.6(a).

“Term” has the meaning set forth in Section 8.1.

“Territory” means anywhere in the world other than the United States of America, its territories, possessions and dependencies, including duty-free retail outlets located in the United States or any such territories, possession or dependencies, together with any U.S. military bases, wherever located.

“Tobacco Leaf” means Core Tobacco Leaf or Additional Tobacco Leaf, as applicable.

“Trade Restrictions” means restrictions on trade and dealings with certain countries, Persons or entities, including, but not limited to, restrictions on exports, imports, sales and supplies of products, transshipments and financial transactions imposed pursuant to export controls, trade sanctions and other trade and investment regulations of the United States or any other Governmental Authority in force from time to time.

“Trade Secret” means information and data, including Specifications, that: (a) derive independent economic value, actual or potential, from not being generally known to the public or other Persons who can obtain economic value from their disclosure and use, and (b) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy.

“Value Date” means the date on which the Tobacco Leaf has been fully processed and packed and is ready for shipment, as determined by the Supplier in its reasonable discretion.

ARTICLE 2

TOBACCO LEAF SUPPLY AND RELATED RESPONSIBILITIES

2.1 Appointment and Supply. The Buyer hereby appoints the Supplier, on a non-exclusive basis, as a supplier of Tobacco Leaf for the Buyer and its Affiliates, and the Supplier hereby accepts such appointment. The Supplier agrees to supply Tobacco Leaf in accordance with the Specifications and the other terms and conditions of this Agreement. The Supplier will not be required to supply any product for the Buyer hereunder other than Tobacco Leaf.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

2.2 Specifications. The Supplier is in possession of the initial Specifications for the Tobacco Leaf. The Supplier will inform the Buyer of any changes in the Supplier’s source of Tobacco Leaf that are anticipated to affect or require a modification to the Specifications or otherwise affect the Supplier’s ability to supply the volumes of Tobacco Leaf set forth in the Buyer’s current Core Tobacco Leaf Commitment or Additional Tobacco Leaf Commitment, as applicable. The Supplier will provide the Buyer with as much advance notice of any such changes as is practicable. The Buyer will be solely responsible for ensuring that the Specifications comply with all applicable Laws where the Tobacco Leaf will be shipped or sold.

2.3 Visitation and Inspection. Representatives of the Buyer may, upon reasonable notice and at times and frequencies reasonably acceptable to the Supplier, visit and inspect the Supplier’s facilities where Tobacco Leaf is being processed, packaged and stored. The Buyer will bear its own expenses with regard to any such visits, unless otherwise agreed in writing by the Parties. If requested by the Buyer, the Supplier will cause appropriate individuals working on the activities relating to this Agreement to be available for meetings during any such visit and inspection. The Buyer will be responsible for ensuring that its representatives abide by all of the Supplier’s standard rules and procedures with regard to safety, regulatory compliance, security, personnel matters, confidentiality, computer use and computer network use while at the Supplier’s facilities. In addition, the Buyer will be responsible for ensuring that its representatives refrain from actions and conduct that interfere with the Supplier’s business and operations, and will instruct such representatives not to conduct unauthorized activities at the Supplier’s facilities or otherwise.

2.4 Project Teams. Promptly after the Effective Date, each Party will designate a project team of its primary contact individuals for purposes of this Agreement, each of which must include representatives reasonably acceptable to the other Party. Each Party will be entitled to change the members of its project team, and will notify the other Party of any such changes. Each Party’s project team will serve as the primary point of contact between the Parties for purposes of the transactions covered by this Agreement, and will be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties. The project teams will conduct regular telephone, video conference or in-person meetings as deemed necessary or appropriate to exchange information regarding the transactions covered by this Agreement, and at a minimum, the project teams will conduct quarterly meetings to discuss general operations under this Agreement, including matters concerning the Tobacco Leaf, Core Tobacco Leaf Commitments, Additional Tobacco Leaf Commitments, inventory levels, growing and harvesting conditions, quality control, any amended, modified or supplemented criteria with respect to Organic Tobacco Leaf, factors materially affecting Costs or Storage Charges (and the mitigation of any material increases in Costs or Storage Charges) and any disputes or controversies affecting a Party’s rights or

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

obligations under this Agreement. All disputes and controversies, or other issues, identified by the project teams during any such meetings will be promptly evaluated, addressed and remedied as soon as commercially reasonable.

ARTICLE 3

PURCHASE COMMITMENTS

3.1 Core Tobacco Leaf. Commencing with the 2017 Crop Year and continuing with respect to each Crop Year during the Term thereafter, the Buyer agrees to provide the Supplier with a binding purchase commitment for its projected volumes of Core Tobacco Leaf from such Crop Year (including volumes, types and grades of such Core Tobacco Leaf and whether any such Core Tobacco Leaf will be purchased as Green Leaf) not later than (i) November 1, 2016 with respect to the 2017 Crop Year, or (ii) the immediately preceding November 1 with respect to any subsequent Crop Year (each, a “Core Tobacco Leaf Commitment”). Subject to adjustment as set forth in Section 3.3, the Buyer agrees to purchase from the Supplier the amount of Core Tobacco Leaf reflected in each Core Tobacco Leaf Commitment. For the avoidance of doubt, the Buyer’s purchase of Core Tobacco Leaf pursuant to the Section 3.1, will not include any Core Tobacco Leaf procured by the Supplier and used by it to manufacture cigarette brands, brand styles, roll-your-own and blended strip products on behalf of the Buyer or its Affiliates pursuant to the CMA.

3.2 Additional Tobacco Leaf. Commencing with the 2017 Crop Year and continuing with respect to each Crop Year during the Term thereafter, the Buyer may (but will not be obligated to) participate in the Additional Tobacco Leaf Program to procure Additional Tobacco Leaf. If the Buyer elects to participate in the Additional Tobacco Leaf Program with respect to the 2017 Crop Year or any subsequent Crop Year during the Term, then the Buyer must notify the Supplier of such election, in writing, no later than (a) November 1, 2016 with respect to the 2017 Crop Year, or (b) the immediately preceding November 1 with respect to any subsequent Crop Year, which notice must include the Buyer’s binding purchase commitment for its requested volumes of Additional Tobacco Leaf from such Crop Year (including types or grades of such Additional Tobacco Leaf and whether any such Additional Tobacco Leaf will be purchased as Green Leaf), in form and substance reasonably acceptable to the Supplier (each, an “Additional Tobacco Leaf Commitment”). Subject to adjustment as set forth in Section 3.3, the Buyer agrees to purchase from the Supplier the amount of Additional Tobacco Leaf reflected in each Additional Tobacco Leaf Commitment.

3.3 Adjustment. The Parties acknowledge that tobacco farming is subject to elements outside of either Party’s or any farmer’s reasonable control, including environmental and weather conditions and other events of Force Majeure and, consequently, the yield of Core Tobacco Leaf or Additional Tobacco Leaf may be materially different from the yields projected or anticipated by either Party or the assumptions relied upon by the Buyer in submitting its Core Tobacco Leaf Commitment or Additional Tobacco Leaf Commitment. Based on the foregoing, the Buyer’s Core Tobacco Leaf Commitment and Additional Tobacco Leaf Commitment (if any)

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

with respect to each Crop Year will automatically adjust, without any action on the part of either Party, to reflect the final yields of Core Tobacco Leaf and Additional Tobacco Leaf from each Crop Year such that the Buyer is obligated to purchase the same proportion of Core Tobacco Leaf and Additional Tobacco Leaf as it would have been obligated to purchase had such yields remained unchanged under the Supplier’s and its Affiliates’ original commitments and contracts therefor; provided that no Additional Tobacco Leaf Commitment may be adjusted to reflect an increase in Additional Tobacco Leaf yield by more than ten percent (10%) from that reflected in the Buyer’s original Additional Tobacco Leaf Commitment, and any increase in such yield beyond such limitation will be allocated to the Supplier’s and its Affiliates’ commitments and contracts for such Additional Tobacco Leaf.

3.4 Excess Tobacco Leaf. On or before the expiration or earlier termination of the CMA, the Supplier will evaluate the level of Core Tobacco Leaf and Additional Tobacco Leaf expected to be in the Supplier’s inventory at that time, and offer the Buyer the option to purchase any such inventory the Supplier does not elect to use in its other activities. If the Buyer elects to accept any such offer, then it must notify the Supplier in writing within 30 days after receipt of the offer and the purchase and sale will take place in accordance with the terms and conditions of this Agreement.

3.5 Acknowledgement. The Buyer acknowledges that the Supplier and its Affiliates will be relying on each Core Tobacco Leaf Commitment and Additional Tobacco Leaf Commitment in making their own commitments and contracts with farmers and other sources of Core Tobacco Leaf and Additional Tobacco Leaf and, accordingly, the Buyer may not cancel or modify any Core Tobacco Leaf Commitment or Additional Tobacco Leaf Commitment without the prior written consent of the Supplier, which may be granted or withheld in the Supplier’s sole discretion.

3.6 Traceability. Upon request from the Buyer, the Supplier will furnish the Buyer with a report reasonably tracing the Tobacco Leaf back to the farmer or other third party supplier.

3.7 Projected Costs and Storage Charges. Upon the Buyer’s request (made at least ten business days before the relevant November 1), the Supplier will provide the Buyer with an estimate of the Costs and Storage Costs associated with the Buyer’s anticipated Core Tobacco Leaf Commitment and/or Additional Tobacco Leaf Commitment for the relevant Crop Year, in each case, based on the Supplier’s good faith assumptions and projections and used solely for illustrative purposes. No such estimate will, or will be deemed to, affect the actual Costs and Storage Charges payable by the Buyer with respect to any such Core Tobacco Leaf Commitment and/or Additional Tobacco Leaf Commitment.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

ARTICLE 4

PRICING AND INVOICING

4.1 Tobacco Pricing. With respect to all Tobacco Leaf, the Buyer agrees to pay the Supplier the sum of:

(a) the Cost of such Tobacco Leaf, plus

(b) an amount equal to (x) the Cost of Such Tobacco Leaf, multiplied by (y) the Applicable Margin, plus

(c) Storage Charges, but only with respect to each full calendar month elapsed between the Value Date and the date the Tobacco Leaf is delivered in accordance with Section 5.1 (e.g., no Storage Charges would be included where the Value Date is January 1 and delivery is made on or before January 31).

For the avoidance of doubt, the Buyer will also be responsible for all loading, delivery, terminal, carriage and insurance charges, as well as all export and import duties and similar taxes, in accordance with FCA (INCOTERMS 2010) in accordance with Section 5.1, whether or not invoiced by the Supplier.

4.2 Invoices. Unless otherwise agreed in writing between the Parties, the Supplier will invoice the Buyer as Tobacco Leaf is shipped. Each invoice will be due and payable by the Buyer within 45 days of the date of invoice.

4.3 Payments. Unless otherwise agreed in writing between the Parties, all payments will be made, without set off, by wire transfer of immediately available funds to the account designated by the Supplier on its invoices or otherwise. All payments will be made in U.S. dollars. All payments made by the Buyer in respect of Tobacco Leaf will be deemed made without prejudice to any rights that the Buyer may have under this Agreement, and will not constitute acceptance of Tobacco Leaf or otherwise affect the Buyer’s rights with respect to Non-Conforming Tobacco Leaf.

ARTICLE 5

DELIVERY AND SHIPMENT; INSPECTION

5.1 Delivery and Shipment. Unless otherwise agreed in writing by the Parties, the following provisions will govern the delivery and shipment of the Tobacco Leaf:

(a) The Supplier will ship Tobacco Leaf on a first in / first out basis as determined by “lot date” and will deliver the Tobacco Leaf FCA (INCOTERMS 2010), from the Supplier’s warehouse.

(b) The Tobacco Leaf will be shipped by reputable commercial common carriers selected and contracted by either the Supplier or the Buyer, as determined by the Buyer.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

The Party contracting with the commercial common carrier will arrange for shipment and delivery, but the Supplier will prepare all necessary shipping documentation relating to such Tobacco Leaf (including documentation required by the U.S. Alcohol and Tobacco Tax and Trade Bureau). Such shipping documentation will comply with all applicable Laws. With respect to Tobacco Leaf to be shipped into the Territory, (i) the Supplier will be listed as the shipper of such Tobacco Leaf on corresponding export bills of lading, as well as the “principal party in interest” for export declaration reporting purposes, and (ii) Buyer will assist the Supplier in obtaining copies of all documents evidencing proof of export within 60 days after the risk of loss transfers to the Buyer in accordance with Section 5.2.

(c) The Supplier will be responsible for proper packing of the Tobacco Leaf. All such packing and packing materials must (i) comply with handling, weight and safety requirements, in each case, in accordance with the Specifications or, if not addressed by the Specifications, as reasonably instructed by the Buyer, and (ii) be adequate to withstand the normal rigors of transfer, storage and distribution, and prevent damage, infestation and/or deterioration of such Tobacco Leaf prior to arrival at the specified destination.

(d) The Supplier will be responsible for obtaining all applicable Export Licenses with respect to Tobacco Leaf to be shipped into the Territory.

(e) Notwithstanding anything to the contrary in this Agreement, the Buyer will pay all costs (including insurance costs) relating to shipment (including inland freight to point of export), delivery and receipt of the Tobacco Leaf, as well as all export and import taxes, duties and similar charges, as applicable.

5.2 Title Transfer; Risk of Loss. Notwithstanding anything to the contrary in this Agreement, title to, and risk of loss for, the Tobacco Leaf will pass to the Buyer when the Supplier puts the Tobacco Leaf in the hands of the initial commercial common carrier; except that, if the Tobacco Leaf is to be shipped into the Territory, title to, and risk of loss will pass to the Buyer when the Tobacco Leaf passes the ship’s rail or plane’s fuselage.

5.3 Inspection and Approval; Rejection of Non-Conforming Tobacco Leaf. Upon receipt of the Tobacco Leaf at the port of import (for shipments into the Territory) or the initial destination point (for shipments in the U.S.) (“Receipt”), the Buyer will have the right to inspect and approve for acceptance such Tobacco Leaf. Such inspection and approval must be made promptly after Receipt (and, in any event, within 21 days of Receipt). The Buyer will have the right to reject Tobacco Leaf and call attention to other deficiencies in deliveries by informing the Supplier in writing within the 21-day inspection period, which notice must include information about the nature and extent of the reasons why the Tobacco Leaf should be characterized as Non-Conforming Leaf and include the results of any control or quality tests performed by the Buyer that indicate the Tobacco Leaf is Non-Conforming Leaf. If the Buyer fails to timely notify the Supplier of the Buyer’s rejection of the Tobacco Leaf, the Buyer will be deemed to have accepted the Tobacco Leaf as conforming. The Buyer may only reject and refuse acceptance of

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Tobacco Leaf that is Non-Conforming Leaf. Within 21 days after receiving such a notice, the Supplier may contest the rejection and provide documentation and other evidence relating to the quality of the applicable Tobacco Leaf. The Supplier may also inspect the Tobacco Leaf and collect a representative sample thereof for testing and analysis. Thereafter, the Parties will confer in good faith to resolve the controversy. If any Tobacco Leaf is finally deemed to be Non-Conforming Tobacco Leaf, at the election of the Supplier, it will be destroyed or otherwise returned to the Supplier pursuant to the Supplier’s instructions, at no cost to the Buyer. The Buyer will not be responsible for any payment for Non-Conforming Tobacco Leaf (and in the event that the Buyer has paid for the Non-Conforming Tobacco Leaf, the Buyer will be entitled, at the Buyer’s election, to a credit for or refund of that payment).

ARTICLE 6

REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNITY

6.1 Warranties and Disclaimer of Warranties. THE SUPPLIER REPRESENTS AND WARRANTS THAT THE TOBACCO LEAF SUPPLIED BY IT PURSUANT TO THIS AGREEMENT WILL BE SUPPLIED, PACKAGED AND TRANSFERRED IN COMPLIANCE WITH THE SPECIFICATIONS AND THE PACKING AND SHIPPING REQUIREMENTS OF THIS AGREEMENT. ANY MEASURES TAKEN TO REMEDY NON-CONFORMANCE WITH THIS REPRESENTATION AND WARRANTY WILL BE AT THE SUPPLIER’S SOLE COST AND EXPENSE. SUBJECT TO THE FOREGOING, TOBACCO LEAF IS PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE.

6.2 Limitation of Remedies, Liability and Damages. NEITHER PARTY WILL BE ENTITLED TO RECOVER FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR BY CONTRACT.

6.3 United States Statutes and Regulations. The Parties represent and warrant that they are aware of: (a) United States Trade Restrictions controlling exports from the United States and re-exports from third countries of United States origin goods, software and technology, including foreign made goods, software and technology with more than de minimus United States content to Prohibited Countries, Restricted Countries and Restricted Parties, financial transactions with Denied Parties, as well as the restrictions and prohibitions under United States trade sanctions on dealings by U.S. Persons with such countries and Persons, and is further aware that the lists of Prohibited Countries, Restricted Countries, Restricted Parties and Denied Parties may change from time to time; (b) Anti-boycott Laws; and (c) the Foreign Corrupt Practices Act. The Parties understand their respective obligations under the Laws described above, and they agree to comply with those Laws and to take no action that might cause the other Party to be in violation of those Laws. In the event that one Party believes, in good faith, that the other has violated any of the Laws described above, this Agreement may be

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

immediately terminated by the Party having such belief. Each Party further agrees that any past violations of these Laws are its sole responsibility, and that it will indemnify the other for any penalty or fine associated with its past violation that is ascribed to the other as a result of its past actions. No equipment, computer software, technology or information obtained by one Party from the other will be made available or re-exported, directly or indirectly, except in compliance with all applicable export Laws. Additional information concerning these obligations of the Parties is set forth in Exhibit C.

6.4 Compliance with Laws. In performance of their respective obligations under this Agreement, each Party will comply with, and will ensure that its employees and Affiliates comply with, all Laws, Governmental Approvals, regulations, agreements, licenses and consents applicable to or otherwise relating to the subject matter of this Agreement, including those referenced in Section 6.3 and any other applicable Laws pertaining to the prohibition of corruption, bribery and the offering of inducements to public or semi-public or government officials, including the Foreign Corrupt Practices Act and the United Kingdom Bribery Act. Without limiting the foregoing, each Party represents and warrants that it will not transfer, transship, provide, resell, export, import, re-export, distribute or dispose of any Tobacco Leaf or any related technology or technical data, directly or indirectly, without first obtaining all necessary written consents, permits and authorizations and completing such formalities as may be required by any applicable Laws. Neither Party will sell or otherwise provide any Tobacco Leaf to any Person that it knows, believes or has reason to believe will take any action which, if done by it, would constitute a violation of any of the terms and conditions of this Agreement. The Buyer will be solely responsible for (a) ensuring compliance with all requirements of applicable Laws and Governmental Approvals with respect to the use, distribution, sale, marketing, advertising and taxation of the Tobacco Leaf, including all reporting requirements, and (b) securing all applicable Governmental Approvals and other requirements necessary for the use, distribution, sale, marketing, advertising and taxation of the Tobacco Leaf.

6.5 Audit Rights. Each Party agrees to maintain accurate and complete books and records regarding its activities under this Agreement. Each Party agrees to keep such records in sufficient detail to enable the other Party to determine or verify such Party’s compliance with this Agreement. Each Party will keep such records for a period of time as determined by its normal document retention policies, but in any event not less than three years after the date of the transaction to which those records relate, or longer if required by applicable Law. In addition to the visitation and inspection rights set forth in Section 2.3, during regular business hours and upon not less than five business days written notice, each Party will permit each other Party (and its representatives), at such other Party’s cost and expense, to examine and audit all of the first Party’s books and records relating to its activities under this Agreement, in each case, to the extent necessary for the Party(ies) to make the foregoing determination and verification and subject to restrictions implemented in good faith to (a) ensure compliance with applicable Law, (b) preserve any applicable privilege (including the attorney-client privilege), or (c) comply with any applicable contractual confidentiality obligations.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

6.6 Indemnification.

(a) Subject to Section 6.2, the Buyer agrees to indemnify, defend and hold harmless the Supplier, its Affiliates and its and their respective current and former officers, directors, employees, representatives and agents (each, a “Supplier Indemnified Party”) from and against any and all Losses that a Supplier Indemnified Party suffers or incurs in connection with, or arising out of (i) a breach of the Buyer’s representations, warranties, covenants or agreements set forth in this Agreement (including any Core Tobacco Leaf Commitment or Additional Tobacco Leaf Commitment), (ii) the Buyer’s arranging or electing to arrange shipping and delivery in accordance with Section 5.1(b), or (iii) the use, distribution or sale by the Buyer (or its Affiliates) of any Tobacco Leaf, including any Losses that relate to any claimed adverse health effects or health risks relating to the use of the Tobacco Leaf or any products into which it is incorporated, except that the Buyer will not be required to indemnify any Supplier Indemnified Party for any Losses to the extent they arise out of the Supplier’s breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, including any failure to supply Tobacco Leaf in accordance with the Specifications.

(b) Subject to Section 6.2, the Supplier agrees to indemnify, defend and hold harmless the Buyer, its Affiliates and its and their respective current and former officers, directors, employees, representatives and agents (each, a “Buyer Indemnified Party”) from and against any and all Losses that a Buyer Indemnified Party suffers or incurs in connection with, or arising out of the Supplier’s breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, including any failure to supply Tobacco Leaf in accordance with the Specifications.

(c) If any of the Persons to be indemnified under this Section 6.6 has suffered or incurred any Losses, such Person shall so notify the Party from whom indemnification is sought promptly in writing in accordance with Section 9.4 or 9.5 of the Purchase Agreement, as applicable, which provisions are incorporated as if fully restated herein.

ARTICLE 7

CONFIDENTIALITY

7.1 Confidentiality Obligations.

(a) During the Term and for a period of three years thereafter, each Party receiving Confidential Information (a “Receiving Party”) will maintain in confidence all Confidential Information disclosed to it by any other Party (a “Disclosing Party”). Notwithstanding the foregoing, but subject to Section 7.2, each of the Party’s respective obligations of confidentiality with respect to another Party’s Trade Secrets, including the Specifications, will be perpetual. No Party will use, disclose or grant the use of such Confidential Information except as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, the Receiving Party must inform its employees,

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

representatives and contracting parties to whom disclosure is to be made of this ARTICLE 7, and instruct such Persons to hold in confidence and not make use of such information for any purpose other than those purposes permitted by this Agreement. Each Receiving Party will use at least the same standard of care (but not less than a reasonable standard of care) as it uses to protect its own proprietary and Trade Secret information to ensure that such employees, representatives and contracting parties do not disclose or make any unauthorized use of such Confidential Information. Each Receiving Party will promptly notify the other upon discovery of any unauthorized use or disclosure of Confidential Information. The Receiving Party will be responsible to the Disclosing Party for any loss of Confidential Information of the Disclosing Party or breach of the provisions of this Section 7.1 by any employee, representative or contracting party of the Receiving Party.

7.2 Exceptions. The obligations of confidentiality contained in Section 7.1 will not apply to the extent that it can be established by the Receiving Party by competent evidence that such Confidential Information: (a) was generally available to the public or otherwise part of the public domain at the time of its receipt from the Disclosing Party; (b) becomes generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or (c) was received by the Receiving Party, other than under an obligation of confidentiality, by a third Person lawfully in possession of the information.

7.3 Authorized Disclosure. Notwithstanding the foregoing, no Party (nor third Persons, as applicable) will be precluded from disclosing Confidential Information to the extent it is required to do so in response to a valid order by a Governmental Authority, or to the extent it reasonably believes, on the basis of advice from outside counsel, that it is required to disclose such Confidential Information by Law, or to the extent necessary to establish its rights under this Agreement; provided that, in the event a Party believes it is so required to disclose another Party’s Confidential Information, it will promptly provide notice of such requirement so that the Disclosing Party may seek an appropriate order or other action as it deems appropriate to prevent or limit such disclosure, and the Party required to make the disclosure will use its reasonable efforts to preserve the confidentiality of the other Party’s Confidential Information, including by cooperating with the other Party to obtain an appropriate order or other reliable assurance of confidential treatment. In any event, the Party required to make the disclosure may disclose only that portion of another Party’s Confidential Information that is legally required to be disclosed. Notwithstanding the foregoing, if any Party (or an Affiliate of such Party) is required to include a copy of this Agreement as an exhibit to any current or periodic report filed with the U.S. Securities and Exchange Commission, such Party (or its Affiliate) may make such filing without the prior written consent of any other Party as long as it seeks (or causes its Affiliate to seek) confidential treatment of any portions of this Agreement that, in the opinion of such filing Party, contain confidential or competitively sensitive information, regardless of whether such treatment is obtained.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

ARTICLE 8

TERM AND TERMINATION

8.1 Term of Agreement. The term of this Agreement will commence on the Effective Date and, unless earlier terminated as provided in this ARTICLE 8, will remain in effect until the three-year anniversary of the Effective Date (the “Initial Term”), after which this Agreement will automatically renew for successive one-year periods (each, a “Renewal Term” and, collectively with the Initial Term and all other Renewal Terms, the “Term”), unless either Party provides the other with written notice of its intent not to so renew this Agreement at least 90 days prior the scheduled expiration date of the Initial Term or then-current Renewal Term, as applicable.

8.2 General Termination Provisions. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated as follows:

(a) by mutual consent of the Parties;

(b) by the Parties, in accordance with Section 6.3, 8.3 or 8.4, subject to any cure or grace periods set forth therein; and

(c) immediately, by a Party, by giving written notice to the other Party at any time upon the occurrence of any of the following events: (i) the voluntary bankruptcy of the other Party, or the filing of an involuntary petition in bankruptcy against the other Party that is not dismissed within 60 days of filing, in which case, the termination will become effective immediately upon the non-terminating Party’s receipt of notice of termination or at such later date as may be specified in that notice; (ii) the other Party ceases to pay its debts as they mature in the ordinary course of business, or makes an assignment for the benefit of its creditors, in which case, the termination will become effective immediately upon the non-terminating Party’s receipt of notice of termination or at such later date as may be specified in that notice; or (iii) a receiver is appointed for the other Party or its property, in which case, the termination will become effective immediately upon the non-terminating Party’s receipt of notice of termination or at such later date as may be specified in that notice.

8.3 Termination in Connection with a Material Breach. Notwithstanding anything to the contrary in this Agreement, a Party may terminate this Agreement, in the event that the other Party is in breach of any material term of this Agreement and the breaching Party fails to cure such breach within 30 days of receipt of notice of breach from the terminating Party, or if such breach is not reasonably capable of cure within such 30-day period, such breaching Party fails to cure the breach within 60 days of receipt of notice of breach from the terminating Party; except that the foregoing right to cure (a) will not apply to any breach by any Party involving violation of any applicable Law, Governmental Approval or any breach that is not capable of being cured, and (b) is conditioned upon the breaching Party promptly commencing and thereafter diligently pursuing the cure to the reasonable satisfaction of the non-breaching Party.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

8.4 Termination for Interference or Frustration of Purpose. If both (a) the action of any Governmental Authority prohibits or declares unlawful or otherwise impairs, inhibits or frustrates in any material respect (i) the Buyer’s intended use of the Tobacco Leaf being supplied for it under this Agreement, (ii) the Supplier’s ability to supply or package the Tobacco Leaf as required under this Agreement, or (iii) any other material obligation of a Party as contemplated by this Agreement, and (b) the Parties are unable to propose a feasible way of either avoiding such interference or of reorganizing the Parties’ arrangements under this Agreement so as to eliminate the effect of such interference or to minimize, or minimize the effect of, such interference to the point where it is no longer material within a period of 60 days of a Party notifying the other Party of such interference, then the affected Party may terminate this Agreement, effective upon the earlier of (A) 30 days following receipt by the other Party of notice of termination from the affected Party, and (B) the date on which such action of the Governmental Authority becomes effective. Any notice by a Party to the other Party of such interference pursuant to this Section 8.4 must include a reasonably detailed description of the action of the Governmental Authority and the resulting prohibition, declaration of unlawfulness or material impairment, inhibition or frustration of purpose.

8.5 Effects of Termination.

(a) Upon any expiration or termination of this Agreement in accordance with its terms, this Agreement will terminate and become void and of no further force and effect, and there will be no further liability or obligation on the part of any Party hereto. Each Party’s right of termination under Sections 8.2, 8.3 and 8.4, is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not constitute an election of remedies and will not relieve any Party of liability for any breach of this Agreement.

(b) Upon any expiration or termination of this Agreement: (i) the Supplier agrees to: (A) return all of the Buyer’s Confidential Information; (B) stop supplying Tobacco Leaf for the Buyer, except as the Buyer may otherwise approve in writing; and (C) cooperate with the Buyer in the preparation of a final accounting of activities under this Agreement; and (ii) the Buyer agrees to: (A) promptly pay the Supplier for open invoices and any other amounts owed; (B) return all of the Supplier’s Confidential Information; and (C) cooperate with the Supplier in the preparation of a final accounting of activities under this Agreement.

(c) Notwithstanding anything to the contrary in this Agreement, upon any expiration or termination of this Agreement, the Supplier and the Buyer will continue to fulfill their respective obligations under any then-existing Core Tobacco Leaf Commitment and Additional Tobacco Leaf Commitment.

8.6 Survival. Notwithstanding anything to the contrary in this Agreement, Section 8.5 and this Section 8.6, as well as ARTICLE 5, ARTICLE 6, ARTICLE 7 and ARTICLE 9 and each then-existing Core Tobacco Leaf Commitment and Additional Tobacco Leaf Commitment (each as adjusted pursuant to Section 3.3) will continue in full force and effect and survive any expiration or termination of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

ARTICLE 9

MISCELLANEOUS

9.1 Tax Matters. Notwithstanding anything to the contrary in this Agreement, all transfer, documentary, sales, use, stamp, registration, value added, excise and other such taxes and fees (including any penalties) imposed in connection with the purchase of Tobacco Leaf from the Supplier (if any) will be borne and paid by the Buyer when due. To the extent applicable, the Parties will cooperate with one another in good faith to obtain any tax exemption certificates that would eliminate or mitigate any obligations to pay any such taxes.

9.2 Further Assurances. Each Party agrees to enter into or execute, or procure the entering into or execution, of such agreements, assignments or further assurances, or do such other acts as any other Party may reasonably request to carry out the terms and conditions of this Agreement.

9.3 Relationship of the Parties. For purposes of this Agreement, the Parties will be and remain independent contractors, and this Agreement will not be construed as establishing a general agency, employment, partnership, joint venture, coalition, alliance or any other similar relationship between the Parties with regards to the relationship created by this Agreement. In accordance with this Agreement, no Party will have the authority to make any statements, representations or commitments of any kind (whether express or implied) regarding the subject matter of this Agreement, or to take any action, which would be binding on any other Party or create any liability or obligation on behalf of any other Party regarding the subject matter of this Agreement, without the prior written authorization of such other Party to do so. No Party will have the right to direct or control the employees of any other Party. No Party will be liable for the debts, obligations or other liabilities of any other Party or of any of its agents, employees or contractors, including any costs for salaries, benefits or taxes.

9.4 Force Majeure. Notwithstanding anything to the contrary in this Agreement, no Party will be liable for any loss, injury, delay, damage or other casualty suffered by any other Party due to any inability to perform any obligation hereunder, and no Party will be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term or provision of this Agreement (other than payment of monies due), when such failure or delay is caused by or results from causes beyond the control of the affected Party, including acts of God, fire, flood, storm, earthquake, explosion, epidemic, delays in transportation, shortages of trucks or vessels, shortages of fuel, shortages of raw materials (including tobacco crop shortages), environmental catastrophe, embargo, war, acts of war (whether war be declared or not), acts of terrorism, insurrection, riot, civil commotion, labor dispute, or acts, omissions or delays in acting by any Governmental Authority (including legislative, administrative, judicial, police or any other official governmental acts). In the case of any delay or failure that a Party anticipates will cause an excusable delay hereunder, such Party will inform the other Party by written notice of the anticipated effect of such delay within ten days of becoming aware of it.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

9.5 Parties in Interest. Except for the Supplier Indemnified Parties and the Buyer Indemnified Parties, nothing in this Agreement, whether express or implied, will be construed to give any Person, including any employee or former employee of either Party, other than the Parties or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit or remedies of any nature whatsoever under or by reason of under or in respect of this Agreement.

9.6 Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the express prior written consent of the other Party, and any attempted assignment, without such consent, will be null and void; provided that either Party may assign its rights and obligations under this Agreement to one or more of its Affiliates upon written notice of the same to the other Party, which assignment will not relieve the original Party of any of its obligations hereunder.

9.7 Notices. Unless otherwise provided in this Agreement, day-to-day commercial communications may be exchanged by any reasonable means. All other notices, requests, demands and other communications under this Agreement will be in writing and will be given and received if and when made in accordance with Section 10.3 of the Purchase Agreement.

9.8 Amendments and Waivers. This Agreement may not be amended, supplemented or otherwise modified except in a written instrument executed by the Parties; provided that the Supplier may from time to time furnish the Buyer with an amended Exhibit A to reflect any amendments, modifications or supplements with respect to the criteria reflected therein. No waiver by any of the Parties of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver by either Party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the Party sought to be charged with such waiver.

9.9 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

9.10 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior understandings, negotiations, agreements, discussions or representations between the Parties of any nature, whether written or oral, to the extent they relate in any way to the subject matter hereof.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

9.11 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance is declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, will nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the Parties agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the original purposes of this Agreement are fulfilled to the greatest extent possible.

9.12 Governing Law. This Agreement and all claims arising out of or relating to this Agreement and the transactions contemplated hereby will be governed by the Law of the State of New York, without regard to the conflicts of law principles that would result in the application of any Law other than the Law of the State of New York.

9.13 Consent to Jurisdiction; Waiver of Jury Trial.

(a) Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) the state courts of the State of New York located in the borough of Manhattan in New York City and (ii) the United States District Court for the State of New York (and the appropriate appellate courts therefrom) for the purposes of any suit, action or other proceeding arising out of or relating to this Agreement or any transaction contemplated hereby (and agrees not to commence any suit, action or proceeding relating hereto except in such courts). Each of the Parties further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such Party’s respective address set forth in Section 10.3 of the Purchase Agreement will be effective service of process for any suit, action or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in (i) state courts of the State of New York located in the borough of Manhattan in New York City or (ii) the United States District Court for the State of New York (and the appropriate appellate courts therefrom), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, each Party agrees that a final judgment in any suit, action or proceeding so brought will be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in law or in equity.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(b) EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

9.14 Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the Parties, each of which will be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format will be effective as delivery of a manually executed counterpart to this Agreement.

9.15 Exhibits. The Exhibits to this Agreement form part of and are incorporated into this Agreement, and the Parties will act in accordance with their terms at all times during the Term. The following Exhibits are attached hereto:

Exhibit	Description
A	Organic Criteria

B	PRC Criteria

C	Certain United States Statutes and Regulations

[this space left blank intentionally – signature page immediately follows]

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives to be effective as of the Effective Date.

The Supplier:

SANTA FE NATURAL TOBACCO COMPANY, INC.

By:
Name:
Title:

The Buyer:

JT INTERNATIONAL HOLDING BV

By:
Name:
Title:

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

EXHIBIT A

DESCRIPTION OF ORGANIC CRITERIA

[NTD: Exhibit to be populated immediately prior to Closing.]

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

EXHIBIT B

DESCRIPTION OF PRC CRITERIA

[NTD: Exhibit to be populated immediately prior to Closing.]

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

EXHIBIT C

SUPPLIES TO RESTRICTED COUNTRIES

U. S. International Trade Laws

List of Prohibited Countries

U.S. export control laws and regulations impose a general embargo on trade with, exports to, transshipments through, and financial transactions involving the following Prohibited Countries: Cuba, Iran, Libya, Sudan, and Myanmar (Burma) (collectively, “Prohibited Countries”). The Buyer acknowledges that this list of Prohibited Countries changes on an irregular basis, and the Buyer agrees that it is responsible for regular monitoring of changes in this list of Prohibited Countries. Other, more limited U.S. trade embargoes also exist and the Buyer agrees that it is responsible for complying with all aspects of these embargoes as described more fully on the internet site at: http://www.treas.gov/offices/enforcement/ofac/.

Denied Parties

U.S. export controls also prohibit exports to and financial transactions with individuals, companies and organizations identified on a list of Denied Parties specifically identified as “Specially Designated Nationals” (SDN), published by OFAC at (http://www.treas.gov/offices/enforcement/ofac/sdn/ index.html). Moreover, the Department of Commerce also publishes “Denied Parties,” “Entities” and “Unverified Parties” lists of companies and individuals who are prohibited from involvement in U.S. export or re-export transactions (http://www.bxa.doc.gov/). Each of the lists identified above is updated on an irregular, but sometimes frequent, basis, and the Buyer agrees that it is responsible for regular monitoring of changes in these lists and compliance with requirements not to export to or conduct financial transactions with any entity identified on these lists without an export license obtained from the U.S. government.

Anti-boycott Laws

The U.S. Department of Commerce and the U.S. Internal Revenue Service enforce Anti-boycott Laws and regulations that prohibit cooperation with foreign embargoes that are not endorsed by the U.S. government. The U.S. Anti-boycott Laws are aimed particularly at preventing cooperation with the Arab League boycott of Israel. These laws prohibit agreements to cooperate with such boycotts and actions to support such boycotts. These laws also require reporting to the U.S. government of operations in countries enforcing such embargoes and reporting of certain requests to cooperate with such embargoes. The Buyer agrees that it will strictly comply with the requirements of Anti-boycott Laws and regulations.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

EXHIBIT E

FORM OF TRANSITION SERVICES AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT E

FORM OF TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of [●], 2015 (the “Effective Date”), is made by and among Santa Fe Natural Tobacco Company, Inc., a New Mexico corporation (“SFNTC”); R. J. Reynolds Global Products, Inc., a Delaware corporation (“Seller GP”); R. J. Reynolds Tobacco B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (“Seller BV,” and collectively with SFNTC and Seller GP, the “Sellers” and, each individually, a “Seller”); and JT International Holding BV, a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (“Buyer”). Sellers and Buyer are separately referred to in this Agreement as a “Party” and, together, as the “Parties.”

RECITALS

A. The Parties have entered into the Purchase Agreement, dated as of September 28, 2015 (as the same may be amended, the “Purchase Agreement”), pursuant to which:

1.	SFNTC will transfer to Buyer (i) the Purchased IP and (ii) all of the issued outstanding interests in SFNTC Germany.

2.	Seller GP will transfer to Buyer all of the issued and outstanding equity interests of (i) SFNTC Japan and (ii) SFNTC Italy.

3.	Seller BV will transfer to Buyer (i) all of the issued and outstanding equity interests of SFRTI Holdings and (ii) one issued and outstanding share of SFNTC Belgium.

B. The Parties desire to set forth the services to be performed, or caused to be performed, by the Parties or certain of their Affiliates in order to allow for an orderly transition of ownership of the assets and businesses acquired by Buyer and the continued operation of such businesses, as well as the continued operation of the businesses retained by Sellers and their Affiliates, in each case as currently conducted.

C. It is a condition to the consummation of the transactions contemplated by the Purchase Agreement that the Parties execute and deliver this Agreement and that this Agreement be in full force and effect as of the Closing.

D. All capitalized terms used but not defined in this Agreement will have the meanings assigned to them in the Purchase Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in this Agreement and the Purchase Agreement, the Parties agree as follows:

ARTICLE I

SERVICES

Section 1.01. Provision of Services.

(a) Sellers hereby agree to provide, or to cause one or more of their Affiliates or other third parties to provide, to Buyer and certain of its Affiliates, solely for use in connection with the Business, the Services described on Schedule I, in each case upon the terms and conditions of this Agreement.

(b) Buyer hereby agrees to provide, or to cause one or more of its Affiliates (including the Acquired Companies) or other third parties to provide, to Sellers and certain of their Affiliates, the Services described on Schedule II, in each case upon the terms and conditions of this Agreement. Each of the services described on Schedules I and II is referred to as a “Service” and, collectively, the “Services.”

(c) The Party or its Affiliate(s) providing Services (each, a “Provider”) will provide to the Party or its Affiliate(s) receiving Services (each, a “Recipient”) each of the Services for the term set forth on the Schedules; provided, however, that a Provider shall not be obligated to perform any such Service to be provided by it if and to the extent that such Service: (i) is out of the ordinary course of what has historically been (A) provided to the Recipient or one of its Affiliates or (B) performed by the Recipient or one of its Affiliates, in each case in accordance with past practices, including, in a volume substantially greater than that which has been historically provided to or performed by the Recipient or one of its Affiliates, (ii) would require the Provider to hire any additional personnel or make any capital expenditures, (iii) is for any operations of the Recipient other than in respect of the Business, in the case of Services to be provided by Sellers or their Affiliates, or in respect of the operations retained by Sellers and their Affiliates, in the case of Services to be provided by Buyer or its Affiliates, or (iv) violate any applicable Law to which the Provider is subject. If the Provider determines that it is unable to provide any Service in accordance with the terms of this Agreement as a result of the circumstances set forth in subclauses (i) through (iv) above, the Parties will cooperate in good faith to determine the best alternative approach.

(d) Notwithstanding the contents of the Schedules, each Party agrees to respond in good faith to any reasonable request for additional services necessary for the operation of the requesting Party’s business, but not currently contemplated in the relevant Schedule, at a price to be agreed upon after good faith negotiations between the Parties. Any such additional services so provided by a Party or its Affiliates will constitute Services under this Agreement and be subject in all respects to the provisions of this Agreement as if fully set forth on the relevant Schedule as of the date of this Agreement.

(e) During the term of this Agreement, the Parties will cooperate in good faith in all matters relating to the provision and receipt of Services, including as contemplated by Section 1.06. Such cooperation will include (i) subject to Section 3.01, exchanging

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

information reasonably requested by the other Party, (ii) subject to ARTICLE II, performing true-ups and adjustments, and (iii) subject to Section 4.03(b) and to the extent consistent with the applicable Services, making decisions and providing consent and acceptance as promptly as practicable when such decisions, consent or acceptance are required by the terms hereof, and, as reasonably requested by the other Party and at such other Party’s sole cost and expense, using commercially reasonable efforts to obtain all third-party consents, licenses, sublicenses or approvals (“Third-Party Consents”) necessary or desirable in order to permit each Party to perform its obligations under this Agreement in a timely and efficient manner. The Provider will not (A) be liable for any impairment of any Service arising from a failure by the Recipient to timely provide accurate and complete information that is required or reasonably requested by the Provider in connection with such Service or (B) have any responsibility for verifying the correctness of any information provided by or on behalf of the Recipient in connection with any Service. For the avoidance of doubt, to the extent the Recipient fails to provide required information, the Provider will be released from its obligation to perform any Service for which such information is required until such time as the required information is provided. The Provider shall be entitled to make changes from time to time in the procedures, processes, resources and policies it utilizes to perform any Services; provided that (i) the Provider gives the Recipient written notice 30 calendar days prior to any material change; (ii) such change will not materially degrade the performance (including as to timing and frequency of the applicable Service) or materially diminish the usefulness to the Recipient of the applicable Service; and (iii) such change will not result in an increase in the Service Fee charged to the Recipient for the applicable Service.

Section 1.02. Quality and Scope of Services; Disclaimer of Warranties. Each Party shall provide the Services hereunder in accordance with applicable Law and, except as otherwise specifically provided in the Schedules, use commercially reasonable efforts to provide the Services hereunder with the same standard of care as historically provided. Subject to Section 1.03, each Party agrees to assign sufficient resources and qualified personnel reasonably required to provide the Services in accordance with the standards set forth in the preceding sentence. Except as expressly set forth in this Section 1.02 or in the Schedules, no Party makes any representations or warranties of any kind, implied or expressed, with respect to the Services to be provided by such Party, including, without limitation, any warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed.

Section 1.03. Third-Party Providers. Each Party will have the right to hire third-party subcontractors to provide all or part of any Service to be provided by such Party hereunder. Any Party that subcontracts Services shall in all cases retain responsibility for the provision to the Party of all such Services whether subcontracted to a third party or performed by an Affiliate.

Section 1.04. Services Not Included. It is not the intent of any Provider to render, nor of any Recipient to receive from any Provider, (a) professional advice or opinions with regard to tax, legal, treasury, finance, employment, any other business and financial matters or the handling or addressing of environmental matters; or (b) technical advice with regard to

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

information technology or any other matters. No Recipient shall rely on or construe any Service rendered by or on behalf of any Provider as such professional advice, opinions or technical advice, and each Recipient shall seek all third-party professional advice, opinions or technical advice that it may desire or need.

Section 1.05. Access to Facilities.

(a) The Recipient shall, and shall cause its Subsidiaries to, allow the Provider and its Representatives reasonable access to its facilities as is necessary for such Provider to fulfill its obligations under this Agreement.

(b) Except as otherwise permitted by the Recipient in writing, each Provider shall permit only its authorized Representatives, contractors, invitees or licensees to access the Recipient’s facilities.

Section 1.06. Cooperation. It is understood that it will require the significant efforts of both Parties to implement this Agreement and to ensure performance by the Parties at the agreed-upon levels and in accordance with all of the terms and conditions of this Agreement. The Parties acknowledge the transitional nature of the Services. Accordingly, as promptly as practicable following the execution of this Agreement, each Party agrees to use reasonable best efforts to transition each Service to its own internal organization or to a third-party service provider. The Parties will cooperate, acting in good faith and using reasonable best efforts, to effect a smooth and orderly transition of the Services provided under this Agreement from the Providers to the Recipients (including the assignment or transfer of the rights and obligations under any third-party contracts relating to the Services); provided, however, that this Section 1.06 shall not require any Provider (whether directly or through an Affiliate or subcontractor) to incur any out-of-pocket costs or expenses in connection with the transition of such Services to the Recipient.

Section 1.07. Data Protection. While carrying out its duties under this Agreement, a Provider shall only process personal data received from a Recipient (a) in such a manner as is necessary to carry out those duties, (b) in accordance with the instructions of such Recipient, (c) in accordance with applicable laws relating to the protection of information commonly known as “sensitive personal information,” “personally identifiable information” or similar terms, and (d) using appropriate technical and organizational measures to prevent the unauthorized or unlawful processing of such personal data and/or the accidental loss or destruction of, or damage to, such personal data.

ARTICLE II

PAYMENTS

Section 2.01. Payments.

(a) In consideration of the provision of the Services, the Recipient will pay to the Provider for each such Service an amount equal to (i) the amount set forth on the relevant

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule, as the same may be amended from time to time, on a Service by Service basis (the “Service Fee”) and (ii) any additional reasonable out-of-pocket costs or expenses incurred by the Provider in connection with the provision of such Service for the benefit of the Recipient, in each case, with respect to the applicable price and payment period set forth on the applicable Schedule; provided, however, that the Service Fee payable in connection with any Service that is terminated may be pro-rated if such Service is terminated prior to the end of such Service’s term in accordance with Section 5.02. To the extent a Service is billed on an hourly basis, unless otherwise agreed by the Parties, the Service Fee for such Services will be [●]/hour.

(b) If at any time the Party providing Services reasonably believes that the Service Fees contemplated by a specific Schedule are materially insufficient to compensate it for the cost of providing the related Services hereunder (taking into account, where applicable, the Parties’ expectation that the Provider is to receive a 10% markup on the costs of providing certain Services), or the Party receiving Services reasonably believes that the Service Fees contemplated by a specific Schedule materially overcompensate the Provider for such Services (such that such Provider is receiving materially in excess of the agreed markup, if any, on the costs of providing such Service), such Party shall provide documentation of such material insufficiency or material overcompensation to the other Party as soon as possible, and the Parties will commence good faith negotiations regarding the appropriate course of action with respect to pricing of such Services for future periods; provided, however, that neither Party shall be permitted to propose renegotiation of the Service Fees more than once during any calendar year with respect to any class of Services (e.g., finance, HR, consumer marketing, etc.).

Section 2.02. Manner and Timing of Payments. All payments will be made by the Recipient, without set-off, within 20 Business Days after receipt of a reasonably detailed invoice. Invoices for Services will be sent by the Provider or its designee to the Recipient on a monthly basis and shall be reasonably detailed and identify the Services that are the subject of the invoice. Amounts not paid within such 20 Business Day period will bear interest thereon at the rate of 10.0% per annum from the date such payment was due until the date of payment. All payments made by the Recipient under this Agreement will be by wire transfer to the Provider’s account identified in Exhibit A or to such other account specified in writing by the Provider to the Recipient.

Section 2.03. Disputes. If the Recipient disputes in good faith any portion of the amount due on any invoice, then the Recipient will notify the Provider in writing of the nature and basis of the dispute within 10 Business Days after the Recipient’s receipt of such invoice. If no notification is provided to the Provider in accordance with the immediately preceding sentence, then the invoiced amount will be deemed to be accurate and correct and will not be subject to dispute or contest by the Recipient. In the event the Recipient provides notice of a dispute, the Parties will use their reasonable best efforts to resolve the dispute prior to the date such payment is due. During the pendency of any such dispute each Party will continue performing its obligations under this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 2.04. Taxes. Each amount payable under this Agreement, including pursuant to Section 2.01(a), Section 2.02 and the Schedules, is expressed exclusive of any sales tax, value-added tax, goods and services tax or similar tax (“Taxes”) that may be imposed by a taxing authority. The Recipient will reimburse the Provider for all Taxes (excluding any Tax based on the net income of the Provider) paid by the Provider attributable to the supply of Services, which will be separately stated on the relevant invoice.

ARTICLE III

CONFIDENTIALITY

Section 3.01. Confidentiality. With respect to all materials, documents, programs, data and information (the “Confidential Information”) furnished by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) or, in each case, by or to an Affiliate thereof, in connection with this Agreement, the Receiving Party (a) will keep the Confidential Information confidential using the same safeguards and standard of care that it uses to preserve the confidentiality of its own confidential information and will not, without the prior written consent of the Disclosing Party, disclose any Confidential Information in any manner whatsoever and (b) will not use any Confidential Information other than in connection with the Services or in fulfilling any other obligations under this Agreement; provided, however, that the Receiving Party may reveal the Confidential Information to its Representatives (i) who need to know the Confidential Information for the purposes of providing or receiving the Services, as applicable, or for fulfilling any other obligations of the Receiving Party hereunder, (ii) who are informed by the Receiving Party of the confidential nature of the Confidential Information, and (iii) who agree to act in accordance with the terms of this Section 3.01. The Receiving Party will cause its Representatives to observe the terms of this Section 3.01, and the Receiving Party will be responsible for any breach of this Section 3.01 by any of its Representatives. For the avoidance of doubt, any materials, documents, programs, data or information provided by one Party to the other Party pursuant to the terms of the Purchase Agreement shall be subject to the confidentiality provisions of the Purchase Agreement and shall not be subject to the confidentiality provisions of this Agreement.

Section 3.02. Use and Disclosure Limitations. The obligation of confidentiality under this ARTICLE III will not apply to the extent that it can be established by the Receiving Party by competent proof that such Confidential Information:

(a) was already known to or in the possession of the Receiving Party, other than under an obligation of confidentiality, at the time of receipt from the Disclosing Party;

(b) was generally available to the public or otherwise part of the public domain at the time of its receipt from the Disclosing Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure other than through any act or omission of the Receiving Party in breach of this Agreement;

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d) was received by the Receiving Party, other than under an obligation of confidentiality, from a third Person lawfully in possession of the Confidential Information that was itself free from any restrictions on use or obligations of confidentiality with respect to such Confidential Information; or

(e) was independently developed by the Receiving Party without reference or access to any Confidential Information of the Disclosing Party.

Section 3.03. Required Disclosure. In the event disclosure of Confidential Information is permitted by applicable Law and is compelled by judicial or administrative process or required by operation of Law, the Receiving Party will promptly notify the Disclosing Party and otherwise cooperate, at the Disclosing Party’s expense, with the Disclosing Party so that the Disclosing Party may seek a protective order or other appropriate remedy or, in the Disclosing Party’s sole discretion, waive compliance with the terms of this ARTICLE III. In the event that no such protective order or other remedy is obtained, or that the Disclosing Party does not waive compliance with the terms of this ARTICLE III, the Receiving Party will furnish only that portion of the Confidential Information that it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

Section 3.04. Relief. The Receiving Party agrees that unauthorized disclosure or use of the Confidential Information may cause irreparable harm and result in significant commercial damage to the Disclosing Party. The Parties agree that the Disclosing Party will be entitled to seek equitable relief, including injunction and specific performance, in the event of any breach of the covenants regarding Confidential Information, in addition to all other remedies available at law and in equity.

ARTICLE IV

MAXIMUM LIABILITY; INDEMNIFICATION

Section 4.01. Maximum Liability; Limitation of Damages. In no event, except with respect to liability of a Party to the other Party due to a breach of ARTICLE III, will a Party’s liability to the other Party exceed the aggregate amount of Service Fees paid to such Party for Services provided under this Agreement; provided, however, that nothing herein shall limit the liability of either Party with respect to any obligation arising under the Purchase Agreement.

Section 4.02. Indemnification. Each Party (the “Indemnifying Party”) will defend, indemnify and hold the other Party and its respective Affiliates, officers, directors, employees, representatives and agents (the “Indemnified Parties”) harmless from and against any loss, liability, damage or expense (including reasonable legal fees and expenses) suffered or incurred by or to which the Indemnified Parties may become subject as a result of or arising from the Indemnifying Party’s breach of this Agreement, provision of any Service hereunder or any other matter covered or contemplated by this Agreement other than for the negligence or willful misconduct of the Indemnified Parties. Notwithstanding the foregoing, no Indemnified

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Party shall be entitled to indemnification under this Agreement for lost income, revenues or profits, multiples of earnings, diminution in value, consequential, exemplary, incidental, indirect, punitive or special damages. Any claim for indemnification hereunder will be subject to the indemnification procedures set forth in Article IX of the Purchase Agreement.

Section 4.03. Force Majeure; Inability to Perform.

(a) Notwithstanding anything to the contrary in this Agreement, no Party will be liable for any loss, injury, delay, damage or other casualty suffered by any other Party due to any inability to perform any obligation hereunder, and no Party will be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term or provision of this Agreement (other than payment of monies due), when such failure or delay is caused by or results from causes beyond the control of the affected Party, including acts of God, fire, flood, storm, earthquake, explosion, epidemic, delays in transportation, shortages of trucks or vessels, shortages of fuel, shortages of raw materials, environmental catastrophe, embargo, war, acts of war (whether war be declared or not), acts of terrorism, insurrection, riot, civil commotion, labor dispute, or acts, omissions or delays in acting by any Governmental Authority (including legislative, administrative, judicial, police or any other official governmental acts). In the case of any delay or failure that a Party anticipates will cause an excusable delay hereunder, such Party will inform the other Party by written notice of the anticipated effect of such delay within ten days of becoming aware of it.

(b) If the Provider is unable to obtain a Third-Party Consent that is necessary for provision of any Service, then, (i) the Provider will promptly notify the Recipient of the failure to obtain such Third-Party Consent, (ii) neither the Provider nor any of its Affiliates will have any obligation hereunder with respect to any Service for which such Third-Party Consent is required or any liability whatsoever to the Recipient for the failure to provide any such Service and (iii) the Recipient will have no obligation to pay the Service Fee for any Service that the Provider is consequently unable to, and does not, provide.

ARTICLE V

TERM AND TERMINATION

Section 5.01. Term. Notwithstanding anything contained herein to the contrary, a Recipient may permanently discontinue any Services in whole or in part by giving no less than 30 calendar days’ advance written notice to the Provider of such discontinuance, which notice will specify the date as of which such Services are to be permanently discontinued (the “Termination Date”). If any Services are permanently discontinued by the Recipient in accordance with the foregoing sentence, this Agreement will terminate as to such Services as of the Termination Date thereof and if all Services have been so discontinued, this Agreement will terminate as of the Termination Date of the last category of Services, in each case without further action and in each case subject to any outstanding payment obligations of the Parties.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 5.02. Termination. This Agreement may be terminated by the mutual written agreement of the Parties. In the event:

(a) that a Party fails to pay for any or all Services in accordance with the terms of this Agreement (unless such payment is disputed by the Recipient in good faith in accordance with Section 2.03), then any non-defaulting Party will have the right, at its sole discretion, to terminate the applicable Service(s) and/or this Agreement and its participation with the defaulting Party under this Agreement if the defaulting Party has failed to pay all amounts owed under this Agreement (other than amounts disputed in good faith in accordance with Section 2.03) within five Business Days after receiving written notice of such default; or

(b) of any default by either Party, in any material respect, in the due performance or observance by it of any of the other terms, covenants or agreements contained in this Agreement, then any non-defaulting Party will have the right, at its sole discretion, to terminate the applicable Service(s) and/or this Agreement and its participation with the defaulting Party under this Agreement if the defaulting Party has failed to cure the default within 20 Business Days after receiving written notice of such default.

Section 5.03. Survival. Notwithstanding anything contained in this Agreement to the contrary, (a) ARTICLE II, ARTICLE III, ARTICLE IV, this Section 5.03 and ARTICLE VI will survive the expiration or termination of this Agreement and (b) the expiration or termination of this Agreement will not act as a waiver of any breach of this Agreement or as a release of either Party from any liability or obligation incurred under this Agreement through the effective date of the expiration or termination.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01. Representations and Warranties. Each Party represents and warrants to the other that, as of the date hereof, it is not aware of any Third-Party Consent that is necessary for the provision of any Service by it that has not been obtained.

Section 6.02. Intellectual Property Rights.

(a) The Recipient acknowledges that, with respect to Intellectual Property owned by or licensed to the Provider or its Affiliates and which is accessed or used by Recipient or its Affiliates in the course of receiving or using the Services (the “Provider IP”): (i) the Provider IP is and shall remain the sole property of the Provider, the relevant Affiliate of the Provider or their licensors (as the case may be); and (ii) as between the Parties, the Provider shall own all Intellectual Property rights subsisting in any and all adaptations, modifications or enhancements of the Provider IP made in the course of receiving or using the Services and the Recipient hereby assigns to Provider, by way of present and future assignment, any such Intellectual Property rights which vest automatically in the Recipient.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) The Provider hereby grants to the Recipient and its Affiliates a non-exclusive license to use the Provider’s Intellectual Property solely to the extent necessary for the receipt and use of the Services.

(c) The Provider acknowledges that, with respect to Intellectual Property owned by or licensed to the Recipient or its Affiliates and which is accessed or used by Provider or its Affiliates in the course of providing the Services (the “Recipient IP”): (i) the Recipient IP is and shall remain the sole property of the Recipient, the relevant Affiliate of the Recipient or their licensors (as the case may be); and (ii) as between the Parties, the Recipient shall own all Intellectual Property rights subsisting in any and all adaptations, modifications or enhancements of the Recipient IP made in the course of providing the Services and the Provider hereby assigns to Recipient, by way of present and future assignment, any such Intellectual Property rights which vest automatically in the Recipient.

(d) The Recipient hereby grants to the Provider a non-exclusive license to use the Recipient’s Intellectual Property solely to the extent necessary for the provision of the Services.

Section 6.03. Recordkeeping and Audit Matters. Each Provider will, upon five Business Days’ prior written notice, grant the applicable Recipient reasonable access to audit such Provider’s records relating to the performance of such Provider under the terms of this Agreement and to the computation of, and resolution of disputes relating to, amounts charged to such Recipient for the Services it received pursuant to this Agreement. Such audits shall occur during normal business hours, not more frequently than twice during the term of this Agreement, and must be conducted within 60 days after the expiration or termination of this Agreement. If such an audit reveals a credit due to the Recipient, then (a) if the credit due is revealed during the term of this Agreement, the Provider will provide a credit for the applicable amount on a subsequent monthly invoice provided to the Recipient and within 30 days after receipt of the applicable audit report and (b) if the credit due is revealed after the termination of this Agreement, the Provider will issue a check to the Recipient for the applicable amount within 30 days after receipt of the applicable audit report. If an audit reveals a credit due to the Provider, then the Recipient will issue a check to the Provider for the applicable amount within 30 days after receipt of the applicable audit report.

Section 6.04. Independent Contractor Status. The Parties acknowledge and agree that the Provider and each of its Affiliates is an independent contractor in the performance of each and every part of this Agreement and nothing herein will be construed to be inconsistent with this status. No agent or employee of the Provider will be, or will be deemed to be, the employee or agent of the Recipient and nothing in this Agreement will be construed to make the Recipient an employer, directly or indirectly, of the Provider’s employees. Nothing contained in this Agreement will be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each Party being individually responsible only for its obligations set forth in this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 6.05. Parties in Interest. Except for the indemnification rights under ARTICLE IV of this Agreement, nothing in this Agreement, whether express or implied, will be construed to give any Person, other than the Parties or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit or remedies of any nature whatsoever, including any rights of employment for any specified period, under or by reason of under or in respect of this Agreement.

Section 6.06. Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the express prior written consent of the other Parties, and any attempted assignment, without such consent, will be null and void; provided, however, that Buyer may assign its rights to a Subsidiary of Buyer upon written notice of the same to Sellers, which assignment will not relieve Buyer of any of its obligations hereunder.

Section 6.07. Notices. All notices, requests, demands and other communications under this Agreement will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by prepaid overnight courier (providing proof of delivery) or by email to the respective Parties at the following addresses or email addresses (or at such other address for a Party as will be specified in a notice given in accordance with this Section 6.07):

if to Sellers:

      Reynolds American Inc.

      401 North Main Street

      Winston-Salem, NC 27101

      Attention: Martin L. Holton III

      Email: #######@####.com

with a copy to (which will not constitute notice to Sellers):

      Jones Day

      222 East 41st Street

      New York, New York 10017

      Attention: Randi C. Lesnick

      Email:       rclesnick@jonesday.com

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

if to Buyer:

      JT International SA

      1 Rue de la Gabelle

      1211 Geneva, Switzerland

      Telephone: +## #### #####

      Attention: Dr. Martin-Ralph Frauendorfer, VP; Assistant General Counsel BD & Operations

      E-mail: #########################@####.com

with a copy to (which will not constitute notice to Buyer):

      Freshfields Bruckhaus Deringer LLP

      601 Lexington Avenue, 31st Floor

      New York, New York 10022

      Attention: Matthew F. Herman

      Email:       matthew.herman@freshfields.com

Section 6.08. Amendments and Waivers. This Agreement may not be amended, supplemented or otherwise modified except in a written instrument executed by the Parties. No waiver by any of the Parties of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, will extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver by any of the Parties of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the Party sought to be charged with such waiver.

Section 6.09. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Purchase Agreement and the Confidentiality Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede any prior understandings, negotiations, agreements, discussions or representations among the Parties of any nature, whether written or oral, to the extent they relate in any way to the subject matter hereof or thereof.

Section 6.10. Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 6.11. Governing Law. This Agreement and all claims arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by the Law of the State of New York, without regard to the conflicts of law principles that would result in the application of any Law other than the Law of the State of New York.

Section 6.12. Consent to Jurisdiction and Waiver of Jury Trial.

(a) Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) the state courts of the State of New York located in borough of Manhattan in New York City and (ii) the United States District Court for the Southern District of New York (and the appropriate appellate courts therefrom) for the purposes of any Action arising out of or relating to this Agreement or any transaction contemplated hereby (and agrees not to commence any Action relating hereto except in such courts). Each of the Parties further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such Party’s respective address set forth in Section 6.07 will be effective service of process for any Action in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of or relating to this Agreement in (i) state courts of the State of New York located in borough of Manhattan in New York City or (ii) the United States District Court for the Southern District of New York (and the appropriate appellate courts therefrom), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in law or in equity.

(b) EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 6.13. Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the Parties, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 6.14. Rules of Construction. Unless the context requires otherwise, (a) all references to Sections, Articles, Exhibits or Schedules are to the Sections, Articles, Exhibits or

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedules of or to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP, (c) words in the singular include the plural and vice versa, (d) to the extent the term “day” or “days” is used, it will mean calendar days unless Business Days are specified and all references to times of the day are to New York time unless otherwise specified, (e) the pronoun “his” refers to the masculine, feminine and neuter, the words “herein,” “hereby,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, Article, or other subdivision, (f) the term “including” means “including without limitation,” (g) the term “or” will be disjunctive but not exclusive, (h) the term “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase will not mean simply “if,” (i) references to documents or other materials “delivered” or “made available” to Buyer or similar phrases shall mean that such documents or other materials were delivered to Buyer or its Representatives or were present in the Data Room, and (j) any reference to any contract or Law is a reference to it as amended, modified and supplemented from time to time (and, in the case of a Law, to (i) any successor provision and (ii) the rules and regulations promulgated thereunder). The headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Section 6.15. Inconsistency. In the event of any inconsistency between the terms of this Agreement and the Schedules, the terms of this Agreement will control. In the event of any inconsistency between the terms of this Agreement and the Purchase Agreement, the terms of the Purchase Agreement will control.

[Remainder of page left intentionally blank]

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the undersigned hereby execute this Transition Services Agreement effective as of the day and year first above written.

SANTA FE NATURAL TOBACCO COMPANY, INC.

By:
Name:
Title:

R. J. REYNOLDS GLOBAL PRODUCTS, INC.

By:
Name:
Title:

R. J. REYNOLDS TOBACCO B.V.

By:
Name:
Title:

JT INTERNATIONAL HOLDING BV

By:
Name:
Title:

By:
Name:
Title:

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A

Wiring Instructions

Account for delivery of the amounts payable by Buyer:

[●]

Account for delivery of the amounts payable by Sellers:

[●]

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE I

Services to be Provided to Buyer

To the extent billed on an hourly basis and unless otherwise agreed by the Parties, the Service Fee for the Services set forth below will be $[●]/hour.

[Note to Draft: Prior to Closing, the Parties will agree to services to be provided to Buyer with respect to the following.]

•	Tax

•	Treasury

•	Accounting

•	Legal

•	HR

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. – CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE II

Services to be Provided to Sellers

To the extent billed on an hourly basis and unless otherwise agreed by the Parties, the Service Fee for the Services set forth below will be $[●]/hour.

[Note to Draft: Prior to Closing, the Parties will agree to services to be provided to Sellers with respect to the following.]

•	Tax

•	Marketing

•	Accounting

•	HR

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

EXHIBIT F

FORM OF SHARE TRANSFER DEED OF SFR TOBACCO INTERNATIONAL GMBH

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

EXHIBIT F

FORM OF SHARE TRANSFER DEED OF SFR TOBACCO INTERNATIONAL GMBH

Übertragungsurkunde betreffend die Übertragung von allen Stammanteilen an der SFR Tobacco International GmbH

Transfer Deed concerning the transfer and assignment of all company shares (Stammanteile) in SFR Tobacco International GmbH zwischen / between

R.J. Reynolds Tobacco B.V., [address]

der Abtretende / the Assignor

und / and

[Name], [address]

der Übernehmer / the Assignee

datiert vom / dated

Der Abtretende und der Übernehmer jeweils ein Partei und gemeinsam die Parteien.

The Assignor and the Assignee, each, a Party and, collectively, the Parties.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

1.	Abtretung von Stammanteilen / Assignment of Company Shares

Der Abtretende hat sich gemäss ein Purchase Agreement (Kaufvertrag) vom 28 September 2015 zwischen, inter alia, den Parteien (der Kaufvertrag) verpflichtet, an die Übernehmerin alle 55’000 Stammanteile im Nominalwert von je CHF 100.00, 100% liberiert, an der SFR Tobacco International GmbH, eine unter schweizerischem Recht organisierte Gesellschaft, mit Sitz in Zürich, Schweiz (Firmennummer: CHE-113.229.854) (die Gesellschaft) zu übertragen und tritt hiermit und überträgt unwiderruflich die vorgenannten Stammanteile, das Eigentum daran sowie sämtliche damit zusammenhängenden Rechte und Pflichten an den Übernehmer ab.

Pursuant to a Purchase Agreement dated September 28, 2015 between, inter alia, the Parties (the Purchase Agreement), the Assignor undertook to transfer and assign to the Assignee all 55’000 shares (Stammanteile) with a nominal value of CHF 100.00 each, 100% paid in, in SFR Tobacco International GmbH, a company incorporated under the laws of Switzerland, with its registered office in Zurich, Switzerland (company number: CHE-113.229.854) (the Company) and hereby irrevocably transfers and assigns to the Assignee the above mentioned shares, the ownership thereto, as well as all related rights and duties.

Die weiteren Bedingungen und Bestimmungen betreffend den Verkauf und die Übertragung der Stammanteile der Gesellschaft (Kaufpreis, Gewährleistungen, Zusicherungen, etc.) werden ausschliesslich im Kaufvertrag geregelt.

Additional terms and conditions with respect to the sale and transfer of the shares of the Company (purchase price, warranties, covenants, etc.) are exclusively stated in the Purchase Agreement.

2.	Hinweis auf statutarische Bestimmungen / Reference to Provisions in the Articles of Association

2.1.	Nachschuss- oder Nebenleistungspflichten / Supplementary and Ancillary Contributions

Nachschuss- oder Nebenleistungspflichten der Gesellschafter wurden in den Statuten der Gesellschaft nicht festgelegt.

No supplementary or ancillary contributions of the partners have been determined in the Company’s articles of association.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

2.2.	Konkurrenzverbote / Non-Competition Clauses

Konkurrenzverbote für die Gesellschafter wurden in den Statuten der Gesellschaft nicht festgelegt.

No non-competition clauses regarding the partners are set out in the Company’s articles of association.

2.3.	Vorhand-, Vorkaufs- und Kaufrechte der Gesellschafter oder der Gesellschaft / Rights of First Refusal, Preemptive Rights and Call Options of the Company or the Partners

Vorhand-, Vorkaufs- und Kaufrechte wurden in den Statuten der Gesellschaft keine festgelegt.

No rights of first refusal, preemptive rights or call options of the Company or the partners are set out in the Company’s articles of association.

2.4.	Konventionalstrafen / Penalties

Konventionalstrafen wurden in den Statuten der Gesellschaft nicht festgelegt.

No penalties have been set out in the Company’s articles of association.

3.	Anwendbares Recht und Gerichtsstand / Applicable Law and Jurisdiction

Dieser Übertragungsurkunde untersteht schweizerischem materiellem Recht (mit Ausschluss des der Bestimmungen des schweizerischen Internationalen Privatrechts und des Wiener Kaufrechts vom 11. April 1980).

This Transfer Deed shall be governed and construed by the substantive laws of Switzerland (to the exclusion of the Swiss international private law and the Vienna Convention on the International Sale of Goods dated 11 April 1980).

Ausschliesslicher Gerichtsstand für sämtliche sich aus oder im Zusammenhang mit diesem Übertragungsurkunde ergebenden Streitigkeiten ist der Ort am Sitz der Gesellschaft (Zürich, Schweiz).

All disputes arising out of or in connection with this Transfer Deed shall be exclusively submitted to the ordinary courts at the registered office of the Company (Zurich, Switzerland).

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Die englische Fassung dieses Übertragungsurkunde ist eine Übersetzung des deutschen Originaltextes und die deutsche Fassung hat Vorrang.

The English version of this Transfer Deed is a translation of the German original, the German version shall prevail.

R.J. Reynolds Tobacco B.V,

Name:	Name:

Title:	Title:

[Assignee]

Name:	Name:

Title:	Title:

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

EXHIBIT G

FORM OF SHARE TRANSFER DEED OF SANTA FE NATURAL TOBACCO COMPANY:

GERMANY GMBH

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

EXHIBIT G

FORM OF SHARE TRANSFER DEED OF SANTA FE NATURAL TOBACCO COMPANY:

GERMANY GMBH

Deed Register Number                                 /

R e c o r d e d

in [Munich] on [•]

Before me, the notary in the district of the Higher Regional Court (Oberlandesgericht) of [Munich]

[•]

practicing in [•],

the following persons appeared today:

1.	[•], born on [•], with business address [•], providing proof of [his/her] identity by a valid German identity card, acting not in [his/her] own name but on the basis of a power of attorney dated [•], the original of which was available for inspection during the notarization and a certified copy of which is attached to this deed, on behalf of

Santa Fe Natural Tobacco Company, Inc., a corporation under the laws of the US state New Mexico, with business address [•]

(hereinafter referred to as the “Seller”)

and

2.	[•], born on [•], with business address [•], providing proof of [his/her] identity by a valid German identity card, acting not in [his/her] own name but on the basis of a power of attorney dated [•], the original of which was available for inspection during the notarization and a certified copy of which is attached to this deed, on behalf of

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

JT International Holding BV, a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) and with business address [•]

(hereinafter referred to as the “Buyer”)

The Buyer and Seller are hereinafter collectively referred to as the “Parties”.

Prior to the notarization (Beurkundung), the notary asked whether he himself, or any person associated with him for the joint exercise of their profession, has in the past acted or is presently acting in a capacity other than that of officiating notary in the matter to be notarized. The persons appearing declared that this is not the case.

The persons appearing requested that this written record of the notarization be recorded in the English language. The notary, who is in sufficient command of the English language, convinced himself that the persons appearing are in sufficient command of the English language. Therefore, a translation of this written record of the notarization was dispensed with.

The persons appearing requested the notarization of the following:

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

SHARE TRANSFER AGREEMENT

WHEREAS:

(A)	The Seller holds all of the shares (Geschäftsanteile) in Santa Fe Natural Tobacco Company: Germany GmbH, a German limited liability company with seat in [•], Germany, registered in the Commercial Register of the Local Court (Amtsgericht) of [•] under no. HRB [•] and a registered capital of EUR [•] (the “Company”). Annex 1 to this Agreement contains the most recent list of shareholders of the Company dated [•], setting out the shareholding structure in the Company (the shares listed in Annex 1 collectively, the “German Shares”).

(B)	By Purchase Agreement regarding, inter alia, the sale and purchase of the shares in the Company dated September 28, 2015 between, inter alia, the Seller and the Buyer (the “SPA”), the Seller has sold all of the German Shares to the Buyer.

(C)	The Parties intend to implement the transfer and assignment of the German Shares provided for under the SPA by this Agreement.

THE PARTIES AGREE as follows:

1.	INTERPRETATION

1.1	Capitalized terms used herein have the meaning set out below:

“Agreement” means this Share Transfer Agreement and its Annex.

“German Shares” has the meaning assigned to such term in Preamble (A).

“SPA” has the meaning assigned to such term in Preamble (B).

“Transfer” has the meaning assigned to such term in Section 2.1.

1.2	The headings in this Agreement do not affect its interpretation.

2.	TRANSFER

2.1	The Seller hereby transfers and assigns (tritt ab) to the Buyer the German Shares, and the Buyer hereby accepts such transfer and assignment (the “Transfer”).

2.2	The German Shares are transferred with all rights and obligations attaching or accruing to them.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

2.3	The Seller, being the sole shareholder of the Company, approves the assignment of the German Shares with regard to Article 6 Para. 1 of the Company’s articles of association and waives the pre-emptive right pursuant to Article 6 Para. 2 of the Company’s articles of association.

3.	UPDATED LIST OF SHAREHOLDERS

3.1	The Parties instruct the acting notary to, without undue delay after the notarization, file an updated list of shareholders of the Company with the Commercial Register, reflecting the changes in the shareholding of the Company made by this Agreement.

3.2	The Seller hereby grants the Buyer an irrevocable power of attorney to exercise all rights of a shareholder of the Company to their full extent and without limitation from the time when the assignment of the Shares pursuant to Section 2.1 of this agreement becomes effective until the time when the Buyer is deemed to be the holder of the Shares pursuant to Section 16 para. 1 sentence 1 of the German act on limited liability companies (GmbH-Gesetz).

4.	MISCELLANEOUS

4.1	This Agreement and the SPA constitute the entire agreement between the Parties with regard to the German Shares.

4.2	Apart from the terms and conditions set out in this Agreement, the rights and obligations of the Parties with regard to the German Shares are solely and conclusively governed by the SPA.

4.3	This Agreement shall not create or be deemed to create any obligations or liabilities beyond those agreed in the SPA. In particular, the Seller shall not be subject to any statutory obligations or liabilities and the Buyer waives any such claims or rights, if any.

4.4	An amendment of this Agreement is valid only if it is in writing, signed by or on behalf of each Party and, where required by applicable law, notarized. This also applies to this written form clause.

5.	LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, excluding conflict of laws rules and the Convention on the International Sale of Goods (CISG).

6.	REAL ESTATE

The Company does not own real estate situated in Germany.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

7.	COSTS AND TAXES

The costs of notarization and any other costs resulting from the conclusion and implementation of this Agreement (other than taxes, including transfer taxes, which shall be allocated between the Parties as provided in the SPA) are borne by the Buyer.

8.	COPIES

A certified copy of this Agreement shall be provided to

•	the Parties;

•	the competent tax authorities pursuant to § 54 EStDV;

•	Jones Day, Prinzregentenstr. 11, 80538 Munich, Germany, attention: [•]; and

•	Dr. Gregor von Bonin, Partner, Freshfields Bruckhaus Deringer LLP, Feldmühleplatz 1, 40545 Düsseldorf.

9.	INSTRUCTIONS

The recording notary instructed the Parties appearing about the liability for unpaid capital contributions (§§ 22, 24 of the German Limited Liability Companies Act, “GmbHG”) and that the Buyer’s trust in the correctness of the Seller’s information regarding the contribution of the share capital is not protected under statutory law. He also instructed the Parties about the liability for improper payments (§ 31 para 3 GmbHG), the liability for the difference in the case of contributions in kind (§ 9 GmbHG), the liability for collateral performances (§ 3 GmbHG) and the liability for adverse balances (§ 11 GmbHG). The notary also instructed the Parties about the statutory joint and several liability for the costs.

10.	POWER OF ATTORNEY

The Seller and the Buyer hereby—to the extent legally permissible—authorize the notary assistants [•], [•] and [•], all with business address at [•], each of them individually, exempted from the restrictions of § 181 of the German Civil Code and entitled to grant sub-powers of attorney, to supplement and modify the above declarations. This power of attorney may be exercised only at a recording by the officiating notary or his official deputy (Vertreter im Amt); it expires six months after the date hereof.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

The foregoing written record of the proceedings

together with Annex 1 was read out loud to the Parties by the notary,

was available for inspection by them, was approved by them and signed personally by them and by the notary as follows:

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Annex 1

Most recent list of shareholders of the Company

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

EXHIBIT H

FORM OF SHARE TRANSFER DEED OF SANTA FE NATURAL TOBACCO COMPANY

ITALY S.R.L.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Form subject to review and approval by the Italian Notary Public who will receive the Italian Transfer Deed and will file it with the Register of Enterprises pursuant to Article 2470 of the Italian Civil Code.

EXHIBIT H

FORM OF QUOTA TRANSFER DEED OF SANTA FE NATURAL TOBACCO COMPANY ITALY S.R.L.

ATTO DI TRASFERIMENTO DI QUOTE	DEED OF TRANSFER OF QUOTA

tra	between

(1) “R. J. Reynolds Global Products, Inc.”, una società costituita ai sensi della legge [ [, con sede legale in [ ], rappresentata come in autentica (il Venditore), - da una parte -

(1) R. J. Reynolds Global Products, Inc., a company incorporated under the laws of the State of Delaware, with registered office at [    ], represented as herein below indicated, (the Seller),

- on the one side-

E	AND

(2) “JT International Holding BV”, una società costituita ai sensi della legge svizzera con sede legale in [ ], rappresentata come in autentica (l’Acquirente),	(2) “JT International Holding BV” a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), whose registered office is at [ ], represented as herein below indicated (the Buyer),
- dall’altra parte -	- on the other side -

PREMESSO CHE	WHEREAS

(A) il Venditore è proprietario ed intestatario di una quota avente un valore nominale pari ad Euro [ ] ([ ]) rappresentativa del 100% (cento per cento) del capitale sociale di Santa Fe Natural Tobacco Company Italy S.r.l., una società a responsabilità limitata costituita ai sensi della legge italiana, con sede legale in [ ] (la Società), capitale sociale pari ad Euro [ ] ([ ]) interamente versato, codice fiscale e numero di iscrizione al Registro delle Imprese di [ ] [ ] (di seguito, la Quota);	(A) the Seller is the owner and holder of the quota with a nominal value of Euro [ ] ([ ]), which represents 100% (one hundred percent) of the corporate capital of Santa Fe Natural Tobacco Company Italy S.r.l., a limited liability company incorporated under the laws of Italy, with registered office at [ ] (the Company), corporate capital equal to Euro [ ] ([ ]) fully paid-in, number of enrolment with the Register of Enterprises of [ ] and Italian tax code [ ] (hereinafter, the Quota);

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(B) il Venditore intende cedere e trasferire all’Acquirente, che intende acquistare, la Quota.	(B) the Seller desires to sell and transfer to the Buyer, which desires to purchase, the Quota.

TUTTO CIÒ PREMESSO, in considerazione delle premesse di cui sopra, che costituiscono parte integrante e sostanziale del presente atto, le parti concordano quanto segue.	NOW, THEREFORE, in consideration of the above recitals, which are an integral part hereof, the parties hereto hereby agree as follows.

Articolo 1. Trasferimento della Quota.	Article 1. Transfer of Quota.

1.1 Con il presente atto, il Venditore cede e trasferisce all’Acquirente, e l’Acquirente acquista, la Quota a fronte di un corrispettivo di Euro [ ].	1.1 By the execution of this deed, the Seller sells and transfers to the Buyer, and the Buyer purchases, the Quota for a purchase price equal to Euro [ ].

1.2 Il Venditore dichiara di aver ricevuto il pagamento del prezzo della Quota e, con il presente atto, ne rilascia quietanza.	1.2 The Seller declares to have received the payment of the purchase price of the Quota and hereby gives the relevant receipt.

1.3 Fatto salvo quanto previsto dall’art. 2470 c.c., la presente cessione ha effetto traslativo immediato sicché utili (inclusi quelli già maturati e non distribuiti alla data odierna), oneri e obblighi riguardanti la Quota conseguono a vantaggio o svantaggio dell’Acquirente, a far data dalla sottoscrizione del presente atto.	1.3 With the exception of what is provided for by Art. 2470 of the Italian Civil Code, this transfer shall be immediately effective so that profits (including those accrued and undeclared as at the date hereof), burdens and obligations regarding the Quota shall be allocated to the advantage and disadvantage of the Buyer as of the date of execution of this deed.

Articolo 2. Dichiarazioni e Garanzie del Venditore.	Article 2. Seller’s Representations and Warranties.

Il Venditore dichiara e garantisce all’Acquirente quanto segue:	The Seller represents and warrants to the Buyer the following:

(a) La Società è validamente costituita ed esistente ai sensi della legge italiana.	(a) The Company has been duly incorporated and is validly existing under Italian law.

(b) Il Venditore dichiara di avere la titolarità piena ed esclusiva e la libera disponibilità della Quota e garantisce l’inesistenza di vincoli di qualsiasi natura sulla Quota, ivi compresi vincoli risultanti da pegno, obbligazione, sequestro, privilegio, pretesa, opzione, usufrutto, onere o altri vincoli, diritti o pretese di terzi per la sua acquisizione o di qualsiasi interesse relativo alla stessa, ovvero per l’emissione di ulteriori quote della Società.	(b) The Seller represents to be the sole and exclusive owner of the Quota, which is freely transferable, and warrants the absence of any liens of whatsoever nature on the Quota, including liens arising out from pledge, obligation, seizure, privileges, claims, options, usufruct, burdens or other encumbrances, rights or claims of third parties for the acquisition of any interest related to the Quota or for the issuance of other quotas of the Company.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Articolo 3. Disposizioni varie.	Article 3. Other Provisions.

3.1 Le parti si danno reciprocamente atto e convengono che la stipulazione del presente atto non ha efficacia novativa rispetto a qualsiasi ulteriore patto, contratto o convenzione intercorsi tra le medesime parti.	3.1 The parties expressly acknowledge and agree that the execution of this deed shall not have any novative effects (“effetto novativo”) on any other agreement, contract or understanding entered into between the parties.

3.2 Le spese e le tasse del presente atto, ivi incluse le spese notarili, sono a carico dell’Acquirente, mentre rimangono a carico del Venditore le eventuali imposte che per legge sono di sua esclusiva spettanza.	3.2 All costs relating to this deed, including notarial fees, shall be borne by the Buyer (other than any transfer taxes, which shall be borne 50% by the Buyer and 50% by the Seller).

3.3 Il presente atto è soggetto all’imposta di registro in misura fissa ai sensi dell’art. 11 Tariffa Parte Prima allegata al D.P.R. 26 aprile 1986, n. 131.	3.3 This deed is subject to registration at fixed terms in accordance with article 11 of the first part of the rate attached to D.P.R. 131/1986.

3.4 L’imposta di registro relativa alla presente scrittura privata verrà corrisposta dall’Acquirente, secondo le modalità e nei termini previsti dalla legge.	3.4 [Any registration fee (“Imposta di Registro”) in respect of this deed, shall be paid by the Buyer, at the time and in the manner provided by the law.]

3.5 Il presente atto, stipulato in un unico originale, viene redatto in inglese ed in italiano ed in caso di conflitto, prevarrà il testo italiano.	3.5 This deed, executed in one original, is drawn up in English and Italian and in the event of conflict, the Italian text will prevail.

3.6 Il presente atto resterà conservato negli atti del notaio autenticante al fine del rilascio a chiunque di copie, estratti e certificati, ai sensi di legge.	3.6 This deed is filed with the notary public for the purposes of delivering authenticated copies, excerpts and certificates pursuant to law.

Articolo 4. Legge applicabile	Article 4. Governing Law.

Il presente atto sarà regolato dalla legge italiana.	This deed is governed by the laws of Italy.

Letto, approvato e sottoscritto. [•], [•]	Read, approved and undersigned. [•], [•],

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

NOTARIAL CERTIFICATION

I, the undersigned Notary in [    ], hereby certify that on the date hereof I have received in my office the attached quota transfer deed from Mr. [Seller’s signatory], duly authorized for the purposes thereof, residing at [    ] and from Mr. [Buyer’s signatory], duly authorized for the purposes thereof, residing at [    ]; that Mr. [Seller’s signatory]’s signature has been affixed in my presence and is authentic and that he is authorized, in his capacity as [legal representative / special attorney-in-fact], to executed such quota transfer deed in the name and on behalf of “SFRTI Holdings”, a company incorporated under the laws of [    ], with registered office at [    ]; that Mr. [Buyer’s signatory]’s signature has been affixed in my presence and is authentic and that he is authorized, in his capacity as [legal representative / special attorney-in-fact], to executed such quota transfer deed in the name and on behalf of “JT International Holding BV”, a company incorporated under the laws of the Netherlands, with registered office at [    ].

By:

[ ]
Notary in [ ]

[Please note that if the Italian Transfer Deed is executed in Italy, the notarial certfication shall be in Italian, and if it is executed in the USA, it shall bear also the Apostille.]

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

EXHIBIT I

FORM OF SHARE TRANSFER AGREEMENT OF SANTA FE NATURAL TOBACCO

COMPANY JAPAN K.K.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

EXHIBIT I

FORM OF SHARE TRANSFER AGREEMENT OF SANTA FE NATURAL TOBACCO

COMPANY JAPAN K.K.

SHARE TRANSFER AGREEMENT

This SHARE TRANSFER AGREEMENT (this “Agreement”) is entered into as of [•], by and between R. J. Reynolds Global Products, Inc., a Delaware corporation (“Seller”), and [•] (“Buyer”).

WHEREAS, Seller owns 100% of the outstanding shares of Santa Fe Natural Tobacco Company Japan K.K., a Japanese stock corporation (kabushiki kaisha) (the “Company”);

WHEREAS, pursuant to a Purchase Agreement, dated September 28, 2015, between, inter alia, Seller and Buyer (the “SPA”), Seller has agreed to sell, and Buyer has agreed to purchase, Seller’s shares in the Company (the “Shares”), in each case in accordance with the provisions of the SPA; and

WHEREAS, the Parties intend to implement the transfer and assignment of the Shares provided for under the SPA by this Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I.

SALE AND PURCHASE

Section 1.01 Definitions. All capitalized terms used but not defined herein shall have the meanings given to them in the SPA.

Section 1.02 Sale and Purchase. Subject to the terms and conditions of this Agreement, Seller hereby transfers to Buyer, and Buyer hereby purchases and acquires on the Closing Date all of Seller’s right, title and interest in, to the Shares. Closing Date shall mean [•] or any other later date as may be mutually agreed upon by Seller and Buyer.

Section 1.03 Consideration. In consideration of the sale, assignment, transfer and conveyance of the Shares to Buyer under this Agreement, on the Closing Date, Buyer shall pay JPY             to Seller by wire transfer of immediately available funds to an account designated by Seller. Any and all costs for such wire transfer shall be borne by Buyer.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Section 1.04 Further Assurances. On the Closing Date, Seller shall deliver to Buyer (i) a certified copy of the minutes of the general meeting of shareholders of the Company regarding approval of the transfer of the Shares and (ii) such other documents as are reasonably required to complete the transfer of the Shares. Before the Closing Date, Seller shall have the Company prepare a certified copy of the shareholder register of the Company reflecting Buyer as the holder of the Shares and on the Closing Date and immediately following the Closing, Seller shall provide the same to Buyer.

ARTICLE II.

MISCELLANEOUS

Section 2.01 Amendment and Waiver. No amendment to or waiver of this Agreement shall be effective unless it shall be in writing, identify with specificity the provisions that are thereby amended or waived and be signed by each party hereto. Any failure of a party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the other party only by a written instrument duly executed and delivered by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

Section 2.02 Assignment. Neither party hereto may transfer this Agreement or any of its rights thereunder (except for any transfer to an affiliate or in connection with a merger, consolidation or sale of all or substantially all the assets or the outstanding securities of such party, which transfer shall not require any consent of the other parties) without the prior written consent of each other party thereto (which consent may be withheld in each such other party’s sole discretion), and any such purported transfer without such consent shall be void.

Section 2.03 Burden and Benefit. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

Section 2.04 Governing Law. This Agreement shall be governed by and construed as to all matters, including validity, construction and performance, by and under the substantive laws of Japan.

Section 2.05 Counterparts. This Agreement may be executed in counterparts, each of which when so executed will be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies or PDF copies bearing the signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date and year first above written.

BUYER:

By:
Name:
Title:

SELLER:

By:
Name:
Title:

[Signature Page to Share Transfer Agreement]

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

EXHIBIT J

FORM OF SHARE TRANSFER AGREEMENT OF SANTA FE NATURAL TOBACCO

COMPANY BELGIUM B.V.B.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****,

HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

EXHIBIT J

FORM OF SHARE TRANSFER AGREEMENT FOR ONE SHARE IN SANTA FE NATURAL TOBACCO

COMPANY BELGIUM BVBA

SHARE PURCHASE AGREEMENT (this Agreement)

DATED         [•]

BETWEEN:

R. J. REYNOLDS TOBACCO B.V., a company registered in the Netherlands with its registered office at [•] (the “Seller”)

AND:

JT INTERNATIONAL HOLDING BV, a company registered in the Netherlands with its registered office at [•] (the “Purchaser”)

AND (SOLELY FOR PURPOSES OF ARTICLE 4 HEREOF):

SFR TOBACCO INTERNATIONAL GMBH, a company registered in Switzerland with its registered office at [•] (“SFRTI Holdings”).

WITNESSETH:

A.	In connection with the transfer of the assets used to conduct the Business (as defined in the Purchase Agreement, dated as of September 28, 2015, among Santa Fe Natural Tobacco Company, Inc., R. J. Reynolds Global Products, Inc., Seller, as sellers, Purchaser, as buyer, Reynolds American Inc., as parent, and Japan Tobacco Inc., as buyer parent (the Purchase Agreement)) a local transfer agreement is being entered into regarding the Belgian operations.

B.	The Seller is the owner of one (1) share (the “Share”) of Santa Fe Natural Tobacco Company Belgium BVBA, a company registered in Belgium with enterprise number RPM Brussels 0567.556.601, with its registered office at Rue Royale 97 (4th floor), 1000 Brussels (Belgium) (“BelCo”).

C.	SFRTI Holdings is presently the owner of 99 shares of BelCo which, together with the Share, constitute the entire issued share capital of BelCo.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****,

HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

D.	The Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Share.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

Article 1 - Purchase of Ownership Interest

On the date hereof, the Seller, as legal owner, hereby sells the Share to the Purchaser, which accepts such sale, for the consideration and upon the terms set forth in this agreement. The ownership of the Share will be transferred to the Purchaser on the date of this agreement, together with all rights attaching to the Share.

Article 2 - Purchase Price

The Purchaser agrees to pay to the Seller, in consideration for the sale of the Share, [•] Euro (€ [•]) (“Purchase Price”). The Seller hereby acknowledges receipt of the Purchase Price.

Article 3 - Representations

The Seller represents and warrants that (i) it has full and exclusive ownership of the Share, (ii) the Share is free and clear of all liens, and (iii) the Share has been duly and validly issued in compliance with Belgian law and is fully paid up.

Article 4 - Approval from SFR Tobacco International GmbH

On the date hereof, the Seller will deliver to the Purchaser the minutes of the shareholders’ meeting of Belco approving the sale of the Share from the Seller to the Purchaser, in accordance with article 9 of the articles of association of BelCo. SFRTI Holdings hereby waives any and all rights it may have in connection with the sale of the Share under the articles of association of BelCo, Belgian law and/or any other agreement.

Article 5 - Registration in the Share Register

The Seller and the Purchaser hereby each authorize and grant power of attorney to [•] and [•], each acting alone and with power of substitution, to register the transfer of the Share in the share register of BelCo as soon as reasonably possible on or after the date of this agreement.

Article 6 - Governing Law

This Agreement and all claims arising out of or relating to this Agreement and the transactions contemplated hereunder shall be governed by the laws of the State of New York, without regard to the conflicts of law principles that would result in the application of any law other than the laws of the State of New York.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****,

HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Article 7 – Consent to Jurisdiction; Waiver of Jury Trial

(a)	Each of the parties irrevocably submits to the exclusive jurisdiction of (i) the state courts of the State of New York located in borough of Manhattan in New York City and (ii) the United States District Court for the Southern District of New York (and the appropriate appellate courts therefrom) for the purposes of any action arising out of or relating to this Agreement or any transaction contemplated hereby (and agrees not to commence any action, suit or proceeding relating hereto except in such courts). Each of the parties further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such Party’s respective address set forth in Section 10.3 of the Purchase Agreement will be effective service of process for any action in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action arising out of or relating to this Agreement or the transactions contemplated hereunder in (i) state courts of the State of New York located in borough of Manhattan in New York City or (ii) the United States District Court for the Southern District of New York (and the appropriate appellate courts therefrom), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, each Party agrees that a final judgment in any action so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in law or in equity.

(b)	EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

This agreement has been executed on the date first written above.

For: R. J. REYNOLDS TOBACCO B.V.	For: JT INTERNATIONAL HOLDING BV

By: [•] Title: [•]	By: [•] Title: [•]

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****,

HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

For: SFR TOBACCO INTERNATIONAL GMBH

By: [•] Title: [•]

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

EXHIBIT K

FORM OF EXECUTION DATE PRESS RELEASE

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Reynolds American Inc. P.O. Box 2990 Winston-Salem, NC 27102-2990

Contact:	David Howard (336) 741-3489	RAI 2015-25

Reynolds American announces sale of

Natural American Spirit international businesses to JT Group

WINSTON-SALEM, N.C. – Sept. 29, 2015 –Reynolds American Inc. (NYSE: RAI) announced today that the international rights to the Natural American Spirit brand name and associated trademarks, along with the international companies that distribute and market the brand outside the U.S., will be sold to the Japan Tobacco Group of companies (JT Group) in an all-cash transaction with a value of approximately $5.0 billion.

The purchase does not include the rights to the Natural American Spirit brand name and associated trademarks in the U.S. market, U.S. duty-free locations, U.S. territories or in U.S. military outlets, all of which will be retained by Santa Fe Natural Tobacco Company, Inc. Santa Fe is a wholly owned subsidiary of RAI.

The international companies being sold employ about 280 people, primarily in Europe and Japan. Those companies distribute and market Natural American Spirit additive-free and organic styles of cigarettes and roll-your-own tobacco primarily in European and Asian markets. The brand’s largest markets are Japan, Germany and Switzerland. Natural American Spirit sells at a premium price in each of the markets in which it competes, just as it does in the U.S. market.

“Natural American Spirit has achieved excellent international growth over the past several years,” said Susan M. Cameron, RAI’s president and CEO. “When backed by the strength of the JT Group’s international distribution, sales force and manufacturing capabilities, we believe that growth trajectory will not only continue, but accelerate,” she said.

Selling the international trademark rights to a company with an established global infrastructure was more advantageous to RAI than investing in an international infrastructure capable of supporting Natural American Spirit’s growth potential, Cameron said. “We believe this sale once again demonstrates our commitment to creating value for our shareholders, and we believe the addition of Natural American Spirit to the JT Group’s brand portfolio will benefit their investors as well,” she said.

Cameron noted that once the transaction is complete, the international rights to all of RAI’s operating companies’ cigarette trademarks will be owned by international tobacco companies, allowing the RAI companies to focus on brand growth in the U.S. market.

The transactions must be approved by regulatory authorities in a number of countries. The companies are working to attain regulatory approvals by early 2016, and the transaction will close thereafter.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

All current international employees will become employees of the JT Group of companies following the closing of the transaction.

J.P. Morgan Securities LLC and Lazard acted as financial advisors, and Jones Day acted as legal advisor to RAI on this transaction.

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this press release that are not historical in nature, including financial estimates and statements as to regulatory approvals and the expected timing, completion and effects of the proposed transaction, constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, forward-looking statements include, without limitation, statements regarding the benefits of the proposed transaction, including future financial and operating results, expectations, beliefs, intentions and future strategies, and other statements that are not historical facts, that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. These statements regarding future events or the future performance or results of RAI following the transaction inherently are subject to a variety of risks, contingencies and uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied in the forward-looking statements.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be consummated or, if consummated, could have an adverse effect on the results of operations, cash flows and financial position of RAI are the following: the occurrence of any event, change or other circumstances giving rise to the right of a party to terminate the purchase agreement; the failure to obtain necessary regulatory approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions as a result of regulatory approval that could reduce the expected benefits of the proposed transaction, result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on RAI; the failure to satisfy required closing conditions or complete the proposed transaction in a timely manner; the effect of restrictions placed on RAI’s and its subsidiaries’ business activities, including restrictions associated with RAI’s agreement not to compete with the parent of JT Group (JT) in the business of producing, selling, distributing and developing natural, organic and additive-free combustible tobacco cigarettes and roll your own or make your own tobacco products outside of the U.S. for a period of five years after the closing, and the limitations put on RAI’s ability to pursue alternatives to the proposed transaction pursuant to the purchase agreement; the possibility of delay or prevention of the proposed transaction if lawsuits challenging the proposed transaction are filed against RAI, the members of the RAI board of directors, JT and/or the members of the JT board of directors; RAI’s obligation to indemnify JT for specified matters and to retain certain liabilities related to the acquired business; the incurrence of significant pre- and post-transaction related costs in connection with the proposed transaction; and the effect of the announcement of the proposed transaction on the ability of RAI and its subsidiaries to retain and hire key personnel, maintain business relationships, and on operating results and businesses generally. Discussions of additional risks, contingencies and uncertainties are contained in RAI’s filings with the U.S. Securities and Exchange Commission.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as provided by federal securities laws, RAI is under no obligation to, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Web Disclosure

RAI’s website, www.reynoldsamerican.com, is the primary source of publicly disclosed news about RAI and its operating companies. We use the website as our primary means of distributing quarterly earnings and other company news. We encourage investors and others to register at www.reynoldsamerican.com to receive alerts when news about the company has been posted.

ABOUT US

Reynolds American Inc. (NYSE: RAI) is the parent company of R.J. Reynolds Tobacco Company; Santa Fe Natural Tobacco Company, Inc.; American Snuff Company, LLC; Niconovum USA, Inc.; Niconovum AB; and R.J. Reynolds Vapor Company.

•	R.J. Reynolds Tobacco Company is the second-largest U.S. tobacco company. R.J. Reynolds’ brands include three of the best-selling cigarettes in the U.S.: Newport, Camel and Pall Mall. These brands, and its other brands, are manufactured in a variety of styles and marketed in the U.S.

•	Santa Fe Natural Tobacco Company, Inc. manufactures and markets Natural American Spirit 100% additive-free natural tobacco products, including styles made with organic tobacco.

•	American Snuff Company, LLC is the nation’s second-largest manufacturer of smokeless tobacco products. Its leading brands are Grizzly and Kodiak.

•	Niconovum USA, Inc. and Niconovum AB market innovative nicotine replacement therapy products in the U.S. and Sweden, respectively, under the ZONNIC brand name.

•	R.J. Reynolds Vapor Company manufactures and markets VUSE e-cigarettes, a highly differentiated vapor product.

Copies of RAI’s news releases, annual reports, SEC filings and other financial materials, including risk factors containing forward-looking information, are available at www.reynoldsamerican.com. To learn how RAI and its operating companies are transforming the tobacco industry, go to the RAI website, Transforming Tobacco.

###

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

FOR IMMEDIATE RELEASE

Tokyo, September 29, 2015

JT Acquires Natural American Spirit Business outside the United States

Japan Tobacco Inc. (JT) (TSE: 2914) announced today that the JT Group has entered into an agreement with the Reynolds American Inc. group of companies (“RAI”) to acquire the Natural American Spirit business outside the United States which includes the trademarks and all outstanding shares of RAI’s subsidiaries outside the U.S. which sell the brand. The transaction is expected to be completed by early 2016.

1. Purpose for the Acquisition

Since its launch in the U.S. in 1982 by Santa Fe Natural Tobacco Company, Inc., the Natural American Spirit brand has provided a unique product offering and established a special brand positioning as the only truly global “additive free”, premium cigarette with a marketing theme that is environmentally conscious and socially progressive. The brand has enjoyed strong growth momentum in the U.S., Japan, Germany, Switzerland, Italy, Spain, the U.K. and others.

“Natural American Spirit, which has a strong and international presence in a premium priced category, will allow the JT Group to further extend its brand portfolio. This strong and unique brand equity combined with an energetic and experienced team of people will further strengthen our Group’s business foundation,” said Mitsuomi Koizumi, President and Chief Executive Officer of the JT Group.

Notably in Japan, which now accounts for the majority of the sales volume worldwide excluding the U.S., the brand has experienced significant growth. This investment will underpin the Group’s sustainable long-term profit growth in this highly competitive market.

The existing operations of the acquired companies will be expected to remain unchanged in order to fully benefit from their extensive knowledge and experience.

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

2. Overview of the Natural American Spirit Business outside the U.S.

(1) Business to be transferred	- Trademarks for Natural American Spirit outside the U.S. - RAI’s nine subsidiaries selling Natural American Spirit outside the U.S.

(2) Operating performance of the business to be transferred	Net sales: JPY 17.6 billion Profit before income taxes: JPY 2.1 billion (At exchange rate of 105.88, translated at YTD Average Rate. Business year ending December 2014, management basis)

(3) Amount of assets and liabilities to be transferred	Assets: JPY 14.9 billion, 2014 Debts: JPY 4.3 billion (At exchange rate of 119.68, translated at year-end rate. Business year ending December 2014, management basis)

(4) Acquisition price and payment	Approx. JPY 600 billion (tentative) Payment will be made in cash.

3. Overview of Reynolds American Inc.

(1) Name	REYNOLDS AMERICAN INC.

(2) Address	401 NORTH MAIN ST WINSTON SALEM, NC 27101 USA

(3) Representative	Susan M. Cameron(CEO)

(4) Business	Reynolds American Inc. is the parent company of R.J. Reynolds Tobacco Company, Santa Fe Natural Tobacco Company, Inc. and American Snuff Company, LLC, all of which manufacture and market tobacco products. It is also the parent company of Niconovum USA, Inc. and Niconovum AB, which market nicotine replacement therapy products; and R.J. Reynolds Vapor Company, which markets vapor products.

(5) Paid in capital	USD 6,200 million (as of December 31, 2014)

(6) Foundation	2004

(7) Net asset	USD 4,522 million (as of December 31, 2014)

(8) Total asset	USD 15,196 million (as of December 31, 2014)

(9) Major shareholder and holding ratio	British American Tobacco plc – approximately 42% Invesco Ltd. – approximately 3.4% The Vanguard Group, Inc. – approximately 3.4% (as of June 30, 2015)

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

(10) Relationship with JT	Capital	None
	Personnel	None
	Business	None
	Related party status	None

4. Schedule

(1) Agreement date	September 29, 2015

(2) Transfer date (planned)	Early 2016

5. Accounting Overview

Accounting for business combinations will be applied for this transaction in accordance with IFRS.

6. Impact on Financial Performance

The transaction will be funded by the Group’s existing cash and loan facilities. The impact of this transaction on the Group’s consolidated financial performance for the FY2015 is not expected at this moment.

(Reference) Consolidated Financial Outlook for FY2015 and Results for the FY2014

Units: Millions of Yen except where otherwise stated

	Revenue	Operating Profit	Profit attributable to owners of the parent	Earnings per share Unit: Yen
FY2015 Forecast	2,350,000	668,000	471,000	262.36
FY2014 Results	2,153,970	499,757	362,919	199.67

Overview of Natural American Spirit Business outside the U.S.

Number of Employees	About 280 (sum of nine companies, Sep, 2015)

Sales Volume	About 3.1 billion sticks (sum of nine companies, Dec, 2014)

Sales Areas	Japan, Germany, Switzerland, Italy, Spain, UK, France, Netherlands, Belgium and others

Product	The Natural American Spirit brand currently has nine cigarette

CONFIDENTIAL TREATMENT REQUESTED BY REYNOLDS AMERICAN INC. –

CONFIDENTIAL PORTIONS OF THIS DOCUMENT, MARKED BY *****, HAVE

BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2

PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED.

###

Japan Tobacco Inc. is a leading international tobacco company. Its products are sold in over 120 countries and its internationally recognized brands include Winston, Camel, Mevius and LD. With diversified operations, JT is also actively present in pharmaceuticals and processed foods. The company’s revenue was ¥2.154 trillion (US$17,867 million(*)) in the fiscal year ended December 31, 2014(**).

*Translated at the rate of ¥120.55 per $1, as of December 31, 2014

**Due to a change in the accounting period from March 31 to December 31, the fiscal year 2014 covered nine months for Japanese domestic businesses and 12 months for the consolidated subsidiaries which operate the Group’s international tobacco business. On a comparable full calendar year basis, revenue was ¥2.433 trillion (US$20,186 million(*)).

Contact:	Ryohei Sugata, General Manager
Media and Investor Relations Division
Japan Tobacco Inc.
Tokyo: +81-3-5572-4292
E-mail: jt.media.relations@jt.com